As filed with the Securities and Exchange Commission on September 14, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rural Cellular Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	4812 (Primary Standard Industrial Classification Code Number)	41-1693295 (IRS Employer Identification No.)

3905 Dakota Street, SW

P.O. Box 2000
Alexandria, MN 56308-2000
(320) 762-2000
(Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Richard P. Ekstrand

President and Chief Executive Officer
Rural Cellular Corporation
3905 Dakota Street, SW
P.O. Box 2000
Alexandria, MN 56308-2000
(320) 762-2000
(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the Agent for Service, should be sent to:

Deanne M. Greco

Moss & Barnett, A Professional Association
4800 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4129
(612) 347-0287

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Offering Price	Aggregate	Amount of
Securities to be Registered	to be Registered	Per Note(1)	Offering Price(1)	Registration Fee

Senior Secured Floating Rate Notes Due 2010	$160,000,000	100%	$160,000,000	$20,272

8 1/4% Senior Secured Notes Due 2012	$350,000,000	100%	$350,000,000	44,345

Guarantees	—	—	—	(2)

Total				$64,617

(1)	Estimated solely for purposes of calculating the registration fee. Fee calculated pursuant to Rule 457(f)(2) based on the private placement purchase price of the $510,000,000 aggregate principal amount of Senior Secured Floating Rate Notes and 8 1/4% Senior Secured Notes to be exchanged for the securities being registered. (Note: The $510,000,000 aggregate principal amount of Senior Secured Floating Rate Notes and 8 1/4% Senior Secured Notes were placed at their par value of $1,000.00.)

(2)	No separate consideration will be received for the guarantees and, therefore, no additional registration fee is required.

    The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

IRS Employer
Exact Name of Additional Registrants*	Jurisdiction of Formation	Identification No.

Alexandria Indemnity Corporation	Vermont	48-1269440
BMCT Equipment Company L.L.C.	Delaware	N/A
Ferry Equipment Company L.L.C.	Delaware	N/A
RCC Atlantic, Inc.	Minnesota	41-1900518
RCC Atlantic Licenses, LLC	Minnesota	20-1068392
RCC Atlantic Long Distance, Inc.	Minnesota	41-1810820
RCC Holdings, Inc.	Minnesota	41-1954677
RCC Minnesota, Inc.	Minnesota	41-1896796
RCC Network, Inc.	Minnesota	41-1810821
RCC Paging, Inc.	Minnesota	41-1782242
RCC Transport, Inc.	Minnesota	41-1966859
RGI Group, Inc.	Minnesota	41-1482876
TLA Spectrum, LLC	Minnesota	41-1929306

*	The address for each of the additional Registrants is c/o Rural Cellular Corporation, 3905 Dakota Street, SW, P.O. Box 2000, Alexandria, MN 56308-2000. The primary standard industrial classification number for each of the additional Registrants is 4812.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2004

Rural Cellular Corporation

$160,000,000 Senior Secured Floating Rate Notes due 2010
$350,000,000 8 1/4% Senior Secured Notes due 2012

        Offer to exchange Senior Secured Floating Rate Notes due 2010 that have been registered under the Securities Act of 1933 for any and all outstanding Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012 that have been registered under the Securities Act of 1933 for any and all outstanding 8 1/4% Senior Secured Notes due 2012.

      Terms of Exchange Offer

•	Expires 5:00 p.m., New York City time, on , 2004, unless extended.

•	All old notes that are validly tendered and not withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

•	The exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the new notes we will issue in the exchange offer are substantially identical to the old notes, except that certain transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

      The notes will not be listed on any national securities exchange or The Nasdaq Stock Market, Inc.

      Each broker-dealer that receives new notes for its own account in exchange for old notes represents that the old notes to be exchanged for the new notes were acquired by it as a result of marketmaking activities or other trading activities (and not acquired directly from Rural Cellular Corporation or any of its affiliates) and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Rural Cellular Corporation has agreed that during the period ending on the earlier of (1) one year from the date on which the exchange offer is consummated, subject to extension in limited circumstances, and (2) the date on which all transfer restricted securities covered by the exchange offer registration statement have been sold pursuant thereto, it will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions.”

      We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

      For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors,” commencing on page 15.

       Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is                     , 2004.

      This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to holders of the old notes upon written or oral request to Rural Cellular Corporation, 3905 Dakota Street, SW, P.O. Box 2000, Alexandria, Minnesota 56308, Attention: Treasurer, telephone number (320) 762-2000. To obtain timely delivery, noteholders must request the information no later than                     , 2004.

Dealer Prospectus Delivery Obligation	ii
Forward-Looking Statements	ii
Prospectus Summary	1
Risk Factors	15
Use of Proceeds	34
Capitalization	35
Selected Consolidated Financial and Operating Data	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	39
Business	61
Management	81
Certain Relationships and Related Transactions	85
Principal Shareholders	87
Description of Financing Arrangements	91
The Exchange Offer	97
Description of the Notes	109
Certain United States Federal Income Tax Consequences	160
Plan of Distribution and Selling Restrictions	162
Legal Matters	164
Experts	164
Market Data	164
Available Information	165
Incorporation by Reference	165
Index to Financial Statements	F-1
Articles of Incorporation of Alexandria Indemnity Corporation
Bylaws of Alexandria Indemnity Corporation
Certificate of Formation of BMCT Equipment Company L.L.C.
Second Amended/Restated Limited Liability Company Agreement of BMCT Equipment Company L.L.C.
Certificate of Formation of Ferry Equipment Company L.L.C.
Amended/Restated Limited Liability Company Agreement of Ferry Equipment Company L.L.C.
Articles of Incorporation of RCC Atlantic, Inc.
Amended/Restated Bylaws of RCC Atlantic, Inc.
Articles of Organization of RCC Atlantic Licenses, LLC
Bylaws of RCC Atlantic Licenses, LLC
Articles of Incorporation of RCC Atlantic Long Distance, Inc.
Amended/Restated Bylaws of RCC Atlantic Long Distance, Inc.
Articles of Incorporation of RCC Holdings, Inc.
Bylaws of RCC Holdings, Inc.
Articles of Incorporation of RCC Minnesota, Inc.
Amended/Restated Bylaws of RCC Minnesota, Inc.
Articles of Incorporation of RCC Network, Inc.
Bylaws of RCC Network, Inc.
Articles of Incorporation of RCC Paging, Inc.
Amended/Restated Bylaws of RCC Paging, Inc.
Articles of Incorporation of RCC Transport, Inc.
Bylaws of RCC Transport, Inc.
Articles of Incorporation of RGI Group, Inc.
Amended/Restated Bylaws of RGI Group, Inc.
Articles of Organization of TLA Spectrum, LLC
Operating Agreement of TLA Spectrum, LLC
Registration Rights Agreement
Opinion/Consent of Skadden, Arps, Slate, Meagher & Flom, LLP
Opinion/Consent of Moss & Barnett, A Professional Association
Opinion/Consent of Elizabeth L. Kohler, Esq.
Statements re Computation of Ratios
Subsidiaries of Registrant
Consent of Deloitte & Touche LLP Regarding Rural Cellular Corporation
Consent of Deloitte & Touche LLP Regarding RCC Minnesota, Inc.
Statement of Eligibility of Trustee
Form of Letter of Transmittal for Senior Secured Notes
Form of Notice of Guaranteed Delivery for Senior Secured Notes
Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees
Form of Letter to Clients
Form of Instruction from Owner of Senior Secured Notes

      In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

      This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any note offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer, or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer, or sale by you of the new notes, must obtain any consent, approval, or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer, or sale.

      This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus.

      You should not consider any information in this prospectus to be legal, business, or tax advice. You should consult your own attorney, business adviser, and tax adviser for legal, business, and tax advice regarding the exchange offer.

DEALER PROSPECTUS DELIVERY OBLIGATION

      Until                     , 2004 (25 calendar days after the date of this prospectus), all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FORWARD-LOOKING STATEMENTS

      This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. All statements regarding us and our expected financial position, business, and financing plans are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” or the negative or other variation of any such term or comparable terminology, or by discussions of strategy or intentions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, our expectations may prove not to be correct. A number of factors could cause our actual results, performance, and achievements or industry results to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to:

•	the competitive environment in the wireless and telecommunications industries and in the markets we serve, including the quality and pricing of comparable wireless communications services offered by our competitors;

•	economic conditions in our geographic markets and in general, including those resulting from geopolitical concerns;

•	demographic changes;

•	our ability to attract and retain qualified personnel;

•	our ability to meet the obligations of or refinance our indebtedness and preferred stock on favorable terms;

•	our ability to meet our schedule for buildout and upgrade of our wireless network;

•	our business plan and our strategy for implementing our plan;

•	the market acceptance of the technology we use;

•	our capital expenditures and funding requirements, including our ability to access sufficient capital to meet operating and financing needs;

•	the availability of adequate quantities of system infrastructure and customer equipment and components to meet our service deployment and marketing plans and customer demand;

ii

•	our ability to achieve and maintain market penetration and average customer revenue levels sufficient to provide financial viability;

•	our ability to integrate the operations of any businesses we acquire;

•	future legislation, regulatory actions, or judicial decisions relating to commercial mobile radio services, local multipoint distribution services, other wireless communications services, or telecommunications services generally; and

•	other risks and uncertainties described from time to time in our reports filed with the SEC.

      In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates, and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, forward-looking statements included in this prospectus do not purport to be predictions of future events or circumstances and may not be realized. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, we disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

iii

PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all information that may be important to you. You should read the entire prospectus carefully, especially the risks of investing in the notes as disclosed under “Risk Factors.” Some statements in this Prospectus Summary are “forward-looking statements.” Please see “Forward-Looking Statements.”

      References in this prospectus to “Rural Cellular,” “RCC,” “we,” “our,” and “us” refer to Rural Cellular Corporation and its subsidiaries as a combined entity, except where it is made clear that those terms mean only the parent company.

      The term “old notes” refers to our Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, which were issued in a transaction exempt from registration under the Securities Act of 1933; the term “new notes” refers to our Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, which have been registered under the Securities Act pursuant to a registration statement of which this prospectus is a part, and the term “notes” refers to the old notes and the new notes collectively, unless the context requires otherwise. The terms “9 7/8% notes” and “senior notes” refer to our outstanding 9 7/8% senior notes due 2010, the term “9 5/8% notes” refers to our outstanding 9 5/8% senior subordinated notes due 2008, and the term “9 3/4% notes” refers to our outstanding 9 3/4% senior subordinated notes due 2010. The 9 5/8% notes and the 9 3/4% notes may be referred to collectively as “senior subordinated notes.”

Rural Cellular Corporation

General

      We are a wireless communications service provider focusing primarily on rural markets in the United States. Our operating regions include portions of five states in the Northeast, two states in the Northwest, four states in the Midwest, and three states in the South. Within each of our four regions, we have deployed a strong local sales and customer service presence in the communities we serve, which we believe provides us with a substantial competitive advantage, particularly when coupled with the comprehensive coverage of our network. In addition, we believe our market characteristics, network quality, and the lower number of competitors in our markets relative to more urban markets make us an attractive roaming partner for other wireless communications service providers. We have preferred roaming relationships with AT&T Wireless, Inc. (“AWE”), Cingular Wireless, LLC, T-Mobile, and Verizon Wireless in our various regions. We began a next generation network build-out in late 2003, which we expect to be substantially complete in 2005. Our marketed networks covered a total population of approximately 6.3 million POPs and served approximately 662,000 voice customers, excluding wholesale customers, as of June 30, 2004.

      We also own PCS licenses that cover a total population of 300,000 in our Midwest region and 1.2 million in our Northeast region. Our networks in these areas enable our customers and those of our roaming partners to use our service. We do not yet directly market our services in these areas.

      The following chart summarizes our existing wireless systems as of June 30, 2004:

		Total
	Percentage	Licensed	Voice	Square
Regions	Ownership	POPS(1)	Customers(2)	Miles	States

Directly Marketed
Cellular:
Midwest	100%	741,000	121,528	45,000	MN, SD
Northeast	100%	2,066,000	272,393	46,000	MA, ME, NH, NY, VT
South	100%	2,012,000	124,706	79,000	AL, KS, MS
Northwest	100%	706,000	128,472	77,000	OR, WA

Total		5,527,000	647,099	247,000
PCS:
Wireless Alliance	70%	754,000	15,255	19,000	MN, ND, SD, WI

Total Directly Marketed		6,281,000	662,354	266,000
Not Directly Marketed(3)
PCS:
Midwest	100%	300,000		4,000	MN
Northeast	100%	1,173,000		6,000	NH, ME

Total Not Directly Marketed		1,473,000		10,000

Total		7,754,000		276,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Customer numbers exclude wholesale, paging, and long distance customers.

(3)	In these licensed areas we do not currently market our services on a per customer basis.

Competitive Strengths

      We believe we have a number of competitive strengths, including:

•	Strong cash flow from operations. Our cash flow provided by operating activities for the six months ended June 30, 2004 and the year ended December 31, 2003 was $58.7 million and $144.5 million, respectively. Our strong cash flow from operations is primarily the result of our rural market strategy, our focus on consistent cost reduction, our network operating efficiency, and our favorable roaming characteristics and will help us to fund our network upgrade during the next several years and enhance our ability to service our debt.

•	Attractive rural markets. We believe our markets have favorable characteristics for the growth and deployment of wireless networks. Because of the rural demographics of our markets, which typically have lower population densities, we are faced with an average of only three competitors per market, while larger, more urban markets typically have six or more competitors. Also, in a number of our service areas, we are entitled to federal support funds that subsidize our expansion into high-cost regions that otherwise would not have telephone service, including wireless services. Finally, we believe current penetration in rural markets like ours is substantially less than the national average penetration, thus presenting a growth opportunity for us.

•	Local market presence. We believe that our extensive network of local distribution channels and our focus on local customer service promote substantial loyalty from our customers and provide us with a competitive advantage over larger wireless providers. We have tailored our marketing and distribution strategy to rely on local distributors and agents in areas where locating a direct retail store might not be cost-effective based on the demographic characteristics of those areas. As a result of these factors, our retention rate, which was 98.1% for both the six months ended June 30, 2004 and the year ended December 31, 2003, has been among the highest in the industry.

•	Attractive roaming characteristics. Our coverage areas include a large number of vacation destinations, substantial highway miles, and long distances between population centers, all of which we believe contribute to frequent roaming on our network by customers of other wireless providers. As a result, we have been able to negotiate favorable, long-term roaming agreements with many larger wireless carriers that do not have a presence in our markets. Our roaming characteristics and agreements with other carriers help to provide us with a relatively stable base of roaming revenue, which generates higher margins than local service revenue.

•	Network quality. Reflecting the continuing quality of our networks, we believe our customers receive regional and local wireless coverage with minimal call blocking and dropped calls and seamless call delivery and hand-off. Our customers use a comprehensive network that currently allows both TDMA digital and analog access in our service areas. In late 2003, we began the next generation upgrade of our existing networks through the overlay of CDMA technology in our Midwest region and GSM technology in our Northeast and Northwest regions. The commercial deployment of these services is expected throughout 2004 and 2005.

•	Experienced management team. Our executive management team has an average of eighteen years of experience in the wireless and communications industries.

Business Strategy

      Our objective is to continue to enhance our position in our markets by offering a full range of high-quality products and services to meet our customers’ needs, while continuing to provide extensive coverage and responsive customer service at competitive prices.

      The key elements of our strategy are to:

•	Maximize customer retention by capitalizing on our strong local presence and our high-quality networks. We have developed a strong local presence in the rural communities that we serve through our extensive network of local distribution channels and customer service, which we believe provides us a competitive advantage, particularly relative to larger, national wireless providers. We seek to position ourselves as the highest quality provider in our markets, and we are committed to making the capital investment required to maintain and operate a comprehensive network. Finally, we will continue to pursue federal support funds, which we expect will allow us to expand into new markets in which wireless services would not otherwise be provided.

•	Maintain mutually beneficial roaming arrangements. We have roaming agreements in our markets with various national carriers and have nationwide roaming agreements with:

•	AWE, which is effective through June 2006, renewable until June 2008 at our option;

•	Cingular, which is effective through June 2007;

•	T-Mobile, which is effective through December 2007; and

•	Verizon, which is effective through December 2007.

Under these agreements, we are able to attain preferred roaming status by overlaying our existing TDMA networks with GSM/ GPRS or CDMA technologies. Our Northeast and Northwest networks are currently being overlaid with GSM/ GPRS technology, while our Midwest region network is being overlaid with CDMA technology. We expect to have these technology conversions substantially completed during 2005. We are currently considering the overlay options for our South region, where demand for next-generation technologies by our customers is not yet as great as in our other regions.

We will continue to evaluate carefully the deployment of next generation wireless technologies that deepen our coverage and provide the most efficient interconnection with our roaming partners. We will continue to work closely with our roaming partners to ensure our roaming arrangements are mutually beneficial, by providing us stable roaming revenue and by providing our partners the ability to provide cost-efficient coverage for their customers. Our carrier services department continually evaluates new roaming agreements and opportunities.

•	Introduce enhanced products and services. We will evaluate deployment of new and enhanced products and services on an ongoing basis to ensure our customers have access to the best available wireless technology and to enhance our local service revenue. Some of these new technologies and features include wireless e-mail access and internet access.

      Our principal executive offices are located at 3905 Dakota Street, SW, Alexandria, Minnesota 56308. Our telephone number is 320-762-2000, and our website is located at www.rccwireless.com. The information on our website is not part of this prospectus.

Risk Factors

      See “Risk Factors” for a discussion of factors that should be considered by prospective investors in evaluating an investment in the new notes.

Ratio of Earnings to Fixed Charges

      The following table presents our ratios of earnings to fixed charges for the periods indicated.

Years Ended December 31,					Six Months Ended
					June 30,
2003	2002	2001	2000	1999	2004

—	1.19	—	—	1.17	—

      The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs, and the portion of rent expense representing interest. Earnings consist of income before income taxes, cumulative effect adjustment, and preferred stock dividends plus fixed charges reduced by capitalized interest. On this basis, earnings for some periods were not adequate to cover fixed charges, and, accordingly, no ratio is shown. The deficiency of earnings to fixed charges for the six months ended June 30, 2004 and the years ended December 31, 2003, 2001, and 2000 was $9.5 million, $11.4 million, $49.2 million, and $39.7 million, respectively.

The Exchange Offer

Registration Rights Agreement	You have the right to exchange your old notes for new notes with substantially identical terms. This exchange offer is intended to satisfy this right. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of $160,000,000 aggregate principal amount of our Senior Secured Floating Rate Notes due 2010 and $350,000,000 aggregate principal amount of our 8 1/4% Senior Secured Notes due 2012, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, respectively, which were issued in March 2004 in a private offering. In order to be exchanged, an outstanding note must be validly tendered and accepted. We will exchange all notes validly tendered and not validly withdrawn. As of the date of this prospectus, there is $510,000,000 aggregate principal amount of old notes. We will issue new notes on or promptly after the expiration of the exchange offer.

Resale	We believe that, if you are not a broker-dealer, you may offer new notes for resale, resell, or otherwise transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• are not an “affiliate,” as defined under the Securities Act, of RCC;

• acquired the new notes in the ordinary course of business;

• are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

• are not acting on behalf of any person who could not truthfully make the foregoing representations.

Our belief that resales and other transfers of new notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer. If any of the above conditions is not satisfied, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer transaction. Failure to so comply may result in liability to you under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Notwithstanding the foregoing, any holder who acquired old notes to be exchanged for new notes in the exchange offer directly from RCC or any of its affiliates must acknowledge and agree that it:

• may not rely on the applicable interpretations of the staff of the SEC and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by the securities laws.

Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of marketmaking activities or other trading activities (and not acquired directly from RCC or any of its affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that during the period ending on the earlier of (1) one year from the date on which the exchange offer is consummated, subject to extension in limited circumstances, and (2) the date on which all transfer restricted securities covered by the exchange offer registration statement have been sold pursuant thereto, we will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions.”

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of old notes as determined on , 2004.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	We may terminate or amend the exchange offer if:

• any legal proceeding, government action, or other adverse development materially impairs our ability to complete the exchange offer;

• any SEC rule, regulation, or interpretation materially impairs the exchange offer; or

• we have not obtained any necessary governmental approvals with respect to the exchange offer.

Procedures for Tendering Old Notes	Each registered holder of old notes wishing to accept the exchange offer must:

• complete, sign, and date the accompanying letter of transmittal, or a facsimile thereof; or

• arrange for The Depository Trust Company, or DTC, to transmit certain required information to the exchange agent in connection with a book-entry transfer. See “The Exchange Offer — Procedures for Tendering.”

You must mail or otherwise deliver the documentation listed above and your old notes to U.S. Bank National Association, as exchange agent, at the address set forth under “The Exchange Offer — Exchange Agent.” By tendering your old notes in this manner, you will be representing, among other things, that you meet the three requirements set forth under “— Resale” above.

Remaining Old Notes	If you are eligible to participate in the exchange offer and you do not tender your old notes or if we do not accept your old notes for exchange as described under “The Exchange Offer — Procedures for Tendering,” you will not have any further registration or exchange rights, and your old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for such old notes could be adversely affected.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Special Procedures for Beneficial Owners	If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for the exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer, or you cannot complete the procedure for book-entry transfer on time, or you cannot deliver certificates for your old notes on time, you may tender your old notes according to the procedures described in this prospectus under the heading “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on , 2004. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer — Withdrawal of Tenders.”

Taxation	The exchange of notes will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all of our expenses incident to the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address and facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offer — Exchange Agent.”

The New Notes

      The form and terms of the new notes are the same as the form and terms of the old notes except that the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The new notes will evidence the same debt as the old notes, and the same indenture will govern both the new notes and the old notes.

Issuer	Rural Cellular Corporation

Securities Offered	$510.0 million in aggregate principal amount of senior secured floating rate notes due 2010 and 8 1/4% senior secured notes due 2012. The 2010 notes and the 2012 notes have been issued under a single indenture and will be treated as a single class for purposes of voting, waivers, and amendments.

Maturity Date	The 2010 notes will mature on March 15, 2010. The 2012 notes will mature on March 15, 2012.

Interest	The 2010 notes bear interest at a floating rate equal to LIBOR plus 4.50% per year. Interest on the 2010 notes will be reset quarterly and is payable quarterly on March 15, June 15, September 15, and December 15 of each year.

The 2012 notes bear interest at a rate of 8 1/4% per year. Interest on the 2012 notes is payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2004.

Guarantees	Our obligations under the notes, including the obligation to pay principal, interest, and liquidated damages, if any, are fully and unconditionally guaranteed on a senior, secured, second-priority basis by all of our existing and future restricted subsidiaries. Wireless Alliance, LLC is not a restricted subsidiary and is not a guarantor of the notes.

Ranking	The notes and guarantees rank:

• equal in right of payment with our and the guarantors’ existing and future senior indebtedness; and

• senior in right of payment to our and the guarantors’ existing and future subordinated indebtedness.

The assets of any subsidiary that does not guarantee the notes will be subject to the prior claims of all creditors of that subsidiary, including trade creditors.

As of June 30, 2004, we had:

• no outstanding senior indebtedness secured by first-priority liens on the collateral described below under “— Collateral,” with $60.0 million available for borrowing under our Revolving Credit Agreement;

• $510.0 million in aggregate principal amount of old notes, which is secured by second-priority liens on the collateral described below under “— Collateral”;

• no material indebtedness secured by other liens;

• $325.0 million in aggregate principal amount of senior, unsecured indebtedness, which is not guaranteed by any of our subsidiaries; and

• $1.042 billion in subordinated debt and preferred stock, including accrued but unpaid dividends.

Collateral	The notes are secured by second-priority liens, subject to certain exceptions, on the collateral securing our Revolving Credit Agreement, which consists of substantially all of our and the guarantors’ tangible and intangible personal property, assets, and fixtures. See “Description of the Notes — Security” for more information about exclusions from the collateral. Our and the guarantors’ obligations under the Revolving Credit Agreement are secured by first-priority liens on the collateral.

The indenture and the collateral documents relating to the notes permit us to incur a significant amount of debt, including additional obligations secured on a first-priority basis or second-priority basis by the collateral, subject to compliance with specified conditions. Including the indebtedness under the Revolving Credit Agreement, we and the guarantors are permitted under the indenture to incur up to $160.0 million in indebtedness secured by first-priority liens plus an additional $125.0 million, subject to certain restrictions. No appraisals of any collateral have been prepared by us or on our behalf. The value of the collateral securing the notes at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral.

Optional Redemption	We may redeem the 2010 notes, in whole or in part, at any time, on one or more occasions, on or after March 15, 2006, at the redemption prices set forth in the “Description of the Notes” section under the heading “Optional Redemption — 2010 Notes,” together with accrued and unpaid interest to, but excluding, the date fixed for redemption. At any time, which may be more than once, before March 15, 2006, we can choose to redeem up to 35% of the 2010 notes with money that we raise in certain equity offerings, as long as:

• we pay 100% of the aggregate principal amount of the 2010 notes redeemed plus a premium equal to the interest rate per annum on the 2010 notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest to, but excluding, the date of redemption;

• we redeem the 2010 notes within 45 days after completing the equity offering; and

• at least 65% of the aggregate principal amount of the 2010 notes issued under the indenture remains outstanding after the redemption.

We may redeem the 2012 notes, in whole or in part, at any time, on one or more occasions, on or after March 15, 2008, at the redemption prices set forth in the “Description of the Notes” section under the heading “Optional Redemption — 2012 Notes,” together with accrued and unpaid interest to, but excluding, the date fixed for redemption. At any time, which may be more than once, before March 15, 2007, we can choose to redeem up to 35% of the 2012 notes with money that we raise in certain equity offerings, as long as:

• we pay 108.250% of the aggregate principal amount of the 2012 notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption;

• we redeem the 2012 notes within 45 days after completing the equity offering; and

• at least 65% of the aggregate principal amount of the 2012 notes issued under the indenture remains outstanding after the redemption.

See “Description of the Notes — Optional Redemption.”

Mandatory Redemption	The notes are not mandatorily redeemable prior to their maturity date.

Change of Control	Upon the occurrence of specified change of control events, we will be required to make an offer to repurchase all of the notes. The purchase price will be 101% of the outstanding principal amount of the notes plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Change of Control.” In certain circumstances, our ability to complete a change of control repurchase may be limited by the terms of our Revolving Credit Agreement or our other future indebtedness.

Certain Covenants	The indenture governing the notes contains certain covenants that limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness or, in the case of our restricted subsidiaries, issue preferred stock;

• sell or make certain dispositions of assets;

• sell the stock of restricted subsidiaries;

• pay dividends and make certain distributions and payments with respect to capital stock;

• make certain investments;

• engage in transactions with affiliates;

• create liens; and

• consolidate or merge or sell substantially all of our or our restricted subsidiaries’ assets.

These covenants are subject to important qualifications and exceptions, which are described under “Description of the Notes — Certain Covenants.”

Fall-Away Covenants	Under the indenture governing the notes, in the event, and only for so long as, the notes are rated investment grade, many of the covenants described above will not be applicable to us and our restricted subsidiaries.

Summary Consolidated Financial and Operating Data

      Our consolidated financial data for the period from January 1, 2001 through December 31, 2003 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP and are included elsewhere in this prospectus. Our consolidated financial data for the period from January 1, 1999 through December 31, 2000 are derived from our consolidated financial statements, which were audited by Arthur Andersen LLP. The consolidated financial data for the six months ended June 30, 2003 and 2004 are derived from our unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, that management considers necessary for a fair presentation of the financial results for these periods. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results for the full year.

      The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes included elsewhere in this prospectus.

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except per share amounts)
Statement of Operations Data:
Revenue:
Service	$355,038	$319,933	$310,520	$238,556	$125,361	$183,564	$171,827
Roaming	131,896	122,703	116,541	98,693	43,081	52,006	60,851
Equipment	20,455	20,442	18,627	18,848	7,299	10,861	8,303

Total revenue	507,389	463,078	445,688	356,097	175,741	246,431	240,981
Operating expenses:
Network costs	96,069	97,200	101,509	85,549	38,549	49,305	48,804
Cost of equipment sales	37,636	29,184	28,415	10,951	10,951	20,592	17,124
Selling, general and administrative	131,761	119,185	122,387	95,034	54,753	63,497	62,967
Depreciation and amortization	76,429	82,497	112,577	91,078	41,277	35,915	39,753
Loss on assets held for sale	42,244	—	—	—	—	—	—

Total operating expenses	384,139	328,066	364,888	306,811	145,530	169,309	168,648
Operating income	123,250	135,012	80,800	49,286	30,211	77,122	72,333
Other income (expense):
Interest expense(2)(3)	(136,262)	(114,478)	(130,432)	(90,764)	(27,116)	(86,755)	(51,062)
Interest and dividend income	916	562	1,172	2,249	467	946	440
Minority interest	—	—	—	—	1,663	—	—
Other	891	66	(752)	(24)	(338)	(64)	988

Other expense, net	(134,455)	(113,850)	(130,012)	(88,539)	(25,324)	(85,873)	(49,634)
Income (loss) before income taxes and cumulative change in accounting principle	(11,205)	21,162	(49,212)	(39,253)	4,887	(8,751)	22,699
Income taxes	—	—	—	—	37	—	—

Income (loss) before cumulative change in accounting principle	(11,205)	21,162	(49,212)	(39,253)	4,850	(8,751)	22,699
Cumulative change in accounting principle(4)	—	(417,064)	1,621	—	—	—	—

Net income (loss)	(11,205)	(395,902)	(47,591)	(39,253)	4,850	(8,751)	22,699
Preferred stock dividend(3)	(38,877)	(60,556)	(54,545)	(44,081)	(15,912)	(6,328)	(32,782)

Net loss applicable to common shares	$(50,082)	$(456,458)	$(102,136)	$(83,334)	$(11,062)	$(15,079)	$(10,083)

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except per share amounts)
Weighted average common shares outstanding
Basic	12,060	11,920	11,865	11,510	9,047	12,225	12,050
Diluted	12,060	11,920	11,865	11,510	9,047	12,225	12,050
Net loss applicable to common shares before cumulative change in accounting principle	$(4.15)	$(3.30)	$(8.74)	$(7.24)	$(1.22)	$(1.23)	$(0.84)
Cumulative change in accounting principle	—	(34.99)	0.13	—	—	—	—

Net loss per basic and diluted share applicable to common shares	$(4.15)	$(38.29)	$(8.61)	$(7.24)	$(1.22)	$(1.23)	$(0.84)

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2003	2004

	(In thousands, except Operating Data)
Statement of Operations Data:
Net cash provided by operating activities	$144,521	$138,322	$75,503	$82,172	$40,412	$58,687	$52,223
Capital expenditures	$53,704	$59,835	$45,979	$54,832	$26,287	$36,559	$19,757
Operating Data:
Retention(5)	98.1%	98.2%	97.8%	98.2%	98.3%	98.1%	98.3%
Average monthly revenue per customer(6)	$59	$57	$59	$61	$54	$59	$58
Average monthly local service revenue per customer(7)	$43	$41	$42	$44	$45	$45	$42
Acquisition cost per customer(8)	$417	$373	$287	$358	$365	$424	$420

	As of December 31,					As of June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

Other Operating Data
Postpaid	656,110	639,221	599,514	531,290	243,277	639,900	651,737
Prepaid	22,302	27,452	33,255	20,832	2,494	22,454	27,280
Wholesale	67,104	55,700	29,139	12,727	—	79,153	59,908

Total customers	745,516	722,373	661,908	564,849	245,771	741,507	739,015

Marketed POPs(9)	5,962,000	5,893,000	5,893,000	5,443,000	3,118,000	6,279,000	5,962,000
Penetration(9)(10)	11.4%	11.3%	10.7%	10.1%	7.9%	10.5%	11.3%
Cell sites/ base stations	754	732	684	654	328	809	770

	As of December 31,					As of June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except other ratios)
Balance Sheet Data:
Working capital (deficit)	$86,135	$(55,496)	$(18,273)	$(23,578)	$(5,887)	$63,580	$82,987
Property, plant and equipment	226,202	240,536	244,980	234,490	130,651	251,982	230,583
Total assets	1,521,058	1,462,978	1,836,779	1,771,796	522,463	1,453,902	1,545,082
Senior secured debt	525,723	793,853	1,111,510	1,018,350	213,000	510,000	844,555
Total long-term liabilities	1,764,867	1,211,026	1,286,301	1,157,472	339,742	1,734,039	1,296,551
Other Ratios:(11)
Ratio of earnings to fixed charges	—	1.19	—	—	1.17	—	1.44

(1)	In April 2000, we acquired wireless operations and licenses covering portions of Alabama, Kansas, Mississippi, Oregon, and Washington. These acquired operations are reflected in our financial statements only after the date of acquisition. Our results of operations for the years beginning after December 31, 2000 reflect these operations for the full year. As a result, our results of operations for the years ended December 31, 2000 and 1999 are not fully comparable to those of subsequent years.

(2)	Interest expense for 2003, 2002, and 2000 reflects the reclassification of extraordinary costs related to the early extinguishment of debt to interest expense as required under SFAS No. 145.

(3)	Effective July 1, 2003, we adopted SFAS No. 150, which required us to reclassify dividends on our senior and junior exchangeable preferred securities from “Preferred stock dividend” to “Interest expense” on a prospective basis.

(4)	Cumulative effect changes in 2002 and 2001 reflect certain adjustments as required under SFAS No. 142 and SFAS No. 133, respectively.

(5)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(6)	Determined for each period by dividing service revenue (not including regulatory pass-through fees) and roaming revenue for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(7)	Determined for each period by dividing service revenue (not including regulatory pass-through fees) for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(8)	Determined for each period by dividing selling and marketing expenses, net cost of equipment sales, and depreciation of rental telephone equipment by the gross postpaid and prepaid wireless voice customers added during such period.

(9)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(10)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to POPs.

(11)	The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs, and the portion of rent expense representing interest. Earnings consist of income before income tax, cumulative effect adjustment, and preferred stock dividends plus fixed charges reduced by capitalized interest. On this basis, earnings for some periods were not adequate to cover fixed charges, and, accordingly, no ratio is shown. The deficiency of earnings to fixed charges for the six months ended June 30, 2004 and for the years ended December 31, 2003, 2001, and 2000 was $9.5 million, $11.4 million, $49.2 million, and $39.7 million, respectively.

RISK FACTORS

      Investing in the notes involves a high degree of risk. Prospective purchasers of the notes should carefully consider the following matters, as well as the other information contained in this prospectus, including our financial statements and the related notes, before making an investment in the notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or that may adversely affect our business. Information contained in this section may be “forward-looking statements.” See “Forward-Looking Statements” for a discussion of certain qualifications regarding such statements.

Risks Related to Our Indebtedness and Preferred Stock

We have a significant amount of debt and preferred stock, which may limit our ability to meet our debt service and dividend obligations, obtain future financing, make capital expenditures in support of our business plan, react to a downturn in our business, or otherwise conduct necessary corporate activities.

      As of June 30, 2004, we had approximately $1.304 billion of total long-term debt (excluding the liquidation preference of our senior and junior exchangeable preferred stock), approximately $593.2 million total liquidation preference of preferred stock, and shareholders’ deficit of approximately $539.3 million.

      The current levels of our debt and preferred stock entail a number of risks, including the following:

•	we must use a substantial portion of our cash flow from operations to make principal and interest payments on our debt, thereby reducing funds that would otherwise be available to us for working capital, capital expenditures, future business opportunities, and other purposes;

•	we may not be able to obtain additional financing for working capital, capital expenditures, and other purposes on terms favorable to us or at all;

•	the 2010 notes and future borrowings under our Revolving Credit Agreement bear interest at variable rates, making us vulnerable to increases in interest rates;

•	we may have more debt than many of our competitors, which may place us at a competitive disadvantage;

•	we may have limited flexibility to react to changes in our business; and

•	we may not be able to refinance our indebtedness or preferred stock on terms that are commercially reasonable or at all.

      In addition to servicing our indebtedness, we are required to pay dividends on our exchangeable preferred stock. Since August 2003, dividends on our senior exchangeable preferred stock are to be paid in cash. We did not declare or pay the cash dividends on the senior exchangeable preferred stock due in August 2003, November 2003, February 2004, May 2004, or August 2004, but are accruing them. We currently pay dividends on our junior exchangeable preferred stock by issuing additional shares. Beginning in May 2005, dividends on our junior exchangeable preferred stock are to be paid in cash. The indenture governing the notes restricts but does not prohibit the payment of cash dividends on our preferred stock. For more information regarding these restrictions, see “Description of the Notes — Certain Covenants — Limitation on Restricted Payments.” We may choose to accrue these dividends indefinitely, but we may experience changes in our board composition if we do so. For more information regarding these possible changes, see “— We are subject to limitations on our ability to pay cash dividends on and repurchase or otherwise satisfy our obligations under our senior exchangeable preferred stock and junior exchangeable preferred stock. If we do not satisfy these obligations, the holders of these series of preferred stock may have the right to elect additional members to our board of directors.”

      Our junior and senior exchangeable preferred stock and our Class M preferred stock, with an aggregate liquidation preference of $584.4 million as of June 30, 2004, can be exchanged for senior subordinated indebtedness, at our option, subject to compliance with certain leverage ratios under our

Revolving Credit Agreement and the indentures related to the notes, our senior notes, and our senior subordinated notes.

      Our ability to generate sufficient cash flow from operations to pay the principal or liquidation preference of, and interest or preferred dividends on, our indebtedness and preferred stock is not certain. In particular, if we do not meet our anticipated revenue growth and operating expense targets, our future debt and preferred stock service obligations could exceed the amount of our available cash.

      For more information regarding the terms of our debt and preferred stock, please see “Description of Financing Arrangements.”

A substantial portion of our indebtedness and preferred stock matures or becomes redeemable prior to the notes. We may not be able to repay or refinance that indebtedness or preferred stock.

      The following table sets forth as of June 30, 2004, the amounts and maturity dates or redemption dates of our indebtedness and preferred stock:

Maturity/
	Amount	Redemption Date

9 5/8% senior subordinated notes	$125.0 million	May 2008
9 3/4% senior subordinated notes	$300.0 million	January 2010
9 7/8% senior notes	$325.0 million	February 2010
2010 notes	$160.0 million	March 2010
Senior exchangeable preferred stock(1)	$223.4 million	May 2010
Junior exchangeable preferred stock	$233.5 million	February 2011
2012 notes	$350.0 million	March 2012
Class M redeemable voting convertible preferred stock(2)	$154.0 million	April 2012

(1)	Includes $26.5 million of accrued but unpaid dividends.

(2)	Includes $44.0 million of accrued but unpaid dividends.

      Our Revolving Credit Agreement has $60.0 million available for borrowing and matures during 2010.

      If we fail to redeem the senior or junior exchangeable preferred stock on the specified dates, the exclusive remedy of the holders of those series of preferred stock will be that the holders of the affected series of exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of our board. Therefore, we may experience changes in our board composition if we fail to redeem the preferred stock when required. For more information regarding these possible changes, please see “— We are subject to limitations on our ability to pay cash dividends on and repurchase or otherwise satisfy our obligations under our senior exchangeable preferred stock and junior exchangeable preferred stock. If we do not satisfy these obligations, the holders of these series of preferred stock may have the right to elect additional members to our board of directors.” Dividends payable on these series of preferred stock after the scheduled mandatory redemption dates will continue to accrue without further penalty.

      The certificate of designation for our Class M preferred stock does not have any provisions limiting the remedies of the holders of that preferred stock if we fail to redeem that preferred stock on the specified dates.

Despite our substantial indebtedness and preferred stock, we may still be able to incur significantly more debt and issue more preferred stock, intensifying the risks described above.

      The terms of the indenture governing the notes, the Revolving Credit Agreement, and the agreements governing our other indebtedness limit, but do not prohibit, us or our subsidiaries from incurring significant additional indebtedness in the future, some of which may rank equally with or mature prior to the maturity date of the notes. As of June 30, 2004, we had $60.0 million available for additional borrowing under our Revolving Credit Agreement, and the covenants under our debt agreements would allow us to incur a significant amount of additional indebtedness. See “Description of Financing Arrangements.”

The restrictive covenants associated with our debt and preferred stock may limit our ability to operate our business.

      The instruments governing our debt and the certificates of designation governing our preferred stock impose significant operating and financial restrictions on us. These restrictions limit, among other things, our ability and the ability of certain of our subsidiaries to:

•	incur additional debt;

•	pay cash dividends on capital stock;

•	repay junior debt and preferred stock prior to stated maturities;

•	allow the imposition of dividend restrictions on certain subsidiaries;

•	sell assets;

•	make investments;

•	engage in transactions with shareholders and affiliates;

•	create liens; and

•	engage in some types of mergers or acquisitions.

      Our Revolving Credit Agreement requires us to maintain specified financial ratios if we draw against it. Substantially all our assets are subject to liens securing indebtedness under our Revolving Credit Agreement and the notes. These restrictions could limit our ability to obtain future financing, make needed capital expenditures, withstand a downturn in our business, or otherwise conduct necessary corporate activities.

      Our failure to comply with these restrictions could lead to a default under the terms of the relevant debt or a violation of the terms of the preferred stock even if we are able to meet debt service and dividend obligations.

      If there were an event of default under our Revolving Credit Agreement or other debt, the holders of the affected debt could elect to declare all of that debt to be due and payable, which, in turn, could cause all of our other debt to become due and payable. We might not have sufficient funds available, and we might be unable to obtain sufficient funds from alternative sources on terms favorable to us or at all. If the amounts outstanding under our Revolving Credit Agreement were accelerated and we could not obtain sufficient funds to satisfy our obligations, our lenders could proceed against our assets and the stock and assets of our subsidiaries that guarantee our Revolving Credit Agreement and the notes.

Our future growth and our network upgrades may require significant capital expenditures, and our capital structure could impair our ability to fund our capital expenditure requirements.

      We began next generation network overlays during the second half of 2003 and expect to substantially complete them by the end of 2005. Including the cost of our anticipated overlays, our total capital expenditures for 2004 through 2005 are expected to range from $140 million to $180 million. We believe that we have sufficient funds to finance our planned capital expenditures for network construction, but we may require additional capital in the event of significant departures from our current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, and other technological issues or if we acquire additional licenses. Our planned capital expenditures include the deployment of CDMA and GSM/ GPRS technology to provide advanced wireless services to our customers. Sources of funding for our future capital expenditures may include any or all of the following:

•	public offerings or private placements of equity and debt securities;

•	commercial bank loans; and

•	equipment lease financing.

      Due to our capital structure, additional financing may not be available to us or may not be available on a timely basis, on terms acceptable to us, and within the limitations contained in the documents governing our indebtedness, including the notes, our Revolving Credit Agreement, our senior notes, our senior subordinated notes, and our preferred stock. Failure to obtain appropriate financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans and our failure to meet regulatory requirements. It could also impair our ability to meet our debt service requirements and our customers’ needs and could have a material adverse effect on our business. A failure to upgrade could also have a negative effect on our roaming revenues, since most of our roaming partners’ customers will likely use CDMA or GSM/ GPRS handsets as our roaming partners upgrade their networks. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

We are subject to limitations on our ability to pay cash dividends on and repurchase or otherwise satisfy our obligations under our senior exchangeable preferred stock and junior exchangeable preferred stock. If we do not satisfy these obligations, the holders of these series of preferred stock may have the right to elect additional members to our board of directors.

      Our ability to pay cash dividends on and to redeem for cash our senior exchangeable preferred stock and junior exchangeable preferred stock when required is restricted under various covenants contained in documents governing our outstanding preferred stock and our indebtedness, including the notes. In addition, under Minnesota law, we are permitted to pay dividends on or redeem our capital stock, including the senior exchangeable preferred stock and the junior exchangeable preferred stock, only if our board of directors determines that we will be able to pay our debts in the ordinary course of business after paying the dividends or completing the redemption. In addition, in order to redeem the junior exchangeable preferred stock, our board of directors must determine that we have sufficient assets to satisfy the liquidation preferences of the senior exchangeable preferred stock.

      Initially, we were allowed to pay dividends on our senior and junior exchangeable preferred stock by issuing additional shares of preferred stock. Since August 2003 dividends on our senior exchangeable preferred stock are to be paid in cash. Beginning in May 2005 our junior exchangeable preferred stock dividends are to be paid in cash. We did not declare or pay the cash dividend on the senior exchangeable preferred stock due in August 2003, November 2003, February 2004, May 2004, or August 2004. We are currently accruing the dividends on our senior exchangeable preferred stock instead of paying them in cash. We may choose to accrue these dividends indefinitely, but if we do not pay the dividends on either the senior exchangeable preferred stock or the junior exchangeable preferred stock for more than six fiscal quarters or otherwise fail to comply with the terms of the senior exchangeable preferred stock or the junior exchangeable preferred stock, the holders of a majority of the outstanding shares of the affected series of exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of our board. In addition, a failure to pay dividends on our preferred stock may result in a downgrade of our credit ratings, and such a downgrade could have an adverse effect on our ability to refinance our existing indebtedness or otherwise raise capital.

We and the subsidiary guarantors may be subject to laws relating to fraudulent conveyance.

      Various fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or void the notes in favor of our other existing and future creditors. If a court, in a lawsuit on behalf of any of our unpaid creditors or a representative of those creditors, were to find that, at the time we issued the notes we:

•	intended to hinder, delay, or defraud any existing or future creditor; or

•	received less than fair consideration or reasonably equivalent value for issuing the notes; and

•	were insolvent;

•	were rendered insolvent by reason of that issuance;

•	were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on our business; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay as they matured,

the court could void our obligations under the notes. Alternatively, the claims of the holders of notes could be subordinated to claims of our other creditors. Substantially the same risks apply to the guarantees of the notes being issued by our guarantor subsidiaries.

      The measures of insolvency for purposes of these fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent conveyance has occurred. Generally, however, each of us or any guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets, as the case may be;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

      Based on financial and other information currently available to us, we believe:

•	the notes and the guarantees will be issued for proper purposes and in good faith;

•	each of we and the guarantors will be solvent after issuing the notes and the guarantees, respectively;

•	each of we and the guarantors will be able to pay its debts as they mature after issuing the notes and the guarantees, respectively; and

•	each of we and the guarantors will not have unreasonably small capital for the business in which it is engaged.

      A court, however, may apply a different standard in making these determinations or disagree with our conclusions in this regard.

Risks Related to Our Business

The upgrade of our wireless systems from TDMA to next generation technology will require substantial capital expenditures and may negatively impact our future results of operations and financial condition.

      In an effort to expand the capacity of our wireless network, accommodate additional roaming usage, enable us to provide new and enhanced services to our customers, and facilitate our relationships with our roaming partners, we are currently overlaying our TDMA systems with GSM/ GPRS or CDMA technology. This upgrade involves a number of significant risks, including:

•	increased capital expenditures, as discussed under the heading, “Our future growth and our network upgrades may require significant capital expenditures, and our capital structure could impair our ability to fund our capital expenditure requirements”;

•	difficulties in selecting the most appropriate technology, as discussed under the heading, “Our business could be materially and adversely affected by our failure to anticipate and react to frequent and significant technological changes”;

•	possible customer dissatisfaction and increased support costs, as discussed under the heading, “Our transition from TDMA to next generation technologies could have a negative impact on customer satisfaction and retention and our financial results”; and

•	difficulties encountered in the construction and operation of our upgraded wireless network, as discussed under the heading, “Difficulties in upgrading our wireless systems could increase our planned capital expenditures, delay the continued buildout of our networks, and negatively impact our roaming arrangements.”

      Any of these factors may negatively affect our business and financial condition.

If we encounter significant problems, such as delays, inaccuracies, or loss of customer information from our database, in the process of upgrading our billing function, we could experience customer dissatisfaction and increased churn, which could have a material adverse impact on our financial performance.

      We are in the process of upgrading our data processing and billing. The implementation of the new system is likely to be phased in over a period of several months and could cause a disruption in our billing cycle, including delays in mailing of and errors in statements sent to customers, and customers may be dropped from our database. If such problems are significant or prolonged, our customers may become dissatisfied and decide to switch to a rival carrier. Also, following implementation, we will be dependent on future performance of an outside contractor. Any significant or prolonged problems with our billing function could have a material adverse impact on our business, financial condition, and results of operations.

      There will also likely be a period during which our existing billing function and our upgraded billing function will run in tandem as we transition from one system to the other. For a period of time following completion of the upgrade, to the extent that agreements relating to current systems and services are still in effect, we may encounter duplication of some expenses.

Our business could be materially and adversely affected by our failure to anticipate and react to frequent and significant technological changes.

      The telecommunications industry is subject to rapid and significant changes in technology that are evidenced by:

•	the increasing pace of technological upgrades;

•	evolving industry standards;

•	the availability of new radio frequency spectrum allocations for wireless services;

•	ongoing improvements in the capacity and quality of digital technology;

•	shorter development cycles for new products and enhancements;

•	developments in emerging wireless transmission technologies; and

•	changes in customer requirements and preferences.

      We may be required to select in advance one technology over another. At the time we make our selection, it may be impossible to predict accurately which technology may prove to be the most economic, efficient, or capable of attracting customer usage. Consequently, it is possible that we may select a technology that does not achieve widespread commercial success or that is not compatible with the technology selected by one or more of our roaming partners, and as a result, our business, results of operations, and financial condition could be materially and adversely affected. Moreover, one or more of the technologies that we currently utilize may become inferior or obsolete at some time in the future.

A significant portion of our revenue is from roaming charges. Based on industry trends, outcollect roaming yield has been declining over the last few years and is expected to continue to decline in the future. As a result, our future operating results could be adversely affected if increases in roaming minutes do not offset anticipated decreases in roaming yield.

      In 2001, 2002, 2003, and the six months ended June 30, 2004, approximately 26%, 27%, 26%, and 21%, respectively, of our revenue was derived from roaming charges incurred by other wireless providers for use of our network by their customers who traveled within our coverage areas. Changes in the network footprints of these providers could have a material adverse effect on the terms of our roaming agreements and on our outcollect revenue and incollect expenses. For example, if a roaming partner from which we derive a significant amount of revenue in one of our service areas were to build its own network in that service area, our outcollect revenue derived from our roaming relationship with that partner in that area might decrease or even cease altogether, and our ability to negotiate favorable incollect rates in that partner’s network areas could decrease as well.

      In addition, our most significant roaming partners are performing overlays of their existing networks with GSM/ GPRS or CDMA technology. If these partners convert their customer base to GSM/ GPRS or CDMA technology more quickly than anticipated, the progress of our overlays may be insufficient to maintain the roaming revenue we have historically realized. Further, if we encounter delays in completing our overlays, we could miss upgrade milestones in our roaming agreements or our roaming partners may decide to expand their networks into our service areas in order to provide coverage for their customers, which would lead to a decline in our outcollect roaming revenue. Failure to meet upgrade milestones may result in reduced outcollect rates or loss of preferred roaming status under our roaming agreements. Any overbuild of our service areas by our roaming partners would also result in increased competition, which could have a negative impact on our business, operating results, retention, and financial condition.

      A substantial portion of our roaming revenue is derived from agreements with AWE, Cingular, Verizon Wireless, and T-Mobile. Changes in their operations or a significant decline in the number of their customers could adversely affect our business. For the six months ended June 30, 2004 and year ended December 31, 2003, AWE, Cingular, Verizon Wireless, and T-Mobile accounted for approximately 86% and 89%, respectively, of our total outcollect roaming minutes. For the six months ended June 30, 2004, and the years ended December 31, 2003 and 2002, outcollect roaming revenue received from AWE accounted for 5.9%, 10.0%, and 10.1%, respectively, of our total revenue.

      Our roaming agreements have varying terms, from month-to-month to up to five years, and some are terminable with 30 days’ written notice. When these agreements expire or are terminated, we may be unable to renegotiate these roaming agreements or to obtain roaming agreements with other wireless providers upon acceptable terms. Failure to obtain acceptable roaming agreements could lead to a substantial decline in our revenue and operating income.

Difficulties in upgrading our wireless systems could increase our planned capital expenditures, delay the continued buildout of our networks, and negatively impact our roaming arrangements.

      Whenever we need to upgrade our networks, we will need to:

•	select appropriate equipment vendors;

•	select and acquire appropriate sites for our transmission equipment, or cell sites;

•	purchase and install low-power transmitters, receivers, and control equipment, or base radio equipment;

•	build out any required physical infrastructure;

•	obtain interconnection services from local telephone service carriers on a timely basis; and

•	test cell sites.

      Our ability to perform these necessary steps successfully may be hindered by, among other things, any failure to:

•	obtain necessary zoning and other regulatory approvals;

•	lease or obtain rights to sites for the location of our base radio equipment;

•	obtain any necessary capital;

•	acquire any additional necessary spectrum from third parties; and

•	commence and complete the construction of sites for our equipment in a timely and satisfactory manner.

      In addition, we may experience cost overruns and delays not within our control caused by acts of governmental entities, design changes, material and equipment shortages, delays in delivery, and catastrophic occurrences. Any failure to upgrade our wireless systems on a timely basis may affect our ability to provide the quality of service in our markets consistent with our current business plan, and any significant delays could have a material adverse effect on our business. Failure to meet upgrade milestones or to comply with other requirements under our roaming agreements could have an adverse effect on our roaming revenue.

If we do not compete successfully, our results of operations could be adversely affected.

      The wireless communications industry is highly competitive, and we anticipate that this competition will cause the prices for wireless products and services to decline in the future. Many of our competitors and potential competitors have substantially greater financial, personnel, technical, marketing, and other resources than we do, as well as other competitive advantages. Further, there has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, reorganizations, and acquisitions. We expect this consolidation, over time, to lead to larger and better capitalized competitors. Some competitors may market services we do not offer, such as cable television, internet access, landline local exchange, or long distance services, which may make their service offerings more attractive to customers.

      Competition for customers is based principally upon services and features offered, system coverage, technical quality of wireless systems, price, customer service, capacity, and strength of distribution channels. In each of our markets we compete with several other wireless licensees. To a lesser extent, we also compete in many of our service areas with dispatch and conventional mobile telephone companies, satellite telephone service providers, resellers of wireless services, paging companies, and landline telephone service providers. We expect this competition to increase in the future, and we may not be able to compete successfully. See “Business — Competition.”

We may not be able to successfully integrate acquired or exchanged properties, which could have an adverse effect on our financial results.

      We seek to improve our networks and service areas through selective acquisitions of other providers’ properties and other assets, and we may exchange our properties or assets for those properties and assets. We will be required to integrate with our operations any properties we acquire, which may have billing systems, customer care systems, and other operational characteristics that differ significantly from those of our networks. We may be unsuccessful in those efforts, and churn in acquired properties and surrounding areas may increase as a result, which could have an adverse effect on our business and results of operations. We face these potential risks with respect to our recent exchange of properties with AWE.

Our designation or certification as an eligible communications carrier, or ETC, in any state where we conduct business could be refused, conditioned, or revoked due to circumstances beyond our control, thus depriving us of financial support in that state from the Universal Service Fund, or USF.

      In order to receive financial support from the USF in any state, we must receive ETC certification in that state. We are ETC certified in the states of Alabama, Maine, Minnesota, Mississippi, Oregon, Vermont, and Washington. We also have pending applications for ETC certification in Kansas and New Hampshire. If any of these or future applications for ETC designation or certification are denied or if our ETC designation or certification in these or other states is revoked or conditioned, our financial results could be adversely affected.

Our transition from TDMA to next generation technologies could have a negative impact on customer satisfaction and retention and our financial results.

      Our current technology strategy involves overlaying GSM/ GPRS and CDMA networks on our existing TDMA networks. We anticipate that our current customers using TDMA handsets will migrate to handsets using the upgraded technology. As these customers migrate and as roaming usage by our roaming partners’ GSM/ GPRS or CDMA customers increases, we will be required to allocate spectrum and capacity based on anticipated customer usage of the existing and new technologies. If we do not allocate spectrum and capacity appropriately, our service quality could suffer, and our customer satisfaction and retention could decrease, which could have an adverse effect on our results of operations. In addition, as our current customers migrate from TDMA handsets to GSM/ GPRS or CDMA handsets, our cost of equipment may increase as a result of increased handset subsidies.

      Further, reliance on our customer service functions may increase as we upgrade our wireless systems. Our inability to timely and efficiently meet the demands for these services could lead to customer dissatisfaction and decreased retention. We may also experience increased billing and technical support costs as a result of maintaining both TDMA and upgraded networks in our service areas, which would adversely affect our results of operations.

We may not be able to obtain additional spectrum, which may adversely impact our ability to implement our business plan.

      We may seek to acquire additional spectrum, including through participation as a bidder, or member of a bidding group, in auctions administered by the Federal Communications Commission (the “FCC”). We may not be able to acquire any additional spectrum or the additional capital necessary for that purpose may not be available on acceptable terms or at all. If sufficient additional capital is not available, to the extent we are able to complete any spectrum acquisition, the amount of funding available to us for our existing business would be reduced.

      We also may be required to obtain additional spectrum in our service areas to facilitate upgrades of our existing networks. In some of our service areas, additional spectrum may not be available on commercially reasonable terms or at all. The acquisition of additional spectrum also requires approval by the FCC. Failure to obtain additional spectrum in areas in which we are upgrading our networks or to obtain regulatory approval for those acquisitions may cause delays in our upgrades, which could have a negative impact on our roaming arrangements.

Our future financial results could be adversely impacted by asset impairments or other charges.

      Effective January 1, 2002, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” As a result, we are required to test both goodwill and other indefinite-lived intangible assets, consisting primarily of our spectrum licenses, for impairment on an annual basis based upon a fair value approach, rather than amortizing them over time. We are also required to test goodwill for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce our enterprise fair value below its book value. These events or circumstances could include a significant change in the business climate, regulatory requirements, operating performance indicators, competition, sale or disposition of a significant portion of the business, or other factors. If our fair value continues to be less than our book value for an extended period of time, it could trigger the need for impairment tests of goodwill between annual tests. Additionally, the value of our licenses must be tested between annual tests if events or changes in circumstances indicate that the value might be impaired. The amount of any such annual or interim impairment charge could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

      In 2002, upon adoption of SFAS No. 142, we completed an impairment test of both our goodwill and our licenses and determined that there were impairments of $5.0 million and $412.0 million, respectively. We recorded those impairment charges upon adoption as a cumulative change in accounting principle.

      In accordance with SFAS No. 142, any future impairment charges will be recorded as operating losses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Goodwill and Indefinite-Lived Intangible Assets.” As required under SFAS No. 142, we completed our 2003 annual impairment test for our goodwill and licenses and did not identify any impairment of goodwill or licenses.

      Effective January 1, 2002, we adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As a result, we are required to assess the impairment of our long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable as measured by the sum of the expected future undiscounted cash flows. Factors management considers that could trigger an impairment review include significant underperformance relative to minimum future operating results, significant change in the manner of use of the assets, significant technological or industry changes, or changes in the strategy for our overall business. When we determine that the carrying value of certain long-lived assets may not be recoverable based upon the existence of one or more of the above impairment indicators, we then measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in our current business model. In accordance with SFAS No. 144, any such impairment charges will be recorded as operating losses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Impairment of Long-Lived Assets.”

      On March 1, 2004, we exchanged certain wireless properties with AWE. In connection with this transaction, we recorded a non-cash loss on assets held for sale, in accordance with SFAS No. 144, of $42.2 million effective in 2003.

      Any operating losses resulting from impairment charges under SFAS No. 142 or No. 144 could have an adverse effect on the market price of our securities, including the notes.

Our future operating results could fluctuate significantly.

      We believe that our future operating results and cash flows may fluctuate due to many factors, some of which are outside our control. These factors include the following:

•	increased costs we may incur in connection with the buildout of our networks and the further development, expansion, and upgrading of our wireless systems;

•	fluctuations in the demand for our services and equipment and wireless services in general;

•	increased competition, including price competition;

•	changes in our roaming revenue and expenses due to renegotiation of our roaming agreements and the development of neighboring or competing networks;

•	changes in the regulatory environment;

•	changes in the level of support provided by the USF;

•	the cost and availability of equipment components;

•	seasonality of roaming revenue;

•	changes in travel trends;

•	acts of terrorism, political tensions, unforeseen health risks, unusual weather patterns, and other catastrophic occurrences that could affect travel and demand for our services; and

•	changes in general economic conditions that may affect, among other things, demand for our services and the creditworthiness of our customers.

Wireless number portability may decrease our customer retention and increase our marketing costs.

      Wireless number portability allows customers to keep their wireless phone number when switching to a different service provider. The FCC mandated that wireless carriers provide for wireless number portability in the top 100 markets by November 2003 and, if they received a “bona fide request” to be open for porting-out of customers at least six months earlier from another wireless service provider, in all other markets by May 2004. We anticipate wireless number portability will increase price competition and reduce retention. We may be required to grant promotional credits, subsidize product upgrades, and/or reduce pricing to match competitors’ initiatives and to retain customers, which could adversely impact our operating results.

Our business is subject to extensive government regulation, which could adversely affect our business by increasing our expenses. We also may be unable to obtain or retain regulatory approvals necessary to operate our business, which could negatively affect our results of operations.

      The FCC regulates many aspects of our business, including the licensing, construction, interconnection, operation, acquisition, and sale of our wireless systems, as well as the number of wireless licenses issued for each of our markets. State and local regulatory authorities, to a lesser extent, also regulate aspects of our business and services. In addition, the Federal Aviation Administration regulates aspects of construction, marking, and lighting of communications towers on which we place our wireless transmitters. Changes in legislation and regulations governing wireless activities, wireless carriers, and availability of USF support, our failure to comply with applicable regulations, or our loss of or failure to obtain any license or licensed area could have a material adverse effect on our operations.

      The FCC and state authorities are increasingly looking to the wireless industry to fund various initiatives, including federal and state universal service programs, telephone number administration, services to the hearing-impaired, and emergency 911 services. In addition, many states have imposed significant taxes on providers in the wireless industry and have adopted or are considering adoption of regulatory requirements regarding customer billing and other matters. These initiatives have imposed and will continue to impose increased costs on us and other wireless carriers and may otherwise adversely affect our business. Under Phase II of its emergency 911 service rules, for example, the FCC has mandated that wireless providers supply the geographic coordinates of a customer’s location, by means of network-based or handset-based technologies, to public safety dispatch agencies. We believe that we will be able to implement most aspects of the required Phase II systems by the applicable deadlines; however, it appears unlikely that our network-based systems will be able to comply fully with the FCC’s current accuracy requirements for these systems. Although we intend to continue working with the FCC to seek relaxed standards or extended deadlines for Phase II implementation in rural areas, there can be no assurance that the FCC ultimately will adopt such relaxed standards or extended deadlines, that we will be able to comply with any such relaxed standards or extended deadlines, or that we will not be subject to fines by the FCC in connection with our failure to comply with the FCC’s emergency 911 service rules. These initiatives will impose significant costs on us and there can be no assurance that we will be able to meet these various requirements or that we will not be subject to fines or license revocation by the FCC in connection with our failure to comply with these requirements. See “Business — Legislation and Regulation.”

      Each of our wireless licenses is subject to renewal upon expiration of its current term, which is generally ten years. Grants of wireless license renewals are governed by FCC rules establishing a presumption in favor of incumbent licensees that have complied with their regulatory obligations during the ten-year license period. However, we cannot assure you that the FCC will grant us any future renewal applications or that our applications will be free from challenge. In addition, FCC rules require wireless licensees to meet buildout requirements with respect to particular licenses, and failure to comply with these and other requirements in a given licensed area could result in revocation or nonrenewal of our license for that area or the imposition of fines by the FCC.

Equipment failure, intentional or other destruction of equipment, and natural disasters may adversely affect our operations.

      A major equipment failure, intentional or other destruction of equipment, or a natural disaster affecting any of our central switching offices, microwave links, or cell sites could have a material adverse effect on our operations. Our inability to operate any portion of our wireless system for an extended time period could result in a loss of customers or impair our ability to attract new customers, which would have a material adverse effect on our business, results of operations, and financial condition.

If wireless handsets are perceived to pose health and safety risks, we may be subject to new regulations, and demand for our services may decrease.

      It has been suggested that certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may have the effect of discouraging the use of wireless handsets, which would decrease demand for our services. There also are some safety risks associated with the use of wireless handsets while driving. Legislation has been proposed in the United States Congress and many state and local legislative bodies to restrict or prohibit the use of wireless phones while driving motor vehicles. Similar laws have been enacted in other countries and, to date, the State of New York and a small number of localities in the United States have passed restrictive laws. Concerns over these safety risks and the effect of any legislation that may be adopted in response to these risks could limit our ability to market and sell our wireless services. Additionally, litigation relating to illness, accidents, deaths, or serious bodily injuries allegedly incurred as a result of wireless phone use could result in damage awards and adverse publicity.

Other Risks Related to Our Company

We have shareholders who could exercise significant influence on management.

      The holders of our Class M redeemable voting convertible preferred stock currently are able to elect two members to our board of directors and can vote, on an as-converted basis, approximately 2,075,471 shares of our Class A common stock, which represented, as of June 30, 2004, approximately 10.8% of the voting power of our common stock. The holders of our senior exchangeable preferred stock and junior exchangeable preferred stock, under certain circumstances, may also be able to elect members of our board of directors in the future. If any of these holders were to disagree with decisions made by management or the board of directors about our plans or operations, they might be able to bring significant pressure to change such plans or operations.

The market price of our securities has been and may continue to be volatile. Litigation instituted against us and our officers and directors as a result of changes in the price of our securities could materially and adversely affect our business, financial condition, and operating results.

      The trading price of our securities has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the affected companies. These broad market and industry factors may materially and adversely affect the market price of our securities, regardless of our actual operating performance.

      Often a drop in a company’s stock price is followed by lawsuits against the company and its officers and directors alleging securities fraud. In 2002, we and certain of our officers and directors were sued for alleged violations of securities laws. See “Business — Legal Proceedings.” Although these cases have been dismissed, we could be subject to similar actions in the future. The defense and eventual settlement of or judgment rendered in any such actions could result in substantial costs. Also, the defense of any such actions could divert management’s attention and resources. Both the costs and the diversion of management could materially and adversely affect our business, financial condition, and operating results. In addition, any material adverse judgment could trigger an event of default under our indebtedness.

We may incur increased costs as a result of recently enacted and proposed changes in securities laws and regulations.

      Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules enacted and proposed by the SEC and by the stock exchanges and the Nasdaq Stock Market, could result in increased costs to us as we evaluate the implications of any new rules and respond to their requirements. The new rules could make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs.

Risks Related to the Notes

The collateral securing the notes is subject to control by creditors with first-priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority lien creditors and the holders of the notes.

      The rights of the holders of the notes with respect to the collateral securing the notes are limited by the terms of the security documents relating to the second-priority liens securing the notes and the intercreditor agreement among the collateral agent, the trustee under the indenture governing the notes, and the administrative agent under our Revolving Credit Agreement. Under the terms of those agreements, the holders of the notes have a second-priority lien on the collateral. Accordingly, any proceeds received upon a realization of the collateral securing the notes, our Revolving Credit Agreement, and any other obligation secured by first-priority liens will be applied first to amounts due under our Revolving Credit Agreement and other obligations that are secured by first-priority liens and certain administrative expenses before any amounts will be available to pay our obligations under the notes. Under the terms of the indenture governing the notes, we also are permitted in the future to incur additional indebtedness under one or more replacement agreements for our Revolving Credit Agreement, which can be secured by the collateral on a first-priority basis, and whose holders will be entitled to payment out of the proceeds of any sale of the collateral before the holders of the notes.

      The holders of the first-priority liens control substantially all matters related to the collateral subject to the first-priority liens. The holders of the first-priority liens may cause the first-lien collateral agent to take actions with respect to the collateral, such as dispose of, release, or foreclose on the collateral, with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. In addition, the security documents generally provide that, so long as the first-priority liens are in effect, without the consent of any holder of the notes, any amendment, waiver, or consent (other than the release of collateral, subject to certain exceptions) that is agreed to by the holders of the first-priority liens under the security documents for the first-priority liens will automatically apply to comparable provisions of the security documents for the second-priority liens in a comparable manner. See “Description of the Notes — Security — Intercreditor Agreement.”

      The proceeds from the sale or sales of the collateral securing the notes may not be sufficient to satisfy the amounts outstanding under the notes and other obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. As of June 30, 2004, we had no outstanding indebtedness under our Revolving Credit Agreement, with the ability to borrow up to $60.0 million. Including any indebtedness under the Revolving Credit Agreement, we and the guarantors are permitted under the indenture to incur up to $160.0 million in indebtedness secured by first-priority liens, plus an additional $125.0 million, subject to certain restrictions. We are also permitted to secure certain hedging agreements with first-priority liens. See “Description of the Notes — Certain Covenants — Limitation on Consolidated Indebtedness.”

You will not have a security interest in some of our assets and those of our subsidiaries, which could adversely affect the value of the collateral.

      Provisions in contracts to which we and our subsidiaries are parties and government regulations may prohibit us or our subsidiaries from granting security interests in some assets. For example, under current FCC regulations, a security interest cannot be granted in our FCC licenses, although we can grant a security interest in the proceeds of these licenses. In addition, prior approval of the FCC will be required in order for any remedies to be exercised against our assets that would constitute or result in any assignment of our FCC licenses or any change of control of Rural Cellular. See “Description of the Notes — Security — FCC Licenses.” In addition, some or all of our intellectual property license agreements, roaming agreements, leases, and other contracts may prohibit assignment entirely or may require consent from the counterparties in order to grant a security interest in those contracts. We do not intend to obtain such approvals or consents, and our failure to do so will result in said agreements and certain other assets not being included in the collateral and may prevent the collateral agent from exercising remedies with respect to those contracts and assets. In addition, some of our assets and the assets of our subsidiaries may be subject to existing security interests or become subject to liens that may take priority over the liens granted to you.

      The collateral agent for the notes will not have a mortgage in any real property that we currently own. Further, certain assets that are subject to liens permitted under the indenture are excluded from the collateral, including, without limitation, assets subject to purchase-money security interests or capital leases and certain assets we acquire that are already subject to liens. The exclusion of these assets from the collateral securing the notes could adversely affect the value of the collateral. For more information regarding assets that are excluded from collateral securing the notes (including stock of certain subsidiaries and certain deposit accounts), please see “Description of the Notes — Security.”

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral or the perfection of liens on the collateral by other creditors.

      The security interests in the collateral securing the notes include both tangible and intangible assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the collateral agent will monitor, or that we will inform the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The collateral agent does not have any duty to monitor the acquisition of additional property or rights that constitute collateral or perfection of the security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the holders of notes against third parties.

      In addition, security interests in fixtures — which may include towers, to the extent they are not considered to be personal property — will generally be perfected only by the central filing of Uniform Commercial Code, or UCC, financing statements in the relevant debtor’s jurisdiction of organization. If another creditor makes a filing with respect to a lien on a fixture in the local jurisdiction in which the fixture is located, in the event of a bankruptcy, the lien of that creditor on such fixture will be higher in priority than the security interest in such fixture securing the notes.

      Security interests in certain of our securities accounts will also generally be perfected by the filing of UCC financing statements, and not control agreements. If another creditor is granted a security interest in such an account and obtains control over the account through a control agreement or otherwise, that creditor’s security interest in the securities accounts will be higher in priority than the security interest in the account securing the notes. Although for certain deposit accounts, we are required to perfect security interests in such deposit accounts by entering into control agreements, for certain other deposit accounts, we have no obligation to obtain any control agreements. If control agreements are not obtained with respect to any deposit account, the holders will not have a perfected security interest in such account.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes, and the collateral securing the notes may be reduced under certain circumstances.

      The proceeds of any sale of collateral following an event of default with respect to the notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the notes and the first-lien obligations. No appraisal of the value of the collateral has been made. The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers, and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. For example, a substantial portion of the value of our assets consists of FCC licenses, and prior approval of the FCC is required in order for any remedies to be exercised with respect to our FCC licenses, and obtaining such approval could result in significant delays and reduce the proceeds obtained from the sale or other disposition of our FCC licenses.

      To the extent that pre-existing liens and other rights granted to other parties (in addition to the holders of obligations secured by first-priority liens) encumber any of the collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the trustee under the indenture or the holders of the notes to realize or foreclose on the collateral. Consequently, liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our and the guarantors’ remaining assets.

      The indenture governing the notes also permits us to designate one or more of our restricted subsidiaries as unrestricted subsidiaries. If we designate a subsidiary as an unrestricted subsidiary, all of the second-priority liens on any collateral owned by the unrestricted subsidiary or any of its subsidiaries and any guarantees of the notes by the unrestricted subsidiary or any of its subsidiaries will be automatically released under the indenture, but the first-priority liens and guarantees of those entities under the Revolving Credit Agreement may not be released. Designation of an unrestricted subsidiary will therefore reduce the aggregate value of the collateral securing the notes. See “Description of the Notes — Security.”

Your right to exercise remedies with respect to certain collateral is limited.

      The rights of the holders of the notes with respect to the collateral securing the notes are limited. If our Revolving Credit Agreement (or any replacement thereof) is not terminated or our obligations under it or any other obligations secured by first-priority liens are outstanding, any actions that may be taken in respect of any of our and the guarantors’ assets, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to the collateral documents, are limited and, in most cases, controlled and directed by the lenders under the Revolving Credit Agreement and other obligations secured by first-priority liens. In those circumstances, the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if an Event of Default under the indenture governing the notes has occurred or if the rights of the holders of the notes are or may be adversely affected. See “Description of the Notes — Security — Intercreditor Agreement.”

The assets of our subsidiaries that are not guarantors of the notes will be subject to prior claims by creditors of those subsidiaries.

      You will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes. All of our restricted subsidiaries under the indenture will guarantee the notes; however, our only existing unrestricted subsidiary under the indenture, Wireless Alliance, and our future unrestricted subsidiaries will not guarantee the notes. Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured. As of June 30, 2004, Wireless Alliance represented approximately 1.7% of our total assets, had approximately $1.4 million of outstanding current liabilities, including trade payables, and had approximately $42.4 million of total liabilities. Unrestricted subsidiaries under the indenture are also not subject to the covenants in the indenture.

Bankruptcy laws and other factors may limit or delay the trustee’s ability to foreclose on the collateral.

      If we or any of our guarantors become a debtor in a case under the United States Bankruptcy Code, the right of the holders of obligations secured by liens on the collateral to foreclose upon and sell such collateral upon the occurrence of an event of default could be subject to limitations under federal bankruptcy laws. Under the Bankruptcy Code, secured creditors such as the holders of the notes are prohibited from repossessing or foreclosing upon their collateral from a debtor in a bankruptcy case, or from disposing of collateral already repossessed, without prior bankruptcy court approval. Other provisions of the Bankruptcy Code permit a debtor to retain and to use the collateral (and the proceeds, products, rents, or profits of such collateral), including cash collateral such as deposit accounts, over the secured creditors’ objection, even if the debtor is in default under applicable debt instruments so long as the secured creditor is afforded “adequate protection” of its interest in the collateral. Although the precise meaning of the term “adequate protection” may vary according to circumstances, it is intended in general to protect a secured creditor against any diminution in the value of the creditor’s interest in its collateral. The determination as to whether adequate protection exists depends on the valuation of the collateral and the discretion of the bankruptcy court. As a result, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

      Moreover, the collateral agent and the indenture trustee may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the notes.

      Finally, the collateral agent’s ability to foreclose on the collateral on your behalf may be subject to lack of perfection, the consent of third parties, prior liens (as discussed above), and practical problems associated with the realization of the security interest in the collateral. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if the issuer or a guarantor became a debtor in a bankruptcy case, including what form any such recovery would take, such as cash, new debt instruments, or other securities.

Certain pledges of collateral might be avoidable by a trustee in bankruptcy. Security interests in deposit accounts can be perfected only by use of a control agreement.

      Any future pledge of collateral, or any future perfection of any other pledge, to secure the notes might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. We have obtained control agreements for certain deposit accounts owned by us or the guarantors in order to perfect the pledge of such accounts to secure the notes. In the future, we will have up to 90 days to obtain control agreements for any accounts for which we are required to obtain such agreements. See “Description of the Notes — Security — Additional Collateral; Acquisition of Assets or Property.”

The pledge of the capital stock and other securities of some of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral while the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

      The notes and the guarantees will be secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the value of the capital stock or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of either series of notes outstanding, all of the capital stock and other securities of such subsidiary will be excluded from the collateral. For purposes of this calculation, under SEC regulations, the 2010 notes and the 2012 notes will be treated as different classes of securities, even though all notes will be secured by the same collateral. In addition, the indenture governing the notes and the collateral documents related to them provide that, to the extent that any rule requires or is adopted, amended, or interpreted to require the filing with the SEC of separate financial statements of any of those subsidiaries due to the fact that such subsidiary’s capital stock or securities secure the notes, then such capital stock and other securities will automatically be released and deemed not to be part of the collateral securing each class of the notes. In such event, the collateral documents will provide for the automatic release of such security interest on such released capital stock and other securities, to the extent necessary to release the liens created thereunder in respect of such capital stock or other securities without the consent of or other action by or on behalf of any holder of notes or any other person. As a result, holders of the notes could lose all of their security interest in the capital stock or other securities of those subsidiaries. This limitation on security does not apply to pledges of stock or other securities securing our obligations under the Revolving Credit Agreement.

      We expect that the capital stock of a number of our principal subsidiaries will be subject to this exclusion. To the extent that subsidiaries subject to the stock pledge limitation or exclusion hold assets in which the holders of notes will not receive a security interest, such as real property or FCC licenses, the limitation on the amount of capital stock of those subsidiaries that will be part of the collateral securing the notes will limit the ability of holders of notes to realize any value from the assets of those subsidiaries. All of the capital stock or other ownership interests of our subsidiaries other than Wireless Alliance will be pledged to secure our obligations under the Revolving Credit Agreement. For more information regarding exclusions from the requirement to pledge capital stock of our subsidiaries, see “Description of the Notes — Security” and “Description of the Notes — Security — FCC Licenses.”

The security for the benefit of the holders of the notes can be released without your consent, under specified circumstances.

      The second-priority liens securing the obligations under the notes will be released automatically in part with respect to any asset constituting collateral if all other second-priority liens on such asset and all first-priority liens on such asset are also released and either:

•	the asset has been sold or otherwise disposed of by us or a guarantor to a person other than us or a guarantor in a transaction permitted by the indenture, at the time of such sale or disposition;

•	the asset is owned or has been acquired by one of our subsidiaries that has been released from its subsidiary guarantee in accordance with the terms of the indenture, including by virtue of a guarantor becoming an unrestricted subsidiary; or

•	the first-lien collateral agent exercises any remedies in respect of such asset in accordance with the intercreditor agreement, including any sale or other disposition thereof.

In the event of a change of control, we will be obligated to offer to repurchase the notes. Such a repurchase may be prohibited or limited by the terms of our Revolving Credit Agreement or our future indebtedness. In addition, we may not have sufficient funds to fulfill our obligation to repurchase the notes upon the occurrence of a change of control.

      We must offer to purchase each series of notes within 30 days after the occurrence of a change of control at a purchase price equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes — Change of Control.”

      In certain circumstances, our ability to complete a change of control repurchase may be limited by the terms of our New Revolving Credit Agreement or our other future indebtedness. Prior to commencing such an offer to purchase, we would be required to repay in full all our indebtedness that would prohibit us from prepaying the notes or obtain any requisite consent to permit the prepayment. If we are unable to repay such indebtedness or are unable to obtain the necessary consent, then we will be unable to offer to purchase the notes, and such failure will constitute an event of default under the indenture governing the notes. The terms of our senior notes, our senior subordinated notes, our senior exchangeable preferred stock, our junior exchangeable preferred stock, and our Class M preferred stock also contain provisions requiring the repurchase of such securities in certain circumstances upon a change of control. As a result, we may not have sufficient funds available at the time any change of control offer is required to be made to repurchase the notes and to fulfill our other obligations.

      The events that constitute a change of control or the failure to make the required offer to purchase the notes, the senior notes, the senior subordinated notes, and the preferred stock may also be events of default under the Revolving Credit Agreement or other obligations secured by first-priority liens. Such events may permit the lenders under such indebtedness to accelerate the indebtedness. If such indebtedness is not repaid, the lenders of such indebtedness will be able to enforce first-priority liens they have on our assets and those of the guarantors, thereby limiting our ability to raise cash to repurchase the notes and reducing the practical benefit of the offer to purchase provisions to the holders of the notes. Therefore, we may not be able to repurchase all our outstanding instruments that have change of control provisions in the event of a change of control. See “Description of Financing Arrangements.”

There is no public market for the notes, and if a market does develop, the price of the notes could be subject to volatility.

      While the old notes are currently eligible for trading in the PORTAL® Market, there is no existing market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange. The initial purchasers have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and any such marketmaking activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. If a market for the notes were to develop, future trading prices would depend upon many factors, including prevailing interest rates, our operating results, and the markets for similar securities. Historically, the market for non-investment grade securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. There can be no assurance that if a market for the notes were to develop, such a market would not be subject to similar disruptions. In addition, the liquidity and the market price of the notes may be adversely affected by changes in the overall market for securities similar to the notes, by changes in our business, financial condition, or results of operations and by changes in conditions in our industry.

You will be subject to transfer restrictions if you fail to exchange your old notes.

      We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer, and, upon completion of the exchange offer, registration rights with respect to the old notes will terminate. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes. In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected due to a reduction in market liquidity.

We are not obligated to notify you of untimely or defective tenders of old notes.

      We will issue new notes in this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal, and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Antitakeover provisions could prevent a sale of our business to a third party.

      Some of the provisions of our Articles of Incorporation, Amended and Restated Bylaws, and Minnesota law could delay or prevent a change of control or a change in management that may be beneficial to shareholders and holders of the notes, including:

•	provisions for a classified board of directors;

•	provisions for advance notice for director nominations and shareholder proposals;

•	provisions allowing holders of our Class B common stock ten votes per share as compared to one vote per share for our Class A common stock;

•	provisions for supermajority votes to approve mergers or amend specified provisions of the Articles and Bylaws; and

•	statutory limits regarding share acquisitions and business combinations.

      We also have adopted a rights plan that could discourage, delay, or prevent someone from acquiring us at a premium price. The rights plan provides that preferred stock purchase rights attached to each share of our common stock become exercisable to purchase shares of common stock at 50% of market value, causing substantial dilution to a person or group acquiring 15% or more of our common stock if the acquisition is not approved by our board of directors.

      In addition, the documents governing our indebtedness, including the notes, and our preferred stock impose limitations on our ability to enter into a change of control transaction. Under these documents, the occurrence of a change of control transaction, in some cases after notice and grace periods, would constitute an event of default permitting acceleration of the indebtedness or would trigger a right of redemption.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the new notes in exchange for the old notes. In consideration for issuing the new notes, we will receive old notes of like original principal amount, the terms of which are identical in all material respects to the new notes. Old notes received in the exchange offer will be cancelled. Accordingly, the issuance of the new notes will not result in any increase in our indebtedness.

      The net proceeds from the original issuance of the old notes in March 2004 were $495.0 million. We used the net proceeds from the sale of the old notes, together with available cash, to repay all outstanding obligations under our former credit agreement, to terminate interest rate swaps associated with the former credit agreement, and to pay fees and expenses associated with our Revolving Credit Agreement and the offering of the notes.

CAPITALIZATION

      The following table sets forth our cash and capitalization as of June 30, 2004.

      This table should be read in conjunction with our consolidated financial statements, including the related notes, included in this Prospectus.

As of June 30,
2004

(In thousands)
Cash	$91,873

Revolving Credit Agreement(1)	$—
Senior Secured Floating Rate Notes due 2010(2)	160,000
8 1/4% Senior Secured Notes due 2012(2)	350,000
9 7/8% Senior Notes due 2010	325,000
9 5/8% Senior Subordinated Notes due 2008	125,000
9 3/4% Senior Subordinated Notes due 2010	300,000

Total Debt, excluding preferred stock	1,260,000
Exchangeable Preferred Stock(3)	593,225
Shareholders’ Deficit	(539,277)

Total Capitalization	$1,313,948

(1)	We have $60.0 million available for borrowing under the Revolving Credit Agreement, which is expected to mature in 2010. There are no mandatory prepayment or commitment reduction provisions in the Revolving Credit Agreement. For more information see “Description of Financing Arrangements — Revolving Credit Agreement.”

(2)	On March 25, 2004, we issued $510 million of senior secured notes. We used the net proceeds, plus some of our available cash, to repay $512.8 million outstanding under our former credit facility.

(3)	Includes all our outstanding preferred stock, including accrued but unpaid dividends on our class M and class T preferred stock only.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

      Our consolidated financial data for the period from January 1, 2001 through December 31, 2003 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP and are included elsewhere in this prospectus. Our consolidated financial data for the period from January 1, 1999 through December 31, 2000 are derived from our consolidated financial statements, which were audited by Arthur Andersen LLP. The consolidated financial data for the six months ended June 30, 2003 and 2004 are derived from our unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, that management considers necessary for a fair presentation of the financial results for these periods. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results for the full year.

      The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes included elsewhere in this prospectus.

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except per share amounts)
Statement of Operations Data:
Revenue:
Service	$355,038	$319,933	$310,520	$238,556	$125,361	$183,564	$171,827
Roaming	131,896	122,703	116,541	98,693	43,081	52,006	60,851
Equipment	20,455	20,442	18,627	18,848	7,299	10,861	8,303

Total revenue	507,389	463,078	445,688	356,097	175,741	246,431	240,981
Operating expenses:
Network costs	96,069	97,200	101,509	85,549	38,549	49,305	48,804
Cost of equipment sales	37,636	29,184	28,415	10,951	10,951	20,592	17,124
Selling, general and administrative	131,761	119,185	122,387	95,034	54,753	63,497	62,967
Depreciation and amortization	76,429	82,497	112,577	91,078	41,277	35,915	39,753
Loss on assets held for sale	42,244	—	—	—	—	—	—

Total operating expenses	384,139	328,066	364,888	306,811	145,530	169,309	168,648
Operating income	123,250	135,012	80,800	49,286	30,211	77,122	72,333
Other income (expense):
Interest expense(2)(3)	(136,262)	(114,478)	(130,432)	(90,764)	(27,116)	(86,755)	(51,062)
Interest and dividend income	916	562	1,172	2,249	467	946	440
Minority interest	—	—	—	—	1,663	—	—
Other	891	66	(752)	(24)	(338)	(64)	988

Other expense, net	(134,455)	(113,850)	(130,012)	(88,539)	(25,324)	(85,873)	(49,634)
Income (loss) before income taxes and cumulative change in accounting principle	(11,205)	21,162	(49,212)	(39,253)	4,887	(8,751)	22,699
Income taxes	—	—	—	—	37	—	—

Income (loss) before cumulative change in accounting principle	(11,205)	21,162	(49,212)	(39,253)	4,850	(8,751)	22,699
Cumulative change in accounting principle(4)	—	(417,064)	1,621	—	—	—	—

Net income (loss)	(11,205)	(395,902)	(47,591)	(39,253)	4,850	(8,751)	22,699
Preferred stock dividend(3)	(38,877)	(60,556)	(54,545)	(44,081)	(15,912)	(6,328)	(32,782)

Net loss applicable to common shares	$(50,082)	$(456,458)	$(102,136)	$(83,334)	$(11,062)	$(15,079)	$(10,083)

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except per share amounts)
Weighted average common shares outstanding
Basic	12,060	11,920	11,865	11,510	9,047	12,225	12,050
Diluted	12,060	11,920	11,865	11,510	9,047	12,225	12,050
Net loss applicable to common shares before cumulative change in accounting principle	$(4.15)	$(3.30)	$(8.74)	$(7.24)	$(1.22)	$(1.23)	$(0.84)

Cumulative change in accounting principle	—	(34.99)	0.13	—	—	—	—

Net loss per basic and diluted share applicable to common shares	$(4.15)	$(38.29)	$(8.61)	$(7.24)	$(1.22)	$(1.23)	$(0.84)

						Six Months Ended
	Years Ended December 31,					June 30,

	2003	2002	2001	2000(1)	1999(1)	2003	2004

	(In thousands, except Operating Data)
Statement of Operations Data:
Net cash provided by operating activities	$144,521	$138,322	$75,503	$82,172	$40,412	$58,687	$52,223
Capital expenditures	$53,704	$59,835	$45,979	$54,832	$26,287	$36,559	$19,757
Operating Data:
Retention(5)	98.1%	98.2%	97.8%	98.2%	98.3%	98.1%	98.3%
Average monthly revenue per customer(6)	$59	$57	$59	$61	$54	$59	$58
Average monthly local service revenue per customer(7)	$43	$41	$42	$44	$45	$45	$42
Acquisition cost per customer(8)	$417	$373	$287	$358	$365	$424	$420

	As of December 31,					As of June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

Other Operating Data
Postpaid	656,110	639,221	599,514	531,290	243,277	639,900	651,737
Prepaid	22,302	27,452	33,255	20,832	2,494	22,454	27,280
Wholesale	67,104	55,700	29,139	12,727	—	79,153	59,998

Total customers	745,516	722,373	661,908	564,849	245,771	741,507	739,015

Marketed POPs(9)	5,962,000	5,893,000	5,893,000	5,443,000	3,118,000	6,279,000	5,962,000
Penetration(9)(10)	11.4%	11.3%	10.7%	10.1%	7.9%	10.5%	11.3%
Cell sites/ base stations	754	732	684	654	328	809	770

	As of December 31,					As of June 30,

	2003	2002	2001	2000(1)	1999(1)	2004	2003

	(In thousands, except other ratios)
Balance Sheet Data:
Working capital (deficit)	$86,135	$(55,496)	$(18,273)	$(23,578)	$(5,887)	$63,580	$82,987
Property, plant and equipment	226,202	240,536	244,980	234,490	130,651	251,982	230,583
Total assets	1,521,058	1,462,978	1,836,779	1,771,796	522,463	1,453,902	1,545,082
Senior secured debt	525,723	793,853	1,111,510	1,018,350	213,000	510,000	844,555
Total long-term liabilities	1,764,867	1,211,026	1,286,301	1,157,472	339,742	1,734,039	1,296,551
Other Ratios:(11)
Ratio of earnings to fixed charges	—	1.19	—	—	1.17	—	1.44

(1)	In April 2000, we acquired wireless operations and licenses covering portions of Alabama, Kansas, Mississippi, Oregon, and Washington. These acquired operations are reflected in our financial statements only after the date of acquisition. Our results of operations for the years beginning after December 31, 2000 reflect these operations for the full year. As a result, our results of operations for the years ended December 31, 2000 and 1999 are not fully comparable to those of subsequent years.

(2)	Interest expense for 2003, 2002, and 2000 reflects the reclassification of extraordinary costs related to the early extinguishment of debt to interest expense as required under SFAS No. 145.

(3)	Effective July 1, 2003, we adopted SFAS No. 150, which required us to reclassify dividends on our senior and junior exchangeable preferred securities from “Preferred stock dividend” to “Interest expense” on a prospective basis.

(4)	Cumulative effect changes in 2002 and 2001 reflect certain adjustments as required under SFAS No. 142 and SFAS No. 133, respectively.

(5)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(6)	Determined for each period by dividing service revenue (not including regulatory pass-through fees) and roaming revenue for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(7)	Determined for each period by dividing service revenue (not including regulatory pass-through fees) for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(8)	Determined for each period by dividing selling and marketing expenses, net cost of equipment sales, and depreciation of rental telephone equipment by the gross postpaid and prepaid wireless voice customers added during such period.

(9)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(10)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to POPs.

(11)	The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs, and the portion of rent expense representing interest. Earnings consist of income before income tax, cumulative effect adjustment, and preferred stock dividends plus fixed charges reduced by capitalized interest. On this basis, earnings for some periods were not adequate to cover fixed charges, and, accordingly, no ratio is shown. The deficiency of earnings to fixed charges for the six months ended June 30, 2004 and for the years ended December 31, 2003, 2001, and 2000 was $9.5 million, $11.4 million, $49.2 million, and $39.7 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with “Selected Consolidated Financial and Operating Data” and our consolidated financial statements included elsewhere in this prospectus. Some of the statements in this discussion are forward-looking statements. See “Forward-Looking Statements.”

Business Overview

      We are a wireless communications service provider focusing primarily on rural markets in the United States. Our operating regions include portions of five states in the Northeast, two states in the Northwest, four states in the Midwest, and three states in the South. Within each of our four regions, we have deployed a strong local sales and customer service presence in the communities we serve, which we believe provides us with a substantial competitive advantage, particularly when coupled with the comprehensive coverage of our network. Our marketed networks covered a total population of approximately 6.3 million POPs and served approximately 662,000 voice customers, excluding wholesale customers, as of June 30, 2004.

      In addition, we believe our market characteristics, network quality, and the lower number of competitors in our markets relative to more urban markets make us an attractive roaming partner for other wireless communications service providers. We have preferred roaming relationships with AWE, Cingular Wireless, LLC, T-Mobile, and Verizon Wireless in our various regions. We began a next generation network buildout in late 2003, which we expect to be substantially complete in 2005.

      We also own PCS licenses that cover a total population of 300,000 in our Midwest region and 1.2 million in our Northeast region. Our networks in these areas enable our customers and those of our roaming partners to use our service. We do not yet directly market our services in these areas.

      Our principal operating objective is to increase revenue and achieve profitability through increased penetration in existing wireless markets. We believe that we can achieve this objective because our rural markets provide growth opportunities due to their lower current penetration rates and reduced competition for customers as compared to wireless systems located in larger metropolitan areas.

Summary of Operating Results for Six Months Ended June 30, 2004

      Operating highlights for the first half of 2004 reflect progress on our next generation network buildouts, transition of the acquired AWE operations in our South Region, wireless number portability compliance, ETC certification in Oregon, and repurchases of senior preferred stock.

      Service revenue increased 6.8% to $183.6 million. Our service revenue increase would likely have been greater if not for the net loss of 21,000 customers in the AWE property swap. LSR increased to $45 for the six months ended June 30, 2004 as compared with $42 in 2003.

      Our total customers increased to 741,507 at June 30, 2004 as compared to 739,015 at June 30, 2003, primarily due to our marketing efforts over the past 12 months, partially offset by the loss of 35,091 customers in the transfer of Oregon RSA 4 to AWE on March 1, 2004. As part of the completed property exchange, we received from AWE operations in Alabama and Mississippi, including approximately 13,837 customers. In the six months ended June 30, 2004, our total customers decreased by approximately 16,000, excluding wholesale.

      Roaming revenue for the six months ended June 30, 2004 was $52.0 million as compared to $60.9 million in the six months ended June 30, 2003. We expected lower roaming revenue this year primarily because of the Oregon 4 property swap. During the six months ended June 30, 2003, Oregon 4 provided approximately $8.2 million in roaming revenue. Also contributing to the decline in roaming revenue, our outcollect roaming yield for the six months ended June 30, 2004, was $0.17 as compared to $0.21 in 2003. We expect outcollect roaming revenues for all of 2004 to be in the $110 million range as compared to actual results of $131.9 million in 2003.

      In addition, we believe the migration of AWE and Cingular’s customer bases to GSM has accelerated, which is challenging us to complete our GSM networks as quickly as we can to meet demand from their customers. As of August 10, 2004, approximately one-third of all of our cell sites have next generation technology. Based on the experience of other wireless carriers, we may encounter technical difficulties and expense in migrating our customers to the new technology, the extent of which we cannot predict. We believe the accelerated transition by our national roaming partners to next generation handsets also negatively impacted roaming revenue during the six months ended June 30, 2004.

      We continue to expect capital spending for 2004 to be approximately $100 million as compared to $53.7 million in 2003.

      During the six months ended June 30, 2004, we repurchased 57,750 shares of our 11 3/8% senior exchangeable preferred stock for $49.4 million. These shares had accrued $6.6 million in unpaid dividends. The corresponding $15.3 million gain on redemption of preferred shares was recorded as a reduction of interest expense.

Operating Revenue

      Our revenue primarily consists of service, roaming, and equipment revenue, each of which is described below:

•	Service revenue includes monthly access charges, charges for airtime used in excess of the time included in the service package purchased, long distance charges derived from calls placed by customers as well as wireless and paging equipment lease revenue. Also included are charges for features such as voicemail, call waiting, call forwarding, and incollect revenue, which consists of charges to our customers when they use their wireless phones in other wireless markets.

We include in service revenue the USF support funding that we are eligible to receive as a result of our ETC status in certain states.

•	Roaming revenue includes only outcollect revenue, which we receive when other wireless providers’ customers use our network.

•	Equipment revenue includes activation fees, sales of wireless and paging equipment and accessories to customers, and network equipment reselling.

Operating Expenses

      Our operating expenses include network costs, cost of equipment sales, selling, general and administrative expenses, and depreciation and amortization, each of which is described below:

•	Network costs include switching and transport expenses and expenses associated with the maintenance and operation of our wireless network facilities, including salaries for employees involved in network operations, site costs, charges from other service providers for resold minutes, and the expense associated with incollect revenue.

•	Cost of equipment sales includes costs associated with telephone equipment and accessories sold to customers. In recent years, we and other wireless providers have increased the use of discounts on phone equipment as competition between service providers has intensified. As a result, we have incurred, and expect to continue to incur, losses on equipment sales per gross additional customer. We expect to continue these discounts and promotions because we believe they will increase the number of our wireless customers and, consequently, increase service revenue.

•	Selling, general and administrative (“SG&A”) expenses include salaries, benefits, and operating expenses such as marketing, commissions, customer support, accounting, administration, and billing. We also include in SG&A charges to our customers for USF contributions, which are offset by a corresponding increase in service revenue.

•	Depreciation and amortization represents the costs associated with the depreciation of fixed assets and the amortization of customer lists. In 2003, 2002, and 2001, we also included the depreciation of the capitalized cost of handsets leased to customers.

Other Expenses

      In addition to the operating expenses discussed above, RCC also incurs other expenses, primarily interest and dividends on preferred stock.

•	Interest expense primarily results from borrowings under our credit agreement and the issuance of notes and exchangeable preferred stock, the proceeds of which were used to finance acquisitions, repay other borrowings, and further develop our wireless network.

Interest expense includes the following:

•	Interest expense on credit facility

•	Interest expense on the senior subordinated notes

•	Interest expense on senior notes and senior secured notes

•	Amortization of debt issuance costs

•	Early extinguishments of debt issuance costs

•	Dividends on senior and junior exchangeable preferred stock

•	Related amortization of stock issuance costs upon adoption of SFAS No. 150 on July 1, 2003

•	Gain (loss) on derivative instruments

All of our derivative financial instruments entered into after January 1, 2003, were marked to market, with changes in fair value included in interest expense. In March 2004, in connection with the repayment of our former credit facility, we terminated all such agreements.

•	Preferred stock dividends are paid on our outstanding Class M convertible preferred stock and Class T convertible preferred stock. Through June 30, 2003, preferred stock dividends also included dividends on our Senior and Junior exchangeable preferred securities.

Critical Accounting Policies and Estimates

      The following discussion and analysis is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue, expenses, assets, and liabilities during the periods reported. Estimates are used when accounting for certain items such as unbilled revenue, allowance for doubtful accounts, depreciation and amortization periods, income taxes, valuation of intangible assets, and litigation contingencies. We base our estimates on historical experience, where applicable, and other assumptions that we believe are reasonable under the circumstances. We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Goodwill and Indefinite-Lived Intangible Assets

      We review our goodwill and indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement, we test goodwill for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that could reduce the fair value of a reporting unit below its carrying value. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. In analyzing goodwill for potential impairment, we use projections of future cash flows from the reporting units. These projections are based on our views of growth rates, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. We believe that our estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, goodwill may become impaired.

      Additionally, impairment tests for indefinite-lived intangible assets, consisting of FCC licenses, are required to be performed on an annual basis or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. In accordance with Emerging Issues Task Force (“EITF”) No. 02-07, Unit of Accounting for Testing of Impairment of Indefinite-Lived Intangible Assets, impairment tests for FCC licenses are performed on an aggregate basis. We utilize a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using a start-up model assumption and, accordingly, incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. We believe that our estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired.

      We believe that the accounting estimates related to determining the fair value of goodwill and indefinite-lived intangible assets, and thus any impairment, are “critical accounting estimates” because (i) they are highly susceptible to change from period to period since they require management to make cash flow assumptions about future sales, operating costs, and discount rates over an indefinite life and (ii) the impact that recognizing an impairment would have on the assets reported on our balance sheet as well as our net income (loss) would be material. In estimating future operations, we use our internal budgets, which require significant judgment regarding anticipated customer growth and other business trends.

Revenue Recognition — Service

      We recognize service revenue based upon minutes of use processed and contracted fees, net of credits and adjustments for service discounts. As a result of our billing cycle cut-off times, we are required to make estimates for service revenue earned, but not yet billed, at the end of each month. These estimates are based primarily upon historical minutes of use processed. We follow this method since reasonable, dependable estimates of the revenue can be made. Actual billing cycle results and related revenue may vary from the results estimated at the end of each quarter, depending on customer usage and rate plan mix. For customers who prepay their monthly access, we match the recognition of service revenue to their corresponding usage.

      In 2003, we started to receive USF revenue reflecting our ETC status in certain states. How we recognize support revenue depends on the level of our collection experience in each ETC qualified state. When we do not have adequate experience to determine the timing and amount of reimbursement, we recognize revenue upon cash receipt. Where we do have adequate experience as to the amount and timing of the receipt of these funds, we recognize revenue on an accrual basis. Additionally, we include the pass-through fees we charge our customers to support the USF as service revenue.

Revenue Recognition — Roaming Revenue and Incollect Cost

      Roaming revenue and incollect cost information is provided to us primarily through a third party centralized clearinghouse. From the clearinghouse we receive monthly settlement data. We base our accrual of roaming revenue and incollect expense on these clearinghouse reports. We follow this method since reasonably dependable estimates of roaming revenue and incollect cost can be made utilizing these reports.

Allowance for Doubtful Accounts

      We maintain an allowance for doubtful accounts for estimated losses that will result from failure of our customers to pay amounts owed. We base our estimates on the aging of our accounts receivable balances and our historical write-off experience, net of recoveries. If the financial condition of our customers were to deteriorate, we may be required to maintain higher allowances.

Depreciation of Property and Equipment

      We depreciate our wireless communications equipment using the straight-line method over estimated useful lives. We periodically review changes in our technology and industry conditions, asset retirement activity, and salvage to determine adjustments to estimated remaining useful lives and depreciation rates. Effective January 1, 2003, we implemented the results of a review of the estimated service lives of our remaining TDMA network assets. Useful lives were shortened to substantially depreciate all such equipment by December 31, 2008. While we will continue to sell and market TDMA services for the foreseeable future, the amount of future projected cash flows to be derived from the TDMA network assets is highly dependent upon the rate of transition of existing subscribers using TDMA equipment to GSM/ GPRS and CDMA capable equipment, as well as other competitive and technological factors. We determined that a reduction in the useful lives of these assets is warranted based on the projected transition of network traffic.

      The following summarizes the current and expected useful lives for TDMA equipment acquired between January 1, 2002 and December 31, 2004:

Year of Acquisition	Useful Life

2002	6 years
2003	5 years
2004	4 years

      We will continue to review the useful lives of the TDMA assets throughout the period of transition of subscribers to GSM/ GPRS and CDMA capable equipment to determine whether further changes are warranted.

Impairment of Long-Lived Assets

      We review our long-lived assets, consisting primarily of property, plant and equipment and intangible assets with finite lives, for impairment in our accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In analyzing potential impairment, we use projections of future cash flows from the assets. These projections are based on our views of growth rates for the related business, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. We believe that our estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, long-lived assets may become impaired.

      When we determine that the carrying value of certain long-lived assets may not be recoverable based upon the existence of one or more of the above impairment indicators, we then measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in our current business model. In connection with our property exchange with AWE, we recorded a non-cash loss on assets held for sale, in accordance with SFAS No. 144, of $42.2 million effective in the third quarter of 2003. There was no additional gain or loss recognized on this property exchange at closing on March 1, 2004.

Income Taxes

      We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” As part of the process of preparing the consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. This process involves estimating actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent RCC increases or decreases the valuation allowance in a period, we must include an expense or benefit within the tax provision in our statement of operations.

      Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against net deferred tax assets. As of June 30, 2004, our valuation allowance was $156.3 million due to uncertainties related to our ability to utilize the deferred tax assets. The deferred tax assets consist principally of certain net operating losses (“NOLs”) being carried forward, as well as impairment write-downs of intangible assets not currently deductible for tax purposes. The valuation allowance is based on our historical operations projected forward and our estimate of future taxable income and the period over which deferred tax assets will be recoverable. It is possible that we could be profitable in the future at levels that cause us to conclude that it is more likely than not that we will realize a portion or all of the NOL carryforwards. Upon reaching such a conclusion, we would immediately record the estimated net realizable value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates, which would be approximately 38% under current tax law. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause the provision for income taxes to vary significantly from period to period, although our cash tax payments would remain unaffected until the benefit of the NOLs is utilized or the NOLs expire unused.

Litigation and Other Loss Contingencies

      In the ordinary course of business, we are subject to litigation and other contingencies. Management must use its best judgment and estimates of probable outcomes when determining the impact of these contingencies. We assess the impact of claims and litigation on a regular basis and update the assumptions and estimates used to prepare our financial statements.

Results of Operations

      The following table presents certain statement of operations data as a percentage of total revenue for the periods indicated.

				Six Months Ended
	Years Ended December 31,			June 30,

	2003	2002	2001	2004	2003

Statement of Operations Data:
Revenue:
Service	70.0%	69.1%	69.7%	74.5%	71.3%
Roaming	26.0	26.5	26.1	21.1	25.3
Equipment	4.0	4.4	4.2	4.4	3.4

Total revenue	100.0	100.0	100.0	100.0	100.0
Operating expenses:
Network costs	18.9	21.0	22.8	19.9	20.3
Cost of equipment sales	7.4	6.3	6.4	8.4	7.1
Selling, general and administrative	26.0	25.7	27.5	25.8	26.1
Depreciation and amortization	15.1	17.8	25.2	14.6	16.5
Loss on assets held for sale	8.3	—	—	—	—

Total operating expenses	75.7	70.8	81.9	68.7	70.0
Operating income	24.3	29.2	18.1	31.3	30.0
Other income (expense):
Interest expense(1)(2)	(26.8)	(24.7)	(29.3)	(35.2)	(21.2)
Interest and dividend income	0.2	0.1	0.3	0.4	0.2
Minority interest	—	—	—	—	—
Other	0.1	0.0	(0.2)	0.0	0.4

Other expense, net	(26.5)	(24.6)	(29.2)	(34.8)	(20.6)
Income (loss) before cumulative change in accounting principle	(2.2)	4.6	(11.1)	(3.5)	9.4
Cumulative change in accounting principle(3)	—	(90.1)	0.4	—	—

Net income (loss)	(2.2)	(85.5)	(10.7)	(3.5)	9.4
Preferred stock dividend(2)	(7.7)	(13.1)	(12.2)	(2.6)	(13.6)

Net loss applicable to common shares	(9.9)%	(98.6)%	(22.9)%	(6.1)%	(4.2)%

(1)	Interest expense for 2003 and 2002 reflects the reclassification of extraordinary costs related to the early extinguishment of debt to interest expense as required under SFAS No. 145.

(2)	Effective July 1, 2003, we adopted SFAS No. 150, which required us to reclassify dividends on our senior and junior exchangeable preferred securities from “Preferred Stock dividend” to “Interest expense” on a prospective basis.

(3)	Cumulative effect changes in 2002 and 2001 reflect certain adjustments as required under SFAS No. 142 and SFAS No. 133, respectively.

Six Months Ended June 30, 2004 and 2003

Revenue

Operating Revenue:

	Six Months Ended June 30,

			$	%
			Increase	Increase
	2004	2003	(Decrease)	(Decrease)

	(In thousands)
Service	$183,564	$171,827	$11,737	6.8%
Roaming	52,006	60,851	(8,845)	(14.5)
Equipment	10,861	8,303	2,558	30.8

Total revenue	$246,431	$240,981	$5,450	2.3%

      Service Revenue. Service revenue growth for the six months ended June 30, 2004, reflects additional customers in existing markets together with USF support subsidies increasing to $11.5 million as compared to $2.8 million for the six months ended June 30, 2003. Service revenue was also impacted by the 21,254 net customer decrease resulting from the AWE property swap completed on March 1, 2004. For the six months ended June 30, 2004, LSR increased to $45 as compared to $42 for the six months ended June 30, 2003.

      Reflecting FCC changes to the USF rate structure, our customer pass-through charges were $4.8 million during 2004 as compared to $3.6 million during 2003. We expect total USF subsidies in the low $20 million range for all of 2004.

      Customers. Our total customers increased to 741,507 at June 30, 2004 as compared to 739,015 at June 30, 2003, primarily due to our marketing efforts over the past 12 months, partially offset by the transfer of 35,091 Oregon RSA 4 customers to AWE on March 1, 2004. As part of the completed property exchange, we received from AWE operations in Alabama and Mississippi, including approximately 13,837 customers. Wireless Alliance accounted for 15,255 of our total customers at June 30, 2004.

Customer reconciliation giving effect to the AWE property exchange:
(not including long distance and paging)

	Postpaid	Prepaid	Wholesale	Total

Customers at December 31, 2003	656,110	22,302	67,104	745,516
Net customer adds (losses)	5,799	(647)	12,093	17,245
Effect of the completed AWE Property Exchange on March 1, 2004:
South region customers acquired	12,858	979	—	13,837
Oregon RSA 4 customers transferred	(34,867)	(180)	(44)	(35,091)

Net customer change	(22,009)	799	(44)	(21,254)

Ending customers as of June 30, 2004	639,900	22,454	79,153	741,507

      During the six months ended June 30, 2004, postpaid retention was 98.1% as compared to 98.3% in the six months ended June 30, 2003. Total customer net adds were 17,245 in the six months ended June 30, 2004 as compared to 16,642 in the six months ended June 30, 2003. The implementation of wireless number portability has not had a significant impact on our customer base.

      Roaming Revenue. The 14.5% decrease in roaming revenue primarily reflects the effect of the transfer of our Northwest Region Oregon 4 (“Oregon 4”) service area to AWE on March 1, 2004, together with a decline in our outcollect yield for the six months ended June 30, 2004 to $0.17 per minute as compared to $0.21 per minute in 2003. We expect outcollect roaming yield for all of 2004 to be approximately $0.17.

      For the six months ended June 30, 2003, the Oregon 4 service area provided us approximately $8.2 million of roaming revenue. For the full year of 2003, the Oregon 4 service area provided us approximately $15 million of roaming revenue.

      Also impacting roaming revenues during the six months ended June 30, 2004 is the accelerated transition by our national roaming partners to next generation handsets. Since our next-generation networks are not fully completed, we believe we may have missed opportunities for roaming minutes. We expect outcollect roaming revenues for 2004 to be in the $110 million range.

      Equipment Revenue. Equipment revenue increased 30.8% to $10.9 million during the six months ended June 30, 2004 as compared to $8.3 million during the six months ended June 30, 2003. Primarily contributing to increased equipment revenue was the adoption of EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF No. 00-21”), which was effective for us, prospectively, on July 1, 2003, and increased equipment revenue by $1.5 million for the six months ended June 30, 2004. Also contributing to the equipment revenue increase during the six months ended June 30, 2004 was equipment reselling and phone and accessory sales increasing to $582,000 and $8.7 million as compared to $381,000 and $7.9 million, respectively, during the six months ended June 30, 2003.

Operating Expenses

	Six Months Ended June 30,

			$ Increase	% Increase
	2004	2003	(Decrease)	(Decrease)

	(In thousands)
Network cost
Incollect cost	$21,781	$22,909	$(1,128)	(4.9)%
Other network cost	27,524	25,895	1,629	6.3

	49,305	48,804	501	1.0
Cost of equipment sales	20,592	17,124	3,468	20.3
Selling, general and administrative	63,497	62,967	530	0.8
Depreciation and amortization	35,915	39,753	(3,838)	(9.7)

Total operating expenses	$169,309	$168,648	$661	0.4%

      Network Cost. Network cost, as a percentage of total revenues, decreased to 20.0% in the six months ended June 30, 2004 as compared to 20.3% in the six months ended June 30, 2003. Our network cost for the six months ended June 30, 2004 increased 1.0% to $49.3 million, reflecting additional operating costs of our next generation network overlays and additional costs resulting from the AWE property exchange. Partially offsetting the increase in network cost was a 4.9% decrease in incollect cost to $21.8 million.

      Cost of Equipment Sales. Cost of equipment sales increased 20.3% to $20.6 million, reflecting the increased level of equipment revenue. As a percentage of revenue, cost of equipment sales for 2004 increased to 8.4% as compared to 7.1% in 2003.

      Selling, General and Administrative. Contributing to the increase in SG&A was an increase in USF pass-through charges totaling $4.9 million in the six months ended June 30, 2004 as compared to $3.7 million in the six months ended June 30, 2003. Sales and marketing costs were $25.3 million in the six months ended June 30, 2004 as compared to $25.1 million in the six months ended June 30, 2003. As a percentage of revenue, SG&A was basically flat in the six months ended June 30, 2004 as compared to the six months ended June 30, 2003.

      Components of SG&A are as follows:

	Six Months Ended June 30,

			$ Increase	% Increase
	2004	2003	(Decrease)	(Decrease)

	(In thousands)
General and administrative	$29,043	$29,894	$(851)	(2.8)%
Sales and marketing	25,260	25,095	165	0.7
Bad debt	4,304	4,308	(4)	(0.1)
USF pass-through	4,890	3,670	1,220	33.2

	$63,497	$62,967	$530	0.8%

      Depreciation and Amortization. The decrease in depreciation expense to $35.9 million for the six months ended June 30, 2004 as compared to $39.8 million for the six months ended June 30, 2003, primarily reflects a decline in phone service equipment depreciation expense for the six months ended June 30, 2004, partially offset by increases in depreciation relating to next generation network overlay construction and $370,000 additional depreciation expense related to the accelerated depreciation of TDMA equipment. As of June 30, 2004, our network had 809 cell sites.

Other Income (Expense)

      Interest Expense. Interest expense for the six months ended June 30, 2004, including the effect of SFAS No. 133 and SFAS No. 150, increased 69.9% to $86.8 million as compared to $51.1 million in the six months ended June 30, 2003. Of this increase, $28.8 million reflects the adoption of SFAS No. 150, effective July 1, 2003, pursuant to which our 11 3/8% senior exchangeable and 12 1/4% junior exchangeable preferred securities were reclassified into Long-Term Liabilities and dividend expense related to these instruments, which was previously reported as a component of “Preferred Stock Dividend,” is now classified as interest expense. SFAS No. 150 does not permit reclassification of prior year amounts to conform to the current year presentation. Also contributing to the increase in interest expense was a $12.3 million charge related to the early payment of our previous credit facility in March 2004.

      Components of interest expense are as follows:

	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
Interest expense on credit agreement	$4,884	$27,659
Interest expense on senior secured notes	10,314	—
Interest expense on senior notes	16,047	—
Interest expense on senior subordinated notes	20,641	20,641
Amortization of debt issuance costs	2,370	2,119
Write-off of debt issuance costs	12,336	—
Senior and junior preferred stock dividends	28,780	—
Effect of derivative instruments	5,552	643
Gain on redemption of senior exchangeable preferred stock	(15,276)	—
Other	1,107	—

	$86,755	$51,062

      Gain on Redemption of Preferred Stock. During the six months ended June 30, 2004, we repurchased 57,750 shares of our 11 3/8% senior exchangeable preferred stock for $49.4 million. The corresponding $15.3 million gain on redemption of preferred shares was recorded as a reduction of interest expense.

Preferred Stock Dividends

      Preferred stock dividends for the six months ended June 30, 2004 decreased by 80.7% to $6.3 million as compared to $32.8 million in the six months ended June 30, 2003. The decline in preferred stock dividends results from the adoption of SFAS No. 150, as described above, which requires that dividends on certain preferred stock be treated as interest.

Years Ended December 31, 2003 and 2002

Operating Revenue:

	Year Ended December 31,

	2003	2002	$ Increase	% Increase

	(In thousands)
Service	$355,038	$319,933	$35,105	11.0%
Roaming	131,896	122,703	9,193	7.5%
Equipment	20,455	20,442	13	0.1%

Total revenue	$507,389	$463,078	$44,311	9.6%

      Service Revenue. Service revenue growth reflects the revenue resulting from additional customers added through increased penetration in existing markets together with increases in local service revenue per customer (“LSR”). The increase in LSR to $43 in 2003 from $41 in 2002 is the result of several factors, including increases in per customer access and features fees and in USF subsidies.

      During 2003, postpaid retention was 98.1%. Our customer growth in 2003 of 23,143, as compared to 60,465 in 2002, primarily reflects an increased number of competitors in the markets we serve. Wireless Alliance accounted for 15,549 of our total customers. We look to improve our customer growth in 2004. Improvement in net postpaid customer growth depends on several factors, including the success of our commercial launch of next generation products in three of our regions and the amount of synergy in our South region provided by our enhanced operating footprint as a result of the property exchange with AWE.

Customers (including Wireless Alliance):
(not including long distance and paging)

	As of December 31,

			Net Add
	2003	2002	(Decrease)

Postpaid	656,110	639,221	16,889
Prepaid	22,302	27,452	(5,150)
Wholesale	67,104	55,700	11,404

Total customers	745,516	722,373	23,143

      We recognized $8.8 million in ETC support payments from the states of Alabama, Maine, Mississippi, and Washington during 2003. We did not recognize ETC support in the year ended December 31, 2002. With the receipt of ETC certification in Minnesota and Vermont during the fourth quarter of 2003, we expect ETC support payments to increase to approximately $20.0 million in 2004.

      Reflecting FCC changes to the USF rate structure, our customer pass-through charges were $8.9 million during 2003 as compared to $4.9 million during 2002. We do not expect this rate structure to change materially in 2004.

      Roaming Revenue. The increase in roaming revenue primarily reflects increases in outcollect minutes offsetting declines in outcollect yield. Roaming yield for 2003 was $0.21 per minute as compared to $0.26 per minute in 2002. Affecting year-over-year comparability, however, was a $2.0 million one-time retroactive roaming payment to Wireless Alliance during 2002.

      AWE, Cingular, Verizon Wireless, and T-Mobile accounted for approximately 89% of our outcollect minutes in 2003. During 2003, AWE accounted for 10.0% of our total revenue. Under our agreements with AWE, Verizon Wireless, Cingular, and other roaming partners, the roaming yield per minute we receive from outcollect calling minutes, in addition to the cost per minute we pay for our customers’ incollect activity, declines over time. We do not expect Cingular’s recently announced acquisition of AWE to impact our anticipated outcollect minutes and expect total minute increases from our roaming partners to largely offset the expected yield declines.

      Equipment Revenue. Within equipment revenue, equipment reselling decreased by $5.5 million in 2003 to $1.5 million. Offsetting decreases in equipment reselling, was a $3.7 million increase in phone and accessory sales, which reflects our customer promotion activities that did not utilize phone rental programs. Also contributing to equipment revenue was the adoption of EITF No. 00-21, which was effective for us on July 1, 2003, and increased 2003 equipment revenue by $1.8 million.

Operating Expenses:

	Year Ended December 31,

			$ Increase	% Increase
	2003	2002	(Decrease)	(Decrease)

	(In thousands)
Network costs	$96,069	$97,200	$(1,131)	(1.2)%
Cost of equipment sales	37,636	29,184	8,452	29.0%
Selling, general and administrative	131,761	119,185	12,576	10.6%
Depreciation and amortization	76,429	82,497	(6,068)	(7.4)%
Loss on assets held for sale	42,244	—	42,244	—

Total operating expenses	$384,139	$328,066	$56,073	17.1%

      Network Costs. The decrease in network costs reflects a decline in incollect cost, a material component of network costs. For 2003, the effect of decreases in per minute incollect cost outpaced the effect of increases in incollect minutes. As a result, incollect cost declined 6.5% in 2003 to $44.1 million as compared to $47.1 million in 2002. Per minute incollect cost for 2003 was $0.15 per minute as compared to $0.18 in 2002. Partially offsetting decreased incollect costs were increased employee and network maintenance costs reflecting continued network construction efforts.

      Cost of Equipment Sales. Contributing to the increase in cost of equipment sales was our decision not to utilize our phone service leasing plans during 2003, under which the cost of handsets is capitalized rather than expensed as cost of equipment sales. Therefore, the number of phones sold increased in 2003. In 2002, we capitalized $13.3 million in phone service handsets. As a percentage of revenue, cost of equipment sales for 2003 increased to 7.4% as compared to 6.3% in 2002.

      Selling, General and Administrative. Contributing to the increase in SG&A was an increase in pass-through charges totaling $9.3 million in 2003 as compared to $4.9 million in 2002 and a $1.4 million increase in bad debt expense. For 2003, bad debt expense was $9.4 million as compared to $8.0 million in 2002. Sales and marketing costs were $52.2 million in 2003 as compared to $50.7 million in 2002. As a percentage of revenue, SG&A increased to 26.0% in 2003 from 25.7% in 2002. We may experience increased billing and technical support costs as a result of maintaining both TDMA and upgraded networks in our service areas.

Components of SG&A are as follows:

	Year Ended December 31,

	2003	2002	$ Increase	% Increase

	(In thousands)
General and administrative	$60,860	$55,584	$5,276	9.5%
Sales and marketing	52,150	50,653	1,497	3.0%
Bad debt	9,412	8,027	1,385	17.3%
USF pass-through	9,339	4,921	4,418	89.8%

	$131,761	$119,185	$12,576	10.6%

      Depreciation and Amortization. The decrease in depreciation expense primarily reflects phone service equipment depreciation expense for 2003 declining to $7.5 million as compared to $15.9 million in 2002, partially offset by depreciation relating to additional cell site construction together with $0.6 million additional depreciation expense related to the accelerated depreciation of TDMA equipment. As of December 31, 2003, our network had 754 cell sites.

      Loss on Assets Held for Sale. In October 2003, we entered into a definitive agreement with AWE to exchange certain wireless properties. In connection with this transaction, we recorded a non-cash loss on assets held for sale, in accordance with SFAS No. 144, of $42.2 million, effective in the third quarter of 2003. This exchange was completed on March 1, 2004. (See Note 14 to our consolidated financial statements for the years ended December 31, 2003, 2002, and 2001.)

Other Income (Expense)

      Interest Expense. Interest expense for 2003, including the effect of SFAS No. 133 and SFAS No. 150, increased 19.0% to $136.3 million as compared to $114.5 million in 2002. The increase in interest expense primarily reflects the adoption of SFAS No. 150. Effective July 1, 2003, our 11 3/8% senior exchangeable and 12 1/4% junior exchangeable preferred securities were reclassified into Long-Term Liabilities. The dividend expense related to these instruments, which was previously reported as a component of “Preferred Stock Dividend,” is now classified as interest expense. SFAS No. 150 does not permit reclassification of prior year amounts to conform to the current year presentation. Also contributing to the increase in interest expense is $6.1 million in charges related to the early extinguishment of debt under our former credit agreement in 2003 as compared to a $3.4 million charge in 2002.

Components of interest expense are as follows:

	Year Ended December 31,

	2003	2002

	(In thousands)
Interest expense on former credit agreement	$44,962	$53,266
Interest expense on senior subordinated notes	41,281	39,981
Interest expense on senior notes issued August 1, 2003	13,372	—
Amortization of debt issuance costs	4,773	4,257
Early extinguishment of debt issuance costs	6,134	3,421
Senior and junior preferred stock dividends	27,973	—
Effect of derivative instruments	(3,503)	13,519
Other(1)	1,270	34

	$136,262	$114,478

(1)	Upon adoption of SFAS No. 150 on July 1, 2003, amortization of senior and junior preferred stock issuance costs are presented as interest expense and are included within “other.”

      The following table sets forth adjustments relating to SFAS No. 133:

	Year Ended December 31, 2003			Year Ended December 31, 2002

	Prior to			Prior to
	SFAS No. 133	SFAS No. 133	As	SFAS No. 133	SFAS No. 133	As
	Adjustment	Adjustment	Reported	Adjustment	Adjustment	Reported

(In thousands)
Interest expense	$138,487	$(2,225)	$136,262	$99,374	$15,104	$114,478

      As of December 31, 2003, the effective rate of interest on our former credit agreement, excluding the impact of hedge agreements, was 4.41% as compared to 4.53% at December 31, 2002. The amount outstanding under the former credit agreement decreased to $525.7 million at December 31, 2003 as compared to $793.9 million at December 31, 2002. Partially offsetting the decline in the effective rate of interest under our former credit agreement was the issuance of $325 million of 9 7/8% senior notes, the proceeds of which were primarily used to repay amounts outstanding under our former credit agreement. Long-term debt as of December 31, 2003 was $1.765 billion as compared to $1.211 billion as of December 31, 2002, reflecting primarily the reclassification of exchangeable preferred stock as long-term debt.

Preferred Stock Dividends

      Preferred stock dividends for 2003 decreased by 35.8% to $38.9 million as compared to $60.6 million in 2002. The decline in preferred stock dividends relates primarily to the adoption of SFAS No. 150, which does not permit reclassification of prior year amounts to conform to the current year presentation.

Years Ended December 31, 2002 and 2001

Operating Revenue:

	Year Ended December 31,

	2002	2001	$ Increase	% Increase

	(In thousands)
Service	$319,933	$310,520	$9,413	3.0%
Roaming	122,703	116,541	6,162	5.3%
Equipment	20,442	18,627	1,815	9.7%

Total revenue	$463,078	$445,688	$17,390	3.9%

      Service Revenue. Service revenue growth reflects the revenue resulting from additional customers added through increased penetration in existing markets partially offset by moderate declines in LSR. The decline in LSR to $41 in 2002 from $42 in 2001 is the result of several factors, including: (i) larger home calling areas; (ii) more rate plans that included long distance at no additional charge; and (iii) an increase in numbers of rate plans that share minutes with an existing plan at lower access rates. Reflecting FCC changes to the USF rate structure, our customer pass-through charges were $4.9 million during 2002 compared with $4.5 million in 2001.

Customers (including Wireless Alliance):

(not including long distance and paging)

	As of December 31,

			Net Add
	2002	2001	(Decrease)

Postpaid	639,221	599,514	39,707
Prepaid	27,452	33,255	(5,803)
Wholesale	55,700	29,139	26,561

Total customers	722,373	661,908	60,465

      For 2002, retention was 98.2% as compared to 97.8% in 2001. Postpaid net customer additions for all of 2002 were 39,707 as compared to 46,520 in 2001. Because of the growing popularity of wholesale distribution programs, wholesale customers increased to 55,700, a 91.2% increase over 2001.

      Roaming Revenue. For 2002, increases in outcollect minutes continued to offset declines in yield. Roaming yield for all of 2002 was $0.26 as compared to $0.34 in 2001. Affecting year-over-year comparability, however, was a $2.0 million one-time retroactive roaming payment to Wireless Alliance during 2002.

      AWE, Verizon Wireless, and Cingular accounted for approximately 85% of our outcollect minutes in 2002. During 2002, AWE accounted for 10.1% of our total revenue. Under our agreements with AWE, Verizon Wireless, Cingular, and other roaming partners, the roaming yield per minute we receive from outcollect calling minutes, in addition to the cost per minute we pay for our customers’ incollect activity, declines over time.

      Equipment Revenue. The increase in equipment revenue reflects the additional average revenue per handset sold, increased network equipment reselling, and a decrease in phone service leasing.

Operating Expenses:

	Year Ended December 31,

			$ Increase	% Increase
	2002	2001	(Decrease)	(Decrease)

	(In thousands)
Network costs	$97,200	$101,509	$(4,309)	(4.2)%
Cost of equipment sales	29,184	28,415	769	2.7%
Selling, general and administrative	119,185	122,387	(3,202)	(2.6)%
Depreciation and amortization	82,497	112,577	(30,080)	(26.7)%

Total operating expenses	$328,066	$364,888	$(36,822)	(10.1)%

      Network Costs. Contributing to the decline in network costs was a decrease in incollect cost, a material component of network costs, reflecting reduced pricing contained in new roaming arrangements. For 2002, incollect cost declined 5.4% to $47.1 million as compared to $49.8 million in 2001. Per minute incollect cost for the year ended December 31, 2002 was $0.18 per minute as compared to $0.25 in 2001.

      Cost of Equipment Sales. Contributing to the increase in cost of equipment sales was a reduced emphasis on our phone service leasing plans during 2002, under which the cost of handsets was capitalized rather than expensed as cost of equipment sales. During 2002, we capitalized approximately $13.3 million in phone service handsets as compared to $20.1 million capitalized in 2001. As a percentage of revenue, cost of equipment sales for 2002 was 6.3% as compared to 6.4% in 2001.

      Selling, General and Administrative. The decrease in SG&A primarily reflects decreases in bad debt expense. Bad debt expense for the year ended December 31, 2002 declined to $8.0 million as compared to $13.9 million in 2001. Partially offsetting the decrease in bad debt expense was an increase in pass-through charges totaling $4.9 million in the year ended December 31, 2002. In the year ended December 31, 2001, offsetting pass-through charges totaled $4.5 million. As a percentage of revenue, SG&A decreased to 25.7% in 2002 from 27.5% in 2001.

Components of SG&A are as follows:

	Year Ended December 31,

			$ Increase	% Increase
	2002	2001	(Decrease)	(Decrease)

	(In thousands)
General and administrative	$55,584	$54,114	$1,470	2.7%
Sales and marketing	50,653	49,808	845	1.7%
Bad debt	8,027	13,933	(5,906)	(42.4)%
USF pass-through	4,921	4,532	389	8.6%

	$119,185	$122,387	$(3,202)	(2.6)%

      Depreciation and Amortization. The decrease in depreciation and amortization primarily reflects the January 1, 2002 adoption of SFAS No. 142 and the corresponding discontinuance of amortization of goodwill and licenses, partially offset by the growth in our wireless network assets. During 2001, we amortized $62.8 million in licenses, goodwill, and customer lists. During 2002, we amortized $20.6 million in customer lists. Phone service equipment depreciation expense for 2002 was $15.9 million as compared to $8.5 million in 2001.

Other Income (Expense)

      Interest Expense. Interest expense for 2002, including the effect of SFAS No. 133, decreased 12.2% to $114.5 million as compared to $130.4 million in 2001. The decline in interest expense primarily reflects noncash adjustments related to the accounting for derivative instruments pursuant to SFAS No. 133, declines in interest rates, and an overall reduction in our long-term debt. Partially offsetting the interest decline, in January 2002, we recorded a $3.4 million charge related to the early extinguishment of debt.

Components of interest expense are as follows:

	Year Ended December 31,

	2002	2001

	(In thousands)
Interest expense on former credit agreement	$53,266	$100,142
Interest expense on subordinated notes	39,981	12,031
Amortization of debt issuance costs	4,257	3,144
Early extinguishment of debt issuance costs	3,421	—
Effect of derivative instruments	13,519	14,841
Other	34	274

	$114,478	$130,432

      The following table sets forth adjustments relating to SFAS No. 133:

	Year Ended December 31, 2002			Year Ended December 31, 2001

	Prior to			Prior to
	SFAS No. 133	SFAS No. 133		SFAS No. 133	SFAS No. 133
	Adjustment	Adjustment	As Reported	Adjustment	Adjustment	As Reported

(In thousands)
Interest expense	$99,374	$15,104	$114,478	$114,007	$16,425	$130,432

      As of December 31, 2002, the effective rate of interest on our former credit agreement, excluding the impact of hedge agreements, was 4.53% as compared to 4.9% at December 31, 2001. Long-term debt as of December 31, 2002 was $1.211 billion as compared to $1.286 billion as of December 31, 2001.

Preferred Stock Dividends

      Preferred stock dividends in 2002 increased 11.0% to $60.6 million as compared to $54.5 million in 2001. The increase primarily resulted from our practice of paying dividends by issuing additional shares of exchangeable preferred stock rather than in cash, thereby increasing the basis for subsequent dividend distributions. During 2002, RCC issued 25,509 and 22,134 shares of senior and junior exchangeable preferred stock, respectively, as dividends.

Cumulative Change in Accounting Principle

      Effective January 1, 2002, we adopted SFAS No. 142, which requires cessation of goodwill and license amortization and a fair value approach to testing the impairment of goodwill and indefinite-lived intangible assets. We completed a transitional impairment test for both our goodwill and our licensing costs and determined that there were impairments of $5.0 million and $412.0 million, respectively. We used a fair value approach, using primarily discounted cash flows, to complete the transitional impairment tests. We amended our Form 10-Qs for the first two quarters of 2002 to reflect the effect of the SFAS No. 142 impairment charge as a cumulative change in accounting principle.

Liquidity and Capital Resources

      We need cash primarily for working capital, capital expenditures, debt service, customer growth, and purchases of additional spectrum. In past years, we have met these requirements through cash flow from operations, borrowings under our credit agreement, sales of common and preferred stock, and issuance of debt securities.

      Capital expenditures for the first half of 2004 were approximately $36.6 million compared to approximately $19.8 million for the first half of 2003. Capital expenditures for 2003 were approximately $53.7 million compared to approximately $59.8 million for 2002. These amounts reflect the continued expansion of our existing wireless coverage, the leasing of handsets to certain customer groups in 2002 (which was discontinued at the end of the second quarter of 2002), and the implementation of CDMA and GSM/ GPRS network overlays and upgrades in our markets during the second half of 2003.

      We anticipate incurring substantial expenditures in connection with the continued implementation of CDMA and GSM/ GPRS network overlays and upgrades. We expect to fund these capital expenditures primarily from cash on hand, operating cash flow, and borrowings under our revolving credit agreement. We have made commitments to our roaming partners and to equipment vendors to substantially complete our next generation networks in 2005. Including the cost of these anticipated overlays, our total capital expenditures for 2004 are expected to be approximately $100 million. Our capital expenditures for 2005 are expected to range from $40 million to $80 million.

      We do not have any off-balance sheet financing arrangements or liabilities. We do not have any majority-owned subsidiaries or any interests in, or relationships with, any material special-purpose entities that are not included in our consolidated financial statements.

      Until August 2003, we paid the dividends on our senior exchangeable preferred stock by issuing additional shares of exchangeable preferred stock. Effective August 2003 dividends on our senior exchangeable preferred stock were to be paid in cash. Beginning in May 2005 our junior exchangeable preferred stock dividends are to be paid in cash. Until such date, we will continue to pay dividends on the junior exchangeable preferred stock by issuing additional shares of junior exchangeable preferred stock. We did not declare or pay the cash dividends on the senior exchangeable preferred stock due in August 2003, November 2003, February 2004, May 2004, or August 2004, and are currently accruing them.

      Under the indenture governing the notes, we are able to make limited restricted payments, including the repurchase of senior subordinated notes or preferred stock and the payment of dividends to holders of our equity securities. As of June 30, 2004, we would have been able to make an aggregate of $92.0 million of such restricted payments. Our revolving credit agreement provides similar flexibility, although, in some cases, our revolving credit agreement limits that ability.

      Credit Agreement — As of March 25, 2004, we entered into a new revolving credit agreement that is undrawn and provides up to $60 million in borrowing capacity. The credit agreement is subject to various covenants, including the ratio of senior indebtedness to annualized operating cash flow (as defined in the credit agreement), the ratio of total indebtedness to annualized operating cash flow, and the ratio of annualized operating cash flow to interest expense. Although the credit agreement financial covenants are not applicable unless we draw against the credit facility, we were in compliance with all financial covenants at June 30, 2004.

      In March 2004, we issued $350 million aggregate principal amount of 8 1/4% senior secured notes due 2012 and $160 million aggregate principal amount of senior secured floating rate notes due 2010. The net proceeds from these notes, together with some of our existing cash, were used to repay all outstanding obligations under our former credit agreement, to terminate interest rate swap agreements associated with the former credit agreement, and to pay fees and expenses associated with the notes offering and the new revolving credit agreement. Due to the retirement of the former credit facility we extinguished two interest rate swaps, which had a total notional amount of $284.0 million, for aggregate cash consideration of $9.2 million, including accrued and unpaid interest through the date of termination.

Cash Flows

	Six Months Ended June 30,			Year Ended December 31,

	2004	2003	Change	2003	2002	Change

	(In thousands)
Net cash provided by operating activities	$58,687	$52,223	$6,464	$144,521	$138,322	$6,199
Net cash used in investing activities	(22,954)	(19,558)	(3,396)	(60,454)	(58,596)	(1,858)
Net cash provided by (used in) financing activities	(86,407)	60,580	(146,987)	4,692	(27,933)	32,625

Net increase (decrease) in cash and cash equivalents	(50,674)	93,245	(143,919)	88,759	51,793	36,966
Cash and cash equivalents at beginning of period	142,547	53,788	88,759	53,788	1,995	51,793

Cash and cash equivalents at end of period	$91,873	$147,033	$(55,160)	$142,547	$53,788	$88,759

      Net cash provided by operating activities was $58.7 million for the six months ended June 30, 2004. Adjustments to the $8.8 million net loss to reconcile to net cash provided by operating activities include $35.9 million in depreciation and amortization, $12.3 million loss on write-off of debt and preferred stock issuance costs, and $28.8 million in preferred stock dividends, which was partially offset by a $15.3 million gain on repurchase of preferred securities and a $9.0 million decline in accounts payable.

      Net cash provided by operating activities was $144.5 million for fiscal 2003. Adjustments to the $11.2 million net loss to reconcile to net cash provided by operating activities included $76.4 million in depreciation and amortization, a $28.0 million increase in long-term dividends, a $14.3 million increase in accounts receivable, a $6.1 million charge relating to the early extinguishment of debt, a $42.2 million loss on assets held for sale relating to our property exchange with AWE, and a $4.7 million increase in accounts payable.

      Net cash used in investing activities for the six months ended June 30, 2004 was $23.0 million, including $36.6 million for purchases of property and equipment, which was offset by $13.6 million in proceeds from the AWE property exchange. The majority of property and equipment purchases reflect capital expenditures related to our next generation network overlay process.

      We have made commitments to our roaming partners and to equipment vendors to substantially complete our next generation networks in 2005. We expect capital expenditures for all of 2004 to be approximately $100 million and our 2005 capital expenditures to be in the $80 million range. Additionally, in February 2004, we signed a multi-year agreement with Amdocs Software Systems Limited to be our billing system provider for most next generation customers starting in the fourth quarter of 2004. Other legacy customers will be converted in the first half of 2005.

      Net cash used in investing activities for fiscal 2003 primarily related to purchases of property and equipment. These purchases reflect the continued expansion of our existing wireless coverage and the upgrade and overlay of existing cell sites and switching equipment.

      Net cash used in financing activities for the six months ended June 30, 2004 was $86.4 million, reflecting the completed offering of $350 million aggregate principal amount of our 8 1/4% senior secured notes due 2012 and $160 million aggregate principal amount of our senior secured floating rate notes due 2010. Offsetting the increased debt are $525.7 million in repayments of outstanding indebtedness under our former credit agreement, $13.7 million in payment of debt issuance costs, and $49.4 million in repurchases of preferred stock.

      Net cash provided by financing activities in fiscal 2003 reflected the offering of $325.0 million of 9 7/8% senior notes and $120.0 million in additional borrowing under our former credit agreement. Partially offsetting the increased debt was $394.6 million in repayments of outstanding indebtedness under our former credit agreement, $34.2 million repayment of a swaption, and $13.4 million in payment of debt issuance costs.

Contractual Obligation Summary

      The following table summarizes our contractual commitments as of June 30, 2004 (in thousands).

	Six Months
	Ended	Year Ended December 31,
	December 31,
	2004	2005	2006	2007	2008	Thereafter	Total

Operating Leases	$6,408	$11,608	$10,339	$9,108	$7,745	$9,762	$54,970
Purchase Commitments(1)	24,200	10,380	5,190	—	—	—	39,790
Preferred Securities(2)	11,200	45,887	53,716	53,716	53,716	839,168	1,057,403
Senior Secured Floating Rate Notes (due 2010)	—	—	—	—	—	160,000	160,000
8 1/4% Senior Secured Notes
Notes (due 2012)	—	—	—	—	—	350,000	350,000
9 5/8% Senior Subordinated Notes (due 2008)	—	—	—	—	—	125,000	125,000
9 7/8% Senior Notes (due 2010)	—	—	—	—	—	325,000	325,000
9 3/4% Senior Subordinated Notes (due 2010)	—	—	—	—	—	300,000	300,000

Total	$41,828	$67,875	$69,245	$62,824	$61,461	$2,108,930	$2,412,163

(1)	In 2003, we entered into a five-year $57.0 million purchase commitment with a vendor to install GSM/ GPRS network equipment and CDMA network equipment. Through June 30, 2004, we incurred $17.2 million, net applicable discounts and credits, in equipment purchases related to this agreement. During the years 2004 through 2006, we expect to incur all of the capital expenditures relating to this purchase commitment.

(2)	Until August 2003, we paid the dividends on our senior and junior exchangeable preferred stock by issuing additional shares of exchangeable preferred stock. Effective August 2003 dividends on our senior exchangeable preferred stock are to be paid in cash, and beginning in May 2005 our junior exchangeable preferred stock dividends are to be paid in cash. We did not declare or pay the cash dividends on the senior exchangeable preferred stock due in August 2003, November 2003, February 2004, May 2004, or August 2004, and are currently accruing them. If we fail to comply with certain terms of either our junior or senior preferred stock certificates of designation, including non-payment of dividends and failure to fulfill the mandatory redemption obligation, the sole remedy of the holders will be the election of directors to our board. See “Description of Financing Arrangements — Preferred Stock.”

Seasonality

      We experience seasonal fluctuations in revenue and operating income. Our average monthly roaming revenue per cellular customer increases during the second and third calendar quarters. This increase reflects greater usage by our roaming customers who travel in our cellular service area for weekend and vacation recreation or work in seasonal industries. Because our cellular service area includes many seasonal recreational areas, we expect that roaming revenue will continue to fluctuate seasonally more than service revenue.

      Certain unaudited quarterly results for 2004, 2003, 2002 and 2001 are set forth below (in thousands, except per share data and average monthly revenue per customer):

	2004 Quarter Ended

	March 31	June 30

Revenue:
Service	$88,585	$94,979
Roaming	25,740	26,266
Equipment	5,523	5,338

Total Revenue	$119,848	$126,583
Operating income	$38,831	$38,291
Net income (loss)	$(15,348)	$6,597
Net income (loss) applicable to common shares	$(18,482)	$3,403
Net income (loss) per basic share applicable to common shares	$(1.51)	$0.28
Net income (loss) per diluted share applicable to common shares	$(1.51)	$0.27

	2003 Quarter Ended

	March 31	June 30	September 30	December 31

Revenue:
Service	$80,923	$90,904	$92,530	$90,681
Roaming	29,062	31,789	37,598	33,447
Equipment	3,876	4,427	6,462	5,690

Total Revenue	$113,861	$127,120	$136,590	$129,818
Operating income	$31,101	$41,232	$7,005	$43,912
Net income (loss)	$5,708	$16,991	$(38,121)	$4,217
Net income (loss) applicable to common shares	$(10,465)	$382	$(41,140)	$1,141
Net income (loss) per basic and diluted share applicable to common shares	$(0.87)	$0.03	$(3.41)	$0.09

	2002 Quarter Ended

	March 31	June 30	September 30	December 31

Revenue:
Service	$75,497	$80,473	$83,224	$80,739
Roaming	26,162	33,855	35,400	27,286
Equipment	3,279	4,564	7,098	5,501

Total Revenue	$104,938	$118,892	$125,722	$113,526
Operating income	$31,425	$38,178	$38,627	$26,782
Net income (loss) before cumulative change in accounting principle	$(707)	$11,303	$10,236	$330
Net income (loss)	$(417,771)	$11,303	$10,236	$330
Net loss applicable to common shares	$(432,312)	$(3,629)	$(5,098)	$(15,419)
Net loss per share applicable to common shares before cumulative change in accounting principle	$(1.28)	$(0.30)	$(0.43)	$(1.29)
Net loss per basic and diluted share applicable to common shares	$(36.27)	$(0.30)	$(0.43)	$(1.29)

	2001 Quarter Ended

	March 31	June 30	September 30	December 31

Revenue:
Service	$70,862	$81,453	$81,396	$76,809
Roaming	23,215	28,350	38,106	26,870
Equipment	5,133	4,545	4,842	4,107

Total Revenue	$99,210	$114,348	$124,344	$107,786
Operating income	$15,833	$23,534	$27,971	$13,462
Net loss before cumulative change in accounting principle	$(21,271)	$(7,075)	$(12,310)	$(8,556)
Net loss	$(19,650)	$(7,075)	$(12,310)	$(8,556)
Net loss applicable to common shares	$(32,813)	$(20,505)	$(26,101)	$(22,717)
Net loss per share applicable to common shares before cumulative change in accounting principle	$(2.91)	$(1.73)	$(2.20)	$(1.91)
Net loss per basic and diluted share applicable to common shares	$(2.77)	$(1.73)	$(2.20)	$(1.91)

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

      We have used senior secured notes, senior notes, senior subordinated notes, and bank credit facilities to finance, in part, capital requirements and operations. These on-balance sheet financial instruments, to the extent they provide for variable rates of interest, expose us to interest rate risk.

      RCC’s financial instruments’ carrying amounts and estimated fair market values are set forth in the table below (in thousands). Fair market values are based on quoted market prices, if available.

	Carrying Value		Estimated Fair Market Value

	June 30,	December 31,	June 30,	December 31,
	2004	2003	2004	2003

	(Dollars in thousands)
Financial liabilities
Credit agreement	$—	$525,723	$—	$524,201
8 1/4% senior secured notes	350,000	—	358,750	—
Floating rate senior secured notes	160,000	—	164,800	—
9 7/8% senior notes	325,000	325,000	322,563	344,297
9 5/8% senior subordinated notes	125,000	125,000	118,125	121,172
9 3/4% senior subordinated notes	300,000	300,000	273,750	288,938
11 3/8% senior exchangeable preferred stock	196,926	254,676	167,387	210,159
12 1/4% junior exchangeable preferred stock	233,518	219,911	150,619	150,639
Class M convertible preferred stock(1)	153,959	147,981	153,959	147,981
Class T convertible preferred stock(1)	8,822	8,671	8,822	8,671

	1,853,225	1,906,962	1,718,775	1,796,058
Derivative financial instruments
Interest rate swap agreements(2):
TD Securities (terminated March 15, 2004)	—	5,666	—	5,666
Fleet Bank (terminated March 15, 2004)	—	443	—	443

	—	6,109	—	6,109
Other long-term liabilities	27,944	19,991	27,944	19,991

Total financial liabilities	$1,881,169	$1,933,062	$1,746,719	$1,822,158

(1)	These financial instruments are not actively traded and, therefore, the estimated fair market value is stated at the carrying value.

(2)	Recorded on our balance sheet at fair market value, with related changes in fair market value included in the statement of operations, and not accounted for as a hedge under SFAS No. 133.

BUSINESS

General

      We are a wireless communications service provider focusing primarily on rural markets in the United States. Our operating regions include portions of five states in the Northeast, two states in the Northwest, four states in the Midwest, and three states in the South. Within each of our four regions, we have deployed a strong local sales and customer service presence in the communities we serve, which we believe provides us with a substantial competitive advantage, particularly when coupled with the comprehensive coverage of our network. In addition, we believe our market characteristics, network quality, and the lower number of competitors in our markets relative to more urban markets make us an attractive roaming partner for other wireless communications service providers. We have preferred roaming relationships with AWE, Cingular Wireless, LLC, T-Mobile, and Verizon Wireless in our various regions. As of June 30, 2004, our marketed networks covered a total population of approximately 6.3 million POPs and served approximately 662,000 voice customers, excluding wholesale customers.

      We also own PCS licenses that cover a total population of 300,000 in our Midwest and 1.2 million in our Northeast regions. Our networks in these areas enable our customers and those of our roaming partners to use our service. We do not yet directly market our services in these areas.

      The following chart summarizes our existing wireless systems as of June 30, 2004:

		Total
	Percentage	Licensed	Voice	Square
Regions	Ownership	POPS(1)	Customers(2)	Miles	States

Directly Marketed
Cellular:
Midwest	100%	741,000	121,528	45,000	MN, SD
Northeast	100%	2,066,000	272,393	46,000	MA, ME, NH, NY,VT
South	100%	2,012,000	124,706	79,000	AL, KS, MS
Northwest	100%	706,000	128,472	77,000	OR, WA

Total		5,527,000	647,099	247,000
PCS:
Wireless Alliance	70%	754,000	15,255	19,000	MN, ND, SD, WI

Total Directly Marketed		6,281,000	662,354	266,000
Not Directly Marketed(3)
PCS:
Midwest	100%	300,000		4,000	MN
Northeast	100%	1,173,000		6,000	NH, ME

Total Not Directly Marketed		1,473,000		10,000

Total		7,754,000		276,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Customer numbers exclude wholesale, paging, and long distance customers.

(3)	In these licensed areas we do not currently market our services on a per customer basis.

      On March 1, 2004, we closed on the exchange of certain properties with AWE. Under the agreement, we transferred to AWE our operations in Oregon RSA 4, covering 226,000 POPs and including 36 cell sites and 35,091 customers as of March 1, 2004. RCC received from AWE operations in Alabama and

Mississippi covering 545,000 incremental POPs and including 96 cell sites and 13,837 customers as of March 1, 2004. In addition, RCC received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 1.3 million incremental POPs. RCC also received $13.9 million in cash, of which the net proceeds of $12.9 million was applied to reduce indebtedness under our former credit facility.

Competitive Strengths

      We believe we have a number of competitive strengths, including:

•	Strong cash flow from operations. Our cash flow provided by operating activities for the six months ended June 30, 2004 and year ended December 31, 2003 was $58.7 million and $144.5 million, respectively. Our strong cash flow from operations is the result of our rural market strategy, our focus on consistent cost reduction, our network operating efficiency, and our favorable roaming characteristics and will help us to fund our network upgrade during the next several years and enhance our ability to service our debt.

•	Attractive rural markets. We believe our markets have favorable characteristics for the growth and deployment of wireless networks. Because of the rural demographics of our markets, which typically have lower population densities, we are faced with an average of only three competitors per market, while larger, more urban markets typically have six or more competitors. Also, in a number of our service areas, we are entitled to federal support funds that subsidize our expansion into high-cost regions that otherwise would not have telephone service, including wireless services. Finally, we believe penetration in rural markets like ours is substantially less than the national average penetration, which presents a growth opportunity for us.

•	Local market presence. We believe that our extensive network of local distribution channels and our focus on local customer service promote substantial loyalty from our customers and provide us with a competitive advantage over larger wireless providers. We have tailored our marketing and distribution strategy to rely on local distributors and agents in areas where locating a direct retail store might not be cost-effective based on the demographic characteristics of those areas. As a result of these factors, our retention rate, which was 98.1% for both the six months ended June 30, 2004 and the year ended December 31, 2003, has been among the highest in the industry.

•	Attractive roaming characteristics. Our coverage areas have a large number of vacation destinations, substantial highway miles, and long distances between population centers, all of which we believe contribute to frequent roaming on our network by customers of other wireless providers. As a result, we have been able to negotiate favorable, long-term roaming agreements with many larger wireless carriers that do not have a presence in our markets. Our roaming characteristics and agreements with other carriers help to provide us with a relatively stable base of roaming revenue, which generates higher margins than local service revenue.

•	Network quality. Reflecting the continuing quality of our networks, we believe our customers receive regional and local wireless coverage with minimal call blocking and dropped calls and seamless call delivery and hand-off. Our customers use a comprehensive network that currently allows both TDMA digital and analog access in our service areas. In late 2003, we began the next generation upgrade of our existing networks through the overlay of CDMA technology in our Midwest region and GSM technology in our Northeast and Northwest regions. The commercial deployment of these services is expected throughout 2004 and 2005.

•	Experienced management team. Our executive management team has an average of eighteen years of experience in the wireless and communications industries.

Business Strategy

      Our objective is to continue to enhance our position in our markets by offering a full range of high-quality products and services to meet our customers’ needs, while continuing to provide extensive coverage and responsive customer service at competitive prices.

      The key elements of our strategy are to:

•	Maximize customer retention by capitalizing on our strong local presence and our high-quality networks. We have developed a strong local presence in the rural communities that we serve through our extensive network of local distribution channels and customer service, which we believe provides us a competitive advantage, particularly relative to larger, national wireless providers. We seek to position ourselves as the highest quality provider in our markets, and we are committed to making the capital investment required to maintain and operate a comprehensive network. Finally, we will continue to pursue federal support funds, which we expect will allow us to expand into new markets in which wireless services would not otherwise be provided.

•	Maintain mutually beneficial roaming arrangements. We have roaming agreements in our markets with various national carriers and have nationwide roaming agreements with:

•	AWE, which is effective through June 2006, renewable until June 2008 at our option;

•	Cingular, which is effective through June 2007;

•	T-Mobile, which is effective through December 2007; and

•	Verizon, which is effective through December 2007.

Under these agreements, we are able to attain preferred roaming status by overlaying our existing TDMA networks with GSM/ GPRS or CDMA technologies. Our Northeast and Northwest networks are currently being overlaid with GSM/ GPRS technology, while our Midwest region network is being overlaid with CDMA technology. We expect to have these technology conversions substantially completed during 2005. We are currently considering the overlay options for our South region, where demand for next-generation technologies by our customers is not yet as great as compared to our other regions.

We will continue to evaluate carefully the deployment of next generation wireless technologies that deepen our coverage and provide the most efficient interconnection with our roaming partners. We will continue to work closely with our roaming partners to ensure our roaming arrangements are mutually beneficial, by providing us stable roaming revenue and by providing our partners the ability to provide cost-efficient coverage for their customers. Our carrier services department continually evaluates new roaming agreements and opportunities.

•	Introduce enhanced products and services. We will evaluate deployment of new and enhanced products and services on an ongoing basis to ensure our customers have access to the best available wireless technology and to enhance our local service revenue. Some of these new technologies and features include wireless e-mail access and internet access.

Marketing of Products and Services

Local Service

      We have developed our marketing strategy on a market-by-market basis and offer service plan options to our customers tailored to address their specific needs and to encourage cellular usage. In general, because our customers typically live in rural areas, they are more likely to purchase plans that provide a regional footprint rather than a national one. Most of our service plans have a fixed monthly access fee, which includes a specified number of minutes, and incremental fees for enhanced services. As a result of our focus on marketing strategies as well as the upgrade of our networks to digital capability, we are able to offer our customers a wide array of services on an individual or bundled basis. We believe these services, which include the following, stimulate demand for wireless usage and increase customer loyalty:

•	Caller ID — Allows a customer to see the phone number and name of the calling party before answering the call or after not answering a call.

•	Short Message Service — Allows a customer to receive and send text messages or content messages.

•	Numeric Paging — Allows a caller to leave a phone number rather than a voice message.

•	Visual Message Notification — Allows a customer to know that a text or voice message has been received by displaying an icon on the customer’s phone.

•	Group Ring — Allows a customer to have multiple phones ring simultaneously when a single cellular phone number is called.

•	Add-A-Line — Allows an additional phone to be included on a single account for a flat fee, permitting a customer to share the service plan minutes.

•	Voicemail — Allows a customer to receive and retrieve voicemail.

•	Regional Personal Toll-Free Number — Provides a customer with a regional personal toll-free number, which encourages customers to distribute their cellular numbers and keep their telephones turned on to accept incoming calls.

•	Nationwide Calling Option — Allows a customer to pay a flat fee for all long distance calls made from our service areas.

•	Voice Activated Dialing — Provides speech recognition services to wireless customers and requires no extra equipment for the customer to buy or install.

      In addition to tailoring our service plans based on features and minutes of use, we also offer our customers regional calling plans and roaming packages that allow our customers to pay home usage rates while traveling within specified regional zones, both within and outside of our cellular service areas. We have also established preferred roaming contracts and developed system integration with adjacent cellular carriers, which permit our customers to receive automatic call delivery, call forwarding, toll-free access to voicemail, call hand-off, and reduced roaming rates nationwide.

Roaming

      Roaming is an integral component of our service offerings. We have structured our roaming agreements to enable us to provide expanded network access to our customers both regionally and nationally and provide roaming rates based upon factors such as network coverage, feature functionality, and number of customers. A substantial portion of our roaming revenue is derived from agreements with four national wireless providers, AWE, Cingular, Verizon Wireless, and T-Mobile, which for the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, collectively accounted for approximately 86%, 89%, and 86%, respectively, of our total roaming minutes. For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, outcollect roaming revenue received from AWE accounted for 5.9%, 10.0%, and 10.1%, respectively, of our total revenue. Under most of our roaming agreements, the roaming yield per minute we receive from outcollect calling minutes, in addition to the cost per minute we pay for our customers’ incollect activity, declines over time.

      We have roaming agreements in our markets with various national carriers and have nationwide roaming agreements with:

•	AWE, which is effective through June 2006, renewable until June 2008 at our option;

•	Cingular, which is effective through June 2007;

•	T-Mobile, which is effective through December 2007; and

•	Verizon, which is effective through December 2007.

      Under these agreements, we are able to attain preferred roaming status by overlaying our existing TDMA networks with GSM/ GPRS or CDMA technologies. Our Northeast and Northwest networks are being overlaid with GSM/ GPRS technology, while our Midwest region network is being overlaid with CDMA technology. We expect to have these technology conversions substantially completed during 2005. We are currently considering the overlay options for our South region, where demand for next-generation technologies by our customers is not yet as great as in our other regions.

      As part of our Northeast GSM/ GPRS overlay, we acquired 1900 MHz spectrum from AWE and an affiliate covering 1.8 million POPs in our Northeast region and 200,000 POPs in our Northwest region, most of which overlap our existing service areas. Additionally, on March 1, 2004 we completed a transfer of ownership of our Oregon RSA 4 property to AWE. Consideration received by us in the exchange included 1900 MHz licenses also largely overlapping our service areas in our Northwest region in addition to 1900 MHz licenses in our Midwest and South regions.

      Wireless Alliance has a roaming agreement with its joint venture partner T-Mobile.

Customer Equipment

      We currently sell handsets manufactured by Motorola, Inc., Ericsson, Inc., and Nokia Telecommunications, Inc. and accessories manufactured by a number of sources.

Distribution and Sales

      We market our wireless products and services through direct sales distribution channels, which include company-owned retail stores and account executives. We also utilize indirect sales distribution channels, including independent sales agents. All distribution channels are managed on a regional basis. We believe that our decentralized sales distribution strategy contributes to our service offering success because our regions are able to tailor their respective programs to meet the needs of each local market.

      Our distribution channels include the following:

•	direct sales through:

•	retail stores and kiosks that we operate and staff with our employees. As of June 30, 2004, we had 89 stores, primarily located in our more densely populated markets. In addition, we had ten stand-alone kiosks. Our retail locations help us establish our local presence and promote customer sales and service; and

•	account executives who are our employees and focus on business and major account sales and service; and

•	indirect sales through independent sales agents. Our independent sales agents are established businesses in their communities and include retail electronics stores, farm implement dealers, automobile dealers, automotive parts suppliers, college and university bookstores, video and music stores, and local telephone companies. Most of the agents sell our services in conjunction with their principal business. We provide cellular, digital, and paging equipment to the agents for sale or lease to customers, and the agents market our services utilizing a cooperative advertising program.

      Each region is responsible for recruiting, training, and supporting sales personnel for each distribution channel. We provide extensive, ongoing training and support to sales personnel.

Customer Base

      At June 30, 2004, our customer base contains three types of customers: postpaid, wholesale, and prepaid. Postpaid customers account for the largest portion of our customer base, at 86.3%. These customers pay a monthly access fee for a wireless service plan that generally includes a fixed amount of minutes and certain service features. In addition to the monthly access fee, these customers are typically billed in arrears for long-distance charges, roaming charges, and minutes of use exceeding the rate plans. Our wholesale customers are similar to our postpaid customers in that they pay monthly fees to utilize our network and services; however, the customers are billed by a third party (reseller), who has effectively resold our service to the end user (customer). We in turn bill the third party for the monthly usage of the end user. The wholesale base accounts for 10.7% of our total customer base. Our prepaid customers account for 3.0% of our customer base.

Customer Service

      To provide consistent customer service in our service centers, we have implemented local monitoring and control systems and maintain customer service departments consisting of trained personnel who are aware of the needs of the customers in our local markets. Our customer service centers are located in Alexandria, Minnesota; Bangor, Maine; Enterprise, Alabama; and Bend, Oregon. Our customer service centers can be accessed 24 hours a day, 365 days a year, and are responsible for processing new service orders and service changes for existing customers and maintaining customer records.

Service Marks

      The following table summarizes the brand names we use to market our services in our different regions.

Region	Brand Name

Northeast	UNICEL®
Midwest	UNICEL®
Northwest	CELLULARONE®
South	UNICEL®

      We own the UNICEL® mark. The CELLULARONE® mark is owned by Cellular One Group, and our use of the mark is subject to licensing agreements under which we make payments to Cellular One Group.

Network Operations

Licenses

      Our marketed networks, excluding overlapping licenses, covered a total population of approximately 6.3 million POPs and served approximately 662,000 voice customers, excluding wholesale customers, as of June 30, 2004.

      The following table summarizes our marketed and unmarketed cellular and PCS licenses, including overlapping unbuilt licenses, as of June 30, 2004:

Description	% Ownership	POPs(1)	License	Spectrum	Date of Acquisition

Midwest
Minnesota RSA 1	100%	49,000	B	25 MHz Cellular	01-Apr-91
Minnesota RSA 2	100%	66,000	B	25 MHz Cellular	01-Apr-91
Minnesota RSA 3	100%	58,000	B	25 MHz Cellular	01-Apr-91
Minnesota RSA 5	100%	216,000	B	25 MHz Cellular	01-Apr-91
Minnesota RSA 6	100%	284,000	B	25 MHz Cellular	01-Apr-91
Duluth, Minnesota/ Superior, Wisconsin BTA 119	70%	293,000	B	20 MHz PCS	10-Apr-97
Fargo, North Dakota/ Moorhead, Minnesota BTA 166	70%	185,000	B	20 MHz PCS	10-Apr-97
Grand Forks, North Dakota BTA 166	70%	96,000	B	20 MHz PCS	10-Apr-97
Sioux Falls, South Dakota BTA 422	70%	180,000	B	20 MHz PCS	06-Nov-97
South Dakota RSA 4	100%	68,000	B	25 MHz Cellular	01-Feb-99
St. Cloud, MN BTA 391	100%	300,000	C	30 MHz PCS	01-Jul-99
Duluth, MN	100%	414,000	D	10 MHz PCS	01-Mar-04
Fargo, ND	100%	317,000	F	10 MHz PCS	01-Mar-04
Grand Forks, ND	100%	194,000	E	10 MHz PCS	01-Mar-04
Northeast
Maine, Bangor MSA	100%	146,000	B	25 MHz Cellular	01-May-97
Maine, RSA 2	100%	141,000	B	25 MHz Cellular	01-May-97
Maine, RSA 3	100%	231,000	B	25 MHz Cellular	01-May-97
Massachusetts RSA 1	100%	72,000	A	25 MHz Cellular	01-Jul-98
New Hampshire RSA 1	100%	312,000	A	25 MHz Cellular	01-Jul-98
New York RSA 2	100%	231,000	A	25 MHz Cellular	01-Jul-98
Vermont RSA 1	100%	222,000	A	25 MHz Cellular	01-Jul-98
Vermont RSA 2	100%	239,000	A	25 MHz Cellular	01-Jul-98
Vermont, Burlington MSA	100%	156,000	A	25 MHz Cellular	01-Jul-98
Maine, RSA 1	100%	85,000	B	25 MHz Cellular	31-Jul-98
Manchester & Nashua, NH BTA 274	100%	638,000	F	10 MHz PCS	01-Jan-01
New Hampshire, Portsmouth MSA	100%	233,000	B	25 MHz Cellular	01-Jan-01
Portland, ME BTA 357	100%	535,000	F	10 MHz PCS	01-Jan-01
Bangor, ME BTA 30	100%	327,000	A5	10 MHz PCS	15-Oct-03
Burlington, VT BTA 63	100%	414,000	F	10 MHz PCS	15-Oct-03
Fulton County, NY 36035	100%	55,000	D	10 MHz PCS	15-Oct-03
Hamilton County, NY 36041	100%	5,000	D	10 MHz PCS	15-Oct-03
Keene, NH BTA 227	100%	120,000	A5	10 MHz PCS	15-Oct-03
Lebanon, NH BTA 249	100%	183,000	A4	10 MHz PCS	15-Oct-03
Lewiston, ME BTA 251	100%	223,000	A5	10 MHz PCS	15-Oct-03
Plattsburg, NY BTA 352	100%	120,000	E	10 MHz PCS	15-Oct-03
Presque Isle, ME BTA 363	100%	73,000	A5	10 MHz PCS	15-Oct-03
Rutland-Bennington, VT BTA 388	100%	100,000	E	10 MHz PCS	15-Oct-03
Waterville, ME BTA 465	100%	169,000	A5	10 MHz PCS	15-Oct-03
Northwest
Oregon RSA 3	100%	158,000	A	25 MHz Cellular	01-Apr-00
Oregon RSA 6	100%	224,000	A	25 MHz Cellular	01-Apr-00
Washington RSA 2	100%	140,000	A	25 MHz Cellular	01-Apr-00

Description	% Ownership	POPs(1)	License	Spectrum	Date of Acquisition

Washington RSA 3	100%	60,000	A	25 MHz Cellular	01-Apr-00
Washington RSA 8	100%	124,000	A	25 MHz Cellular	01-Apr-00
Chelan County, WA 53007	100%	67,000	D	10 MHz PCS	15-Oct-03
Douglas County, WA 53017	100%	33,000	D	10 MHz PCS	15-Oct-03
Ferry County, WA 53019	100%	7,000	E	10 MHz PCS	15-Oct-03
Okanogan County, WA 53047	100%	39,000	D	10 MHz PCS	15-Oct-03
Pend Oreille County, WA 53051	100%	12,000	E	10 MHz PCS	15-Oct-03
Stevens County, WA 53065	100%	41,000	E	10 MHz PCS	15-Oct-03
Baker & Malheur counties, OR	100%	48,000	D	10 MHz PCS	01-Mar-04
Bend, OR	100%	165,000	C5	10 MHz PCS	25-May-04
Portland, OR (Grant, Wheeler & Harney counties)	100%	16,000	D	10 MHz PCS	01-Mar-04
Walla Walla, WA	100%	177,000	C & F	10 MHz PCS	25-May-04
South
Alabama RSA 3	100%	134,000	A	25 MHz Cellular	01-Apr-00
Alabama RSA 4	100%	146,000	A	25 MHz Cellular	01-Apr-00
Alabama RSA 5	100%	221,000	A	25 MHz Cellular	01-Apr-00
Alabama RSA 7	100%	170,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 1	100%	27,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 11	100%	93,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 12	100%	48,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 13	100%	28,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 2	100%	29,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 6	100%	19,000	A	25 MHz Cellular	01-Apr-00
Kansas RSA 7	100%	79,000	A	25 MHz Cellular	01-Apr-00
Mississippi RSA 1	100%	185,000	A	25 MHz Cellular	01-Apr-00
Mississippi RSA 3	100%	157,000	A	25 MHz Cellular	01-Apr-00
Mississippi RSA 4	100%	130,000	A	25 MHz Cellular	01-Apr-00
Albany, GA	100%	359,000	A5	10 MHz PCS	01-Mar-04
Columbus, GA	100%	366,000	A5	10 MHz PCS	01-Mar-04
Columbus-Starkville, MS BTA	100%	152,000	B4/5 & E	30 MHz PCS	01-Mar-04
Dothan, AL BTA	100%	225,000	F & C2	25 MHz PCS	01-Mar-04
Meridian, MS	100%	208,000	B5	10 MHz PCS	01-Mar-04
Montgomery, AL BTA (Pike County Only)	100%	30,000	C3	10 MHz PCS	01-Mar-04
Opelika, AL	100%	154,000	F	10 MHz PCS	01-Mar-04
Tupelo, MS BTA	100%	326,000	C	30 MHz PCS	01-Mar-04

Summary of Licenses Not Directly Marketed

	% Ownership	POPs(1)	License	Spectrum	Date of Acquisition

Midwest
St. Cloud, MN BTA 391	100%	300,000	PCS — C Block	30 MHz	07/01/99
Northeast
Manchester & Nashua, NH BTA 274	100%	638,000	PCS — F Block	10 MHz	01/01/01
Portland, ME BTA 357	100%	535,000	PCS — F Block	10 MHz	01/01/01

		1,473,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

Cellular Operations

      We develop and build our wireless service areas in response to customer demand by adding channels to existing cell sites and by building new cell sites to increase coverage and capacity. Where appropriate, we also upgrade acquired properties to enable us to provide similar quality service over our entire network. We expect to continue our wireless system expansion where necessary to add and retain customers, enhance customer usage on our systems, and increase roaming traffic. We also enhance our systems through scalable network equipment, cell site splitting, cell site sectorization, and digital upgrades of our systems. In addition to the customer quality aspects, these enhancements generally provide improved network system performance and efficiency of operations.

      We have constructed a comprehensive network that allows both digital and analog access in our covered service areas. We believe that our network quality and coverage result in a low rate of dropped and blocked calls, providing us with a competitive advantage. As of June 30, 2004, our networks included 809 cell sites. We will continue to develop our wireless service areas by building new cell sites in locations that increase capacity and improve coverage. The additional cell sites will further expand capacity and will allow customers to use lower-powered or hand-held portable telephones throughout our service areas and network.

      We currently rely on TDMA as the primary digital standard for our wireless systems. With TDMA technology, our customers’ phones have digital compatibility with other wireless systems using TDMA service. Further, the built-in intelligence of digital handsets allows us to manage our roaming related incollect costs by allowing a customer’s handset to connect with the lowest cost incollect provider.

      Our Northeast and Northwest networks are being overlaid with GSM/ GPRS technology while our Midwest region network is being overlaid with CDMA technology. We expect to have these technology conversions completed during 2005. We are considering the overlay options for our South region, where demand for next-generation technologies by our customers is not yet as great as in our other regions.

      We also have PCS networks in our Midwest and Northeast regions. Although we do not directly market our service to the residents of these areas, these networks satisfy FCC buildout requirements and allow us to receive outcollect revenue from our national roaming partners and minimize our incollect cost from our existing customers.

Wireless Alliance

      Wireless Alliance operates a GSM network, and at June 30, 2004 had 66 cell sites using T-Mobile’s switch.

Suppliers and Equipment Partners

      We do not manufacture any customer or network equipment. The high degree of compatibility among different manufacturers’ models of handsets and network facilities equipment allows us to design, supply, and operate our systems without being dependent upon a single source of equipment. We currently use network equipment manufactured by Northern Telecom, Inc., Lucent Technologies Inc., Harris, Inc., Nokia Telecommunications, Inc., Alcatel, Ericsson, Inc., and Motorola, Inc. We also resell network equipment.

Competition

      We compete against wireless carriers in each of our markets and also compete with a number of enhanced specialized mobile radio service providers. We compete for customers based on numerous factors, including wireless system coverage and quality, service value equation (minutes and features over price), local market presence, digital voice and features, customer service, distribution strength, and brand name recognition. Some competitors also market other services, such as long distance, landline local exchange, and internet access service, with their wireless telecommunication service offerings. Many of our competitors have been operating for a number of years, currently serve a substantial customer base, and have significantly greater financial, personnel, technical, marketing, sales, and distribution resources than we do.

      The following table lists our major competitors by market:

US
	Alltel	AT&T	Cingular	Nextel	Sprint	T-Mobile	Cellular	Verizon	Other

Midwest:

Minnesota RSA 1 and 2				X	X				Western Wireless, Dobson Communications

Minnesota RSA 3, 5 and 6					X	X			Dobson Communications

South Dakota RSA 4					X				Western Wireless

Northeast:

Maine, Bangor MSA, RSA 1, 2 and 3		X				X	X

Massachusetts RSA 1		X	X	X	X	X

New Hampshire, Portsmouth, MSA		X		X	X	X	X		SunCom

New Hampshire RSA 1				X	X		X

New York RSA 2				X	X			X

Vermont, Burlington MSA, RSA 1				X	X		X	X

Vermont RSA 2				X	X		X	X

Northwest:

Oregon RSA 3		X	X	X	X	X	X		Qwest, Inland Cellular, Snake Wireless

Oregon RSA 6				X	X	X	X

Washington RSA 2			X	X	X	X		X

Washington RSA 3					X			X

Washington RSA 8		X	X	X	X	X			Qwest, Inland Cellular

South:

Alabama RSA 3			X			X

Alabama RSA 4	X					X			Pine Belt Wireless

Alabama RSA 5	X		X	X		X			Public Service Telephone

Alabama RSA 7	X				X	X

Kansas RSA 1, 2, 6, 7, 12 and 13	X								Westlink Communications

Kansas RSA 11	X								Panhandle Telecommunications

Mississippi RSA 1 and 4			X			X			Cellular Telepak, Inc., Telcorp PCS

Mississippi RSA 3						X			Cellular Telepak, Inc., Telcorp PCS

Dothan, AL BTA	X		X	X	X	X		X	Southern Line, Virgin

Tupelo, MS BTA	X		X	X	X	X		X	Virgin, Georgia Wireless PCS

Columbus-Starkville, MS BTA			X	X	X	X		X	Virgin, Southern Line, Public

Wireless Alliance:

Duluth, Minnesota/ Superior, Wisconsin	X	X	X

Fargo, North Dakota/ Moorhead, Minnesota, Grand Forks, North Dakota	X	X	X	Western Wireless

Sioux Falls, South Dakota	X	X	X	Western Wireless

      The telecommunications industry is experiencing significant technological changes, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements, and changes in consumer preferences and expectations. Accordingly, with the entry of new competitors and the development of new technologies, products, and services, competition in the wireless telecommunications industry has been dynamic and intense.

      In the future, we expect to face increased competition from entities holding licenses for PCS spectrum not yet operating in our markets. The FCC has issued licenses for both narrowband and broadband PCS, and six broadband licenses were issued in each of our cellular service areas. Narrowband PCS typically provides advanced paging and messaging services. Broadband PCS consists of wireless two-way telecommunications services for voice, data, and other transmissions employing digital micro-cellular technology. Many broadband PCS providers compete with existing wireless systems. Under FCC rules, PCS license holders are allowed to disaggregate the spectrum covered by their license. Accordingly, we may face competition from additional providers of PCS if the FCC approves a disaggregation of spectrum for any license for PCS in one of our service areas. In addition, the Omnibus Budget Reconciliation Act of 1993 required, among other things, the allocation to commercial use of a portion of 200 MHz of the spectrum currently reserved for government use. Some portion of this spectrum may be used to create new land-mobile services or to expand existing land-mobile services. Further, the FCC has auctioned or announced plans to auction licenses in the 39 GHz spectrum and 700 MHz spectrum that may be used for wireless communications that would compete with our services.

      We may also face competition from our roaming partners if they decide to overbuild or acquire networks in our service areas. Many of our roaming partners are national carriers with greater financial resources and access to capital than we have.

      Specialized mobile radio and other private radio systems, such as those generally used by local dispatch, fleet services, and other communications services that have the technical capability to handle mobile telephone calls, including interconnection to the landline telephone network, may provide competition in some markets. In addition, enhanced specialized mobile radio systems may compete with our wireless services by providing high quality digital communication technology, lower rates, enhanced privacy, and additional features such as paging, particularly in metropolitan areas.

      We also compete to a lesser extent with resellers, landline telephone service providers, fixed wireless services, and satellite-based telecommunications systems. A reseller provides wireless services to customers but does not hold an FCC license and might not own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public. Thus, a reseller is both a customer of a wireless licensee’s service and also a competitor of that licensee. Several small resellers currently operate in our service areas.

      Our ability to compete successfully is dependent, in part, on our ability to anticipate and respond to various competitive factors affecting the industry. Our marketing and sales organization includes a group that carefully monitors and analyzes competitive products and service offerings, changes in consumer preferences, changes in demographic trends and economic conditions, and pricing strategies by competitors that could adversely affect our operations or present strategic opportunities.

      We believe that we are strategically positioned to compete with other communications technologies that now exist. Continuing technological advances in telecommunications and FCC policies that encourage the development of new spectrum-based technologies make it difficult, however, to predict the extent of future competition.

Legislation and Regulation

      The following summary of regulatory developments and legislation does not purport to describe all present and proposed federal, state, and local regulation and legislation affecting the telecommunications industry. Many existing federal, state, and local laws and regulations are currently the subject of judicial proceedings, legislative hearings, and administrative proposals that could change, in varying degrees, the manner in which the telecommunications industry operates. Neither the outcome of these proceedings nor their impact upon the telecommunications industry or us can be predicted.

Overview

      Our business is subject to varying degrees of federal, state, and local regulation. The FCC has jurisdiction over all facilities of, and services offered by, wireless licensees such as us, to the extent those facilities are used to provide, originate, or terminate interstate or international communications. The Communications Act of 1934, as amended (the “Communications Act”), preempts state and local regulation of the entry of, or the rates charged by, any provider of commercial mobile radio service (“CMRS”), which includes our cellular service and broadband personal communications service. Otherwise, state and local regulatory commissions may exercise jurisdiction over most of the same facilities and services to the extent they are used to originate or terminate intrastate communications and with respect to zoning and similar matters. The manner in which we are regulated is subject to change in ways we cannot predict.

Federal Licensing of Wireless Systems

      Geographic Market Area Licenses. CMRS providers operate under licenses granted by the FCC within a specified geographic market area. For cellular systems, those market areas are typically Metropolitan Statistical Areas (“MSAs”) or Rural Service Areas (“RSAs”) as defined by the FCC. PCS systems are normally licensed within market areas known as Major Trading Areas (“MTAs”) or Basic Trading Areas (“BTAs”), although it is possible to obtain, and we currently hold, some PCS licenses that are for market areas smaller than an entire MTA or BTA, known as a partitioned area.

      While the FCC has used an assortment of methods in the past to grant licenses, most if not all new CMRS licenses granted by the FCC are by auction. The FCC determines the availability of licenses in particular frequency ranges, as well as the terms under which license auctions are conducted. Our ability to secure new licenses that could be used to introduce advanced “third generation” wireless services may depend upon our success in future FCC auctions. On October 16, 2003, the FCC adopted rules to auction and license 90 megahertz of spectrum for third generation and advanced wireless services, specifying comparatively large geographic areas, known as Regional Economic Area Groups, for licensing of 60 megahertz of the available spectrum. On June 18, 2004, the FCC announced plans to auction PCS licenses in Auction #58, beginning January 12, 2005, for spectrum that was returned to the FCC as a result of license cancellation or termination. Auction #58 licenses do not cover the entire United States but do include some markets where we operate or that are close to our operations.

      Construction and Operation. A cellular licensee has the exclusive right to build out its cellular system and serve the entire area that falls within its MSA or RSA for a period of five years following grant of the initial construction permit. At the end of the five-year period, however, the licensee’s exclusive MSA or RSA rights become limited to the Cellular Geographic Service Area (“CGSA”) actually served by the licensee, as determined pursuant to a formula adopted by the FCC. The five-year exclusivity period has expired for most licensees. Other parties may file “unserved area applications” and obtain licenses for areas that are not already served by a cellular licensee.

      To maintain our PCS licenses we are required by the FCC’s rules to construct facilities covered by such licenses and to offer services to a certain percentage of the population covered by those licenses within specified periods, based on the date of the grant of the licenses. Our PCS licenses are subject to revocation or nonrenewal by the FCC, as are all similar licenses held by other companies, if these buildout requirements are not satisfied in a timely manner. In the Tupelo, Mississippi BTA, we will be required to build out a PCS system under a license that requires a certification of sufficient construction by September 29, 2009, to avoid a revocation or nonrenewal of the license. We believe that our construction will progress at a pace that allows for timely compliance with the construction requirements.

      Because we hold PCS licenses, we must comply with FCC microwave relocation rules. A block of spectrum licensed for PCS may be encumbered by a previously licensed microwave system. In such a case, if the PCS licensee cannot avoid interference with the microwave system, the FCC requires the PCS licensee to pay the microwave licensee’s reasonable costs to relocate to other spectrum, including costs for new equipment and possibly new towers up to limits specified in FCC rules. A PCS licensee is also obligated to participate in cost-sharing if a previous relocation of a microwave incumbent benefits more than one PCS licensee. We believe that we are in compliance with applicable microwave relocation and cost-sharing rules adopted by the FCC.

      CMRS providers also must satisfy a variety of FCC requirements relating to technical and reporting matters, including coordination of proposed frequency usage with adjacent systems in order to avoid electrical interference between adjacent systems. The FCC also requires licensees to secure FCC consent to system modifications in specified instances.

      Entities such as RCC that own towers used for radio systems are subject to Federal Aviation Administration and FCC regulations respecting the location, marking, lighting, and construction of towers and are subject to the requirements of the National Environmental Policy Act, National Historic Preservation Act, and other environmental statutes enforced by the FCC. The FCC has also adopted guidelines and methods for evaluating human exposure to radio frequency emissions from radio equipment. We believe that all wireless devices we currently provide to our customers, and all our radio systems on towers that we own or occupy, comply with these requirements, guidelines, and methods.

      We use, among other facilities, common carrier point-to-point microwave facilities to connect cell sites and to link the cell sites to the main switching office. These facilities are separately licensed by the FCC and are subject to regulation as to technical parameters, frequency protection, and service.

      Renewal of Licenses. Near the conclusion of the generally ten-year term of a spectrum license, a licensee must file an application for renewal of the license to obtain authority to operate for up to an additional ten-year term. An application for license renewal may be denied if the FCC determines that the renewal would not serve the public interest, convenience, or necessity. The FCC also may revoke a license prior to the end of its term in extraordinary circumstances. In addition, at license renewal time, other parties may file competing applications for the authorization. The FCC has adopted specific standards stating renewal expectancy will be awarded to a spectrum licensee that has provided substantial service during its license term and has substantially complied with applicable FCC rules and policies and the Communications Act. If the FCC awards the licensee a renewal expectancy, its license renewal application generally is granted and the competing applications are dismissed.

      Although we are unaware of any circumstances that would prevent the approval of any future renewal application, no assurance can be given that the FCC will renew any of our licenses. Moreover, although revocation and involuntary modification of licenses are extraordinary measures, the FCC has the authority to restrict the operation of a licensed facility or revoke or modify licenses. None of our licenses has ever been revoked or involuntarily modified.

      Assignment of Licenses or Transfer of Control of Licensees. FCC licenses generally may be transferred and assigned, subject to specified limitations prescribed by the Communications Act and the FCC. One notable limitation is the FCC’s cellular cross-interest rule that precludes attributable ownership interests in both frequency Block A and frequency Block B cellular carriers in the same RSA, absent a waiver of the rule. The FCC adopted a Report and Order on July 8, 2004 that, upon becoming effective, eliminates the cellular cross-interest rule and substitutes a case-by-case competitive review for all applications that pertain to transactions that involve cellular licensees. The FCC’s prior approval is required for the assignment or transfer of control of a license for a wireless system. Before we can complete a purchase or sale, we must file appropriate applications with the FCC, and the public is by law granted a period of time, typically 14 or 30 days, to oppose or comment on them. In addition, the FCC has established transfer disclosure requirements that require licensees who assign or transfer control of a license acquired through an auction within the first three years of their license terms to file associated sale contracts, option agreements, management agreements, or other documents disclosing the total consideration that the licensee would receive in return for the transfer or assignment of its license. Non-controlling minority interests in an entity that holds a FCC license generally may be bought or sold without FCC approval, subject to the FCC’s cellular cross-interest rule, for so long as that rule remains effective, and any applicable FCC notification requirements.

      Limitation on Foreign Ownership. Ownership of our capital stock by non-U.S. citizens is subject to limitations under the Communications Act and FCC regulations. Under existing law, no more than 20% of a licensee’s capital stock may be directly owned or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives, or by a foreign corporation. If an FCC licensee is controlled by another entity, up to 25% of that entity’s capital stock may be owned or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives, or by a foreign corporation. Indirect foreign ownership above the 25% level may be allowed should the FCC find such higher levels not inconsistent with the public interest.

Regulatory Matters and Developments

      Enhanced 911 Services. Cellular and PCS licensees must comply with the FCC’s rules regarding emergency 911 service. There is a staged process for the required deployment of enhanced 911 services, referred to by the FCC as Phase I and Phase II. Under Phase I, cellular and PCS licensees were required as of April 1, 1998, or within six months of a request from the designated Public Safety Answering Point (“PSAP”), whichever is later, to be able to provide, if available to the serving carrier, the telephone number of the originator of a 911 call and to provide to the designated PSAP the location of the cell site or base station receiving a 911 call from any mobile handset accessing their systems through the use of Automatic Number Identification and Pseudo-Automatic Number Identification. We are in substantial compliance with Phase I requirements. Under Phase II, cellular and PCS licensees must be able to provide to the designated PSAP the location of all wireless 911 callers, by longitude and latitude, in conformance with particular accuracy requirements. To comply, licensees may elect either network-based or mobile radio handset-based location technologies and thereafter meet, according to a phased-in schedule, the enhanced 911 service standards stated in the FCC’s rules. We notified the FCC of our intention to utilize network-based location technologies to provide Phase II enhanced 911 service. We have notified the FCC of our intention to utilize a hand-set based solution in areas where we have deployed a CDMA network. We have received requests from PSAPs for deployment of Phase II enhanced 911 service in the states of Alabama, Maine, Massachusetts, Minnesota, New Hampshire, Vermont, and Washington. We have completed implementation of Phase II service in these areas or are implementing Phase II service according to schedules agreed upon with the requesting PSAPs. The FCC’s rules include standards for handset location accuracy where Phase II service has been deployed; however, those rules do not prescribe the methods and procedures to be used to determine location accuracy. If the FCC finds that the accuracy results produced by any of our Phase II deployments are not in compliance with FCC rules, we may be subject to one or more enforcement orders or fines by the FCC. In November 1999, the FCC determined that a cost recovery mechanism no longer has to be in place before a carrier is obligated to provide enhanced 911 services. The FCC has issued notices of apparent liability requiring other CMRS providers to pay fines based upon violations of enhanced 911 service requirements. The implementation of enhanced 911 obligations may have a financial impact on us. We are not yet able to predict the extent of that impact.

      Interconnection. FCC rules provide that a local exchange carrier (“LEC”) must provide CMRS providers interconnection within a reasonable time after it is requested, unless such interconnection is not technically feasible or economically reasonable, and that CMRS providers are entitled to compensation from LECs for terminating wireline-to-wireless traffic that originates and terminates within the same MTA. There are several proceedings pending before the FCC relating to interconnection and the compensation arrangements for the exchange of local and long distance telecommunications traffic. These proceedings could result in changes to compensation arrangements we have with LECs and interexchange carriers for the exchange of telecommunications traffic.

      Universal Service. The Communications Act mandates that telecommunications carriers, such as us, contribute to the federal USF, the purpose of which is to ensure that basic telephone services are available and affordable for all citizens, and that consumers in rural areas have similar choices in telecommunica-

tions services as those consumers living in urban areas. The USF is intended to promote telecommunications infrastructure development in high cost areas and to provide subsidies to low income persons, schools, libraries, and rural health care providers. We also are required to contribute to state universal service programs administered by some states. The federal USF is administered jointly by the FCC, the fund administrator, and state regulatory authorities. Because we are permitted by law to recover from our customers the amounts we contribute to the federal USF, we expect that our obligation to remit USF contributions will have a minimal financial impact on us.

      1996 amendments to the Communications Act allow wireless carriers such as us to propose services and pursue eligibility to receive USF funding for constructing, maintaining, and improving our facilities and services in high-cost areas. When declared eligible for USF support, we are also obligated to offer discounts to low-income subscribers, which amounts are reimbursed to us through the federal Lifeline and Link-up programs. We must be designated as an eligible telecommunications carrier (“ETC”) by the state where we provide service (or, in some cases, the FCC) and the state (or, in some cases, we) must annually certify our eligibility to the FCC, so that we may receive USF support. We have received ETC designation in the states of Alabama, Maine, Minnesota, Mississippi, Oregon, Vermont, and Washington, and those states (or we) have certified (or will certify) our eligibility to the FCC. We are currently receiving USF support, or expect soon to begin receiving USF support, in each of these states. We have filed additional applications for ETC designation in Kansas, New Hampshire, and South Dakota, and in the portion of Vermont where we have not yet been designated as an ETC. To establish continuing eligibility to receive USF support, our ETC certifications must be renewed each year. Our ability to receive USF support, and our obligations to pay into state and federal universal service funds, are subject to change based upon pending regulatory proceedings, court challenges, and marketplace conditions.

      Local Number Portability. The FCC has adopted rules on telephone number portability in an effort to achieve more efficient number utilization. Cellular and PCS licensees are required to provide number portability, which enables customers to change providers and services without changing their telephone number. By November 24, 2003, CMRS providers in the top 100 markets were required to offer number portability without impairment of quality, reliability, or convenience when customers switch wireless service providers, including the ability to support roaming throughout their networks. Providers in other markets were obligated to comply by May 24, 2004 if they received a “bona fide request” to be open for porting-out of customer numbers at least six months prior from another wireless service provider. We have met the deadlines in all areas where a timely request for porting capability has been received.

      In addition, the FCC provided guidance to the wireline and wireless industries in the form of a decision released November 10, 2003 in response to a petition filed by the Cellular Telecommunications & Internet Association requesting that wireline carriers be required to allow their customers to retain their numbers when switching to a wireless carrier. The FCC concluded that, as of November 24, 2003, upon the request of a customer, wireline carriers in the top 100 markets must port numbers to wireless carriers where the wireless carrier’s “coverage area” overlaps the geographic location of the rate center in which the customer’s wireline number is provisioned, provided that the porting-in carrier maintains the number’s original rate center designation following the port. The wireless “coverage area” was defined by the FCC as the area in which wireless service can be received from the wireless carrier. Wireline carriers outside the top 100 markets were given until May 24, 2004 to comply with the same porting obligations. The FCC subsequently granted an extension of time until May 24, 2004 to wireline carriers in the top 100 markets that serve fewer than two percent of the nation’s subscriber lines if such wireline carriers had not received a request for local number porting from either a wireline carrier prior to May 24, 2003, or a wireless carrier that has a point of interconnection or numbering resources in the rate center where the customer’s wireline number is provisioned. In addition, state public utility commissions have authority under the Communications Act to suspend or extend FCC number portability requirements faced by wireline carriers that serve fewer than two percent of the nation’s subscriber lines. Several organizations representing wireline carriers have petitioned the U.S. Court of Appeals, D.C. Circuit, for review of the FCC’s decision ordering wireline carriers to port numbers to wireless carriers.

      Meanwhile, the FCC invited and has received written comments on issues that bear upon wireless carriers’ obligations to port numbers to wireline carriers upon customer request. We expect to face obligations that will allow our customers to port their numbers to wireline carriers.

      CALEA. Telecommunications carriers also are subject to the Communications Assistance for Law Enforcement Act (“CALEA”), which is administered by the Department of Justice, Federal Bureau of Investigation (“FBI”), and the FCC. CALEA requires carriers to have a specific number of open ports available for law enforcement personnel with the appropriate legal authority to perform wiretaps on each carrier’s network. Full implementation of CALEA’s assistance capability requirements was previously required by June 30, 2000. However, because the FCC found that there was a lack of equipment available to meet these requirements, it accepted petitions for a two-year extension of this deadline on a carrier-by-carrier basis. We submitted such a petition and were granted a two-year extension, until June 30, 2002, to comply with CALEA’s assistance capability requirements. We were not yet in compliance for the same reason, and we petitioned the FCC for another two-year extension, until June 30, 2004, which petition remains pending. We have received from the FBI a letter of support for our petition for extension. We are now in partial compliance and have requested from the FCC a four-month further extension as to certain facilities that are undergoing software upgrades and testing. Additional requirements have been adopted to require cellular and PCS licensees to accommodate interception of digital packet mode telecommunications. We will become obligated to comply with these requirements only if and when we commence to offer services that make use of digital packet mode technology. If we are not able to comply with CALEA prior to the applicable deadlines, we could be subject to substantial fines that, under existing law, could be as much as $10,000 per day. We cannot predict yet whether we will be able to comply with CALEA requirements prior to the applicable deadlines.

      Other FCC-Mandated Payments. We also are required to contribute annually to the Telecommunications Relay Service Fund and the North American Numbering Plan Administration Fund and to remit regulatory fees to the FCC with respect to our licenses and operations. We do not expect that these financial obligations will have a material impact on us.

      Access by the Disabled. The FCC has adopted rules that determine the obligations of telecommunications carriers to make their services accessible to individuals with disabilities. The rules require wireless and other providers to offer equipment and services that are accessible to and useable by persons with disabilities. While the rules exempt telecommunications carriers from meeting general disability access requirements if these results are not readily achievable, it is not clear how the FCC will construe this exemption. Accordingly, the FCC occasionally adopts rules that may require us to make material changes to our network, product line, or services at our expense. By September 16, 2006, we must begin to offer hearing aid compatible handsets, and by February 28, 2008, 50% of all phone models offered must meet the U3 performance level for acoustic coupling to accommodate hearing aid compatible functions.

      We are required to file with the FCC periodic progress reports on our preparation for implementing these offerings, and we are in compliance with our report filing obligations.

      Health and Safety. Various media reports and plaintiffs’ attorneys in lawsuits not involving us have suggested that radio frequency emissions from wireless handsets may be linked to an assortment of health concerns, including cancer, and may interfere with some electronic medical devices, including hearing aids and pacemakers. The FCC and foreign regulatory agencies have updated and may continue to update the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless handsets. In addition, interest groups have requested that the FCC investigate claims that wireless technologies pose health concerns and cause interference with airbags, hearing aids, and medical devices. The FDA has issued guidelines for the use of wireless phones by pacemaker wearers. Safety concerns have also been raised with respect to the use of wireless handsets while driving. Federal, state, and local legislation has been proposed and, in some instances, enacted in response to these issues. Concerns over radio frequency emissions may have the effect of discouraging the use of wireless handsets, and thus decrease demand for wireless products and services.

      Regulatory Oversight. The rapid growth and penetration of wireless services has prompted the interest of the FCC, state legislatures, and state public utility commissions to oversee certain practices by the wireless industry, generally in the form of efforts to regulate service quality, customer billing, termination of service arrangements, advertising, filing of “informational” tariffs, certification of operation, and other matters. While the Communications Act generally preempts state and local governments from regulating the entry of, or the rates charged by, wireless carriers, a state has authority to regulate “other terms and conditions” of service offerings by CMRS providers and may petition the FCC to allow it to regulate the rates of CMRS providers. Several states have proposed or imposed consumer protection regulations on CMRS providers. Moreover, in securing ETC status, we may become subject to such rules (as we already are in Maine and Vermont), may be required to offer a specific “universal service” rate plan, as we have in Maine, or may become subject to other state-imposed requirements as a condition of their granting ETC status. In some states, we are or expect to be required annually to demonstrate that funds we collect from the high-cost fund are used for the required purpose of constructing, maintaining, or improving our facilities and services. These additional regulatory obligations can be expected to increase our costs of doing business.

      At the local level, wireless facilities typically are subject to zoning and land use regulation and may be subject to fees for use of public rights of way. Although local and state governments cannot categorically prohibit the construction of wireless facilities in any community, or take actions that have the effect of prohibiting construction, securing state and local government approvals for new tower sites may become a more difficult and lengthy process.

      The FCC has expanded the flexibility of cellular, PCS, and other CMRS providers to provide fixed as well as mobile services. Such fixed services include, but need not be limited to, “wireless local loop” services to apartment and office buildings and wireless backup services to private business exchanges and local area networks to be used in the event of interruptions due to weather or other emergencies. The FCC has determined that fixed services provided as ancillary services to a carrier’s mobile service will be regulated as commercial mobile radio services.

      The FCC recently adopted new rules authorizing spectrum leasing for a variety of wireless services. Such rules may provide us with opportunities to expand our services into new areas, or provide us with access to additional spectrum, without need for us to purchase licenses, but the same rules also have the potential to induce new competitors to enter our markets. In addition, proceedings relating to human exposure to radio frequency emissions, the feasibility of making additional spectrum available for unlicensed devices, and the provision of spectrum-based services in rural areas are pending before the FCC. All of these initiatives could have an effect on the way we do business and the spectrum that is available to us and our competitors.

      The FCC does not currently specify the rates CMRS carriers may charge for their services, nor does it require the filing of tariffs for wireless operations. However, the FCC has the authority to regulate the rates, terms, and conditions under which we provide service because CMRS carriers are statutorily considered to be common carriers and thus are required to charge just and reasonable rates and are not allowed to engage in unreasonable discrimination. The FCC has adopted rules and has proposed further rules relating to the use of customer proprietary network information (“CPNI”). Petitions for reconsideration of the CPNI rules are pending before the FCC. Additionally, the FCC has adopted rules governing billing practices. While none of these existing requirements have had a material impact on our operations, there is no assurance that future regulatory changes will not materially impact us. The FCC has ruled that the Communications Act does not preempt state damages claims as a matter of law, but whether a specific damage award is prohibited would depend upon the facts of a particular case. This ruling may affect the number of class action suits brought against CMRS providers and the amount of damages awarded by courts.

      On August 4, 2004, the FCC adopted a Notice of Proposed Rulemaking to consider how the Emergency Alert System (EAS) can become a more effective mechanism for warning the American public of an emergency. The proceeding inquires whether EAS should be extended beyond broadcast and cable TV to other services such as commercial wireless. We may be obligated to purchase additional hardware and/or software to comply with any EAS requirements the FCC ultimately adopts that are applicable to wireless carriers.

      On August 4, 2004, the FCC adopted rules that extend system outage reporting requirements to wireless service providers. When those rules become effective, we will be required to notify the FCC within 120 minutes of discovering any outage of at least 30 minutes duration that meets any of the threshold criteria stated in the rules. Additional reports to supplement the initial notification will also be required.

Employees and Sales Agents

      As of June 30, 2004, we had 1,065 employees, including 446 in sales and marketing, 305 in customer service, 180 in network and systems operations, 86 in administration, and 48 in finance and accounting. Approximately 46 of our employees were part-time. None of our employees is represented by a labor organization, and we believe we have excellent relations with our employees. Wireless Alliance has no full-time or part-time employees but operates utilizing our employees.

Properties

      Our corporate facilities include the following:

		Leased/	Square
	Address	Owned	Feet

Midwest:
Principal Corporate HQ	3905 Dakota Street SW Alexandria, Minnesota	Owned	50,000
Northeast:
Regional Office	302 Mountain View Drive Colchester, Vermont	Leased	10,413
Regional HQ	6 Telcom Drive Bangor, Maine	Owned	36,250
Regional Office	323 North Street Saco, Maine	Owned	4,000
Northwest:
Regional HQ	300 SE Reed Market Road Bend, Oregon	Leased	9,272
South:
Regional HQ	621 Boll Weevil Circle, Suite 2 Enterprise, Alabama	Leased	18,000

      As of June 30, 2004, our network consisted of the following cell sites:

Midwest	140
Wireless Alliance	66
Northeast	218
Northwest	130
South	255

Total	809

      Our leased sites consist of land leases, tower leases or both. We own all the equipment within the leased sites. The leases covering these sites have various expiration dates and are with numerous lessors.

These leases generally have renewal options that we would anticipate exercising. Due to our network design, loss of a leased location would not have a material impact on the operations of a region’s business.

      We have 89 retail locations, excluding kiosks, of which almost all are leased. The leases covering these locations have various expiration dates. We believe that the loss of any one of these retail sites would not have a material impact on our business as we would likely be able to obtain substantially equivalent alternative space.

Legal Proceedings

      Securities Claims. We and certain of our officers and directors have been named as defendants in the following action:

In re Rural Cellular Corporation Securities Litigation, Civil Action No.: 02-4893 PAM/ RLE, U.S. District Court for the District of Minnesota.

      Between December 24, 2002 and February 14, 2003, four securities class actions were commenced against us and three of our executive officers. On April 4, 2003, the court consolidated the four actions into the single action identified above and appointed two lead plaintiffs.

      We received a consolidated amended complaint on July 3, 2003. The consolidated amended complaint added as defendants four directors who were members of our audit committee during the class period and Arthur Andersen LLP, our former independent auditors. The lead plaintiffs sought to represent a class consisting of all persons (except defendants and members of their families and entities in which they held interests) who purchased or otherwise obligated themselves to purchase our publicly traded equity and debt securities between May 7, 2001 and November 12, 2002. The lead plaintiffs alleged that our publicly-announced financial results were false and misleading and that we made false and misleading statements about our operating performance and financial condition. The lead plaintiffs alleged that defendants were liable for compensatory damages in an unspecified amount under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934.

      By Memorandum and Order filed on January 12, 2004, the court dismissed the consolidated amended complaint without prejudice. The court held that the lead plaintiffs had failed to plead specific facts showing that the defendants knew facts, or had access to information, suggesting that RCC’s financial statements were materially false when they originally were issued. The court allowed the lead plaintiffs to file a further amended complaint.

      On February 9, 2004, the lead plaintiffs filed a second consolidated amended complaint. The second consolidated amended complaint alleged essentially the same claims against the same defendants. RCC and the defendant directors moved for dismissal of the second consolidated amended complaint.

      By Memorandum and Order filed on June 6, 2004, the court granted our motion and dismissed the second consolidated amended complaint with prejudice. On June 7, 2004, a final judgment was entered dismissing the action as to all defendants. The time for appeal has expired without any appeal being filed, and therefore, this action is concluded.

      Derivative Action. The following is a purported derivative action brought against all of our directors and against us, as a nominal defendant:

Hiene Junge v. Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, Jeffrey S. Gilbert, Marvin C. Nicolai, George M. Revering, Don C. Swenson, George W. Wikstrom, Paul J. Finnegan, and John Hunt; and Rural Cellular Corporation as nominal defendant, commenced on or about February 20, 2003 in Douglas County District Court, Alexandria, Minnesota.

      The plaintiff is one of our shareholders and claimed to bring suit on behalf of RCC. No pre-lawsuit demand to investigate the allegations or bring the action was made on the board of directors. The plaintiff alleged that the directors breached their fiduciary duties to our shareholders, or abused their control, or grossly mismanaged, or wasted corporate assets, by allowing or causing RCC to improperly account for certain transactions in our financial statements during the time period from May 2001 through November 12, 2002. The plaintiff further alleged that the improper accounting eventually led to the commencement of federal securities class actions (described above) against us, which allegedly would cause us to expend significant sums of money. The plaintiff sought compensatory damages against the directors in an unspecified amount, plus his attorneys’ fees and costs.

      On January 9, 2003, we and the director defendants served a motion to dismiss the complaint, and a motion to stay all discovery until the motion to dismiss has been decided. By Order filed on June 17, 2004, the court granted defendants’ motion and ordered that the complaint be dismissed without prejudice, on the grounds that plaintiff was required to make pre-suit demand upon our board of directors but had failed to make such demand. The time for appeal has not expired.

      The defendant directors have requested that we indemnify them and advance the costs of defense in connection with the derivative action. Our board of directors appointed a special counsel, as required by statute, who considered this request and determined that the defendant directors are entitled to advance of costs of defense.

      We and the defendant directors are named or defined as insureds under insurance policies that include coverage for certain shareholders’ derivative claims, subject to certain exclusions. This matter has been tendered to the insurers. The response from the primary carrier did not specifically address coverage of this claim, but we understand that issues could be raised to dispute coverage.

      Demand Letter dated July 29, 2004. Our board of directors has received a demand letter dated July 29, 2004 from counsel for Hiene Junge, the shareholder who brought the purported derivative action that was dismissed (see above). The letter demands that the board investigate the events that allegedly caused us to report false financial results during fiscal year 2001 and the second quarter of fiscal year 2002 and take appropriate action against any wrongdoers. The events at issue are, for the most part, the same events that the shareholder alleged in his complaint in the derivative action.

      The board has appointed a special litigation committee to investigate the matters raised in the demand letter and to respond to the demand letter on our behalf. The committee has just started its work. We do not know when that work will be completed or what conclusions the committee may reach.

      Other Claims. We are involved from time to time in other routine legal matters and other claims incidental to our business. We believe that the resolution of such routine matters and other incidental claims, taking into account established reserves and insurance, will not have a material adverse impact on our consolidated financial position or results of operations.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position

Richard P. Ekstrand	55	President, Chief Executive Officer and Director
Wesley E. Schultz	47	Executive Vice President, Chief Financial Officer and Director
Ann K. Newhall	53	Executive Vice President, Chief Operating Officer and Director
David J. Del Zoppo	49	Vice President, Finance and Accounting
Anthony J. Bolland	50	Director
Paul J. Finnegan	51	Director
Marvin C. Nicolai	63	Director
George M. Revering	63	Director
Don C. Swenson	62	Director
George W. Wikstrom	67	Director

      Richard P. Ekstrand has served as our President, Chief Executive Officer, and a director since 1990. He currently serves on the board of directors and executive committee of the Cellular Telecommunications & Internet Association (CTIA) and the Wireless Foundation. Mr. Ekstrand previously served as Chairman of the Board of Directors of both CTIA and the Wireless Foundation. He also was a founding director of the Rural Cellular Association and served as a director until 2000. In addition, he is past President of the Minnesota Telephone Association, the Association of Minnesota Telephone Utilities, and the Minnesota Telecommunications Association. Mr. Ekstrand is the sole shareholder, president, and a director of North Holdings, Inc. (formerly Lowry Telephone Co., Inc.), which is a shareholder of Rural Cellular. From 1980 through 2000, Mr. Ekstrand had served as vice president and a director of Lowry Telephone Co., Inc. North Holdings, Inc. is a member of Lowry Telephone Company, LLC, of which Mr. Ekstrand is the treasurer and a member of the board of governors. In January 2004, he was elected to serve on the board of directors of the Minnesota Zoo Foundation.

      Wesley E. Schultz has served as Executive Vice President and Chief Financial Officer since 2000 and as a director since 1999. He joined us in 1996 as Vice President of Finance and Chief Financial Officer. In 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche LLP.

      Ann K. Newhall has served as Executive Vice President, Chief Operating Officer, and Secretary since 2000 and as a director since 1999. She joined us as Senior Vice President and General Counsel in 1999. Prior to joining us, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School in 1977. In August 2003, she was elected to serve on the board of directors of Alliant Energy Corporation, a gas and electric utility.

      David J. Del Zoppo has served as Vice President, Finance and Accounting since 1999. He joined us in 1997 as Controller and was appointed Vice President in 1998. Mr. Del Zoppo is a certified public accountant and served for four years as an auditor with KPMG, LLP.

      Anthony J. Bolland has been a General Partner of Boston Ventures Management Inc. since its formation in 1983. From 1981 through 1983, he was a vice president of First Venture Capital Corporation, a subsidiary of Bank of Boston Corporation, and had an active role in initiating, structuring and monitoring First Ventures’ investments. Mr. Bolland received his L.L.B. degree from Warwick University, England in 1975. He is currently on the board of directors of Integra Telecom and Production Resource Group. Boston Ventures designated Anthony J. Bolland to serve as one of our directors as of May 20, 2004.

      Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications, Inc. He also serves on the Board of Trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Finnegan was elected to the board of directors by the holders of our Class M convertible preferred stock and has served as a director since 2000.

      Marvin C. Nicolai has been a director since 1995. Mr. Nicolai served from 1995 until his retirement in 2001 as General Manager of Consolidated Telephone Company, a local exchange telephone company and one of our shareholders, and Northland Communications Corporation, a wholly-owned subsidiary of Consolidated. Mr. Nicolai is a director of Cellular 2000, Inc.

      George M. Revering has been a director since 1990. Mr. Revering is currently retired and had served as president and general manager of Midwest Information Systems Inc. from 1976 until 2001. Mr. Revering is also a director of Cellular 2000, Inc.

      Don C. Swenson has been a director since 1990 and served as Secretary from 1995 until 2000. Mr. Swenson served as Director of Operations of Arvig Communications Systems, Inc. from 1981 until his retirement in 2001. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000, Inc. Arvig Enterprises, Inc. is one of our shareholders. Mr. Swenson has been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993.

      George W. Wikstrom has been a director since 1990 and was Vice President from 1991 until 2000. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He also serves as President and a director of Cellular 2000, Inc. Mr. Wikstrom has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications.

Compensation of Directors

      Directors’ Fees. Each of our nonemployee directors is paid an annual fee of $20,000. In addition, each nonemployee director is paid $1,000 for each Board meeting attended in person, $500 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 2003 were $214,650.

      Directors’ Stock Option Plan. Directors who are not employees are eligible for options under RCC’s Stock Option Plan for Nonemployee Directors. The plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the plan, nonemployee directors serving as of the day following the 2003 annual meeting were granted options to purchase an aggregate of 36,750 shares of Class A Common Stock at $1.25 per share.

Executive Compensation

Summary Compensation Table

      The following table sets forth information with regard to compensation paid to our Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 2003 exceeded $100,000 (the “Named Executive Officers”).

				Long-Term
				Compensation
		Annual Compensation		Awards
	Fiscal				All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(1)

Richard P. Ekstrand	2003	$508,000	$535,093	80,000	$20,028	(2)
President and Chief Executive Officer	2002	490,000	467,614	80,000	19,129
	2001	490,000	230,300	109,193	15,524
Wesley E. Schultz	2003	$394,000	$337,789	60,000	$14,781	(3)
Executive Vice President and	2002	380,000	292,719	60,000	14,695
Chief Financial Officer	2001	380,000	161,120	76,485	12,847
Ann K. Newhall	2003	$394,000	$337,789	60,000	$14,781	(4)
Executive Vice President and	2002	380,000	292,719	60,000	13,418
Chief Operating Officer	2001	380,000	118,560	76,485	12,847
David J. Del Zoppo	2003	$166,000	$62,051	5,000	$4,506
Vice President Finance and	2002	160,000	31,391	10,000	4,142
Accounting	2001	160,000	26,194	12,614	3,978

(1)	Except as otherwise indicated, for all years, All Other Compensation consists of RCC’s contributions on behalf of each Named Executive Officer to RCC’s 401(k) Plan and to the deferred compensation plan.

(2)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $14,028.

(3)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $8,781.

(4)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $8,781.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding options granted to the Named Executive Officers during the 2003 fiscal year.

		Individual Grants

						Potential Realizable
						Value at Assumed
		Number of	Percent of			Annual Rates of Stock
		Shares	Total Options			Price Appreciation for
		Underlying	Granted to	Exercise		Option Term(3)
		Options	Employees in	Price	Expiration
Name	Grant Date	Granted(1)(2)	Fiscal Year	($/Share)	Date	5%	10%

Richard P. Ekstrand	05/16/03	80,000	23.7%	$1.25	05/16/13	$55,133	$135,795
Wesley E. Schultz	05/16/03	60,000	17.8%	$1.25	05/16/13	$41,350	$101,846
Ann K. Newhall	05/16/03	60,000	17.8%	$1.25	05/16/13	$41,350	$101,846
David J. Del Zoppo	05/16/03	5,000	1.5%	$1.25	05/16/13	$3,446	$8,487

(1)	The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. We have not granted any stock appreciation rights.

(2)	Each is an incentive stock option, which becomes exercisable in five equal annual installments beginning May 16, 2004, and expires on May 16, 2013.

(3)	The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the SEC and are not intended to, and do not, forecast or assume actual future stock prices. We believe that future stock appreciation, if any, is unpredictable, and we are not aware of any formula that will determine with any reasonable accuracy the present value of stock options. No gain to optionees is possible without an appreciation in stock prices, and any increase will benefit all shareholders. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information relating to option exercises during fiscal 2003 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 2003.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		Fiscal Year-End		Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard P. Ekstrand	—	—	248,743	197,000	$73,280	$829,120
Wesley E. Schultz	—	—	181,485	146,500	$54,960	$621,840
Ann K. Newhall	—	—	123,485	158,000	$54,960	$621,840
David J. Del Zoppo	—	—	33,614	19,000	$9,160	$70,140

(1)	Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 2003 ($7.95) and the related in-the-money option exercise price multiplied by the number of shares underlying the option.

Employment Agreements/ Change in Control Provisions

      RCC has entered into employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (for Mr. Ekstrand) or six months (for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless RCC or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. Each agreement may be terminated at any time by either the individual or us. If any of the agreements is terminated at any time by us for other than “just cause” (as defined in the employment agreements), we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.

      In the event any of these individuals is terminated for other than just cause or terminates his or her employment for “good reason” (as defined in the employment agreements), within 24 months following a change in control of RCC, he or she will be entitled to receive compensation in an amount equal to 2.99 times his or her “base amount” of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code), or, if our EBITDA margins for the three immediately preceding years have averaged 30% or greater, an amount equal to 2.99 times the sum of his or her highest annual base salary as in effect during the period from twelve months prior to the change in control until the date of termination and the highest annual incentive payment to that individual for any fiscal year that ended during the period beginning twelve months prior to the date of the change in control until the date of termination. In addition, the individual will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he or she participated immediately prior to termination for a period of eighteen months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

      We have also entered into a change in control agreement with Mr. Del Zoppo providing that in the event he is terminated for other than “just cause” or terminates his employment for “good reason” (each as defined in the agreement), within 24 months following a change in control of RCC, he will be entitled to receive compensation in an amount equal to 100% of the sum of his highest annual base salary as in effect during the period beginning twelve months prior to the change in control until the date of termination and the highest annual incentive payment to him for the period beginning twelve months prior to the change in control until the date of termination. In addition, he will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he participated immediately prior to termination for a period of six months following the date of termination. He shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse him for any amount by which the premium exceeds the amount for which he was responsible at the time of termination. If he obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

      In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable.

      A change in control occurs when

•	the majority of our directors are not persons whose election was solicited by our board or who were appointed by our Board,

•	any person or group of persons acquires 30% or more of our outstanding voting stock, or

•	the shareholders approve a liquidation, or dissolution, or specified mergers or consolidations or exchanges of shares, or dispositions of substantially all of our assets.

Deferred Compensation Plan

      We have adopted a deferred compensation plan, which permits designated key employees to defer between 5% and 100% of his or her compensation during any plan year. In fiscal 2003, Messrs. Ekstrand and Schultz and Ms. Newhall were eligible to participate in the deferred compensation plan. The purpose of the deferred compensation plan is to allow the individual to defer amounts in addition to the amounts permitted under the tax rules for contributions to 401(k) plans. Under the terms of the plan, RCC is required to make a matching contribution in an amount equal to 50% of the individual’s deferred amount, but only to the extent the deferred amount, when added to any amounts contributed by the individual to our 401(k) plan, does not exceed 6% of the individual’s compensation. The matching contribution is made in the discretion of RCC at the end of the year and is contingent upon reaching established financial goals.

      Payment of benefits from the deferred compensation plan is to be made upon termination of the participant’s employment. In the event of the participant’s death, the balance in the participant’s account is to be paid to the participant’s beneficiary. Payment may be made by lump sum or in up to ten annual installments, as elected by the participant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Rural Cellular Corporation and our security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our board of directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, were established through arm’s-length negotiations which adequately took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party. Beginning in 2004, all such transactions will be approved by our audit committee.

Transactions with Security Holders

      We have entered into various arrangements with our shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 2001, 2002, 2003, or during the six months ended June 30, 2004 are described below. Except as may be otherwise indicated below, we anticipate that amounts earned or incurred in 2004 will be similar to the 2003 amounts.

      Leases, Transmission Services, and Agency Agreements. We have arrangements with several of our shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving our cellular network. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

•	During 2003, 2002, 2001, and the six months ended June 30, 2004, we paid to Arvig Enterprises, Inc. and its affiliates $723,058, $876,023, $902,986, and $353,301, respectively, for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors, chairman of our audit committee, and former member of our compensation committee, serves as a director of Arvig Enterprises, Inc. and had served as director of operations for Arvig Communications, Inc., an affiliate of Arvig Enterprises, Inc., from 1981 until his retirement in 2001.

•	During 2003, 2002, 2001, and the six months ended June 30, 2004, we paid to Paul Bunyan Rural Telephone Cooperative and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, $333,062, $331,434, $211,136, and $209,310, respectively, for all services. Jeffrey S. Gilbert, one of our directors until his resignation in 2002, is general manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and assistant manager of Paul Bunyan.

•	During 2003, 2002, and 2001, we paid to Consolidated Telephone Company and its affiliates $11,173, $116,365, and $146,162, respectively, for all services. No payments were made in the first six months of 2004. Consolidated Telephone Company beneficially owns more than 5% of our outstanding Class B Common Stock. Marvin C. Nicolai, one of our directors and a member of our compensation and audit committees, served as the general manager of Consolidated Telephone Company until his retirement in 2001.

•	During 2003, 2002, 2001, and the six months ended June 30, 2004, we paid to Garden Valley Telephone Co., which beneficially owns more than 5% of our outstanding Class B Common Stock, $147,989, $118,811, $121,144, and $65,898, respectively, for all services.

      Roaming Arrangements. We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone & Data Systems, Inc. Affiliates of Telephone & Data Systems, Inc. beneficially own, in the aggregate, more than 5% of our Class A and Class B Common Stock and all of our outstanding Class T convertible preferred stock. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 2003, 2002, 2001, and the six months ended June 30, 2004, charges to our customers for services provided by United States Cellular Corporation totaled $1,923,274, $2,136,134, $1,447,047, and $904,050, respectively. During 2003, 2002, 2001, and the six months ended June 30, 2004, charges by us to customers of United States Cellular Corporation totaled $5,530,672, $4,412,168, $2,051,933, and $2,120,083, respectively.

      Cellular and Paging Service and Equipment. Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 2003, 2002, 2001, and the six months ended June 30, 2004, Arvig Enterprises, Inc. and its affiliates were billed $140,325, $192,707, $201,102, and $62,961, respectively, Paul Bunyan and its affiliates were billed $67,327, $70,824, $68,643, and $32,380, respectively, Consolidated Telephone Company and its affiliates were billed $16,149, $33,547, $32,643, and $8,118, respectively, and Garden Valley Telephone Co. was billed $28,103, $30,724, $35,927 and $11,970, respectively, for these services and equipment.

      Employment with RCC. Two adult sons of George M. Revering, one of our directors and a member of our audit committee, are employed by us. These individuals were compensated, in the aggregate, $96,018, $113,755, $99,277, and $57,478 in 2001, 2002, 2003, and the six months ended June 30, 2004, respectively. Neither serves as an executive officer, and neither lives in the same household as Mr. Revering.

PRINCIPAL SHAREHOLDERS

      The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of September 2, 2004 (except as otherwise noted) by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

•	each Named Executive Officer (as defined in the rules of the SEC);

•	each director; and

•	all directors and executive officers as a group.

      Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A “currently exercisable” option is an option exercisable as of, or becoming exercisable within 60 days following, September 2, 2004.

	Class A		Class B
					Percentage
	Number	Percentage	Number	Percentage	of Combined
Name and Address of Beneficial Owner	of Shares	of Class	of Shares	of Class	Voting Power

Five Percent Holders
Kevin Douglas(1)	1,619,000	13.7%	—	—	8.4%
1101 Fifth Avenue, Suite 360
San Rafael, California 94901
Madison Dearborn Partners(2)	1,058,736	8.2	—	—	5.5
Three First Plaza, Suite 330
Chicago, IL 60602
TCS Capital Management, LLC(3)	1,038,040	8.8	—	—	5.4
650 Fifth Avenue, 5th Floor
New York, NY 10019
Knickerbocker Partners LLC(4)	1,029,000	8.7	—	—	5.3
237 Park Avenue, Suite 801
New York, New York 10017
Gabelli Asset Management Inc.(5)	919,750	7.8	—	—	4.8
One Corporate Center
Rye, NY 10580
Matthew Larson(6)	722,470	6.1	—	—	3.7
200 Park Ave.
New York, NY 10166

	Class A		Class B
					Percentage
	Number	Percentage	Number	Percentage	of Combined
Name and Address of Beneficial Owner	of Shares	of Class	of Shares	of Class	Voting Power

Boston Ventures Management, Inc.(7)	712,824	5.7	—	—	3.7
One Federal Street, 23rd Floor
Boston, MA 02110
Wellington Management Company, LLP(8)	654,550	5.5	—	—	3.4
75 State St.
Boston, MA 02109
Telephone & Data Systems, Inc.(9)	586,799	4.9	132,597	20.6%	9.4
30 North LaSalle Street
Chicago, IL 60602
Arvig Enterprises, Inc.(10)	122,055	1.0	121,664	22.6	6.9
160 2nd Ave. S.W.
Perham, MN 56573
Consolidated Telephone Company	79,507	*	86,189	16.0	4.9
1102 Madison Street
Brainerd, MN 56401
Paul Bunyan Rural Telephone Cooperative	—	—	85,332	15.8	4.4
1831 Anne Street NW
Bemidji, MN 56601
Garden Valley Telephone Co.	85,418	*	45,035	8.4	2.8
201 Ross Avenue
Erskine, MN 56535
Communication Alternatives, Inc.	16,000	*	46,376	8.6	2.5
2220 125th Street NW
Rice, MN 56367
North Holdings, Inc.	97,276	*	32,708	6.1	2.2
P.O. Box 211
Lowry, MN 56349
Rothsay Telephone Co.	—	—	28,607	5.3	1.5
137 1st St. NW
Rothsay, MN 56579
Directors and Executive Officers
Richard P. Ekstrand(11)	467,630	3.9	32,708	6.1	4.0
Anthony J. Bolland(12)	712,824	5.7	—	—	3.7
Paul J. Finnegan(13)	1,058,736	8.2	—	—	5.5
Ann K. Newhall(14)	203,047	1.7	—	—	1.0
Marvin C. Nicolai(15)	29,650	*	—	—	*
George M. Revering(16)	120,100	1.0	—	—	*
Wesley E. Schultz(17)	264,660	2.2	—	—	1.4
Don C. Swenson(18)	66,314	*	—	—	*
George W. Wikstrom(19)	56,973	*	—	—	*
David J. Del Zoppo(20)	43,844	*	—	—	*
All directors and executive officers as a group (10 persons)(21)	3,023,778	20.9	32,708	6.1	15.0

*	Denotes less than 1%.

(1)	Based on Schedule 13G/ A, dated February 13, 2004, filed jointly on behalf of Kevin Douglas, the Douglas Family Trust, the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, the Estate of Cynthia Douglas, and James E. Douglas III.

(2)	Based on Schedule 13D dated April 13, 2000 (the “April 2000 13D”) filed jointly by Boston Ventures Company V, L.L.C., Boston Ventures Limited Partnership V, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Partners III, L.P., Madison Dearborn Partners, LLC, Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, The Toronto-Dominion Bank, Toronto Dominion Holdings (U.S.A.), Inc., and Toronto Dominion Investments, Inc. Reflects 1,037,736 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(3)	Based on Schedule 13G/ A dated September 2, 2004, filed jointly by Eric Semler, TCS Capital Management, LLC, and TCS Capital International, Ltd., which relates to shares held for the accounts of various domestic limited partnerships and TCS Capital International, Ltd. TCS Capital GP, LLC, a Delaware limited liability company, is the general partner of each of the limited partnerships and has investment discretion over securities held for the accounts of the limited partnerships. TCS Capital Management, LLC, a Delaware limited liability company, is the investment manager of TCS Capital International, Ltd. and has investment discretion over securities held for the account of TCS Capital International, Ltd. Mr. Semler is the managing member of TCS Capital GP, LLC and of TCS Capital Management, LLC.

(4)	Based on Schedule 13G/ A dated February 13, 2004, filed jointly by Marc Buchheit and Knickerbocker Partners LLC.

(5)	Based on Schedule 13D/ A dated December 10, 2003, filed jointly by GAMCO Investors, Inc., Gabelli Funds, LLC, MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Gabelli Advisers, Inc., and Mario J. Gabelli.

(6)	Based on Schedule 13D dated August 24, 2004, filed by Matthew Larson.

(7)	Based on the April 2000 13D. Reflects 691,824 shares of Class A common stock into which 36,667 shares of Class M convertible preferred stock owned by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(8)	Based on Schedule 13G dated February 12, 2004, filed by Wellington Management Company, LLP, which in its capacity as an investment adviser may be deemed to hold beneficially shares held of record by its clients.

(9)	Based on Schedule 13G/ A dated January 22, 2002, filed jointly by Arvig Telcom, Inc., Arvig Cellular, Inc., Arvig Telephone Company, Mid-State Telephone Company, Minnesota Invco of RSA #5, Inc., United States Cellular Corporation, United States Cellular Investment Company, and TDS Telecommunications Corporation. Includes 43,000 shares of Class A common stock and 105,940 shares of Class B common stock into which shares of Series A and Series B Class T convertible preferred stock, respectively, may be converted at any time that the ownership by Telephone & Data Systems, Inc., or its affiliates, of such shares will not violate the cross-ownership rules of the FCC.

(10)	Not included are 90,475 shares of Class A Common Stock owned beneficially by members of the Arvig family, who may be deemed to be controlling shareholders of Arvig Enterprises, Inc. and who serve on its board of directors. Arvig Enterprises, Inc. disclaims beneficial ownership of such shares.

(11)	Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by North Holdings, Inc., of which Mr. Ekstrand is the sole shareholder and president, and 500 shares of Class A common stock held by or on behalf of one of Mr. Ekstrand’s children. Also includes 301,743 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(12)	Reflects 691,824 shares of Class A common stock into which 36,667 shares of Class M convertible preferred stock held by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Anthony J. Bolland is a general partner of Boston Ventures Management, Inc., an affiliate of Boston Ventures Limited Partnership V.

(13)	Reflects 1,037,736 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of Madison Dearborn Partners, LLC.

(14)	Includes 173,485 shares of Class A common stock that may be purchased upon exercise of currently exercisable options. Also includes 5,000 shares of Class A common stock held by Ms. Newhall’s spouse and 1,000 shares of Class A common stock held in an IRA account.

(15)	Includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options and 3,400 shares held as cotrustee of a revocable trust in the name of Mr. Nicolai’s spouse.

(16)	Includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(17)	Includes 219,985 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(18)	Includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(19)	Includes 30,723 shares of Class A common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(20)	Includes 38,614 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(21)	Includes 1,729,560 shares of Class A common stock into which 91,667 shares of Class M convertible preferred stock may be converted and 880,827 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

DESCRIPTION OF FINANCING ARRANGEMENTS

      The following is a summary of our financing arrangements. This summary is qualified in its entirety by reference to the various documents governing the financing arrangements.

Revolving Credit Agreement

      We have entered into a $60 million Revolving Credit Agreement with a syndicate of lenders including Lehman Commercial Paper Inc. and Bank of America, N.A.

      The Revolving Credit Agreement matures in 2010. Our obligations under the Revolving Credit Agreement are guaranteed by all of the Company’s direct and indirect subsidiaries, including future subsidiaries but excluding Wireless Alliance, LLC unless and until it becomes a wholly owned subsidiary of the Company. The Company’s obligations under the Revolving Credit Agreement are secured by perfected first priority security interests, subject to certain permitted liens, in substantially all of the Company’s and its subsidiaries’ tangible and intangible assets and by a pledge by the Company of all the capital stock of substantially all of its direct and indirect subsidiaries. Any funds borrowed will be used for working capital needs and general corporate purposes.

      The Revolving Credit Agreement contains customary representations and warranties and affirmative and negative covenants. The financial covenants are effective only when there are obligations outstanding under the Revolving Credit Agreement. These financial covenants include a minimum interest coverage ratio, a maximum total leverage ratio, and a maximum senior secured (first and second lien) leverage ratio. Further, the Revolving Credit Agreement contains restrictions on the ability of the Company and its subsidiaries to, among other things:

•	dispose of assets;

•	incur additional indebtedness;

•	incur guaranty obligations;

•	pay dividends;

•	issue preferred stock;

•	make capital distributions;

•	make optional payments or modify subordinated debt instruments;

•	create liens on assets;

•	make investments, loans or advances;

•	make acquisitions;

•	engage in sale-leaseback transactions;

•	engage in mergers or consolidations, liquidations and dissolutions;

•	engage in certain transactions with affiliates;

•	make changes in lines of business; and

•	enter into hedging or restrictive agreements or amend material documents.

The Revolving Credit Agreement contains customary events of default, including:

•	nonpayment of principal when due;

•	nonpayment of interest, fees or other amounts after a grace period;

•	material inaccuracy of representations and warranties;

•	violation of covenants, subject to negotiated grace periods;

•	certain bankruptcy events and cross-defaults to other material indebtedness;

•	change of control events comparable to those applicable to the notes;

•	material judgments, actual or asserted invalidity of any guarantee or security document or security interest, and certain ERISA-related events;

•	failure of the validity, perfection or priority of the liens;

•	material termination, revocation or non-renewal of any spectrum license;

•	material failure to make payments to the FCC or any governmental authority with respect to any spectrum license; and

•	delivery by the FCC of an order to show cause why an order of revocation should not be issued with respect to any spectrum license.

      The security interests securing the Company’s obligations under the Revolving Credit Agreement are senior to the security interests securing the Company’s obligations under the notes. See “Risk Factors — Risks Related to the Notes.”

9 5/8% Senior Subordinated Notes Due 2008

      In 1998, we issued $125.0 million aggregate principal amount 9 5/8% senior subordinated notes due 2008. The 9 5/8% notes are unsecured, senior subordinated obligations, subordinated in right of payment to our senior debt, including amounts outstanding under the Revolving Credit Agreement, the notes, and the 9 7/8% senior notes due 2010, pari passu in right of payment with all of our existing and future senior subordinated debt, and senior in right of payment to any future subordinated debt. The 9 5/8% notes mature on May 15, 2008. Interest on the 9 5/8% notes accrues at a rate of 9 5/8% per annum and is payable in cash semiannually on each May 15 and November 15. After May 15, 2004, at our option, we may redeem the 9 5/8% notes at prices starting at 103.208% of the principal amount at May 15, 2004, declining to 101.604% and 100.000% at May 15, 2005 and 2006, respectively.

      The indenture governing the 9 5/8% notes contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

•	incur additional debt;

•	pay dividends;

•	repay junior debt prior to stated maturities;

•	allow the imposition of dividend restrictions on certain subsidiaries;

•	sell assets;

•	make investments;

•	engage in transactions with shareholders and affiliates;

•	create liens; and

•	engage in some types of mergers or acquisitions.

      The indenture also provides that we will be required to make an offer to repurchase all of the 9 5/8% notes at 101% of the outstanding principal amount of the notes (plus any accrued and unpaid interest thereon) upon the occurrence of a “change of control,” as defined in the indenture. In addition, the indenture requires that we offer to repurchase all or a portion of the 9 5/8% notes at 100% of the principal amount, plus accrued and unpaid interest, from the net cash proceeds of certain asset sales if those proceeds are not reinvested or used to repay certain indebtedness.

      The indenture specifies a number of events of default, including, among others, a failure to make timely principal or interest payments or to perform the covenants contained in the indenture. If an event of default occurs and is continuing, the trustee under the indenture or the holders of a specified principal amount of the outstanding 9 5/8% notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable on the date provided for in accordance with the indenture. An acceleration of the 9 5/8% notes may, under specified circumstances, be rescinded by the holders of a majority of the total principal amount of the then outstanding 9 5/8% notes.

9 3/4% Senior Subordinated Notes Due 2010

      In 2002, we issued $300.0 million aggregate principal amount 9 3/4% senior subordinated notes due 2010. The 9 3/4% notes are unsecured, senior subordinated obligations, subordinated in right of payment to our senior debt, including amounts outstanding under the Revolving Credit Agreement, the notes, and the 9 7/8% senior notes due 2010, pari passu in right of payment with all of our existing and future senior subordinated debt, and senior in right of payment to any future subordinated debt. The 9 3/4% notes mature on January 15, 2010. Interest on the 9 3/4% notes accrues at a rate of 9 3/4% per annum and is payable in cash semiannually on each January 15 and July 15. After January 15, 2006, at our option, we may redeem the 9 3/4% notes at prices starting at 104.875% of the principal amount at January 15, 2006, declining to 103.250%, 101.625%, and 100.000% at January 15, 2007, 2008, and 2009, respectively. Prior to January 15, 2005, at our option, we may redeem up to 35% of the outstanding principal amount of the 9 3/4% notes, at a price of 109 3/4% of the principal amount, with the proceeds of certain equity offerings.

      The indenture governing the 9 3/4% notes contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

•	incur additional debt;

•	pay dividends;

•	repay junior debt prior to stated maturities;

•	allow the imposition of dividend restrictions on certain subsidiaries;

•	sell assets;

•	make investments;

•	engage in transactions with shareholders and affiliates;

•	create liens; and

•	engage in some types of mergers or acquisitions.

      The indenture also provides that we will be required to make an offer to repurchase all of the 9 3/4% notes at 101% of the outstanding principal amount of the 9 3/4% notes (plus any accrued and unpaid interest thereon) upon the occurrence of a “change of control,” as defined in the indenture. In addition, the indenture requires that we offer to repurchase all or a portion of the 9 3/4% notes at 100% of the principal amount, plus accrued and unpaid interest, from the net cash proceeds of certain asset sales if those proceeds are not reinvested or used to repay certain indebtedness.

      The indenture specifies a number of events of default, including, among others, a failure to make timely principal or interest payments or to perform the covenants contained in the indenture. If an event of default occurs and is continuing, the trustee under the indenture or the holders of a specified principal amount of the outstanding 9 3/4% notes may declare the principal of and accrued but unpaid interest on all the 9 3/4% notes to be due and payable on the date provided for in accordance with the indenture. An acceleration of the 9 3/4% notes may, under specified circumstances, be rescinded by the holders of a majority of the total principal amount of the then outstanding 9 3/4% notes. The indenture also provides that most of the covenants will be suspended in any period during which the 9 3/4% notes are rated investment grade.

9 7/8% Senior Notes due 2010

      In August 2003, we issued $325.0 million aggregate principal amount 9 7/8% senior notes due 2010. The 9 7/8% notes are unsecured, senior obligations, pari passu in right of payment with all of our existing and future senior indebtedness, including amounts outstanding under the Revolving Credit Agreement and the notes, and senior in right of payment to all of our existing and future subordinated debt, including amounts outstanding under the 9 5/8% notes and 9 3/4% notes. Interest is payable on February 1 and August 1 of each year. The notes will mature on February 1, 2010. After August 1, 2007, at our option, we may redeem the 9 7/8% notes at prices starting at 104.938% of the principal amount at August 1, 2007, declining to 102.469% at August 1, 2008 and 100% at August 1, 2009. Prior to August 1, 2006, we may redeem up to 35% of the outstanding principal amount of the 9 7/8% notes at 109.875% of the principal amount with the net cash proceeds of certain equity offerings.

      The indenture governing the 9 7/8% notes contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

•	incur additional debt;

•	pay dividends;

•	repay junior debt prior to stated maturities;

•	allow the imposition of dividend restrictions on certain subsidiaries;

•	sell assets;

•	make investments;

•	engage in transactions with shareholders and affiliates;

•	create liens; and

•	engage in some types of mergers or acquisitions.

      The indenture provides that we will be required to make an offer to repurchase all of the 9 7/8% notes at 101% of the outstanding principal amount of the 9 7/8% notes (plus any accrued and unpaid interest thereon) upon the occurrence of a “change of control,” as defined in the indenture. In addition, the indenture requires that we offer to repurchase all or a portion of the 9 7/8% notes at 100% of the principal amount, plus accrued and unpaid interest, from the net cash proceeds of certain asset sales if those proceeds are not reinvested or used to repay certain indebtedness.

      The indenture also specifies a number of events of default, including, among others, a failure to make timely principal or interest payments or to perform the covenants contained in the indenture. If an event of default occurs and is continuing, the trustee under the indenture or the holders of a specified principal amount of the outstanding 9 7/8% notes may declare the principal of and accrued but unpaid interest on all the 9 7/8% notes to be due and payable on the date provided for in accordance with the indenture. An acceleration of the 9 7/8% notes may, under specified circumstances, be rescinded by the holders of a majority of the total principal amount of the then outstanding 9 7/8% notes. The indenture also provides that most of the covenants will be suspended in any period during which the 9 7/8% notes are rated investment grade.

Preferred Stock

      We have issued the following preferred stock with liquidation preferences of $1,000 per share:

					Amount
				Other	Outstanding
			Conversion	Features,	(including accrued
		Dividend	Price to	Rights,	dividends)
		Rate per	Common	Preferences	(as of June 30,
	Redemption Date	Annum	Stock	and Powers	2004)

Senior Exchangeable Preferred Stock	May 2010	11.375%	—	Non-Voting	$223,433
Junior Exchangeable Preferred Stock	February 2011	12.250%	—	Non-Voting	233,518
Class M Preferred Stock	April 2012	8.000%	$53.000	Voting	153,959
Class T Preferred Stock	April 2020	4.000%	$50.631	Non-Voting	8,822

Total					$619,732

      Dividends on the senior exchangeable preferred stock are cumulative, are payable quarterly, and, after May 15, 2003, are to be paid in cash. We did not declare or pay the cash dividends on the senior exchangeable preferred stock due in August 2003, November 2003, February 2004, May 2004, or August 2004. We are currently accruing the dividends on our senior exchangeable preferred stock instead of paying them in cash.

      Dividends on the junior exchangeable preferred stock are cumulative, are payable quarterly, and may be paid, at our option, on any dividend payment date occurring on or before February 15, 2005, either in cash or by the issuance of additional shares of junior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends. After February 15, 2005, the dividends are to be paid in cash.

      The senior and junior exchangeable preferred stock are non-voting, except as otherwise required by law and as provided in their respective certificates of designation. Each certificate of designation provides that at any time dividends on the outstanding exchangeable preferred stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of a majority of the outstanding shares of the affected exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of our board of directors. The voting rights will continue until such time as all dividends in arrears on the exchangeable preferred stock are paid in full (and in the case of dividends payable on the senior exchangeable preferred stock after May 15, 2003, or in the case of dividends payable on the junior exchangeable preferred stock after February 15, 2005, are paid in cash) at which time the terms of any directors elected pursuant to such voting rights will terminate. Voting rights may also be triggered by other events described in the certificates of designation.

      The certificates of designation for the senior and junior exchangeable preferred stock also contain restrictions on the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

•	incur additional debt or issue additional preferred stock;

•	pay dividends on junior securities;

•	repay junior stock prior to stated maturities;

•	allow the imposition of dividend restrictions on certain subsidiaries;

•	sell assets;

•	make investments;

•	engage in transactions with shareholders and affiliates;

•	create liens; and

•	engage in some types of mergers or acquisitions.

      Dividends on the Class M convertible preferred stock are compounded, accrue at 8% per annum, and are payable upon redemption or upon our liquidation. The Class M convertible preferred stock is convertible into our Class A common stock at $53.00 per share, subject to certain adjustments. Dividends are not payable if the shares are converted. The holders of the Class M convertible preferred stock are entitled to vote on all matters submitted to the holders of the common stock on an as-converted basis.

      In order to comply with the FCC rules regarding cross-ownership of cellular licensees within a given market, we issued 7,541 shares of Class T convertible preferred stock to Telephone & Data Systems, Inc. (“TDS”) in exchange for 43,000 shares of Class A common stock and 105,940 shares of Class B common stock owned by TDS. We or TDS can convert the convertible preferred stock into the original number of shares of Class A or Class B common stock in the future if ownership by TDS of the common stock would then be permissible under FCC rules. Dividends on the Class T convertible preferred stock are cumulative, have a fixed coupon rate of 4% per annum, and are payable in April 2020. Dividends are not payable if the shares are converted.

      The senior exchangeable preferred stock is senior to our junior exchangeable preferred stock, Class M convertible preferred stock, Class T convertible preferred stock, and common stock with respect to dividend rights and rights upon our liquidation, winding-up, and dissolution. The junior exchangeable preferred stock is junior to our senior exchangeable preferred stock and Class T convertible preferred stock and senior to our Class M convertible preferred stock and common stock with respect to dividend rights and rights upon our liquidation, winding-up, and dissolution. Shares of senior and junior exchangeable preferred stock and Class T convertible preferred stock are nonvoting, except as otherwise provided in their respective certificates of designation.

      We are required to redeem the senior exchangeable preferred stock, junior exchangeable preferred stock, Class M convertible preferred stock, and Class T convertible preferred stock at 100% of their total liquidation preference plus accumulated and unpaid dividends at their respective redemption dates. Under certain circumstances, upon the occurrence of a “change of control” (as defined in the relevant certificate of designation), we will also be required to make an offer to repurchase the senior exchangeable preferred stock and the junior exchangeable preferred stock at a purchase price equal to 101% of their respective liquidation preferences (plus accumulated and unpaid dividends thereon) and the Class M convertible preferred stock at a purchase price equal to the greater of 101% of its liquidation preference (plus accumulated and unpaid dividends thereon) and the fair market value that the holders of the Class M convertible preferred stock would have received in connection with the change of control had they converted their Class M convertible preferred stock into our Class A common stock prior to such change of control.

THE EXCHANGE OFFER

General

      In connection with the sale of the old notes pursuant to a purchase agreement dated as of March 15, 2004, between us and the initial purchasers, the initial purchasers and their assignees became entitled to the benefits of a registration rights agreement.

      Under the registration rights agreement, we have agreed to use our commercially reasonable efforts to cause to be filed with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act as soon as practicable after the date of issuance of the old notes (the “Issue Date”), with respect to an offer to exchange the old notes for registered notes (“Exchange Notes”) that are identical in all material respects to the old notes, except that the registered notes will not contain terms with respect to transfer restrictions (other than those that might be imposed by state or foreign securities laws), and their issuance will be registered under the Securities Act. We will use our best efforts to cause the registration statement to become effective at the earliest possible time. Upon the effectiveness of the registration statement, pursuant to the exchange offer, we will offer to holders of Transfer Restricted Notes, as defined below, who are able to make certain representations, the opportunity to exchange their Transfer Restricted Notes for registered notes.

      If:

      (1) we are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy,

      (2) any Holder of Transfer Restricted Notes notifies us prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer, or

(b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or

(c) it is a broker-dealer and owns notes acquired directly from us or one of our affiliates,

we will cause to be filed with the Commission a shelf registration statement (a “Shelf Registration Statement”) to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

      For purposes of the preceding, “Transfer Restricted Securities” means each note until:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or similar provisions then in effect); or

(5) the date on which such note ceases to be outstanding.

      We will keep the exchange offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of the exchange offer is given to the holders of the notes.

      Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal (which together constitute the exchange offer), we will accept for exchange all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City Time, on the Expiration Date. We will issue new notes in exchange for an equal principal amount at maturity of old notes accepted in the exchange offer. As of the date of this prospectus, there was outstanding $160,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2010 and $350,000,000 aggregate principal amount of 8 1/4% Senior Secured Notes due 2012.

      This prospectus, together with the letters of transmittal, is being made available to all registered holders of old notes. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions as set forth under “— Conditions.”

      We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes from us and delivering new notes to such holders.

      In the event the exchange offer is consummated, subject to certain limited exceptions, we will not be required to register the old notes. In such event, holders of old notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the federal and state securities laws. See “Risk Factors — You will be subject to transfer restrictions if you fail to exchange your old notes.”

Expiration Date; Extensions; Amendments

      The term “Expiration Date” shall mean ,                     , 2004 [20 business days following the commencement of the exchange offer], unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date to which the exchange offer is extended. In order to extend the Expiration Date, we will notify the exchange agent by oral or written notice and will make timely public announcement of any extension, each prior to 9:00 a.m., New York City Time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the exchange offer for a specified period of time.

      Notwithstanding any extension of the exchange offer, if for any reason the exchange offer is not consummated before                     , 2004 [30 business days following the effective date of the registration statement], we will, at our own expense, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the old notes, (b) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act, and (c) keep the Shelf Registration Statement effective until the earlier of two years following the Issue Date and such time as all of the old notes have been sold or otherwise can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f), and (h) of Rule 144. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder selling old notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

      We reserve the right, in our reasonable discretion and in accordance with applicable law, at any time

•	to delay accepting any old notes, to extend the exchange offer, or to terminate the exchange offer and not accept old notes not previously accepted if any of the conditions set forth under “— Conditions” shall have occurred and shall not have been waived by us, by giving oral or written notice of such delay, extension, or termination to the exchange agent or

•	to amend the terms of the exchange offer in any manner we deem to be advantageous to the holders of the old notes.

      Any such delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice thereof. If the exchange offer is amended in a manner we have determined to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the old notes, if the exchange offer would otherwise expire during such five to ten business day period.

      Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

      NO VOTE OF OUR SECURITY HOLDERS IS REQUIRED UNDER APPLICABLE LAW TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

      Neither we, our board of directors, nor our management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

      Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer under the Minnesota Business Corporation Act, the governing law of the state of incorporation of RCC.

Procedures for Tendering

      To tender in the exchange offer, a holder must complete, sign, and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m. New York City Time, on the Expiration Date. In addition, either

•	certificates for such tendered old notes must be received by the exchange agent along with the letter of transmittal prior to the Expiration Date,

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at the Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date, or

•	the holder must comply with the guaranteed delivery procedures described below.

      THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS

OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. To be tendered effectively, the old notes, the letter of transmittal, and all other required documents must be received by the exchange agent prior to 5:00 p.m., New York City Time, on the Expiration Date. Delivery of all documents must be made to the exchange agent at the address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies, or nominees to effect such tender for such holders.

      The tender by a holder of old notes will constitute an agreement between such holder and Rural Cellular Corporation in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

      Only a holder of old notes may tender such old notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the books of Rural Cellular Corporation or any other person who has obtained a properly completed bond or stock power from the registered holder.

      Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender shall contact such registered holder promptly and instruct such registered holder to tender on his behalf.

      If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such owner’s name or obtain a properly completed bond or stock power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the U.S. (an “Eligible Institution”) unless the old notes tendered pursuant thereto are tendered

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or

•	for the account of an Eligible Institution.

      In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

      If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the old notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the old notes.

      If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Rural Cellular Corporation, submit evidence satisfactory to Rural Cellular Corporation of their authority to so act with the letter of transmittal.

      All questions as the validity, form, eligibility (including time of receipt), and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted by us, would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. None of Rural Cellular, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of such old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date without cost to such holders.

      In addition, we reserve the right in our sole discretion, subject to the provisions of the indenture, to terminate the exchange offer in accordance with the terms of the registration rights agreement.

Resales of New Notes

      Based on interpretive letters issued by the SEC staff to other, unrelated issuers in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes for resale, resell, or otherwise transfer the new notes without delivering a prospectus to prospective purchasers, if the holder:

•	is not an “affiliate,” as defined under the Securities Act, of RCC;

•	acquired the new notes in the ordinary course of business;

•	is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

      We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar transactions.

      If any of the above conditions is not satisfied or if you acquired your old notes to be exchanged for new notes in the exchange offer directly from RCC or any of its affiliates, you must acknowledge and agree that you:

•	may not, under SEC policy as in effect on July 1, 2003, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

By tendering old notes, the holder of those old notes will represent to us that, among other things, the holder:

•	is not an affiliate of RCC;

•	is acquiring the new notes in its ordinary course of business;

•	is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

      Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of marketmaking activities or other trading activities (and not acquired directly from RCC or any of its affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that during the period ending on the earlier of (1) one year from the date on which the exchange offer is consummated, subject to extension in limited circumstances, and (2) the date on which all transfer restricted securities covered by the exchange offer registration statement have been sold pursuant thereto, we will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer and the new notes.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “— Conditions” below. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered old notes for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

      For each old note tendered for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

      In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent’s account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer procedures described below, such nonexchanged old notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

Registration Default; Liquidated Damages

      If:

•	we fail to file any registration statement required to be filed under the registration rights agreement on or prior to the date specified for such filing,

•	any such registration statement is not declared effective by the Commission on or prior to the date specified for effectiveness in the registration rights agreement,

•	we fail to consummate the exchange offer on or prior to 30 business days following the effectiveness of the Exchange Offer Registration Statement, or

•	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective by the Commission, but thereafter ceases to be effective or useable in connection with resales of Transferred Restricted Notes during the periods specified in the registration rights agreement without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five business days of filing such post-effective amendment to such Registration Statement.

(each of the events referred to in clauses (1) through (4) above being collectively referred to as a “Registration Default”), then we will be required to pay liquidated damages to each holder of notes in an amount equal to $.05 per week per $1,000 principal amount of notes outstanding for the first 90-day period immediately following the occurrence of the first Registration Default. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount outstanding for each subsequent 90-day period, to a maximum of $0.50 per week per $1,000 principal amount of notes, until all Registration Defaults have been cured. All accrued liquidated damages will be paid by us on each interest payment date to the note holder as specified in the indenture.

Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the old notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of old notes by causing the Book-Entry Transfer Facility to transfer such old notes into the exchange agent’s account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or facsimile with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “— Exchange Agent” on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

      If a registered holder of old notes desires to tender such old notes, and the old notes are not immediately available, or time will not permit such holder’s old notes or other required documents to reach the exchange agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

•	the tender is made through an Eligible Institution,

•	prior to the Expiration Date, the exchange agent receives from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by facsimile transmission, mail, or hand delivery),

•	setting forth the name and address of the holder of such old notes and the amount of old notes tendered, stating that the tender is being made thereby and

•	guaranteeing that within five New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form to transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent, and

•	the certificate for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to 5:00 p.m. New York City Time, on the Expiration Date; otherwise, such tenders are irrevocable.

      For a withdrawal to be effective, a written notice of withdrawal sent by telegram or facsimile, with receipt confirmed by telephone, or letter must be received prior to the Expiration Date by the exchange agent at the address or numbers set forth below under “— Exchange Agent.” Any such notice of withdrawal must specify the name of the person having tendered the old notes to be withdrawn, identify the old notes to be withdrawn (including the principal amount of such old notes), and (where certificates for old notes have been transmitted) specify the name in which such old notes are registered, if different from that of the withdrawing holder. If certificates for the old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedures of book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by Rural Cellular, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with such Book-Entry Transfer Facility for the old notes) as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes, if because of any changes in law, or applicable interpretations thereof by the Commission, we determine that we are not permitted to effect the exchange offer. In addition, we have no obligation to, and will not knowingly, accept tenders of old notes from any affiliates of ours (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations thereof by the Commission, or if the new notes to be received by such holder or holders of old notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restriction under the “blue sky” or securities laws of substantially all of the states.

Exchange Agent

      U.S. Bank National Association has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance in connection with the exchange offer and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Messenger, Mail or Overnight Delivery:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Dept.

or

100 Wall Street, Suite 1600

New York, NY 10005
Attention: Specialized Finance Dept.

Facsimile Transmission:

(651) 495-8097

Confirm by Telephone:

(800) 934-6802

In Person or by Hand:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Dept.

or

100 Wall Street, Suite 1600

New York, NY 10005
Attention: Specialized Finance Dept.

Fees and Expenses

      The expenses of soliciting tenders pursuant to the exchange offer will be borne by Rural Cellular. The principal solicitation for tender pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, or in person by officers and regular employees of Rural Cellular.

      We will not make any payments to brokers, dealers, or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees, and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

      The expenses to be incurred in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent, the trustee, and accounting, legal, printing, and related fees and expenses.

Transfer Taxes

      We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder or such other person. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

      The new notes will be recorded in our accounting records at the same carrying values as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the consummation of the exchange offer. The expense of the exchange offer will be amortized by us over the term of the new notes in accordance with generally accepted accounting principles.

Consequences of Failure to Exchange Old Notes

      Holders of the old notes do not have any appraisal or dissenters’ rights in the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. In general, the old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the consummation of the exchange offer, except in limited circumstances with respect to specific types of holders of old notes, the issuer will have no further obligation to provide for the registration under the Securities Act of the old notes. See “— Registration Default; Liquidated Damages.” We do not currently anticipate that we will take any action following the consummation of the exchange offer to register the old notes under the Securities Act or under any state securities laws.

      Consummation of the exchange offer may have adverse consequences to non-tendering old note holders, including that the reduced amount of old notes that remain outstanding as a result of the exchange offer may adversely affect the trading market, liquidity, and market price of the old notes.

      The new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together for all purposes as a single class under the indenture.

Book-Entry; Delivery and Form

      The new notes will initially be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The registered global notes will be deposited upon issuance with the trustee as custodian for the Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the registered global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

      Transfers of beneficial interests in the registered global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

      The following description of the operations and procedures of DTC, Euroclear, and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      Holders of the registered global notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Holders of the registered global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. All interests in a registered global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a registered global note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a registered global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the registered global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form, and will not be considered the registered owners or Holders thereof under the indenture for any purpose.

      Payments in respect of the principal of and interest and premium and Liquidated Damages, if any, on a registered global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the registered global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any agent of ours or the trustee has or will have any responsibility or liability for:

(i) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the registered global notes or for maintaining, supervising, or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the registered global notes; or

(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

      Transfer between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant registered global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the registered global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the registered global notes for new notes in certificated form and to distribute such new notes to its Participants.

      Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the registered global notes among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear, or Clearstream, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      A registered global note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(i) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the registered global notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the notes.

      In addition, beneficial interests in a registered global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any registered global note or beneficial interests in registered global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any restrictive legend required by applicable law.

DESCRIPTION OF THE NOTES

      You can find the definitions of certain terms used in this description under the caption “— Certain Definitions.” Certain defined terms used in this description, but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the indenture. In this description, the terms “Rural Cellular,” “we” and “us” refer only to Rural Cellular Corporation and not to any of its Subsidiaries.

      Rural Cellular will issue both the new 2010 notes and the new 2012 notes under an indenture dated March 25, 2004, among itself, the Guarantors and U.S. Bank National Association, as trustee. Where we refer to the “notes,” we are referring to the 2010 notes and the 2012 notes together. The 2010 notes and the 2012 notes rank pari passu with each other and have identical provisions except as described below. Rural Cellular’s obligations under the 2010 notes and the 2012 notes are secured equally and ratably, on a second-priority basis, by security interests in the Collateral (as defined below). The 2010 notes and the 2012 notes will be treated as a single class for purposes of voting, amendments and waivers, and the Collateral Agent serves as collateral agent for all notes as a single class. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following description is a summary of the material provisions of the indenture, the Collateral Documents, and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the Collateral Documents, and the Intercreditor Agreement in their entirety because they, and not this description, define your rights as a Holder. Copies of the indenture, the Collateral Documents, and the Intercreditor Agreement are available as set forth below under the caption “Available Information.”

      The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and Ranking

      The notes:

•	are senior obligations of Rural Cellular;

•	are secured by security interests (“Second Priority Liens”) in the Collateral on a second priority basis, subject to the first priority security interests securing Rural Cellular’s obligations under the Credit Agreement and any other First Lien Obligations;

•	are unconditionally guaranteed by all of Rural Cellular’s current Subsidiaries, other than Wireless Alliance, and by all of Rural Cellular’s future Restricted Subsidiaries;

•	rank equally in right of payment with all existing and future Pari Passu Indebtedness of Rural Cellular, including under Rural Cellular’s existing senior notes, the Credit Agreement, and any other First Lien Obligations; and

•	rank senior in right of payment to all existing and future Indebtedness of Rural Cellular that expressly provides for its subordination to the notes, including Rural Cellular’s existing senior subordinated notes.

      The Credit Agreement is guaranteed by all of Rural Cellular’s current Subsidiaries, other than Wireless Alliance, and by all of Rural Cellular’s future Restricted Subsidiaries, and is secured by first-priority security interests in the Collateral. In addition, Rural Cellular’s and the Guarantors’ obligations under the Credit Agreement may be secured by first-priority security interests in some assets of Rural Cellular and the Guarantors and other Subsidiaries of Rural Cellular that are not part of the Collateral. See “— Security.” In the event that the holders of First Lien Obligations, including the lenders under the Credit Agreement, exercise their rights with respect to those pledged assets, those creditors would be entitled to be repaid in full from the proceeds from the sale of the Collateral before those proceeds would be available for distribution to Holders of the notes. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes. At June 30, 2004, we had no amounts borrowed and $60.0 million available for borrowing under the Credit Agreement. Under the indenture, we and our Subsidiaries will be able to Incur additional secured debt, including First Lien Obligations and other Second Lien Obligations. See “Risk Factors — Despite our substantial indebtedness and preferred stock, we may still be able to incur significantly more debt and issue more preferred stock, intensifying the risks described above.”

      The assets of any Subsidiary that does not guarantee the notes will be subject to the prior claims of all creditors of that Subsidiary, including trade creditors. Under the indenture, Rural Cellular is permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Rural Cellular’s Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture and will not guarantee the notes. In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation, or reorganization of any of the non-guarantor Subsidiaries, such Subsidiaries will pay the holders of their liabilities, including trade payables, before they will be able to distribute any of their assets to us. At June 30, 2004, our Subsidiaries not guaranteeing the notes had $           million of outstanding liabilities, including trade payables, and had 1.7% of our total assets. See “Risk Factors — The assets of our subsidiaries that are not guarantors of the notes will be subject to prior claims by creditors of those subsidiaries.” Wireless Alliance, a joint venture in which Rural Cellular owns 70% of the equity interests, will be an Unrestricted Subsidiary.

Principal, Maturity and Interest

      Rural Cellular has issued an aggregate of $510,000,000 aggregate principal amount of notes under the indenture, consisting of $160,000,000 aggregate principal amount of 2010 notes and $350,000,000 aggregate principal amount of 2012 notes. From time to time, Rural Cellular will be permitted to offer and sell additional 2010 notes and 2012 notes under the same indenture, having the same terms in all respects as such notes, except that interest will accrue from their date of issuance. Any offering of additional notes will be subject to the covenants described below under the caption “Certain Covenants — Limitation on Consolidated Indebtedness” and “Certain Covenants — Limitation on Liens.” As of the date of the issuance of any such additional notes, the Guarantors will be required to confirm in writing that their Subsidiary Guarantees also apply to those additional notes.

      The notes and any additional notes subsequently issued under the indenture will be treated as a single class under the indenture for purposes of voting, amendments, and waivers, and the Collateral Agent will serve as collateral agent for the notes as a single class. Rural Cellular will issue notes in denominations of $1,000 and integral multiples of $1,000.

2010 Notes

      The 2010 notes will mature on March 15, 2010.

      The 2010 notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.50%, as determined by the calculation agent (the “Calculation Agent”), which is initially the trustee.

      Set forth below is a summary of certain of the defined terms used in the indenture relating to the calculation of interest on the 2010 notes.

      “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

      “Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include June 15, 2004.

      “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

      “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      “Representative Amount” means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

      “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

      The amount of interest for each day that the 2010 notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the 2010 notes. The amount of interest to be paid on the 2010 notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

      All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

      The interest rate on the 2010 notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      The Calculation Agent will, upon the request of the Holder of any 2010 note, provide the interest rate then in effect with respect to the 2010 notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on Rural Cellular, its Restricted Subsidiaries, and the Holders of the 2010 notes.

      Interest on the 2010 notes will be payable quarterly (to holders of record at the close of business on the March 1, June 1, September 1, or December 1 immediately preceding the applicable interest payment date) on March 15, June 15, September 15, and December 15 of each year, commencing June 15, 2004.

2012 Notes

      The 2012 notes will mature on March 15, 2012.

      Interest on the 2012 notes will accrue at a fixed rate of 8 1/4% per annum and will be payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2004, to the Holders of record on the immediately preceding March 1 and September 1.

      Interest on the 2012 notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Method of Receiving Payment on the Notes

      If a Holder has given wire transfer instructions to us, we will pay all principal, interest, premium, if any, or Liquidated Damages, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the security register.

Paying Agent and Registrar for the Notes

      The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar with respect to either the 2010 notes or the 2012 notes without prior notice to the Holders of the notes, and Rural Cellular or any of its Subsidiaries may act as paying agent or registrar.

      All moneys paid by us to a paying agent for the payment of principal, interest, premium, if any, or Liquidated Damages, if any, on any notes which remain unclaimed for two years after such principal, interest, premium, or Liquidated Damages have become due and payable may be repaid to us, and thereafter the Holder of such notes may look only to us for payment of them.

Transfer and Exchange

      A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes and fees required by law in connection with such transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) tendered and not withdrawn in connection with an Offer to Purchase or an Asset Sale Offer.

Subsidiary Guarantees

      The notes are guaranteed by:

(1) all of Rural Cellular’s current and future Restricted Subsidiaries, including all License Only Subsidiaries; and

(2) all of the present and future guarantors and obligors (other than Rural Cellular itself) under the Credit Agreement or any other First Lien Obligations.

      Wireless Alliance has not guaranteed the notes. Future Unrestricted Subsidiaries of Rural Cellular will not guarantee the notes unless they become guarantors or obligors under the Credit Agreement or other First Lien Obligations.

      The Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — We and the subsidiary guarantors may be subject to laws relating to fraudulent conveyance.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Rural Cellular or another Guarantor, unless, immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and either:

(a) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and security documents pursuant to a supplemental indenture and appropriate security documents reasonably satisfactory to the trustee under the indenture; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions of the indenture.

      The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation, or otherwise) by Rural Cellular or a Subsidiary of Rural Cellular, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor by Rural Cellular or a Subsidiary of Rural Cellular, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(3) if Rural Cellular designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance of the notes as provided below under the caption “— Defeasance.”

      At the completion of the Exchange Offer, the Guarantors will be required to confirm in writing that their Subsidiary Guarantees apply to the Exchange Notes. It will be a condition to the closing of the Exchange Offer that such confirmation occurs.

Security

      The notes, the Subsidiary Guarantees, and the Note Obligations are secured by Second Priority Liens on substantially the same collateral that secures First Lien Obligations (which consists of substantially all of tangible and intangible personal property and fixtures of Rural Cellular and the Guarantors, except as noted below), whether now owned or hereafter acquired by Rural Cellular and the Guarantors (collectively, the “Collateral”), subject to certain Permitted Liens. See “Risk Factors — You will not have a security interest in some of our assets and those of our subsidiaries which could adversely affect the value of the collateral” and “Risk Factors — Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral or the perfection of liens on the collateral by other creditors.” The Collateral includes, without limitation:

(1) all of the Capital Stock of each S-X Stock Pledge Subsidiary (subject to the Regulation S-X Exclusion) and all of the Capital Stock of each License Only Subsidiary that is not a Dropdown Subsidiary;

(2) FCC Licenses, to the extent permitted by applicable law;

(3) all accounts, inventory, investment property (other than Capital Stock of the Subsidiaries of Rural Cellular), general intangibles, equipment, instruments, and chattel paper;

(4) all fixtures;

(5) real property described below under “Additional Collateral; Acquisition of Assets or Property”;

(6) patents, trademarks, copyrights, and other intellectual property; and

(7) all proceeds of, and all other amounts arising from, the collection, sale, lease, exchange, assignment, licensing, or other disposition or realization upon the Collateral described in clauses (1) through (6) above.

      In addition, the Collateral Agent will be named as a loss payee in all of the insurance policies of Rural Cellular and the Guarantors that cover assets that constitute Collateral.

      The Collateral does not include (collectively, the “Excluded Property”) (a) any chattel paper, promissory note, lease, contract, general intangible, license, property right, or agreement (collectively, a “Contract”) to which Rural Cellular or any Guarantor is a party (i) to the extent that the grant of a security interest therein by Rural Cellular or such Guarantor will constitute or result in the abandonment, invalidation, or unenforceability of any material right, title, or interest of Rural Cellular or such Guarantor under such Contract, (ii) to the extent that the terms of such Contract prohibit the creation by Rural Cellular or such Guarantor of a security interest therein, or (iii) to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein (other than, in the case of clauses (i), (ii), and (iii), to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Uniform Commercial Code), (b) any Capital Stock of Wireless Alliance or Cellular 2000, (c) the segregated deposit account maintained in the name of Alexandria Indemnity loss reserve account or any and all replacements of such account, in each case to the extent set up and maintained by Alexandria Indemnity solely for the purpose of satisfying any regulatory reserve requirements, (d) any Excluded Real Property, (e) any Capital Stock of a Restricted Subsidiary other than that described in clause (1) of the first paragraph under “Security,” or (f) certain deposit accounts; provided that any proceeds, substitutions, or replacements of any Excluded Property shall not themselves be Excluded Property (unless such proceeds, substitutions, or replacements would constitute property described in clause (a), (b), (c), (d), (e) or (f) above). In addition, to the extent that any Excluded Permitted Lien Property is included in the Collateral, such Excluded Permitted Lien Property shall be automatically released from the Second Priority Liens under the terms of the Collateral Agreement.

      Notwithstanding anything to the contrary contained above, the Collateral will include no Capital Stock or other securities of an S-X Stock Pledge Subsidiary if the pledge of such Capital Stock or other securities would require Rural Cellular to file separate financial statements with the Commission with respect to such S-X Stock Pledge Subsidiary pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X, as in effect from time to time. In addition, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified, or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of any S-X Stock Pledge Subsidiary of Rural Cellular due to the fact that such S-X Stock Pledge Subsidiary’s Capital Stock or other securities are part of the Collateral, then all of the Capital Stock or other securities of such S-X Stock Pledge Subsidiary shall automatically be deemed not to be part of the Collateral. In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the Second Priority Liens on the shares of Capital Stock or other securities that are so deemed no longer to constitute part of the Collateral. In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified, or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule, or regulation is adopted, which would permit) all of such S-X Stock Pledge Subsidiary’s Capital Stock and other securities to be pledged to secure the Note Obligations without the filing with the Commission of separate financial statements of such S-X Stock Pledge Subsidiary, then all of the Capital Stock and other securities of such S-X Stock Pledge Subsidiary shall automatically be deemed to be a part of the Collateral (and the Collateral Documents shall be amended to so reflect such inclusion in the Collateral). All of the Capital Stock and other securities of each Dropdown Subsidiary and each S-X Stock Pledge Subsidiary will be pledged to secure the Credit Agreement, in each case, not subject to the Regulation S-X Exclusion.

      The immediately preceding paragraph is referred to as the “Regulation S-X Exclusion.” See “Risk Factors — The pledge of the capital stock and other securities of some of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral while the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.”

      Rural Cellular and the Guarantors have entered into the Collateral Documents, which provide for a grant of a security interest in the Collateral in favor of the Collateral Agent for the benefit of the Holders. These security interests will secure the payment and performance when due of the notes, the Subsidiary Guarantees, and the Note Obligations under the terms of the indenture, the notes, the Guarantees, and the Collateral Documents.

      In connection with entering into the Credit Agreement, we, the Guarantors, the First Lien Agent, and the Collateral Agent entered into an Intercreditor Agreement which, among other things, provides that the Second Priority Liens are second in priority to the Liens securing Obligations outstanding under the Credit Agreement and other First Lien Obligations. See “— Intercreditor Agreement.”

      Rural Cellular will, and will cause each of the Guarantors to, do or cause to be done all acts and things which may be required, or which the trustee from time to time may reasonably request, to assure and confirm that the trustee holds, for the benefit of the Holders, duly created, enforceable, and perfected Second Priority Liens upon the Collateral as contemplated by the indenture, the Intercreditor Agreement, and the Collateral Documents.

      The Second Priority Liens securing the Note Obligations will be released in whole:

(1) upon payment in full of the principal of, and accrued and unpaid interest and premium on, the notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest, and premium are paid; or

(2) upon a defeasance of the notes in accordance with the provisions described below under the caption “— Defeasance.”

      The Second Priority Liens securing the Note Obligations will be released automatically in part with respect to any asset constituting Collateral if all Second Priority Liens other than those securing the Note Obligations on such asset and all Liens on such asset securing First Lien Obligations are also released and:

(1) the asset has been sold or otherwise disposed of by Rural Cellular or a Guarantor to a Person other than Rural Cellular or a Guarantor in a transaction permitted by the indenture, at the time of such sale or disposition; or

(2) the asset is owned or has been acquired by a Subsidiary that has been released from its Subsidiary Guarantee in accordance with the terms of the indenture (including by virtue of a Guarantor becoming an Unrestricted Subsidiary); or

(3) the First Lien Agent exercises any remedies in respect to such asset in accordance with the Intercreditor Agreement, including any sale or other disposition thereof.

FCC Licenses

      Certain of Rural Cellular’s Restricted Subsidiaries have been designated as “License Only Subsidiaries.” Rural Cellular may, from time to time, designate a Domestic Subsidiary that is a Wholly Owned Restricted Subsidiary of Rural Cellular to be a License Only Subsidiary.

      Each License Only Subsidiary (including each Dropdown Subsidiary) will be a Guarantor and will pledge all of its assets that are otherwise required to be included in the Collateral, but, in the case of FCC Licenses, to the maximum extent permitted by applicable law. Rural Cellular and its Restricted Subsidiaries shall cause all of the Capital Stock of each License Only Subsidiary other than a Dropdown Subsidiary to be pledged as part of the Collateral, without the benefit of the Regulation S-X Exclusion.

All of the Capital Stock of all of Rural Cellular’s Restricted Subsidiaries, including Dropdown Subsidiaries and all other S-X Stock Pledge Subsidiaries, will be pledged to secure the First Lien Obligations.

      Permitted business activities. A License Only Subsidiary shall not engage in any business activity other than (a) holding and acquiring FCC Licenses and conducting business activities incidental to holding and acquiring FCC Licenses (which, for the avoidance of doubt, shall include transactions with other Subsidiaries under management and license agreements that are consistent with past practice but shall not include the operation of wireless communications networks or any other operating business) and (b) holding and acquiring other assets (but not liabilities other than as may be permitted as described under the caption — “Limitation on Indebtedness and other liabilities”) that may be transferred into such License Only Subsidiary (but not the operation of any business relating to such other assets); except that TLA Spectrum shall be permitted to acquire Associated Operations and Liabilities after the Issue Date and operate such Associated Operations and Liabilities, subject to the next succeeding paragraph.

      To the extent that Associated Operations and Liabilities are acquired by TLA Spectrum, Rural Cellular and TLA Spectrum shall use commercially reasonable efforts to promptly transfer to Rural Cellular or a Guarantor other than a License Only Subsidiary such Associated Operations and Liabilities that would not be permitted to be held by a License Only Subsidiary under clauses (a) and (b) of the preceding paragraph.

      If any regulatory approval is required for any of the transfers described in the preceding paragraph, Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to obtain such approval as promptly as practicable. Any such transfer described in the preceding paragraph shall not be required during such time as any regulatory consent from a Governmental Entity that is necessary for such transfer cannot be obtained after the prompt use of commercially reasonable efforts to obtain such approval; provided, however, that if a change in law or circumstance occurs that would remove such impediment, then Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to effect such transfer as soon as practicable after such change.

      Limitation on Indebtedness and other liabilities. A License Only Subsidiary shall not Incur or suffer to exist any Indebtedness or other liabilities other than (a) guarantees of First Lien Obligations and Second Lien Obligations, (b) Intercompany Indebtedness permitted by clause (3) of the second paragraph of “Certain Covenants — Limitation on Consolidated Indebtedness,” (c) liabilities (other than for borrowed money) imposed by the Communications Act, (d) various fees, taxes and other charges owed directly by such License Only Subsidiary that have been imposed by a Governmental Entity and (e) other Indebtedness or other liabilities not exceeding $5.0 million in the aggregate for all License Only Subsidiaries at any one time outstanding (excluding Indebtedness and other liabilities of TLA Spectrum that constitute Associated Operations and Liabilities). In addition, TLA Spectrum may incur Indebtedness and other liabilities constituting Associated Operations and Liabilities, subject to the second paragraph of “— Permitted business activities.”

      Rural Cellular shall cause each License Only Subsidiary to satisfy all of its liabilities when due and perform all of its obligations when required, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and shall provide such License Only Subsidiary all funds necessary to do so.

      Limitation on transfer of FCC Licenses. Under the terms of the Collateral Documents:

(1) Rural Cellular and its Restricted Subsidiaries shall not make a transfer of an FCC License to Rural Cellular or any of its Restricted Subsidiaries except for (a) a transfer of an FCC License to a License Only Subsidiary other than TLA Spectrum or a Dropdown Subsidiary and (b) a transfer of an FCC License that is required to be made by RCC Holdings or RCC Atlantic, as provided under “— FCC Licenses currently held by RCC Minnesota and RCC Atlantic,” below; and

(2) A License Only Subsidiary may only merge with or into or consolidate with, another License Only Subsidiary other than TLA Spectrum or a Dropdown Subsidiary.

      For the avoidance of doubt, the restriction contained in clause (2) above shall not restrict the transfer of any assets that do not constitute Collateral.

      FCC Licenses acquired after the Issue Date. In addition to the actions that must be taken with respect to any other Collateral, with respect to any FCC License acquired after the Issue Date:

(1) Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to acquire initially such FCC License in a License Only Subsidiary other than a Dropdown Subsidiary or TLA Spectrum, unless such acquisition would result in a Material Adverse Tax Effect; and

(2) If the acquisition described in clause (1) above is not completed at the time of the acquisition of such FCC License, Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to transfer, as promptly as practicable, such FCC License to a License Only Subsidiary other than a Dropdown Subsidiary or TLA Spectrum unless such transfer would result in a Material Adverse Tax Effect;

provided that, in either case, if such FCC License is a Restricted PCS Block C or F License, such FCC License may be acquired by TLA Spectrum, subject to the second paragraph of “— Permitted business activities.”

      If any regulatory approval is required for any of the acquisitions or transfers described in the preceding paragraph, Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to obtain such approval as promptly as practicable. Any such acquisition or transfer described in the preceding paragraph shall not be required during such time as any regulatory consent from a Governmental Entity that is necessary for such acquisition or transfer cannot be obtained after the prompt use of commercially reasonable efforts to obtain such approval; provided, however, that if a change in law or circumstance occurs that would remove such impediment, then Rural Cellular and its Restricted Subsidiaries shall use commercially reasonable efforts to effect such acquisition or transfer as soon as practicable after such change.

Additional Collateral; Acquisition of Assets or Property

      Concurrently with:

(i) the acquisition (including, without limitation, through the specification, acquisition or creation of a new Restricted Subsidiary) by Rural Cellular or any Guarantor of any assets or property (including fixtures, but excluding all other real property) having a fair market value (as determined in good faith by the Board of Directors of Rural Cellular) in excess of $2.0 million individually or $10.0 million in a series of one or more related transactions;

(ii) the acquisition (including, without limitation, through the specification, acquisition, or creation of a new Restricted Subsidiary) by Rural Cellular or any Guarantor of any fee interest in any individual or contiguous parcels of owned real property (other than fixtures) having a fair market value (as determined in good faith by the Board of Directors of Rural Cellular) in excess of $5.0 million individually or in a series of one or more related transactions;

(iii) the acquisition of any FCC License by Rural Cellular or any Guarantor; or

(iv) the inclusion by Rural Cellular or any Guarantor of any other assets or property in collateral securing First Lien Obligations or Second Lien Obligations other than the Note Obligations;

Rural Cellular shall, or shall cause the applicable Guarantor to, as promptly as practicable, subject to obtaining the consents contemplated by the next succeeding paragraph:

(1) execute and deliver to the Collateral Agent, such Collateral Documents and take such other actions as shall be necessary or (in the opinion of the Collateral Agent) desirable to create, perfect, and protect a Second Priority Lien in favor of the Collateral Agent on such assets or property (to the extent permitted by applicable law, in the case of FCC Licenses);

(2) in the case of real property, deliver to the Collateral Agent title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property, with local fixture filings being made in respect of fixtures associated with such real property; and

(3) promptly deliver to the Collateral Agent such opinions of counsel, if any, as the Collateral Agent may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

      Also, if the granting of a security interest in such property requires the consent of a third party, Rural Cellular will use commercially reasonable efforts to obtain such consent as promptly as practicable with respect to the Second Priority Lien for the benefit of the Collateral Agent. See “Risk Factors — You will not have a security interest in some of our assets and those of our subsidiaries, which could adversely affect the value of the collateral.”

Intercreditor Agreement

      We, the Guarantors, the First Lien Agent, and the Collateral Agent have entered into the Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, during a First Lien Obligation Period, the holders of the First Lien Obligations (or the First Lien Agent on their behalf) will determine the circumstances, time, and method by which all Liens on the Collateral will be enforced. The trustee and the Collateral Agent will not be permitted to enforce the Second Priority Liens during a First Lien Obligation Period even if an Event of Default has occurred and is continuing and the notes have been accelerated, subject to certain very limited exceptions. As a result, during a First Lien Obligation Period, none of the trustee, the Collateral Agent, and the Holders will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Lien Obligations (or the First Lien Agent on their behalf). In addition, the trustee, the Holders, and the Collateral Agent will be prohibited from contesting the first priority security interests securing any First Lien Obligations or from hindering the exercise of remedies available to the holders of First Lien Obligations. The Intercreditor Agreement does not require the holders of First Lien Obligations to first marshal assets or to satisfy any obligations owed to them from assets or property not subject to the Second Priority Liens even if the other such assets or property would have satisfied their claims and left Collateral available to benefit the Holders. Moreover, the holders of First Lien Obligations (or the First Lien Agent on their behalf) may take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the trustee and modify the First Lien Documents without the consent of the Holders or the trustee to, among other things, secure additional extensions of credit and add additional secured parties, so long as such modifications do not expressly violate the provisions of the Credit Agreement or the indenture. While an Event of Default has occurred and is continuing in any period other than during a First Lien Obligation Period, the Collateral Agent, in accordance with the Intercreditor Agreement and the Collateral Documents, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Collateral Documents to the trustee for the ratable benefit of the Holders. See “Risk Factors — The collateral securing the notes is subject to control by creditors with first-priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority lien creditors and the holders of the notes.” The Intercreditor Agreement also prohibits Rural Cellular and its Subsidiaries from granting Liens in favor of the notes, the Subsidiary Guarantees, or the Note Obligations if such Liens are not also granted in favor of the holders of the First Lien Obligations. Further, during any First Lien Obligation Period, the Intercreditor Agreement prohibits any modification to the notes, the indenture, the Exchange Notes, the Subsidiary Guarantees, or the Collateral Documents if such modification would contravene the First Lien Documents. In addition, during any First Lien Obligation Period, any amendment, waiver, or consent (other than the release of Collateral or such that would have the effect of removing assets subject to a Second Priority Lien or adversely affecting the perfection or priority of a Second Priority Lien, in each case, subject to certain exceptions) agreed to by the Credit Agreement Agent under any provision of the First Lien Security Documents will automatically apply to the comparable provisions of the comparable Collateral Documents in a comparable manner, without the consent of any Holder of a note. During the pendency of a bankruptcy case during any First Lien Obligation Period, the Intercreditor Agreement also prohibits the holders of Second Priority Liens from objecting to debtor-in-possession financing approved by the holders of First Lien Obligations, including any provisions contained in such debtor-in-possession financing that provide Liens which are prior to the Liens granted to the holders of Second Priority Liens or the use by any lender under any such debtor-in-possession financing of the cash collateral of the Collateral Agent, trustee, or Holders so long as such Liens are permitted to be incurred under the indenture. Further, during the pendency of a bankruptcy case during any First Lien Obligation Period, the Intercreditor Agreement also prohibits the holders of Second Priority Liens from objecting to the release of Collateral sold in connection with a Section 363 of the Bankruptcy Code sale approved by the holders of the First Lien Obligations and from objecting to a plan of reorganization or disclosure statement related thereto under certain circumstances.

Bankruptcy Limitations

      The right and ability of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by title 11 of the United States Code (the “Bankruptcy Code”) if a bankruptcy proceeding were to be commenced by or against Rural Cellular or a Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent may be prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor, subject to bankruptcy court approval, to continue to retain and to use collateral (and the proceeds, products, rents, or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended, in general, to protect the value of the secured creditor’s interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the Collateral Agent in cash, deposit accounts, and cash equivalents may be limited in a bankruptcy proceeding, the Holders of the notes may not have any consent rights with respect to the use of those funds by Rural Cellular or any of its Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. Further, the Holders of the notes may receive in exchange for their claims a recovery that could be substantially less than the amount of their claims (potentially even nothing) and any such recovery could be in the form of cash, new debt instruments, or some other security.

Additional Indebtedness Secured by Second Priority Liens

      Rural Cellular and the Guarantors may in the future Incur additional Indebtedness that is secured equally and ratably with the notes by a Second Priority Lien on the Collateral, as permitted by clause (4) of the definition of Permitted Liens. The Intercreditor Agreement and the indenture provide that, if such Indebtedness is Incurred, appropriate arrangements will be made to ensure that the Collateral is shared equally and ratably between the notes and such additional Indebtedness, including, as appropriate, the appointment of a common collateral agent to hold all Second Priority Liens for the equal and ratable benefit of all holders of all Second Lien Obligations.

Optional Redemption

2010 Notes

      On or after March 15, 2006, Rural Cellular may, at any time at its option, redeem the 2010 notes, in whole or from time to time in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices, expressed as percentages of their principal amount, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2010 notes redeemed to but excluding the date fixed for redemption, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Redemption Price

2006	102.000%
2007	101.000%
2008 and thereafter	100.000%

      Notwithstanding the above, at any time prior to March 15, 2006, Rural Cellular may, in one or more transactions, redeem up to a total of 35% of the aggregate principal amount of 2010 notes issued under the indenture (including additional 2010 notes, if any) from the net cash proceeds of an Equity Offering at a price equal to 100% of the aggregate principal amount of the 2010 notes redeemed, plus a premium equal to the interest rate per annum on the 2010 notes applicable on the date on which notice of redemption is given, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2010 notes redeemed to but excluding the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of 2010 notes issued under the indenture (including additional 2010 notes, if any) remain outstanding immediately following such redemption. Any such redemption must be made within 45 days after the related Equity Offering. Any 2010 notes held by Rural Cellular or any of its Subsidiaries will not be deemed to be “outstanding.”

2012 Notes

      On or after March 15, 2008, Rural Cellular may, at any time at its option, redeem the 2012 notes, in whole or from time to time in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices, expressed as percentages of their principal amount, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2012 notes redeemed to but excluding the date fixed for redemption, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Redemption Price

2008	104.125%
2009	102.063%
2010 and thereafter	100.000%

      Notwithstanding the above, at any time prior to March 15, 2007, Rural Cellular may, in one or more transactions, redeem up to a total of 35% of the aggregate principal amount of 2012 notes issued under the indenture (including additional 2012 notes, if any) from the net cash proceeds of an Equity Offering at a price equal to 108.250% of the aggregate principal amount of the 2012 notes redeemed, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2012 notes redeemed to but excluding the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of notes issued under the indenture (including additional 2012 notes, if any) remain outstanding immediately following such redemption. Any such redemption must be made within 45 days after the related Equity Offering. Any 2012 notes held by Rural Cellular or any of its Subsidiaries will not be deemed to be “outstanding.”

General

      Notice of any optional redemption of the notes, or portion thereof, will be given by first-class mail to Holders at their addresses appearing in the security register, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall state whether the redemption applies to the 2010 notes or the 2012 notes, the redemption date, the redemption price, if less than all the old notes are to be redeemed, principal amounts of the particular notes to be redeemed, that on the redemption date the redemption price will become due and payable upon each note to be redeemed, and the place or places where such notes are to be surrendered for payment of the redemption price.

      If less than all the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the notes are listed; or

(2) if the notes are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No Sinking Fund

      The notes will not be entitled to the benefit of any sinking fund.

Change of Control

      Upon the occurrence of a Change of Control, each Holder of a note shall have the right to require Rural Cellular to repurchase such note on the terms and conditions set forth in the indenture. Rural Cellular shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer to Purchase all outstanding notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of repurchase. Rural Cellular or a third party on its behalf may, but shall not be required to, satisfy Rural Cellular’s obligations under this covenant by mailing such an Offer to Purchase prior to, and contingent upon, the anticipated consummation of a transaction resulting in a Change of Control; provided that Rural Cellular and any such third party shall comply with all applicable laws and regulations, including Rule 14e-1 under the Exchange Act, and the Offer to Purchase shall not close unless the transaction resulting in a Change of Control also occurs.

      The occurrence of a Change of Control may constitute an event of default under the Credit Agreement, entitling the lenders thereunder to accelerate all obligations owing thereunder. Rural Cellular may be prohibited from making or satisfying the Offer to Purchase.

      “Change of Control” means:

(1) directly or indirectly, a merger, sale, transfer, or other conveyance of all or substantially all the assets of Rural Cellular, on a consolidated basis, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among Rural Cellular’s current or newly-formed Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons beneficially owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers, or trustees of the transferee entity immediately after such transaction;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of Rural Cellular;

(3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Rural Cellular (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Rural Cellular was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Rural Cellular then in office;

(4) the adoption of a plan relating to the liquidation or dissolution of Rural Cellular; or

(5) any transaction constituting a “change of control” under the instruments governing any Subordinated Indebtedness or Preferred Stock of Rural Cellular, if such “change of control” would provide a holder of such Subordinated Indebtedness or Preferred Stock with a right to require Rural Cellular to repurchase or redeem such Subordinated Indebtedness or Preferred Stock in an aggregate principal amount (or liquidation value, in the case of Preferred Stock) in excess of $20.0 million and such right has not been waived pursuant to the terms thereof.

      For purposes of this definition, the terms “beneficially own,” “beneficial owner,” and “beneficial ownership” shall have the meanings used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      Rural Cellular will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Rural Cellular will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict; provided that Rural Cellular shall not be relieved of its obligation to make an offer to repurchase the notes under the Change of Control provisions of the indenture by reason of such conflict.

      The Change of Control purchase feature is a result of negotiations between Rural Cellular and the initial purchasers of the notes. Subject to the limitations discussed below, Rural Cellular could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect Rural Cellular’s capital structure. Except for the limitations contained in “— Certain Covenants — Limitation on Consolidated Indebtedness” and “— Certain Covenants — Limitation on Preferred Stock of Restricted Subsidiaries,” the indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of some highly leveraged transactions.

      In certain circumstances, our ability to complete a change of control repurchase may be limited by the terms of the Credit Agreement or our other future Indebtedness. If a Change of Control were to occur, the Credit Agreement, and possibly other Indebtedness of our Subsidiaries, could be required to be repaid, repurchased, or amended. In addition, if a Change of Control were to occur, the terms of our existing senior notes and senior subordinated notes and, under certain circumstances, the terms of our existing preferred stock would require an offer similar to an Offer to Purchase. Future Indebtedness of Rural Cellular and its Subsidiaries, including Indebtedness which may rank equally in right of payment to the notes, may also contain prohibitions on the repurchase of the notes and on the occurrence of some events that would constitute a Change of Control or may require such Indebtedness to be repurchased upon a Change of Control. In the event that a Change of Control occurs at a time when Rural Cellular is prohibited or prevented from repurchasing the notes, Rural Cellular could seek the consent of the applicable lenders to allow the repurchase or could attempt to refinance the borrowings that contain the prohibition. If Rural Cellular does not obtain such a consent or repay those borrowings, Rural Cellular will remain prohibited from repurchasing the notes. In that case, Rural Cellular’s failure to purchase tendered notes would constitute an Event of Default under the indenture. Finally, Rural Cellular’s ability to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by Rural Cellular’s then existing financial resources, including its ability to access the cash flow of its Subsidiaries. Sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors — In the event of a change of control, we would be obligated to offer to repurchase the notes. Such a repurchase may be prohibited or limited by the terms of our Revolving Credit Agreement or our future indebtedness. In addition, we may not have sufficient funds to fulfill our obligation to repurchase the notes upon the occurrence of a change of control.”

      Rural Cellular will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times, and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by Rural Cellular and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

      The definition of Change of Control includes a phrase relating to the merger, sale, transfer, or other conveyance of “all or substantially all” the assets of Rural Cellular on a consolidated basis. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition or quantification of the phrase under applicable law. Accordingly, the ability of a Holder of the notes to require Rural Cellular to repurchase such notes as a result of a merger, sale, transfer or other conveyance of less than all of the assets of Rural Cellular on a consolidated basis to another Person or group may be uncertain.

      Any Change of Domicile transaction will not be deemed a Change of Control under the indenture. In addition, the creation of, or the merger, amalgamation, combination, or consolidation of Rural Cellular with or into a Wholly Owned Restricted Subsidiary for the purpose of forming a holding company whose only substantial asset is the Capital Stock of Rural Cellular will not be deemed a Change of Control under the indenture, and any such holding company structure will be disregarded.

Certain Covenants

Limitation on Consolidated Indebtedness

      The indenture provides that Rural Cellular will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that Rural Cellular and any Guarantor may Incur Indebtedness, if Rural Cellular’s Operating Cash Flow Ratio would have been less than 7.0 to 1.0.

      Notwithstanding the above, Rural Cellular and its Restricted Subsidiaries may Incur the following Indebtedness without regard to the above limitations:

(1) Indebtedness evidenced by the notes on the Issue Date and a like aggregate principal amount of Exchange Notes and any Subsidiary Guarantees of the foregoing;

(2) Indebtedness, letters of credit, and bankers’ acceptances Incurred by Rural Cellular under the Credit Agreement in an aggregate principal amount not to exceed (A) $125.0 million at any time outstanding, reduced by the amount of repayments and permanent reductions of Indebtedness Incurred under this clause (2)(A) due to the application of Net Cash Proceeds after the Issue Date as set forth in the “— Limitation on Asset Sales and Sales of Subsidiary Stock” covenant plus (B) $125.0 million at any time outstanding, reduced by the amount of repayments and permanent reductions of Indebtedness Incurred under this clause (2)(B) due to the application of Net Cash Proceeds after the Issue Date as set forth in the “— Limitation on Asset Sales and Sales of Subsidiary Stock” covenant, so long as, in the case of Indebtedness incurred under clause (2)(B), at the time such Indebtedness is Incurred, Rural Cellular’s Operating Cash Flow Ratio would be less than 7.0 to 1.0 and Rural Cellular’s Senior Secured Operating Cash Flow Ratio would be less than 2.0 to 1.0;

(3) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries owing to Rural Cellular or any of its Restricted Subsidiaries (“Intercompany Indebtedness”); provided that (A) in the case of any such Indebtedness of Rural Cellular, such obligations will be unsecured and subordinated by their terms in all respects to the Holders’ rights pursuant to the notes and the Subsidiary Guarantees and (B) if any event occurs that causes a Person that is a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this clause (3) will no longer be applicable to such Indebtedness of that Person;

(4) Indebtedness of Rural Cellular or any Restricted Subsidiary issued in exchange for, or to renew, replace, extend, refinance, or refund, any Indebtedness of Rural Cellular or such Restricted Subsidiary Incurred pursuant to clauses (1), (4), (6), (8), (11), or (14) or pursuant to the first paragraph of this covenant, which Indebtedness was outstanding or committed on the date of exchange, renewal, replacement, extension, refinancing, or refunding; provided, however, that:

(A) such Indebtedness does not exceed the principal amount (or in the case of Redeemable Stock or Preferred Stock that constitutes Indebtedness, the aggregate redemption or repurchase price or liquidation value) of outstanding or committed Indebtedness so exchanged, renewed, replaced, extended, refinanced, or refunded plus all accrued interest, dividends and redemption premiums on the Indebtedness and all fees, expenses, penalties, and redemption premiums incurred in connection therewith;

(B) such exchanging, renewing, replacing, extending, refinancing, or refunding Indebtedness has (x) a final maturity that is later than the final maturity of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced, or refunded and (y) an Average Life, at the time of such exchange, renewal, replacement, extension, refinancing, or refunding of such Indebtedness, that is equal to or greater than the Average Life of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced, or refunded;

(C) in the case of any exchanging, renewing, replacing, extending, refinancing, or refunding of Indebtedness subordinated to the notes (or Preferred Stock that constitutes Indebtedness), the exchanging, renewing, replacing, extending, refinancing, or refunding Indebtedness ranks subordinate in right of payment to the notes to substantially the same extent as, or to a greater extent than, the Indebtedness so exchanged, renewed, replaced, extended, refinanced, or refunded; and

(D) no Indebtedness of Rural Cellular may be exchanged, renewed, replaced, extended, refinanced, or refunded by the Incurrence of Indebtedness or the issuance of Capital Stock by any Restricted Subsidiary.

(5) Indebtedness Incurred by Rural Cellular or any of its Restricted Subsidiaries under Hedge Agreements to protect Rural Cellular or any of its Restricted Subsidiaries from interest or foreign currency risk on Indebtedness permitted to be Incurred by the indenture or to manage such risk, provided that the notional principal amount of any such Hedge Agreements does not exceed the principal amount of Indebtedness to which such Hedge Agreements relate, and such Hedge Agreements are not for speculative purposes;

(6) Indebtedness of Rural Cellular and its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness Incurred under clause (3) above) (“Existing Indebtedness”);

(7) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred under the Credit Agreement under clause (2) or (14);

(8) Acquired Indebtedness of Rural Cellular; provided that, on a pro forma basis after giving effect to the Incurrence of such Acquired Indebtedness, Rural Cellular would be able to Incur at least $1.00 of additional Indebtedness pursuant to the provisions described under the first paragraph of this covenant, “— Limitation on Consolidated Indebtedness”;

(9) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries in respect of performance, bid, surety, appeal, or similar bonds or completion or performance guarantees provided in the ordinary course of business;

(10) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from guarantees or letters of credit, surety bonds, or performance bonds securing any obligations of Rural Cellular or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or Subsidiary of Rural Cellular (other than guarantees of, or similar obligations under, Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, or Restricted Subsidiary of Rural Cellular for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by Rural Cellular or any Restricted Subsidiary in connection with such disposition;

(11) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings, or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, or equipment used in the business of Rural Cellular or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness Incurred pursuant to clause (4) above in exchange for, or to renew, replace, extend, refinance, or refund any Indebtedness Incurred pursuant to this clause (11), not to exceed the greater of 1.0% of Total Assets at any time outstanding and $12.0 million;

(12) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance provided by such Person to Rural Cellular or any of its Restricted Subsidiaries, in each case Incurred in the ordinary course of business;

(13) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days after its Incurrence; and

(14) Indebtedness of Rural Cellular or any of its Restricted Subsidiaries, other than Indebtedness permitted pursuant to clauses (1) through (13) above, which does not exceed $35 million at any time outstanding, including all Indebtedness Incurred pursuant to clause (4) above in exchange for, or to renew, replace, extend, refinance, or refund any such Indebtedness.

      For the avoidance of doubt, all Indebtedness outstanding under the Credit Agreement shall be deemed to have been Incurred first under clause (2) above. For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clause (1) and clauses (3) through (14) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Rural Cellular, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify such item of Indebtedness, in any manner that complies with this covenant.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and payments of dividends on Redeemable Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Stock or Preferred Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Redeemable Stock or Preferred Stock for the purposes of this covenant.

Limitation on Preferred Stock of Restricted Subsidiaries

      The indenture prohibits Rural Cellular from allowing any of its Restricted Subsidiaries to create or issue any Preferred Stock except:

(1) Preferred Stock outstanding on the Issue Date (“Existing Preferred Stock”);

(2) Preferred Stock issued to and held by Rural Cellular or any Wholly Owned Restricted Subsidiary of Rural Cellular;

(3) Preferred Stock issued by any Person prior to that Person’s having become a Restricted Subsidiary of Rural Cellular; and

(4) Preferred Stock issued by a Restricted Subsidiary in exchange for, or the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary; provided that (a) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses, penalties, and premiums associated with such refinancing and all accrued dividends on such Preferred Stock and (b) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced.

      The payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock will not be deemed to be a creation or issuance of Preferred Stock for purposes of this covenant.

Limitation on Asset Sales and Sales of Subsidiary Stock

      The indenture provides that after the Issue Date, Rural Cellular will not, and will not permit any of its Restricted Subsidiaries to, in one transaction or a series of related transactions, convey, sell, transfer, assign, or otherwise dispose of, directly or indirectly, any of its property, business, or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of Rural Cellular, whether owned on the Issue Date or thereafter acquired (an “Asset Sale”), unless:

(a) such Asset Sale is for Fair Market Value;

(b) at least 75% of the value of the consideration for such Asset Sale consists of:

(1) cash or Cash Equivalents,

(2) the assumption by the transferee (and release of Rural Cellular or the relevant Restricted Subsidiary, as the case may be) of Pari Passu Indebtedness of Rural Cellular or Indebtedness of any Restricted Subsidiary or

(3) notes, obligations, or other marketable securities (collectively “Marketable Securities”) that are converted within 30 days after consummation of such Asset Sale into cash or Cash Equivalents; and

(c) the Net Cash Proceeds therefrom are, at Rural Cellular’s option and to the extent it so elects, applied on or prior to the date that is 365 days after the date of such Asset Sale:

(1) to the repayment of Indebtedness under the Credit Agreement or other First Lien Obligations (which payment permanently reduces the commitment thereunder);

(2) to the repurchase of the notes or Applicable Pari Passu Indebtedness, pursuant to an offer to purchase (an “Asset Sale Offer”) described below;

(3) to the making of capital expenditures or other acquisitions of long-term assets (other than Capital Stock) that are used or useful in a Wireless Communications Business that is owned wholly by Rural Cellular or any Guarantor;

(4) to the acquisition by Rural Cellular or any Guarantor of all or substantially all of the assets of, or Capital Stock representing a majority of the Voting Power of, an entity engaged primarily in a Wireless Communications Business; or

(5) any combination of the foregoing.

      Notwithstanding the foregoing provisions of the prior paragraph:

(1) the conveyance, sale, transfer, or other disposition of all or substantially all the assets of Rural Cellular on a consolidated basis are governed by the provisions of the indenture described under the caption “Change of Control” and/or the provisions of the indenture described under “Consolidation, Merger, Conveyance, Transfer, or Lease” and not by the provisions of this Asset Sale covenant;

(2) any Restricted Subsidiary of Rural Cellular may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Rural Cellular or any Restricted Subsidiary;

(3) Rural Cellular and its Restricted Subsidiaries may, in the ordinary course of business, (A) convey, sell, lease, transfer, assign, or otherwise dispose of assets, provided that if such conveyance, sale, lease, transfer, assignment or other disposition is to a Person other than a Restricted Subsidiary, the consideration received reflects the Fair Market Value of such assets and (B) exchange assets for either assets or equity interests in Wireless Communications Businesses, provided that (i) the assets or equity interests received have a Fair Market Value substantially equal to the assets exchanged, (ii) the assets received by Rural Cellular are controlled by Rural Cellular with respect to voting rights and day-to-day operations, or the equity interests received by Rural Cellular represent a controlling interest in the total Voting Power and day-to-day operations of a Person that is the issuer of such equity interests, and (iii) the assets received in such exchange are received by Rural Cellular or a Guarantor, if such exchange is made by Rural Cellular or a Guarantor;

(4) Rural Cellular and its Restricted Subsidiaries may make an exchange of assets where Rural Cellular and/or a Guarantor receives consideration for such assets at least 75% of which consists of (a) cash, (b) long-term assets (other than Capital Stock) at Fair Market Value that are used or useful in a Wireless Communications Business, or (c) any combination thereof (it being understood that any net cash proceeds shall be treated as Net Cash Proceeds under clause (c) of the preceding paragraph);

(5) Rural Cellular and its Restricted Subsidiaries may sell, exchange, or dispose of damaged, worn out, or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of Rural Cellular or any of its Restricted Subsidiaries; and

(6) in addition to Asset Sales permitted by the foregoing clauses (1) through (5), without compliance with the restrictions set forth in the immediately preceding paragraph, Rural Cellular may consummate any single Asset Sale or series of related Asset Sales with respect to assets the Fair Market Value of which does not exceed $10.0 million in the aggregate after the Issue Date.

      Notwithstanding the foregoing, none of the following items will be deemed an Asset Sale:

(1) an issuance of Capital Stock by a Restricted Subsidiary of Rural Cellular to Rural Cellular or to a Guarantor;

(2) the sale or other disposition of cash or Cash Equivalents;

(3) the surrender or waiver of contract rights or settlement, release, or surrender of a contract, tort, or other litigation claim in the ordinary course of business;

(4) the lease, sublease, or licensing of any property in the ordinary course of business;

(5) a Restricted Payment (other than a Permitted Investment) that is not prohibited by the covenant described under the caption, “— Certain Covenants — Limitation on Restricted Payments,” or a Permitted Investment pursuant to clauses (9), (11), and (12) of the definition thereof;

(6) the sale of inventory in the ordinary course of business;

(7) any issuance of employee stock options or stock awards by Rural Cellular pursuant to benefit plans in existence on the Issue Date; and

(8) the granting of Liens not prohibited by the indenture.

      The indenture provides that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds not applied to the uses set forth in subsections (c)(1) through (c)(5) in the first paragraph of this covenant exceed $10.0 million. Pending the final application of any such Net Cash Proceeds, Rural

Cellular may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture.

      An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). To the extent that any Applicable Pari Passu Indebtedness requires Rural Cellular or a Guarantor to make an offer similar to an Asset Sale Offer, Rural Cellular and each such Guarantor may make simultaneous offers. No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), Rural Cellular will purchase the principal amount of notes required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all notes tendered in response to the Asset Sale Offer.

      If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender notes pursuant to the Asset Sale Offer.

      On or before the Asset Sale Purchase Date, Rural Cellular will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all notes tendered, and will deliver to the trustee an Officers’ Certificate stating that such notes or portions thereof were accepted for payment by Rural Cellular in accordance with the terms of this covenant. Rural Cellular, the Depositary, or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the notes tendered by such Holder and accepted by Rural Cellular for purchase, and Rural Cellular will promptly issue a new note, and the trustee, upon written request from Rural Cellular, will authenticate and mail or deliver such new note to such Holder, in a principal amount equal to any unpurchased portion of the note surrendered. Any note not so accepted will be promptly mailed or delivered by Rural Cellular to the Holder thereof. Rural Cellular will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. Upon completion of each Asset Sale Offer, the amount of accumulated Net Cash Proceeds not applied to the uses set forth in subsections (c)(1) through (c)(5) in the first paragraph of this section “— Limitation on Asset Sales and Sales of Subsidiary Stock” shall be reset to zero, and Rural Cellular and its Restricted Subsidiaries may use such amount for any purpose not otherwise prohibited by the indenture.

      Rural Cellular will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Rural Cellular will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict; provided that Rural Cellular shall not be relieved of its obligation to make an offer to repurchase the notes under the Asset Sale provisions of the indenture by reason of such conflict.

      Any future credit agreements or other agreements relating to Pari Passu Indebtedness to which Rural Cellular becomes a party may contain covenants that may restrict or prohibit repurchases of the notes pursuant to Asset Sale Offers. In the event that an Asset Sale Offer is required to occur at a time when Rural Cellular is prohibited or prevented from repurchasing the notes, Rural Cellular could seek the consent of the applicable lenders to allow the repurchase or could attempt to refinance the borrowings that contain the prohibition. If Rural Cellular does not obtain such a consent or repay those borrowings, Rural Cellular will remain prohibited from repurchasing the notes. In that case, Rural Cellular’s failure to purchase tendered notes or to make an Asset Sale Offer would constitute an Event of Default under the indenture.

Limitation on Restricted Payments

      The indenture prohibits Rural Cellular or any Restricted Subsidiary from directly or indirectly making any Restricted Payment unless, after giving effect to the Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing;

(b) Rural Cellular would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the Operating Cash Flow Ratio test described in the first paragraph under “— Limitation on Consolidated Indebtedness”; and

(c) the total of all Restricted Payments made on or after January 16, 2002 does not exceed the sum, without duplication, of (1) Cumulative Operating Cash Flow less 1.60 times Cumulative Interest Expense, (2) 100% of the aggregate Qualified Capital Stock Proceeds of Rural Cellular after January 16, 2002, (3) 100% of the cash proceeds received from an Unrestricted Subsidiary to the extent of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary since January 16, 2002, and (4) to the extent that any Investment, other than a Permitted Investment, that was made after the Issue Date is sold or otherwise liquidated or repaid, or the Person in whom such Investment was made subsequently becomes a Restricted Subsidiary of Rural Cellular, the lesser of (x) the cash or Cash Equivalents received upon the sale, liquidation, or repayment of such Investment, less the cost of disposition, if any, or the cash plus the Fair Market Value of any assets other than cash held by such Person on the date it becomes a Restricted Subsidiary of Rural Cellular, as applicable, and (y) the initial amount of such Investment.

      The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the preceding provision;

(2) any refinancing of any Indebtedness otherwise permitted under the provision of the indenture described under clause (2) or (4) of the second paragraph of “— Limitation on Consolidated Indebtedness”;

(3) (a) the issuance of the Senior Subordinated Exchange Debentures in exchange for the Exchangeable Preferred Stock in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date; provided that after giving effect thereto, Rural Cellular’s Operating Cash Flow Ratio would have been less than 6.5 to 1.0 or (b) the issuance of Additional Senior Subordinated Exchange Debentures in exchange for the Junior Exchangeable Preferred Stock in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date, provided that after giving effect thereto, Rural Cellular’s Operating Cash Flow Ratio would have been less than 6.5 to 1.0;

(4) the purchase, redemption, or other acquisition or retirement for value of Capital Stock of any Restricted Subsidiary held by Persons other than Rural Cellular or any of its Restricted Subsidiaries;

(5) the making of any Investment, other than a Permitted Investment, or the payment, redemption, defeasance, repurchase, or other acquisition or retirement of any Capital Stock of Rural Cellular or any Subordinated Indebtedness prior to its scheduled maturity or the payment of dividends on any Capital Stock of Rural Cellular either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Rural Cellular) of Qualified Capital Stock of Rural Cellular; provided that the amount of any such net cash proceeds that are utilized for any such Investment, payment, redemption, defeasance, repurchase, or other acquisition, retirement, or dividend will be excluded from clause (c)(2), above;

(6) the repurchase, redemption, acquisition, or other retirement for value of any Capital Stock of Rural Cellular or any of its Restricted Subsidiaries held by any employee benefit plans of Rural Cellular or any of its Restricted Subsidiaries, any current or former employees or directors of Rural

Cellular or any of its Restricted Subsidiaries, or pursuant to any management equity subscription agreement or stock option agreement of Rural Cellular or any of its Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired, or retired Capital Stock shall not exceed $1.0 million in any 12-month period;

(7) the payment of dividends on either the Exchangeable Preferred Stock or on the Junior Exchangeable Preferred Stock after February 15, 2005, which dividends do not exceed $30.0 million in the aggregate since January 16, 2002; provided that in no event may any such payment be made unless the Operating Cash Flow Ratio of Rural Cellular, calculated on the basis that the Preferred Stock on which such dividends are proposed to be paid constitutes Indebtedness, is less than 7.0 to 1.0;

(8) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to Rural Cellular or a Restricted Subsidiary by, any Unrestricted Subsidiary;

(9) any purchase, redemption, retirement, defeasance, or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after Rural Cellular shall have complied with the provisions of the indenture described under the captions “Change of Control” or “Limitation on Asset Sales and Sales of Subsidiary Stock,” as the case may be; or

(10) Restricted Payments, in addition to Restricted Payments permitted pursuant to clauses (1) through (9) of this paragraph, not in excess of $25.0 million in the aggregate after the Issue Date;

provided that with respect to clauses (3) through (10) above, no Default or Event of Default shall have occurred and be continuing, and the payments described in clauses (1), (6), (7), (9), and (10) of this paragraph will count as Restricted Payments for the calculation under the first paragraph of this section, “— Limitation on Restricted Payments.”

      In determining whether any Restricted Payment is permitted by the covenant described above, Rural Cellular may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (10) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under the “— Limitation on Restricted Payments” heading above; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described above.

      As of June 30, 2004, Rural Cellular would have been able to make a total of $92.0 million of Restricted Payments under the first paragraph of this section, “— Limitation on Restricted Payments.”

Limitations on Distributions and Transfers by Restricted Subsidiaries

      The indenture provides that Rural Cellular shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Restricted Subsidiary to:

(a) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to Rural Cellular or any Restricted Subsidiary or pay any Indebtedness or other obligation owed to Rural Cellular or any Restricted Subsidiary,

(b) make any loans or advances to Rural Cellular or any Restricted Subsidiary or

(c) transfer any of its property or assets to Rural Cellular or any Restricted Subsidiary.

      Notwithstanding the foregoing, Rural Cellular may, and may permit any Restricted Subsidiary to, suffer to exist any such restriction or prohibition:

(1) pursuant to the indenture, the old notes, the new notes, the Credit Agreement, the First Lien Documents, the Collateral Documents, the Intercreditor Agreement, or any other agreement in effect on the Issue Date and, if executed and delivered, the Exchange Indenture; provided that any such restriction or prohibition in the Exchange Indenture is no more restrictive than that contained in the indenture,

(2) pursuant to an agreement relating to any Indebtedness or Capital Stock of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of Rural Cellular, other than restrictions or prohibitions adopted in anticipation of becoming a Restricted Subsidiary; provided that such restriction or prohibition shall not apply to any property or assets of Rural Cellular or any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary and its Subsidiaries,

(3) existing under or by reason of applicable law, rule, regulation, or order,

(4) pursuant to customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary,

(5) pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (c) of this covenant,

(6) pursuant to restrictions of the type referred to in clause (c) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise incurred in accordance with the “Limitation on Liens” provision described below and restrict the transfer of property subject to such agreements,

(7) pursuant to any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or disposition,

(8) pursuant to other agreements in effect on the Issue Date,

(9) pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and

(10) pursuant to an agreement effecting an amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement, or refunding of any agreement described in clauses (1), (2) and (8) above; provided that the provisions contained in such amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement, or refunding agreement relating to such restriction or prohibition are not materially more restrictive, taken as a whole, than the provisions contained in the agreement which is the subject thereof.

Limitation on the Activities of Rural Cellular and its Restricted Subsidiaries

      The indenture provides that Rural Cellular will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Telecommunications Business, except to the extent it is not material to Rural Cellular and its Restricted Subsidiaries, taken as a whole.

Limitation on Transactions with Affiliates

      The indenture provides that Rural Cellular will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate, other than Rural Cellular or a Restricted Subsidiary (each of the foregoing transactions, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Rural Cellular or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Rural Cellular or such Restricted Subsidiary with an unrelated Person; and

(2) Rural Cellular delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a determination by the Board of Directors of Rural Cellular set forth in a Board Resolution and an Officers’ Certificate certifying that each such Affiliate Transaction complies with clause (1) above and that each such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Rural Cellular; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to Rural Cellular of the financial terms of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal, or investment banking firm of national standing.

      However, this limitation on transactions with our Affiliates does not limit, and is not applicable to, any agreement in effect on the Issue Date and any amendments, extensions, or renewals of any such agreement, so long as any such amendment, extension, or renewal is not materially more disadvantageous, taken as a whole, to us or to any Restricted Subsidiary than the original agreement in effect on the Issue Date. In addition, the following will not be deemed to be Affiliate Transactions:

(1) any employment, service, or termination agreement entered into by Rural Cellular or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among Rural Cellular and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of Rural Cellular solely because Rural Cellular owns Capital Stock in, or controls, such Person;

(4) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of Rural Cellular or any Restricted Subsidiary of Rural Cellular, as determined by the Board of Directors of Rural Cellular;

(5) sales or issuances of Qualified Capital Stock to Affiliates or employees of Rural Cellular and its Subsidiaries at Fair Market Value; and

(6) Restricted Payments that are not prohibited by the provisions of the indenture as described above under the caption “— Limitation on Restricted Payments” and Permitted Investments.

Limitation on Liens

      The indenture provides that Rural Cellular will not, and will not permit any of its Restricted Subsidiaries to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired securing any obligation except for Permitted Liens.

Covenants upon Attainment of an Investment Grade Rating

      The indenture provides that the applicability of the covenants described above under “— Certain Covenants — Limitation on Consolidated Indebtedness,” “— Certain Covenants — Limitation on Preferred Stock of Restricted Subsidiaries,” “— Certain Covenants — Limitation on Asset Sales and Sales of Subsidiary Stock,” “— Certain Covenants — Limitation on Restricted Payments,” “— Certain Covenants — Limitation on Distributions and Transfers by Restricted Subsidiaries” and “— Certain Covenants — Limitation on Transactions with Affiliates” (and portions of other covenants, to the extent such portions refer to such covenants) will be suspended for the period during which the notes are rated Investment Grade (a “Covenant Suspension”).

      In addition, if Rural Cellular’s obligations under the notes and the indenture have either been assumed or guaranteed fully and unconditionally on a senior basis by an issuer whose senior, unsecured

Indebtedness is rated Investment Grade, the applicability of the covenant described below under “Reports” will be suspended for the period during which the notes are rated Investment Grade.

      In the event that a Covenant Suspension whose duration is not less than six months occurs but terminates because the notes are no longer rated Investment Grade:

(1) All Indebtedness Incurred by Rural Cellular and its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be incurred under the covenant described above under “— Certain Covenants — Limitation on Consolidated Indebtedness” had such covenant been applicable during the Covenant Suspension shall be deemed to be “Existing Indebtedness”;

(2) All Preferred Stock issued by Rural Cellular’s Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be issued under the covenant described above under “— Certain Covenants — Limitation on Preferred Stock of Restricted Subsidiaries” had such covenant been applicable during the Covenant Suspension shall be deemed to be “Existing Preferred Stock”; and

(3) Restricted Payments made by Rural Cellular or any of its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be Incurred under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments” shall not be deemed to cause a Default or Event of Default under such covenant; provided, however, that all Restricted Payments made during the Covenant Suspension shall count as Restricted Payments for the calculation under the first paragraph of “— Certain Covenants — Limitation on Restricted Payments.”

Consolidation, Merger, Conveyance, Transfer, or Lease

      The indenture provides that Rural Cellular will not, directly or indirectly, consolidate with or merge into any Person or permit any other Person to consolidate with or merge into Rural Cellular, or transfer, sell, convey, or lease, or otherwise dispose of all or substantially all of its assets to any Person (in one transaction or a series of related transactions), unless:

(1) (a) Rural Cellular is the surviving entity or (b) if Rural Cellular is not the surviving entity, then the successor or transferee assumes all the obligations of Rural Cellular under the notes and the indenture, and the surviving entity is a corporation organized and validly existing under the laws of the United States of America, the District of Columbia, or any State of the United States,

(2) the Consolidated Net Worth of the successor or transferee (if any) immediately after the transaction is not less than 100% of Rural Cellular’s Consolidated Net Worth immediately prior to the transaction,

(3) (i) immediately after giving effect to such transaction, Rural Cellular (or its successor or transferee) would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Operating Cash Flow Ratio test described in the first paragraph under “— Certain Covenants — Limitation on Consolidated Indebtedness” or (ii) the Operating Cash Flow Ratio for Rural Cellular, or its successor or transferee, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the Reference Period, not be greater than such Operating Cash Flow Ratio for Rural Cellular immediately prior to such transaction;

(4) after giving effect to such transaction no Default or Event of Default has occurred and is continuing, and

(5) an Officers’ Certificate and an Opinion of Counsel covering such conditions is delivered to the trustee.

      Notwithstanding the foregoing, Rural Cellular may do the following without complying with clause (3) above: (1) any Change of Domicile transaction or (2) the creation of, or the merger,

amalgamation, combination, or consolidation of Rural Cellular with or into, a Wholly Owned Restricted Subsidiary for the purpose of forming a holding company whose only substantial asset is the Capital Stock of Rural Cellular, with any such holding company structure being disregarded.

Reports

      Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Rural Cellular will furnish to the Holders of the notes:

(1) All quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if Rural Cellular were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Rural Cellular’s certified independent accountants; and

(2) All current reports that would be required to be filed with the Commission on Form 8-K if Rural Cellular were required to file such reports.

      In addition, whether or not required by the rules and regulations of the Commission, Rural Cellular (if necessary) will file a copy of all such information and reports referred to in (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

Payments for Consent

      Rural Cellular will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

Events of Default and Remedies

      The following are Events of Default under the indenture:

(1) failure to pay the principal of or premium, if any, on the notes at Maturity;

(2) failure to pay any interest or Liquidated Damages, if any, on the notes for a period of 30 consecutive days or more after those amounts become due and payable;

(3) failure to offer to purchase or purchase notes, in the time periods required by the indenture, required to be purchased by Rural Cellular pursuant to any of the provisions of the indenture described under “— Change of Control” or “— Certain Covenants — Limitation on Asset Sales and Sales of Subsidiary Stock”;

(4) failure to perform or comply with the provisions of the indenture described under “— Consolidation, Merger, Conveyance, Transfer, or Lease”;

(5) failure to perform any other covenant or agreement of Rural Cellular under the indenture or the Collateral Documents that continues for 30 days after written notice to Rural Cellular by the trustee or Holders of at least 25% in aggregate principal amount of outstanding notes;

(6) default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Rural Cellular or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Rural Cellular or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) the rendering of a final judgment or judgments against Rural Cellular or a Restricted Subsidiary in an amount in excess of $20 million, excluding amounts covered by insurance, which remains undischarged or unstayed for a period of 60 days after the date on which the right of appeal has expired;

(8) any of the Subsidiary Guarantees ceases to be in full force and effect or any of the Subsidiary Guarantees is declared to be null and void and unenforceable or any of the Subsidiary Guarantees is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of the Guarantors denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture);

(9) unless all of the Collateral shall have been released from the Second Priority Liens in accordance with the provisions of the Collateral Documents and the indenture, (a) any default by Rural Cellular or any of its Restricted Subsidiaries party thereto in the performance of the Collateral Documents, which adversely affects the enforceability, validity, perfection (in the case of Collateral for which perfection is required under the Collateral Documents), or priority of any Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the trustee and the Holders, (b) the repudiation or disaffirmation by Rural Cellular or any of its Restricted Subsidiaries party thereto of its material obligations under the Collateral Documents, or (c) the determination in a final, non-appealable judicial proceeding that any material rights under the Collateral Documents are unenforceable or invalid against Rural Cellular or any of its Restricted Subsidiaries that are party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation, or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Collateral Documents or otherwise cured within 30 days after written notice to Rural Cellular by the trustee or Holders of at least 25% in aggregate principal amount of outstanding notes); and

(10) certain events of bankruptcy, insolvency, or reorganization affecting Rural Cellular or a Significant Subsidiary.

      If an Event of Default, other than an event described under (10) above, shall occur and be continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes by notice as provided in the indenture may declare the principal amount of the notes to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of the notes, have been cured or waived as provided in the indenture. If an Event of Default described under (10) above shall occur, the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding notes may waive any past Default or Event of Default under the indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the Holder of each outstanding note affected.

      No Holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy under it, unless such Holder shall have previously given to the trustee written notice of an Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request to the trustee and the trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Rural Cellular with the intention of avoiding payment of the premium that Rural Cellular would have had to pay if it then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      With respect to the 2010 notes, if an Event of Default occurs prior to March 15, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of Rural Cellular with the intention of avoiding the prohibition on redemption of the 2010 notes prior to March 15, 2006 then, upon acceleration of the 2010 notes, an additional premium shall also become and be immediately due and payable in the amount set forth below, for each of the years set forth below as of March 15 in each year (expressed as a percentage of the principal amount of each 2010 note):

Year	Additional Premium

2004	4.000%
2005	3.000%

      With respect to the 2012 notes, if an Event of Default occurs prior to March 15, 2008 by reason of any willful action or inaction taken or not taken by or on behalf of Rural Cellular with the intention of avoiding the prohibition on redemption of the 2012 notes prior to March 15, 2008 then, upon acceleration of the notes, an additional premium shall also become and be immediately due and payable in the amount set forth below, for each of the years set forth below as of March 15 in each year (expressed as a percentage of the principal amount of each 2012 note):

Year	Additional Premium

2004	12.375%
2005	10.313%
2006	8.250%
2007	6.188%

Modification and Waiver

      Modifications and amendments of the indenture and the Collateral Documents may be made by Rural Cellular and the trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each note affected thereby,

(1) change the Stated Maturity of the principal of or any installment of interest or Liquidated Damages, if any, on any note,

(2) reduce the principal amount of, or premium, if any, or Liquidated Damages, if any, or interest on any note,

(3) change the place or currency of payment of principal of or premium or Liquidated Damages, if any, or interest on any note,

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any note, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of notes under certain circumstances,

(5) reduce the percentage of aggregate principal amount of notes outstanding necessary to amend the indenture,

(6) reduce the percentage of aggregate principal amount of notes outstanding necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

(7) release any Guarantor from any of its Obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture,

(8) release any Collateral from the Liens created by the Collateral Documents, except as specifically provided for in the indenture and the Collateral Documents,

(9) modify the provisions with respect to modification and waiver,

(10) modify or add any provision of the indenture affecting the ranking of the notes in a manner that adversely affects the Holders of the notes,

(11) following the mailing of an Offer to Purchase notes, modify the provisions of the indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

(12) alter the provisions under the caption “— Optional Redemption” or waive a redemption payment with respect to any note thereunder.

      Notwithstanding the preceding, without the consent of any Holder of notes, Rural Cellular and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect, or inconsistency,

(2) to provide for uncertificated notes in addition to or in place of certificated notes,

(3) to provide for the assumption of Rural Cellular’s obligations to Holders of notes in the case of a consolidation, amalgamation, combination, or merger or sale of all or substantially all of Rural Cellular’s assets in accordance with the provisions described above under the caption, “— Consolidation, Merger, Conveyance, Transfer, or Lease,”

(4) to make any change that would provide any additional rights or benefits to the Holders of notes and that does not adversely affect the legal rights under the indenture of any such Holder,

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended,

(6) to release any Guarantor from its Obligations under its Subsidiary Guarantee and the indenture in accordance with the terms of the indenture,

(7) to evidence and provide for the acceptance of appointment of a successor trustee, or

(8) to provide for the issuance of additional notes in accordance with the indenture.

      The consent of the Holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

      The Holders of a majority in aggregate principal amount of the outstanding notes may waive compliance by Rural Cellular and its Restricted Subsidiaries with certain restrictive provisions of the indenture.

      In addition, the Intercreditor Agreement provides that, during any First Lien Obligation Period, any amendment, waiver, or consent (other than the release of Collateral or such that would have the effect of removing assets subject to a Second Priority Lien or adversely affecting the perfection or priority of a

Second Priority Lien, in each case, subject to certain exceptions) agreed to by the Credit Agreement Agent under any provision of the First Lien Security Documents will automatically apply to the comparable provisions of the comparable Collateral Documents in a comparable manner, without the consent of any Holder of a note.

Defeasance

      The indenture provides that Rural Cellular at its option,

(1) will be discharged from any and all obligations in respect of outstanding notes (except for certain obligations to register the transfer or exchange of notes, to replace mutilated, lost, destroyed, or stolen notes, and to maintain paying agents and hold moneys for payment in trust) or

(2) need not comply with certain restrictive covenants and that such omission shall not be deemed to be an Event of Default under the indenture and the notes,

in either case (1) or (2) upon irrevocable deposit with the trustee, in trust for the benefit of the Holders of the notes, of money and/or U.S. government obligations which will provide money without the need for reinvestment, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of, and premium, if any, each installment of interest, if any, and Liquidated Damages, if any, on the outstanding notes in accordance with the terms of the indenture and the notes. Such trust may only be established if, among other things,

(a) with respect to clause (1), Rural Cellular shall have delivered to the trustee an Opinion of Counsel to the effect that Rural Cellular has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which provides that Holders of notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred; or, with respect to clause (2), Rural Cellular shall have delivered to the trustee an Opinion of Counsel to the effect that the Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than an Event of Default resulting from the borrowing of funds to be applied to such deposit;

(c) no Event of Default described under clause (10) under “— Events of Default and Remedies” above or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default under such clause (10) shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit;

(d) such deposit shall not cause the trust so created to be subject to the Investment Company Act of 1940, as amended, or shall be qualified under such act or exempt from regulation thereunder; and

(e) certain other customary conditions precedent.

Notices

      Notices to Holders of notes will be sent by mail to the addresses of such Holders as they may appear in the security register.

Title

      Rural Cellular, the trustee, and any agent of the trustee may treat the Holder of any note as its absolute owner (whether or not such note may be overdue) for the purpose of making payment and for all other purposes.

No Personal Liability of Directors, Officers, Employees, and Shareholders

      No director, officer, employee, incorporator, or shareholder of Rural Cellular or its Subsidiaries, as such, shall have any liability for any obligations of Rural Cellular under the notes, the indenture, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Governing Law

      The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

      The indenture provides that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the Holders of a majority in principal amount of the notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

      Rural Cellular and the Restricted Subsidiaries are required to furnish to the trustee annually a statement as to the performance by them of their respective obligations under the indenture and as to any default in such performance.

      From time to time, we may enter into other transactions with the trustee.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such items, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (1) and clause (2), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

      “Additional Senior Subordinated Exchange Debentures” means the senior subordinated exchange debentures that may be issued by Rural Cellular in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date.

      “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

provided that beneficial ownership of 10% or more of the Voting Power of a Person will be deemed to be control. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Alexandria Indemnity” means Alexandria Indemnity Corporation, a Vermont corporation.

      “Applicable Pari Passu Indebtedness” means:

(1) with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness secured by all or any part of the Collateral and

(2) with respect to any other asset, Pari Passu Indebtedness.

      “Associated Operations and Liabilities” means business operations and liabilities associated with the acquisition of a Restricted PCS Block C or F License or control of the holder of a Restricted PCS Block C or F License by TLA Spectrum.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP.

      “Average Life” means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the product of (x) the number of years from such date of determination to the date of each successive scheduled amortization, redemption, or principal payment of such Indebtedness (or similar payment with respect to such Preferred Stock), times (y) the amount of such payment; by

(2) the sum of all such payments.

      “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Rural Cellular to have been duly adopted by the Board of Directors of Rural Cellular, to be in full force and effect on the date of such certification and delivered to the trustee.

      “Business Day” means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

      “Capital Lease Obligation” means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, including voting and non-voting) of equity of such Person; provided that in no event shall “Capital Stock” of any Person include any debt security convertible or exchangeable into equity of such Person until conversion or exchange, as applicable.

      “Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case, maturing within one year after the date of acquisition;

(2) time deposits, certificates of deposit, banker’s acceptances, money market deposits, and commercial paper issued by, or deposited with, any domestic bank or trust company of recognized standing having capital and surplus in excess of $200 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s and, in each case, maturing within one year after the date of acquisition;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above; and

(4) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (2) and (3) above.

      “Cellular 2000” means Cellular 2000, Inc., a Minnesota corporation.

      “Change of Domicile” means a transaction or series of related transactions, including, without limitation, (1) a merger, amalgamation, combination, or consolidation of Rural Cellular with or into another Person, (2) the acquisition of all the Capital Stock of Rural Cellular, or (3) the sale, transfer, or other conveyance of all or substantially all the assets of Rural Cellular on a consolidated basis to another Person, the sole purpose of which is to reincorporate Rural Cellular under the laws of the United States, in another State of the United States, or in the District of Columbia.

      “Class M Preferred Stock” means the Class M Redeemable Voting Convertible Preferred Stock of Rural Cellular Corporation.

      “Collateral Agent” means the collateral agent under the Collateral Documents.

      “Collateral Documents” means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges, or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral.

      “Commission” means the United States Securities and Exchange Commission.

      “Communications Act” means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

      “Consolidated Indebtedness” of any Person means at any date of determination, the Indebtedness of such Person and its Restricted Subsidiaries at such date, on a consolidated basis.

      “Consolidated Interest Expense” of any Person means for any period the interest expense included in an income statement of such Person and its Restricted Subsidiaries, on a consolidated basis, for such period, including without limitation or duplication (or, to the extent not so included, with the addition of),

(1) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP;

(2) the amortization of Indebtedness discounts;

(3) any payments or fees, other than reimbursement or similar obligations, with respect to letters of credit, bankers’ acceptances, or similar facilities;

(4) net payment obligations under Hedge Agreements;

(5) the portion other than Attributable Debt of any rental obligations in respect of any Sale and Leaseback Transaction; and

(6) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of such Person.

Notwithstanding the foregoing:

(a) in the event that any of Rural Cellular’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments on such Qualified Capital Stock will not be included in “Consolidated Interest Expense”; and

(b) for purposes of the covenant described under the caption “— Limitation on Restricted Payments,” “Consolidated Interest Expense” shall exclude any non-cash charges resulting from the write-down of unamortized security issuance costs, to the extent included in “Consolidated Interest Expense.”

      “Consolidated Net Income” of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (to the extent included and without duplication):

(1) the net income (or loss) of any Person, other than such Person, that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person or a Restricted Subsidiary of such Person by such other Person during such period,

(2) gains or losses from sales of assets other than sales of inventory in the ordinary course of business,

(3) in the event that any of Rural Cellular’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments thereon, to the extent they are treated as interest expense under GAAP,

(4) for purposes of the “— Limitation on Restricted Payments” covenant, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulations applicable to such Restricted Subsidiary, except to the extent such restrictions with respect to the payment of dividends or similar distributions have been validly waived, and

(5) all extraordinary gains and extraordinary losses.

      “Consolidated Net Worth” of any Person means the consolidated shareholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP; provided that such computation shall exclude (1) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock, and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Rural Cellular or any of its Restricted Subsidiaries and (2) Unrestricted Subsidiaries.

      “Cooperative Bank Equity” means non-voting equity interests in Cooperative Banks.

      “Cooperative Banks” means lenders under the Credit Agreement which are cooperative banks.

      “Credit Agreement” means the Credit Agreement, entered into on the Issue Date, among Rural Cellular, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent, as such agreement may be amended, supplemented, restated, refunded, replaced, renewed, extended, refinanced, increased, or otherwise modified, in whole or in part, from time to time (whether or not any of the foregoing (1) occurs simultaneously with or occurs at any time after, the termination or repayment of a prior Credit Agreement, (2) occurs pursuant to one or more separate instruments or agreements, (3) occurs on one or more separate occasions, (4) occurs with the same or different lenders, or (5) results in an increase or decrease in the aggregate principal amount of loans made or to be made thereunder or any other change in terms thereunder).

      “Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or the “Administrative Agent” under the Credit Agreement or any other representative of the Lenders then most recently designated as such by the requisite percentage of such Lenders in a written notice delivered to the trustee.

      “Cumulative Interest Expense” means the total amount of Consolidated Interest Expense of Rural Cellular and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment; provided, however, that Cumulative Interest Expense shall not include (1) any dividends paid or accrued on Exchangeable Preferred Stock, (2) any dividends paid or accrued on Junior Exchangeable Preferred Stock, or (3) any dividends paid or accrued on Class M Preferred Stock.

      “Cumulative Operating Cash Flow” means Operating Cash Flow of Rural Cellular and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the notes until a successor Depositary shall have become such pursuant to the applicable provisions of the indenture, and thereafter “Depositary” shall mean such successor Depositary. The Depositary initially is The Depository Trust Company.

      “Domestic Subsidiary” means any Restricted Subsidiary of Rural Cellular that was formed under the laws of the United States or any state of the United States or the District of Columbia.

      “Dropdown Subsidiary” means a Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary and a direct subsidiary of RCC Atlantic or RCC Holdings formed for the purpose of holding the FCC Licenses held as of the Issue Date by such entity.

      “Eligible Entity” means a Person that is eligible to hold or acquire PCS Block C or F licenses, as specified in the rules, regulations, and orders of the FCC, including, without limitation, 47 C.F.R. §§ 24.709 and 24.839.

      “Equity Offering” means any public or private sale of Qualified Capital Stock by Rural Cellular for the account of Rural Cellular.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Notes” means (1) the notes to be issued in exchange for the 2010 notes under the Registration Rights Agreement and (2) the notes to be issued in exchange for the 2012 notes under the Registration Rights Agreement.

      “Exchange Indentures” means the indentures under which the Senior Subordinated Exchange Debentures and the Additional Senior Subordinated Exchange Debentures may be issued.

      “Exchangeable Preferred Stock” means the 11 3/8% Senior Exchangeable Preferred Stock of Rural Cellular.

      “Exchangeable Preferred Stock PIK Dividends” means dividends on the Exchangeable Preferred Stock paid in the form of additional shares of Exchangeable Preferred Stock during the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002 and ending on the Issue Date, up to the maximum amount of such dividends permitted to be paid in such form during such period pursuant to the Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the Exchangeable Preferred Stock, as in effect on the Issue Date.

      “Excluded Permitted Lien Property” means any property or assets of Rural Cellular or any Guarantor that are subject to the following Permitted Liens (but only to the extent that (i) the agreements relating to such Liens prohibit the creation of Liens in favor of the Collateral Agent on any such property or assets or (ii) the grant of a Lien on any such property or assets constitute or result in the abandonment, invalidation or unenforceability of any material right under any such agreement):

(a) Liens on securities accounts and deposit accounts permitted under clauses (10), (15), or (16) of the definition of “Permitted Liens,”

(b) Liens permitted under clauses (1), (6), (7), (9), or (22) of the definition of “Permitted Liens,”

(c) Liens permitted under clause (8) of the definition of “Permitted Liens,” with respect to replacements of Liens permitted under clause (1) of the definition of “Permitted Liens,” and

(d) Liens permitted under clause (25) of the definition of “Permitted Liens,” on property or assets the Fair Market Value of which does not exceed $10 million in the aggregate;

provided that Excluded Permitted Lien Property will not include any property or assets of Rural Cellular or a Restricted Subsidiary subject to (x) a Permitted Lien described in clauses (a), (b) or (c) above that was created during the continuance of an event of default under the Credit Agreement or an Event of Default under the indenture or (y) a Permitted Lien described in clause (d) above that was created during the continuance of a Default or an Event or Default under the indenture or a default or event of default under the Credit Agreement.

      “Excluded Real Property” means all owned and leased real property (other than fixtures) of Rural Cellular or any Restricted Subsidiary other than that described in clause (ii) of the first paragraph under “— Security — Additional Collateral; Acquisition of Assets or Property.”

      “Fair Market Value” means, with respect to any assets or Person, the price which could be negotiated in an arm’s-length, free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (1) if such Person or assets have a Fair Market Value of up to $2.5 million, by any executive officer of Rural Cellular and evidenced by an Officers’ Certificate, dated within 30 days of the relevant transaction, (2) if such Person or assets have a Fair Market Value equal to or in excess of $2.5 million, but not in excess of $10.0 million, by a majority of the Board of Directors of Rural Cellular and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, or (3) if such Person or assets have a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors of Rural Cellular and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

      “FCC” means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

      “FCC License” means any cellular telephone, microwave, personal communications, or other license, authorization, certificate of compliance, franchise, approval, or permit, whether for the construction and/or the operation of any System, granted or issued by the FCC.

      “First Lien Agent” means the Credit Agreement Agent or, after the Credit Agreement and all commitments to extend credit thereunder have been terminated, all letters of credit (if any) issued under the Credit Agreement have been discharged or cash collateralized in accordance with the terms thereof, and all First Lien Obligations outstanding under the Credit Agreement have been paid in full in cash, a single representative of all holders of Indebtedness secured by first priority Liens on the Collateral most recently designated by Rural Cellular in an Officer’s Certificate delivered to the trustee or the successor of such representative in its capacity as such.

      “First Lien Debt” means:

(1) all Indebtedness of Rural Cellular and its Subsidiaries under the Credit Agreement that is (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement or any loan required to be made under the Credit Agreement to satisfy such reimbursement obligation, was, when such letter of credit was issued) permitted to be Incurred by clause (2), (7), or (14) of the second paragraph under “— Certain Covenants — Limitation on Consolidated Indebtedness”; and

(2) Hedging Obligations that are designated as First Lien Debt by Rural Cellular.

      Notwithstanding anything to the contrary contained in clauses (1) and (2) of this definition, any Indebtedness under the First Lien Documents (including, without limitation, any Hedging Obligations) shall constitute “First Lien Debt” (and the Obligations of Rural Cellular and its Subsidiaries under such First Lien Documents shall constitute First Lien Obligations) if the First Lien Agent shall have received a representation or a deemed representation from Rural Cellular in the First Lien Documents evidencing such Indebtedness (or a certificate from an authorized officer of Rural Cellular delivered in connection with such First Lien Documents) that such Indebtedness constitutes “First Lien Debt” (or that the Obligations of Rural Cellular and its Subsidiaries under such First Lien Documents shall constitute “First Lien Obligations”) under the indenture (whether or not such Indebtedness was at any time determined not to have been permitted to be Incurred under the indenture). The representation, deemed representation, or certificate referred to in the previous sentence shall be delivered (i) with respect to Indebtedness, at the time such Indebtedness is Incurred, (ii) with respect to Hedging Obligations, at the time the relevant Hedge Agreement is executed, and (iii) with respect to reimbursement obligations under letters of credit or any loan required to be made under the Credit Agreement to satisfy such reimbursement obligation, at the time such letter of credit is issued.

      “First Lien Documents” shall mean the Credit Agreement, the First Lien Security Documents, all Hedge Agreements evidencing Hedging Obligations that constitute First Lien Debt, and all other documents and instruments executed or delivered pursuant to any First Lien Document as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented, or modified from time to time.

      “First Lien Obligation Period” means any period during which (1) any First Lien Obligations are outstanding, (2) any commitments pursuant to which First Lien Obligations may be Incurred are in effect, or (3) any letters of credit issued under any First Lien Documents are outstanding but have not been discharged or fully cash collateralized in accordance with the terms of the applicable First Lien Document.

      “First Lien Obligations” means the First Lien Debt and all other Obligations of Rural Cellular or any of its Subsidiaries under the First Lien Documents.

      “First Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust, or other grants or transfers for security executed and delivered by Rural Cellular or any of its Subsidiaries creating a Lien upon property owned or to be acquired by Rural Cellular or such Subsidiary in favor of any holder or holders of First Lien Obligations, or any trustee, agent, or representative acting for any such holders, as security for any First Lien Obligations, as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented, or modified from time to time.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or entities as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

      “Governmental Entity” means any domestic or foreign international, national, federal, state, provincial, or local governmental, regulatory, or administrative authority, agency, commission, court, tribunal, arbitral body, or self-regulated entity, including, without limitation, the FCC and the Commission.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities, or services, to take or pay, or to maintain financial statement conditions, or otherwise).

      “Guarantors” means each of Rural Cellular’s Restricted Subsidiaries (and each of Rural Cellular’s Unrestricted Subsidiaries that becomes a Restricted Subsidiary) that has not been released from its liability under its Subsidiary Guarantee in accordance with the terms of the indenture.

      “Hedge Agreements” means any interest rate or currency exchange rate swap, cap, collar, floor, caption, or swaption agreements, or any similar arrangements arising at any time between Rural Cellular or any Restricted Subsidiary, on the one hand, and any Person, on the other hand, as such agreement or arrangement may be modified, supplemented, and in effect from time to time.

      “Hedging Obligations” means any Obligations in respect of Indebtedness permitted to be incurred pursuant to clause (5) of the second paragraph under “— Certain Covenants — Limitation on Consolidated Indebtedness.”

      “Holder” means a Person in whose name a note is registered in the security register.

      “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable,” and “Incurring” shall have meanings correlative to the foregoing).

      “Indebtedness” means (without duplication), with respect to any Person:

(1) every obligation of such Person for money borrowed,

(2) every obligation of such Person evidenced by bonds, debentures, notes, or similar instruments, including obligations Incurred in connection with the acquisition of property, assets, or businesses,

(3) every reimbursement or similar obligation of such Person with respect to letters of credit, bankers’ acceptances, or similar facilities issued for the account of such Person,

(4) every obligation of such Person issued or assumed as the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

(5) every Capital Lease Obligation of such Person,

(6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination,

(7) Attributable Debt of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party,

(8) all obligations under Hedge Agreements,

(9) every obligation of the type referred to in clauses (1) through (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor, or otherwise or for which such Person provides any form of credit support, and if such credit support takes the form of a Lien on any assets of the specified Person (which Lien is permitted to be Incurred by the indenture) where such Indebtedness is without recourse to such Person, the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such assets as of the date of determination and (B) the amount of such Indebtedness, and

(10) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding, except for Preferred Stock held by such Person (or one of its Wholly Owned Restricted Subsidiaries);

provided that for all purposes of the indenture,

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

(B) Indebtedness shall not include any liability for federal, state, local, or other taxes, and

(C) in the event that any of Rural Cellular’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, such Qualified Capital Stock shall not be included in “Indebtedness.”

      For purposes of the indenture, the amount of any Indebtedness under any Hedge Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedge Agreement had terminated at the end of such fiscal quarter, and in making such determination, if such Hedge Agreement or any related agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person then, in each such case, the amount of such obligations shall be the net amount so determined, unless the counterparty under such agreement is in default under such agreement or defaults in making the corresponding payment to such Person.

      “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the First Lien Agent, the Collateral Agent, Rural Cellular, and the Guarantors, as amended, supplemented, restated, replaced, or otherwise modified from time to time.

      “Investment” by any Person in any other Person means (without duplication):

(1) the acquisition (whether by purchase, merger, consolidation, or otherwise) by such Person (whether for cash, property, services, securities, or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests, or other securities of such other Person;

(2) the making by such Person of any deposit with, or advance, loan, or other extension of credit to, such other Person or any commitment to make any such advance, loan, or extension;

(3) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person;

(4) the making of any capital contribution by such Person to such other Person; and

(5) the designation by the Board of Directors of Rural Cellular of any Person to be an Unrestricted Subsidiary.

For purposes of the covenant described in “— Certain Covenants — Limitation on Restricted Payments,”

(A) “Investment” shall include and be valued at the Fair Market Value of such Person’s pro rata interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (x) the Fair Market Value of such Person’s pro rata interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (y) the Fair Market Value of the amount of such Person’s Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the Issue Date and

(B) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

      “Investment Grade” means a rating of the relevant debt obligation of a Person by both S&P and Moody’s in one of such agency’s four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided in each case such ratings are publicly available; provided further that in the event either S&P or Moody’s is no longer in existence for purposes of determining whether such debt obligations are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by Rural Cellular, written notice of which shall be given to the trustee.

      “Issue Date” means March 25, 2004, the time and date of the first issuance of the notes under the indenture.

      “Junior Exchangeable Preferred Stock” means the 12 1/4% Junior Exchangeable Preferred Stock of Rural Cellular.

      “Junior Exchangeable Preferred Stock PIK Dividends” means dividends on the Junior Exchangeable Preferred Stock paid in the form of additional shares of Junior Exchangeable Preferred Stock during the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002 and ending on February 16, 2005, up to the maximum amount of such dividends permitted to be paid in such form during such period pursuant to the Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the Junior Exchangeable Preferred Stock, as in effect on the Issue Date.

      “Lenders” means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit, or other extensions of credit that constitute (or when provided will constitute) First Lien Obligations under the Credit Agreement.

      “License Only Subsidiary” means:

(1) RCC Minnesota and TLA Spectrum;

(2) Each Dropdown Subsidiary; and

(3) Any other Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary owned directly by Rural Cellular or any Guarantor and that is designated by Rural Cellular as a License-Only Subsidiary in an Officers’ Certificate and by a Board Resolution.

      “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than an easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      “Liquidated Damages” means the liquidated damages payable under the Registration Rights Agreement.

      “Material Adverse Effect” means any material adverse effect upon (a) the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of Rural Cellular and its Restricted Subsidiaries on a consolidated basis, taken as a whole or (b) the binding nature, validity, or enforceability of the indenture, the notes, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement, or upon the ability of Rural Cellular and its Restricted Subsidiaries to perform the payment obligations or other material obligations under any of the foregoing or upon the value of the Collateral or upon the rights, benefits, or interests of the Holders in and to the Note Obligations or the rights of the trustee and the Holders in the Collateral, in either case, whether resulting from any single act, omission, situation, status, event, or undertaking, or taken together with other such acts, omissions, situations, statuses, events, or undertakings.

      “Material Adverse Tax Effect” means, with respect to the transfer or acquisition of an FCC License, an adverse tax consequence to Rural Cellular and its Restricted Subsidiaries (after taking into account any applicable tax benefits, including the application of any net operating loss carryforwards that will expire during the then-current tax year, but excluding the application of any net operating loss carryforwards that will expire in any tax year other than the then-current tax year) in an amount that exceeds the lesser of (x) 2.0% of the Fair Market Value of the FCC License to be acquired or transferred and (y) $200,000.

      “Maturity” means, when used with respect to any note, the date on which the principal of such note becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

      “Moody’s” means Moody’s Investors Service, Inc. and its successors.

      “Net Cash Proceeds” means the aggregate amount of cash and Cash Equivalents received by Rural Cellular and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash or Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash or Cash Equivalents are received within one year after such Asset Sale), less all out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of Rural Cellular) of income, franchise, sales, and other applicable taxes required to be paid by Rural Cellular or any Restricted Subsidiary of Rural Cellular in connection with such Asset Sale.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither Rural Cellular nor any of its Restricted Subsidiaries:

(a) provides credit support of any kind (including any undertaking, agreement, or instrument that would constitute Indebtedness);

(b) is directly or indirectly liable, as a guarantor or otherwise; or

(c) constitutes the lender other than with respect to amounts that are lent by Rural Cellular or one of its Restricted Subsidiaries to an Unrestricted Subsidiary in compliance with the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Certain Covenants — Limitation on Transactions with Affiliates” and are otherwise permitted by the indenture;

(2) no default with respect to which, including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time, or both) any holder of any other Indebtedness of Rural Cellular or any of its Restricted Subsidiaries to declare a default on that other Indebtedness or cause the payment of that other Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders will not have any recourse to the assets of Rural Cellular or the stock or assets of any of its Restricted Subsidiaries.

      “Note Obligations” means the notes, the Subsidiary Guarantees and all other Obligations of any obligor under the indenture, the notes, the Exchange Notes, the Subsidiary Guarantees and the Collateral Documents.

      “Obligations” means any principal, interest, penalties, fees, indemnities, reimbursement obligations, guarantee obligations, costs, expenses (including fees and disbursements of counsel), damages, and other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the documentation governing or made, delivered or given in connection with, any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding, relating to Rural Cellular or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

      “Offer to Purchase” means a written offer (the “Offer”) sent by Rural Cellular to each Holder at his, her, or its address appearing in the security register on the date of the Offer offering to purchase up to the principal amount of notes specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase (or, in the case of any Offer to Purchase made prior to the occurrence of the Change of Control and contingent upon such occurrence, the later of (x) 60 days after the date of such Offer to Purchase and (y) the date of occurrence of such Change of Control) and a settlement date (the “Purchase Date”) for purchase of notes within five Business Days after the Expiration Date. The Offer shall also state the section of the indenture pursuant to which the Offer to Purchase is being made, the Expiration Date and the Purchase Date, the aggregate principal amount of the outstanding notes offered to be purchased by Rural Cellular, the purchase price to be paid by Rural Cellular, and the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase.

      “Officers’ Certificate” means a certificate signed by two officers, at least one of whom shall be the principal executive officer, principal accounting officer, or principal financial officer of Rural Cellular and delivered to the trustee.

      “Operating Cash Flow” for any Person for any period means:

(1) the Consolidated Net Income of such Person for such period, plus

(2) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of:

(a) the provisions for income taxes for such period for such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP,

(b) depreciation, amortization, and other non-cash charges of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and

(c) Consolidated Interest Expense of such Person for such period,

less the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period (and only to the extent such amounts are included in determining such Consolidated Net Income).

      In the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of Rural Cellular’s Operating Cash Flow shall be made on a pro forma basis on the assumption that the percentage of Rural Cellular’s common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination.

      “Operating Cash Flow Ratio” means, on any date (the “Transaction Date”), with respect to any Person, the ratio of

(1) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness and the application of the proceeds thereof on such Transaction Date) divided by

(2) the aggregate amount of Operating Cash Flow during the Reference Period of such Person;

provided that for purposes of such computation, in calculating Operating Cash Flow and Consolidated Indebtedness:

(A) the transaction giving rise to the need to calculate the Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;

(B) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations, or mergers during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

(C) businesses disposed of by such Person or any of its Restricted Subsidiaries during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

(D) the Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person’s common equity interest in such Restricted Subsidiary on the date of determination of the Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary’s Indebtedness would be included in the calculation of such Person’s aggregate Indebtedness); and

(E) except as provided in clause (7) of “— Limitation on Restricted Payments,” (i) the Exchangeable Preferred Stock and the Junior Exchangeable Preferred Stock outstanding on the Issue Date (and any accrued but unpaid dividends on such Preferred Stock), (ii) any Junior Exchangeable Preferred Stock issued as Junior Exchangeable Preferred Stock PIK Dividends (and any accrued but unpaid dividends thereon), and (iii) the Class M Preferred Stock outstanding on the Issue Date shall be excluded from Consolidated Indebtedness.

      “Opinion of Counsel” means a written opinion of counsel, who may be counsel for Rural Cellular, and who shall be reasonably acceptable to the trustee, delivered to the trustee.

      “Pari Passu Indebtedness” means any Indebtedness of Rural Cellular or any Guarantor that is not subordinated in right of payment to any other Indebtedness of Rural Cellular or such Guarantor, as the case may be.

      “Paying Agent” means the paying agent for the notes, as appointed under the indenture.

      “Permitted Investments” means:

(1) Investments in Cash Equivalents;

(2) Investments in Rural Cellular or a Restricted Subsidiary;

(3) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an “Acquired Person”) if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (a) is merged or consolidated with or into Rural Cellular or any Restricted Subsidiary or (b) transfers or conveys all or substantially all of its assets to, or is liquidated into, Rural Cellular or any of its Restricted Subsidiaries;

(4) Investments in accounts and notes receivable acquired in the ordinary course of business;

(5) any securities received in connection with an Asset Sale and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Wireless Communications Business, that complies with the “— Limitation on Asset Sales and Sales of Subsidiary Stock” covenant;

(6) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of Rural Cellular or a Restricted Subsidiary;

(7) customary loans or advances made in the ordinary course of business to officers, directors, or employees of Rural Cellular or any of its Restricted Subsidiaries for travel, entertainment and moving and other relocation expenses not to exceed $5.0 million at any one time outstanding;

(8) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Agreement, provided that such Incurrence is permitted under the terms of the indenture;

(9) Investments in Wireless Alliance not exceeding $10.0 million in the aggregate made after January 16, 2002;

(10) Investments received in satisfaction of judgments, settlements of debt, or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(11) Investments arising from Hedge Agreements permitted to be Incurred pursuant to clause (5) of the second paragraph under “— Limitation on Consolidated Indebtedness”;

(12) Investments in any Person, which Investments have an aggregate Fair Market Value, measured on the date each such Investment is made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (12) since the Issue Date not exceeding $15.0 million;

(13) receivables owing to Rural Cellular or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(14) Investments that are deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person (only to the extent that the making of such Investment through the acquisition of such Person was already deemed to be a Restricted Payment made pursuant to the covenant under the caption “— Limitation on Restricted Payments” as of the date of such acquisition); and

(15) Investments in prepaid expenses and lease, utility and workers’ compensation performance and other similar deposits.

      “Permitted Liens” means:

(1) Liens existing on the Issue Date securing obligations of Rural Cellular or any of its Restricted Subsidiaries outstanding on the Issue Date, other than Indebtedness under the Credit Agreement (“Existing Liens”);

(2) Liens securing Indebtedness of Rural Cellular or any Restricted Subsidiary under the Credit Agreement, which Indebtedness is permitted to be Incurred under clause (2), (7), or (14) of the second paragraph under “— Limitation on Consolidated Indebtedness”;

(3) Second Priority Liens securing Indebtedness permitted to be Incurred under clause (1) of the second paragraph under “— Limitation on Consolidated Indebtedness”;

(4) Second Priority Liens securing Pari Passu Indebtedness permitted to be Incurred under the first paragraph of “— Limitation on Consolidated Indebtedness,” provided that, (i) at the time such Indebtedness is Incurred, Rural Cellular’s Senior Secured Operating Cash Flow Ratio would be less than 3.25 to 1.0; (ii) such Indebtedness has an Average Life and final stated maturity that is equal to or greater than that of the latest Stated Maturity of the then outstanding notes; (iii) such Second Priority Liens are on an equal and ratable basis with the Second Priority Liens securing the Note Obligations; and (iv) the assets securing such Pari Passu Indebtedness also are a part of the Collateral;

(5) Liens in favor of Rural Cellular or any Guarantor;

(6) Liens to secure Indebtedness of Rural Cellular or a Restricted Subsidiary outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any property other than such item of property or any improvements on such item, and (c) the Incurrence of such Indebtedness is otherwise permitted by the indenture;

(7) (a) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition) by Rural Cellular or any Restricted Subsidiary and (b) Liens in respect of Acquired Indebtedness existing at the time of the relevant acquisition by Rural Cellular; provided that such Liens do not extend to any assets of Rural Cellular other than the assets being acquired and as long as such Liens were not Incurred in anticipation of such acquisition;

(8) Liens to secure Indebtedness to extend, renew, refinance, or refund (or successive extensions, renewals, refinancings, or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3), (5), and (6) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased, except for amounts relating to accrued interest, dividends, and redemption premiums on the Indebtedness and fees, expenses, penalties, and redemption premiums incurred in connection therewith;

(9) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks;

(10) Liens Incurred or deposits made to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, leases (other than capital leases), or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

(11) Liens for taxes, assessments, or governmental charges or claims that are not yet delinquent, that are not yet subject to penalties or interest for non-payment, or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(12) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, suppliers’, or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such Liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

(13) easements, rights-of-way, zoning ordinances, and similar charges, restrictions, exceptions, or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of Rural Cellular or any of its Restricted Subsidiaries;

(14) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

(15) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) Incurred or pledges or deposits made in the ordinary course of business, in connection with workers’ compensation, unemployment insurance, and other types of social security;

(16) deposits made in the ordinary course of business to secure liability to insurance carriers other than in connection with financing premiums;

(17) any attachment, appeal, or judgment Lien not constituting an Event of Default under clause (7) of the first paragraph of the section described under the caption “— Events of Default and Remedies”;

(18) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

(19) any interest or title of a lessor or lessee or sublessor or sublessee under any operating lease entered into by Rural Cellular and its Restricted Subsidiaries in the ordinary course of business;

(20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Rural Cellular and its Restricted Subsidiaries in the ordinary course of business;

(21) rights of set-off of as to deposit accounts or other funds maintained with a depository or other financial institution;

(22) Liens on property subject to capital leases to the extent the related Capital Lease Obligation is permitted to be Incurred pursuant to clause (11) of the second paragraph under “— Limitation on Consolidated Indebtedness”;

(23) Liens securing Hedge Agreements permitted to be Incurred pursuant to clause (5) of the second paragraph under “— Limitation on Consolidated Indebtedness,” so long as the related Indebtedness is, and the indenture permits such related Indebtedness to be, secured by a Lien on the same property securing such Hedge Agreements and such Lien is of equal priority with the Lien securing such related Indebtedness;

(24) Liens securing Indebtedness permitted to be Incurred pursuant to clause (10), (12), or (13) of the second paragraph under “— Limitation on Consolidated Indebtedness”; and

(25) any other Liens in respect of any Indebtedness, which Indebtedness does not exceed $10 million in the aggregate.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      “Preferred Stock” means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      “pro forma basis” means on a pro forma basis as calculated in accordance with Regulation S-X, as amended, under the Securities Act.

      “Qualified Capital Stock” means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock.

      “Qualified Capital Stock Proceeds” means, with respect to any Person,

(1) in the case of any sale of Qualified Capital Stock, the aggregate net cash proceeds received by such Person (plus 70% of the Fair Market Value of long-term assets that are used or usable in a Wireless Communications Business), after payment of expenses, commissions and the like incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed, or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and

(2) in the case of any exchange, exercise, conversion, or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after January 16, 2002 for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable

Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion, or surrender, plus any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion, or surrender, and less any and all payments made to the securityholders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

      “RCC Atlantic” means RCC Atlantic, Inc., a Minnesota corporation.

      “RCC Holdings, Inc.” means RCC Holdings, Inc., a Minnesota corporation.

      “RCC Minnesota” means RCC Minnesota, Inc., a Minnesota corporation.

      “Redeemable Stock” of any Person means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation, is required to be redeemed prior to the 91st day after the final Stated Maturity of the 2012 notes, or is redeemable at the option of the holder thereof at any time prior to the 91st day after the final Stated Maturity of the notes, except to the extent such Capital Stock is solely redeemable with any Capital Stock that is not Redeemable Stock; provided that:

(1) only the portion of the Capital Stock which is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed Redeemable Stock;

(2) if such Capital Stock is issued in the ordinary course of business to any employee or to any plan for the benefit of employees of Rural Cellular or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Stock solely because it may be required to be repurchased by Rural Cellular or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability; and

(3) any Capital Stock that would not constitute Redeemable Stock but for provisions in it giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or “asset sale” occurring prior to the final Stated Maturity of the notes shall not constitute Redeemable Stock if the “change of control” or “asset sale” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Change of Control” or “Asset Sale” covenant, as applicable, in the indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to Rural Cellular’s repurchase of the notes as required pursuant to such “Change of Control” or “Asset Sale” covenant, as applicable.

      “Reference Period” with regard to any Person means the last four completed fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.

      “Registration Rights Agreement” means the registration rights agreement entered into on the Issue Date among Rural Cellular, the Guarantors, and the Initial Purchasers.

      “Regulation S-X Exclusion” means the provisions described under the fourth paragraph under the caption “— Security.”

      “Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation, or determination, judgment, writ, injunction, decree, or order of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      “Restricted Payment” means, with respect to any Person:

(1) any declaration or payment of a dividend or making any other payment or other distribution (including, without limitation, any payment in connection with any merger or consolidation involving such Person or any Restricted Subsidiary of such Person) on or on account of any shares of Capital Stock of such Person or any Restricted Subsidiary of such Person (other than a dividend payable solely in shares of the Qualified Capital Stock of such Person or options, warrants, or other rights to acquire the Qualified Capital Stock of such Person and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to Rural Cellular or another Wholly Owned Restricted Subsidiary of Rural Cellular);

(2) any payment on account of the purchase, redemption, retirement, or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Qualified Capital Stock) of (A) any shares of Capital Stock (including, without limitation, the Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock, and the Class M Preferred Stock) of such Person or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries or any shares of Capital Stock of the direct or indirect parent of such Person or (B) any option, warrant, or other right to acquire shares of Capital Stock of such Person or any Restricted Subsidiary of such Person or any of its Restricted Subsidiaries, in each case, other than pursuant to the cashless exercise of options, warrants, or other rights to acquire Capital Stock of such Person;

(3) any Investment (other than a Permitted Investment) made by such Person; and

(4) any payment on or with respect to any Subordinated Indebtedness of such Person or any redemption, defeasance, repurchase, or other acquisition or retirement for value prior to any scheduled maturity, repayment, or sinking fund payment, of any such Indebtedness of such Person, except a payment of interest or principal at the stated maturity thereof;

provided that the term “Restricted Payment” does not include (i) the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock or (ii) the payment of an Exchangeable Preferred Stock PIK Dividend or a Junior Exchangeable Preferred Stock PIK Dividend.

      “Restricted PCS Block C or F License” means an FCC license in PCS Frequency Block C or F that has been in effect for a period of less than five years from its initial grant, such that it may only be held by or assigned to an Eligible Entity.

      “Restricted Subsidiary” of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.

      “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

      “S&P” means Standard & Poor’s Ratings Services and its successors.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Second Lien Obligations” means the Note Obligations and any other Obligations of Rural Cellular or the Guarantors that are secured by Second Priority Liens.

      “Senior Secured Indebtedness” means all unsubordinated Indebtedness of Rural Cellular or of any Restricted Subsidiary, whether outstanding on the Issue Date or thereafter Incurred, that is either (1) secured by a Lien on any part of the Collateral or (2) secured by a Lien on any asset received in exchange for or otherwise in respect of Collateral (including, without limitation, assets received under “— Limitation on Asset Sales and Sales of Subsidiary Stock” and assets subject to Permitted Liens under clause (7) of the definition thereof) or any asset described in this clause (2), in each case, including, without limitation, the notes, all other Second Lien Obligations, all Indebtedness outstanding under the Credit Agreement, and all other First Lien Obligations.

      “Senior Secured Operating Cash Flow Ratio” means, on any date (the “Senior Secured Transaction Date”), with respect to any Person, the ratio of

(1) consolidated Senior Secured Indebtedness of such Person and its Restricted Subsidiaries on the Senior Secured Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness and the application of the proceeds thereof on such Senior Secured Transaction Date) divided by

(2) the aggregate amount of Operating Cash Flow during the Reference Period of such Person;

provided, that for purposes of such computation, in calculating Operating Cash Flow and consolidated Senior Secured Indebtedness:

(A) the transaction giving rise to the need to calculate the Senior Secured Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;

(B) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations, or mergers during the Reference Period or subsequent thereto and on or prior to the Senior Secured Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

(C) businesses disposed of by such Person or any of its Restricted Subsidiaries during the Reference Period or subsequent thereto and on or prior to the Senior Secured Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period; and

(D) the Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person’s common equity interest in such Restricted Subsidiary on the date of determination of the Senior Secured Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary’s Indebtedness would be included in the calculation of such Person’s aggregate Indebtedness).

      “Senior Subordinated Exchange Debentures” means the senior subordinated debentures that may be issued by Rural Cellular in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date.

      “SFAS 150” means Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” of the Financial Accounting Standards Board.

      “Significant Subsidiary” means any Restricted Subsidiary of Rural Cellular that is a “significant subsidiary” as defined in Article 1-02(w) of Regulation S-X under the Securities Act.

      “Stated Maturity,” when used with respect to any note or any installment of interest thereon, means the date specified in such note as the date on which the principal of such note or such installment of interest is due and payable.

      “Subordinated Indebtedness” means Indebtedness of Rural Cellular or any Restricted Subsidiary of Rural Cellular, whether outstanding on the Issue Date or thereafter Incurred, which is by its terms expressly subordinate or junior in right of payment to any other Indebtedness of Rural Cellular or a Restricted Subsidiary, as the case may be.

      “Subsidiary” means, as applied to any Person, (1) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors’ qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person or (2) any other entity which is directly or indirectly controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

      “Subsidiary Guarantee” means the Guarantee by each Guarantor of Rural Cellular’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

      “S-X Stock Pledge Subsidiary” means each Subsidiary of Rural Cellular, excluding:

(1) RCC Holdings and RCC Atlantic;

(2) Each Dropdown Subsidiary;

(3) Each License Only Subsidiary that is not a Dropdown Subsidiary; and

(4) Wireless Alliance;

provided that an entity described in clause (1) or (2) above shall not be excluded from the definition of “S-X Stock Pledge Subsidiary” if the pledge of all of the Capital Stock of such entity would not require Rural Cellular to file separate financial statements with the Commission with respect to such entity (or the direct parent of such entity, in the case of a Dropdown Subsidiary) pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X, as in effect from time to time.

      “System” means, as to any Person, assets constituting a commercial radio communications system authorized under the rules for telecommunications services (including any license and the network, marketing, distribution, sales, customer interface, and operations functions relating thereto) owned and operated by such Person.

      “Telecommunications Business” means the business of (1) transmitting, or providing services relating to the transmission of, voice, video, or data through owned or leased wireline or wireless transmission facilities, (2) creating, developing, constructing, installing, repairing, maintaining, or marketing communications-related systems, network equipment and facilities, software, and other products, or (3) evaluating, owning, operating, participating in, or pursuing any other business that is primarily related to those identified in clause (1) or (2) above (in the case of this clause (3), however, in a manner consistent with Rural Cellular’s manner of business on the Issue Date), and shall, in any event, include all businesses in which Rural Cellular or any of its Subsidiaries is engaged on the Issue Date or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Offering Memorandum dated March 15, 2004; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by Rural Cellular’s Board of Directors.

      “TLA Spectrum” means TLA Spectrum, LLC, a Minnesota limited liability company.

      “Total Assets” means the total assets of Rural Cellular and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of Rural Cellular.

      “Unrestricted Subsidiary” of any Person means (1) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. Any Subsidiary of Rural

Cellular may be designated by the Board of Directors of Rural Cellular as an Unrestricted Subsidiary by a Board Resolution, but only if the Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Rural Cellular or any Restricted Subsidiary of Rural Cellular, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Rural Cellular or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Rural Cellular;

(3) is a Person with respect to which neither Rural Cellular nor any of its Restricted Subsidiaries has any direct or indirect obligation

(a) to subscribe for additional Capital Stock or

(b) to maintain or preserve that Person’s financial condition or to cause that Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Rural Cellular or any of its Restricted Subsidiaries.

      Any such designation by the Board of Directors of Rural Cellular shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to that designation and an Officers’ Certificate certifying that designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall, after that time, cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Rural Cellular as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenants described above under the caption “— Certain Covenants — Limitation on Consolidated Indebtedness,” Rural Cellular shall be in default of that covenant). The Board of Directors of Rural Cellular may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Rural Cellular of any outstanding Indebtedness of such Unrestricted Subsidiary, and that designation shall only be permitted if:

(A) the Indebtedness is permitted under the covenant described above under the caption “— Certain Covenants — Limitation on Consolidated Indebtedness” calculated on a pro forma basis as if that designation had occurred at the beginning of the Reference Period and

(B) no Default or Event of Default would occur or be in existence following that designation.

      Notwithstanding anything to the contrary in this description of notes or in the indenture, Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the Issue Date and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of the indenture.

      “Voting Power” of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

      “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      “Wireless Alliance” means Wireless Alliance, LLC, a Minnesota limited liability company.

      “Wireless Communications Business” means any business substantially related to the ownership, development, operation, or acquisition of wireless communications services permitted under the FCC’s

Commercial Mobile Radio Services rules (and the related provisions of the FCC’s Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain U.S. federal income tax consequences of the exchange of old notes for new notes as well as the ownership and disposition of new notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under U.S. federal income tax laws (including, but not limited to, holders of old notes who did not acquire the old notes on original issuance for cash at the initial offering price, insurance companies, regulated investment companies, real estate investment trusts, foreign and domestic tax exempt organizations and private foundations, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who will hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprised of the notes and one or more other investments, “controlled foreign corporations,” “passive foreign investment companies,” and “foreign personal holding companies”). This discussion is limited to holders that hold their notes as capital assets. No IRS ruling or opinion of counsel has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. In addition, this summary does not discuss state or local taxes or U.S. federal taxes other than income taxes. You should consult your own tax advisers as to the U.S. federal income tax consequences of exchanging old notes for new notes and the holding and disposing of new notes as well as the effects of state, local, and non-U.S. tax laws.

      For purposes of this discussion, a U.S. person means any one of the following:

•	a citizen or resident of the United States,

•	a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States,

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust that (i) is subject to the primary supervision of the U.S. courts and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has properly elected to continue to be treated as a U.S. person under applicable Treasury Regulations.

      If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of the notes, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partnership and the activities of the partnership. Partners and partnerships are particularly urged to consult their own tax advisers as to the particular federal income tax consequences applicable to them.

      As used herein, the term “U.S. holder” means a holder that is a U.S. person, and the term “non-U.S. holder” means a holder that is not a U.S. person.

Effect of Exchange of Old Notes for New Notes

      The exchange of the old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, Holders of the notes will not recognize any taxable gain or loss for U.S. federal income tax purposes as a result of such exchange. The holding period for the new notes received in the exchange will include the holding period for the old notes surrendered in exchange therefor, and the tax basis of the new notes will equal the tax basis of the old notes immediately before the exchange. There will be no U.S. federal income tax consequences of the exchange offer to a holder that does not tender old notes pursuant to the exchange offer.

U.S. Holders

      Payments of Interest. Payments of interest on new notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes).

      Disposition of New Notes. Upon the sale, redemption, or other disposition of a new note, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, redemption, or other disposition and the U.S. holder’s adjusted tax basis in the new note. For these purposes, the amount realized on the sale, redemption, or other disposition of a new note does not include any amount received that is attributable to accrued but unpaid interest, which will be taxable as ordinary income unless previously taken into account. Capital gain or loss on the sale, redemption, or other disposition of a new note will be long-term capital gain or loss if the new note and the old note were held for a total of more than one year.

Non-U.S. Holders

      Payments of Interest. Subject to the discussion below concerning information reporting and backup withholding, payments of interest on a note to any non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax, provided that all of the following are true:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation to which we are a related person for U.S. federal income tax purposes;

•	the non-U.S. holder is not a bank with respect to which the receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business; and

•	the non-U.S. holder certifies, on Form W-8BEN (or other applicable form) under penalties of perjury, that it is the beneficial owner of the new notes and is not a U.S. person and provides its name and address and (i) files such form with the paying agent or (ii) in the case of a note held through a foreign partnership or intermediary, the beneficial owner and the foreign partnership or intermediary satisfy certain certification requirements of applicable U.S. Treasury Regulations.

      Interest paid to a non-U.S. holder that does not qualify for the above exemption from withholding tax generally will be subject to withholding of U.S. federal income tax at the applicable rate, unless the non-U.S. holder of the new note provides our paying agent with a properly executed:

(1) IRS Form W-8BEN (or other applicable form) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty; or

(2) IRS Form W-8ECI (or other applicable form) stating that the interest paid on the new note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If, however, the interest is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, the interest will be subject to U.S. federal income tax imposed on net income on the same basis as applies to U.S. persons generally. In addition, for corporate holders and under certain circumstances, the branch profits tax may also apply.

      Non-U.S. holders should consult any applicable income tax treaties, which may provide for exemption from (or reduction in) U.S. withholding tax and for other rules different from those described above.

      Disposition of New Notes. Subject to the discussion below concerning information reporting and backup withholding, any gain realized by a non-U.S. holder on the sale, redemption, or other disposition of a new note generally will not be subject to a U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States, (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, (iii) such gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply, or (iv) the non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

Information Reporting and Backup Withholding

      In general, payments of interest and the proceeds of the sale, exchange, redemption, retirement, or other disposition of the new notes payable by a U.S. paying agent or other U.S. intermediary will be subject to information reporting. In addition, backup withholding at the applicable rate will generally apply to these payments if (i) in the case of a U.S. holder, the holder fails to provide an accurate taxpayer identification number, fails to certify that such holder is not subject to backup withholding, or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns or (ii) in the case of a non-U.S. holder, the holder fails to provide the certification on IRS Form W-8BEN described above or otherwise does not provide evidence of exempt status. Certain U.S. holders (including, among others, corporations) and non-U.S. holders that comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the holder’s federal income tax liability provided that the required information is timely furnished to the IRS. Holders of new notes should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

      The exchange offer is not being made to, nor will we accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer, or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer, or sale by you of the new notes, must obtain any consent, approval, or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer, or sale.

      Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes for resale, resell, or otherwise transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act, if the holder:

•	is not an “affiliate,” as defined under the Securities Act, of RCC;

•	acquired the new notes in the ordinary course of business;

•	is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

      If any of the above conditions is not satisfied or you acquired your old notes to be exchanged for new notes in the exchange offer directly from RCC or any of its affiliates, you must acknowledge and agree that you:

•	may not, under SEC policy as in effect on July 1, 2003, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

      Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of marketmaking activities or other trading activities (and not acquired directly from RCC or any of its affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, if the old notes for which the new notes were received in the exchange were acquired for their own accounts as a result of marketmaking or other trading activities (and not acquired directly from the issuer or any of its affiliates). Any profit on these resales of new notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act.

      We have agreed that during the period ending on the earlier of (1) one year from the date on which the exchange offer is consummated, subject to extension in limited circumstances, and (2) the date on which all transfer restricted securities covered by the exchange offer registration statement have been sold pursuant thereto, we will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers.

      A broker-dealer desiring that the exchange offer registration statement be kept continuously effective for resales of new notes must notify us in writing that such broker-dealer acquired new notes as a result of marketmaking or other trading activities and that such new notes were not received in exchange for old notes (in the exchange offer) that were acquired directly from us or any of our affiliates, such that the broker-dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or other disposition of the new notes. A broker-dealer making dispositions of new notes pursuant to the exchange offer registration statement will be required to suspend its use of the prospectus included in the exchange offer registration statement, as amended or supplemented, under specified circumstances upon receipt of written notice to that effect from us.

      We will not receive any proceeds from any sale of the new notes by broker-dealers. Broker-dealers acquiring new notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the new notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such new notes.

      We have agreed to pay all expenses incident to our participation in the exchange offer, including the reasonable fees and disbursements of one counsel for the holders of old notes and the initial purchaser, other than underwriting discounts and commissions, and will indemnify holders of the old notes, including any broker-dealers selling new notes in accordance with this “Plan of Distribution and Selling Restrictions” section, against specified types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the notes are being passed upon for us by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, Moss & Barnett, A Professional Association, Minneapolis, Minnesota, and Elizabeth L. Kohler, Rural Cellular Corporation, Colchester, Vermont.

EXPERTS

      The consolidated financial statements of Rural Cellular Corporation (“RCC”) and its consolidated subsidiaries as of and for each of the three years in the period ended December 31, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included in this prospectus (which report includes explanatory paragraphs related to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 150, “Accounting for Certain Financial Instruments with characteristics of Both Liabilities and Equity,” both as discussed in Note 4 to the Consolidated Financial Statements), and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of RCC Minnesota, Inc. (“RCCM”) as of and for each of the three years in the period ended December 31, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included in this prospectus (which report includes explanatory paragraphs related to the adoption of SFAS No. 142 and the preparation of such financial statements that includes allocations to and from RCC Minnesota, both as discussed in Note 2 to the financial statements), and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      In June 2002, our board of directors engaged Deloitte & Touche LLP as our independent auditors and dismissed Arthur Andersen LLP, our former auditors. During the fiscal years ended December 31, 2000 and 2001 and until the date of dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or with respect to our financial statements which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. The report of Arthur Andersen LLP for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. Prior to the board’s decision to engage Deloitte & Touche LLP, we did not consult Deloitte Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

MARKET DATA

      The market data presented in this prospectus are based upon estimates by us and the use of various third party sources where available. Although we believe these sources are generally reliable, we cannot guarantee and have not independently verified the accuracy or completeness of such information. Moreover, while we believe that our estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. Accordingly, no assurance can be given that such market data are accurate in all material respects.

AVAILABLE INFORMATION

      We are currently subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. Such reports and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at:

Securities and Exchange Commission
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

      You may obtain information on the operation of the public reference room by calling the SEC at (800) 732-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

      You may request a copy of each of our filings at no cost, by contacting us at the following address, telephone, or facsimile number:

Rural Cellular Corporation

3905 Dakota Street, SW
P.O. Box 2000
Alexandria, MN 56308-2000

Attn: Treasurer

Telephone (320) 762-2000
Facsimile: (320) 808-2102

      In addition, copies of the indenture relating to the notes and the registration rights agreement are available from us at the same address and telephone or facsimile number.

INCORPORATION BY REFERENCE

      Rather than include in this prospectus some of the information that we include in reports filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

•	Current Reports on Form 8-K dated:

•	March 8, 2004 (announcing unregistered offering of senior secured notes),

•	March 26, 2004 (announcing completion of offering of senior secured notes), and

•	May 20, 2004 (announcing the resignation of John Hunt and the appointment of Anthony Bolland to RCC’s board of directors).

      In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until termination of the exchange offer will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Copies of our filings are available from the SEC or from us at the addresses noted above.

*	The financial statements of RCC Minnesota, Inc. are provided to comply with Rural Cellular Corporation’s obligation under Rule 3-16 of Regulation S-X to provide financial statements of certain affiliates whose securities collateralize public debt.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of

	June 30,	December 31,
	2004	2003

	(In thousands, except per
	share data)
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$91,873	$142,547
Accounts receivable, less allowance for doubtful accounts of $2,471 and $3,187	58,480	57,743
Inventories	7,911	8,037
Other current assets	4,748	4,259
Assets of operations held for sale	—	3,189

Total current assets	163,012	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation of $222,672 and $198,274	251,982	226,202
LICENSES AND OTHER ASSETS:
Licenses	579,155	563,283
Goodwill	363,805	360,796
Customer lists	57,186	64,575
Deferred debt issuance costs, less accumulated amortization of $7,437 and $12,009	32,654	34,479
Long-term assets of operations held for sale	—	50,153
Other assets, less accumulated amortization of $1,870 and $1,736	6,108	5,795

Total licenses and other assets	1,038,908	1,079,081

	$1,453,902	$1,521,058

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$37,296	$45,808
Current portion of long-term debt	80	27,262
Advance billings and customer deposits	12,070	10,454
Accrued interest	40,128	34,084
Other accrued expenses	9,858	11,276
Liabilities of operations held for sale	—	756

Total current liabilities	99,432	129,640
LONG-TERM LIABILITIES	1,734,039	1,764,867

Total liabilities	1,833,471	1,894,507

REDEEMABLE PREFERRED STOCK	159,708	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,708 and 11,522 outstanding	117	115
Class B common stock; $.01 par value; 10,000 shares authorized, 539 and 552 outstanding	5	6
Additional paid-in capital	192,591	192,423
Accumulated deficit	(734,669)	(719,590)
Accumulated other comprehensive income	2,679	216

Total shareholders’ deficit	(539,277)	(526,830)

	$1,453,902	$1,521,058

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands, except per
	share data)
	(Unaudited)
REVENUE:
Service	$183,564	$171,827
Roaming	52,006	60,851
Equipment	10,861	8,303

Total revenue	246,431	240,981

OPERATING EXPENSES:
Network costs, excluding depreciation	49,305	48,804
Cost of equipment sales	20,592	17,124
Selling, general and administrative	63,497	62,967
Depreciation and amortization	35,915	39,753

Total operating expenses	169,309	168,648

OPERATING INCOME	77,122	72,333

OTHER INCOME (EXPENSE):
Interest expense	(86,755)	(51,062)
Interest and dividend income	946	440
Other	(64)	988

Other expense, net	(85,873)	(49,634)

NET INCOME (LOSS)	(8,751)	22,699

PREFERRED STOCK DIVIDEND	(6,328)	(32,782)

NET LOSS APPLICABLE TO COMMON SHARES	$(15,079)	$(10,083)

NET LOSS PER BASIC AND DILUTED SHARE	$(1.23)	$(0.84)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	12,225	12,050
COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(15,079)	$(10,083)

Adjustments — derivative financial instruments	2,635	5,703

TOTAL COMPREHENSIVE LOSS	$(12,444)	$(4,380)

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
	(Unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$(8,751)	$22,699
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	35,915	39,753
Loss on write-off of debt and preferred stock issuance costs	12,336	—
Gain on redemption of preferred stock	(15,276)	—
Adjustments of interest rate derivatives to fair market value	4,339	3,736
Non-cash preferred stock dividends	13,883	—
Other	2,775	1,425
Change in other operating elements:
Accounts receivable	2,248	(9,618)
Inventories	294	1,410
Other current assets	(484)	(2,031)
Accounts payable	(9,016)	(4,621)
Advance billings and customer deposits	1,477	441
Accrued preferred stock dividends	14,897	—
Other accrued liabilities	4,050	(971)

Net cash provided by operating activities	58,687	52,223

INVESTING ACTIVITIES:
Purchases of property and equipment	(36,559)	(19,757)
Proceeds from property exchange	13,583	—
Proceeds from sale of property and equipment	35	195
Other	(13)	4

Net cash used in investing activities	(22,954)	(19,558)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	169	113
Proceeds from issuance of long-term debt under the credit agreement	—	120,000
Repayments of long-term debt under the credit agreement	(525,724)	(23,486)
Proceeds from issuance of 8 1/4% senior secured notes	350,000	—
Proceeds from issuance of floating rate senior secured notes	160,000	—
Redemption of preferred stock	(49,385)	—
Payments to settle interest rate swaps	(7,645)	(34,184)
Payments of debt issuance costs	(13,713)	(1,071)
Other	(109)	(792)

Net cash (used in) provided by financing activities	(86,407)	60,580

NET (DECREASE) INCREASE IN CASH	(50,674)	93,245
CASH AND CASH EQUIVALENTS, at beginning of year	142,547	53,788

CASH AND CASH EQUIVALENTS, at end of period	$91,873	$147,033

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)     Basis of Presentation:

      Throughout this document, Rural Cellular Corporation and its subsidiaries are referred to as “RCC,” “we,” “our,” or “us.”

      The accompanying unaudited condensed consolidated financial statements for the six months ended June 30, 2004 and 2003 have been prepared by management. In the opinion of management, only normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2003. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the operating results for the full fiscal year or for any other interim periods.

(2)     Summary of Significant Accounting Policies:

Supplemental Disclosure of Condensed Consolidated Cash Flow Information

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
Cash paid for:
Interest	$47,191	$50,747

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Ultimate results could differ from those estimates.

Accounting for Stock Options

      We account for stock option plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” under which no compensation expense is recognized. The following schedule shows our net loss and net loss per share for the six months ended June 30, 2004 and June 30, 2003, had compensation expense been determined consistent with the SFAS No. 123, “Accounting for

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation.” The pro forma information presented below is based on several assumptions and should not be viewed as indicative of future periods.

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands, except for
	per share data)
Net loss applicable to common shares:
As reported	$(15,079)	$(10,083)
Fair value compensation expense	(1,385)	(1,546)

Pro forma	$(16,464)	$(11,629)

Net loss per basic share:
As reported	$(1.23)	$(0.84)
Fair value compensation expense	(0.12)	(0.13)

Pro forma	$(1.35)	$(0.97)

Net loss per diluted share:
As reported	$(1.23)	$(0.84)
Fair value compensation expense	(0.12)	(0.13)

Pro forma	$(1.35)	$(0.97)

(3)     Licenses and Other Intangible Assets:

      Licenses consist of the cost of acquiring paging licenses and the value assigned to the Wireless Alliance personal communications services (“PCS”) licenses, other PCS licenses, local multipoint distribution service (“LMDS”) licenses, and cellular licenses acquired through acquisitions. Other intangibles, resulting primarily from acquisitions, include the value assigned to customer lists and goodwill. Amortization is computed using the straight-line method based on the estimated useful life of the asset. Customer lists are the only intangible asset with a definitive useful life; all others are considered to have indefinite useful lives.

      The components of licenses and other intangible assets are as follows (in thousands):

	June 30, 2004			December 31, 2003

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Value	Amortization	Value	Value	Amortization	Value

Licenses	$626,152	$(46,997)	$579,155	$610,280	$(46,997)	$563,283
Other intangible assets:
Goodwill	395,278	(31,473)	363,805	392,269	(31,473)	360,796
Customer lists	144,416	(87,230)	57,186	142,616	(78,041)	64,575

Total	$1,165,846	$(165,700)	$1,000,146	$1,145,165	$(156,511)	$988,654

      Customer list amortization expense for the six months ended June 30, 2004 and 2003 was approximately $4.6 million and $5.1 million, respectively. Customer list amortization expense for the six months ended June 30, 2004 and 2003 was approximately $9.2 million and $10.3 million, respectively. Customer list amortization expense is estimated to be approximately $9.2 million for the six months

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ending December 31, 2004, $18.5 million per year in 2005 through 2006, $8.4 million in 2007 and $2.6 million in 2008.

      Changes in carrying amount of goodwill and licenses for the six months ended June 30, 2004 are as follows (in thousands):

	Licenses	Goodwill	Total

Balance as of December 31, 2003	$563,283	$360,796	$924,079
Acquisition	15,872	3,009	18,881

Balance as of June 30, 2004	$579,155	$363,805	$942,960

      We review goodwill and other indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement, goodwill is tested for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. In analyzing goodwill for potential impairment, we use projections of future cash flows from our reporting units. These projections are based on our views of growth rates and anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. We believe that our estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, goodwill may become impaired.

      Additionally, impairment tests for indefinite-lived intangible assets, consisting of FCC licenses, are required to be performed on an annual basis or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. In accordance with Emerging Issues Task Force No. 02-07 (“EITF No. 02-07”), Unit of Accounting for Testing of Impairment of Indefinite-Lived Intangible Assets, impairment tests for FCC licenses are performed on an aggregate basis. We utilize a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using start-up model assumptions, and, accordingly, incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. We believe that our estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)     Long-Term Liabilities:

      We had the following long-term liabilities outstanding (in thousands):

	June 30,	December 31,
	2004	2003

Credit agreement(1):
Revolver	$—	$—
Term Loan A	—	226,583
Term Loan B	—	124,656
Term Loan C	—	124,656
Term Loan D	—	22,634

	—	498,529
8 1/4% senior secured notes(1)	350,000	—
Floating rate senior secured notes(1)	160,000	—
9 7/8% senior notes	325,000	325,000
9 3/4% senior subordinated notes	300,000	300,000
9 5/8% senior subordinated notes	125,000	125,000
Derivative financial instruments	—	6,109
11 3/8% senior exchangeable preferred stock	196,926	254,676
Accrued dividends on 11 3/8% senior exchangeable preferred stock	26,507	18,521
12 1/4% junior exchangeable preferred stock	233,518	219,911
Deferred tax liability	15,651	15,651
Other	1,437	1,470

Long-term liabilities	$1,734,039	$1,764,867

(1)	The net proceeds from the offering of our Senior Secured Notes completed on March 25, 2004, together with some of our existing cash, were used to repay all outstanding obligations under our former credit agreement, to terminate interest rate swap agreements associated with the former credit agreement, and to pay fees and expenses associated with the notes offering and a revolving credit agreement.

      Credit Agreement — As of June 30, 2004, we have $60 million in undrawn availability under our revolving credit agreement, which replaced our former credit agreement. The credit agreement is subject to various covenants, including the ratio of senior secured indebtedness to annualized operating cash flow (as defined in the credit agreement), the ratio of total indebtedness to annualized operating cash, and the ratio of annualized operating cash flow to interest expense. Although the credit agreement financial covenants are not applicable unless we draw against the credit facility, we were in compliance with all financial covenants at June 30, 2004.

      Senior Secured Notes — In March 2004, we completed the placement of $350 million aggregate principal amount of our 8 1/4% senior secured notes due March 15, 2012 (“2012” notes”) and $160 million aggregate principal amount of our senior secured floating rate notes due March 15, 2010 (“2010 notes”). The effective interest rate on the 2010 notes was 6.0% at June 30, 2004. Interest on the 2010 notes is reset quarterly and payable on March 15, June 15, September 15, and December 15 of each year. Interest on the 2012 notes is payable on March 15 and September 15 of each year, beginning on September 15, 2004.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We may redeem all or part of the 2010 notes on or after March 15, 2006 and all or part of the 2012 notes on or after March 15, 2008.

      9 7/8% Senior Notes — In 2003, we issued $325 million principal amount of 9 7/8% senior notes due 2010. Interest is payable semi-annually on February 1 and August 1 of each year. The notes will mature on February 1, 2010. RCC may redeem all or part of the notes on or after August 1, 2007. Prior to August 1, 2006, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of certain equity offerings.

      9 3/4% Senior Subordinated Notes — In 2002, we issued $300 million principal amount of 9 3/4% senior subordinated notes due 2010. Interest on the 9 3/4% senior subordinated notes is payable semi-annually on January 15 and July 15. The 9 3/4% senior subordinated notes will mature on January 15, 2010, and are redeemable, in whole or in part, at the option of RCC, at any time on or after January 16, 2006.

      9 5/8% Senior Subordinated Notes — In 1998, RCC issued $125 million principal amount of 9 5/8% senior subordinated notes due 2008. Interest on the 9 5/8% senior subordinated notes is payable semi-annually on May 15 and November 15. The 9 5/8% senior subordinated notes will mature on May 15, 2008, and are currently redeemable, in whole or in part, at our option.

      11 3/8% Senior Exchangeable Preferred Stock — Dividends on the senior exchangeable preferred stock are cumulative, are payable quarterly, and were payable, until May 15, 2003, at our option either in cash or by the issuance of additional shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

      We did not declare or pay the cash dividends due in cash on the senior exchangeable preferred stock in:

•	August 2003,

•	November 2003,

•	February 2004,

•	May 2004, and

•	August 2004.

      We accrued the senior exchangeable preferred undeclared dividends by increasing the carrying amount of the senior exchangeable preferred. At June 30, 2004, we had accrued $26.5 million in undeclared dividend liability with respect to our senior exchangeable preferred stock, which will be payable at the senior preferred mandatory redemption date, if not sooner declared and paid.

      Gain on redemption of senior preferred stock. During the six months ended June 30, 2004, we repurchased 57,750 shares of our 11 3/8% senior exchangeable preferred stock, for $49.4 million. These shares had accrued $6.6 million in unpaid dividends. The corresponding $15.3 million gain on redemption of preferred shares was recorded as a reduction of interest expense.

      12 1/4% Junior Exchangeable Preferred Stock. Dividends on the junior exchangeable preferred stock are cumulative, are payable quarterly, and may be paid, at our option, on any dividend payment date occurring on or before February 15, 2005, either in cash or by the issuance of additional shares of junior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

      The senior and junior exchangeable preferred stock are non-voting, except as otherwise required by law and as provided in their respective Certificates of Designation. Each Certificate of Designation provides that at any time any dividends on the outstanding exchangeable preferred stock are in arrears and

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of a majority of the outstanding shares of the affected exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board of Directors. The voting rights will continue until such time as all dividends in arrears on the affected class of exchangeable preferred stock are paid in full (and, in the case of the senior exchangeable preferred stock after May 15, 2003, or in the case of the junior exchangeable preferred stock after February 15, 2005, are paid in cash), at which time the terms of any directors elected pursuant to such voting rights will terminate. Voting rights may also be triggered by other events described in the Certificates of Designation.

(5)     Financial Instruments

      We recognize all derivatives as either assets or liabilities in the consolidated balance sheets and measure those instruments at fair value. We used interest rate swaps to manage our interest rate exposure under our previous credit agreement. Changes in the fair values of those derivative instruments were recorded as “Interest Expense” or other comprehensive income, depending on the use of the derivative instrument and whether it qualified for hedge accounting.

      We formally document all relationships between hedging instruments and hedged items, as well as the risk management objectives and strategies for undertaking various hedge transactions. We also assess, both at inception and on an on-going basis, whether the derivatives that are used in hedging transactions are effective. Should it be determined that a derivative is not effective as a hedge, we would discontinue the hedge accounting prospectively.

      In connection with the repayment of our former credit facility in March 2004, we terminated our two remaining interest rate swaps, which had an aggregate notional amount of $284.0 million, for aggregate cash consideration of $7.6 million. Amounts previously recognized in other comprehensive income, when hedge accounting was applied, were charged to interest expense in the six months ended June 30, 2004.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      RCC’s financial instruments’ estimated fair market values and carrying amounts are set forth in the table below. Fair values are based on quoted market prices, if available.

	Carrying Value		Estimated Fair Market Value

	June 30,	December 31,	June 30,	December 31,
	2004	2003	2004	2003

		(In thousands)
Financial liabilities
Credit agreement	$—	$525,723	$—	$524,201
8 1/4% senior secured notes	350,000	—	358,750	—
Floating rate senior secured notes	160,000	—	164,800	—
9 7/8% senior notes	325,000	325,000	322,563	344,297
9 5/8% senior subordinated notes	125,000	125,000	118,125	121,172
9 3/4% senior subordinated notes	300,000	300,000	273,750	288,938
11 3/8% senior exchangeable preferred stock	196,926	254,676	167,387	210,159
12 1/4% junior exchangeable preferred stock	233,518	219,911	150,619	150,639
Class M convertible preferred stock(1)	153,959	147,981	153,959	147,981
Class T convertible preferred stock(1)	8,822	8,671	8,822	8,671

	1,853,225	1,906,962	1,718,775	1,796,058
Derivative financial instruments
Interest rate swap agreements(2):
TD Securities (terminated March 15, 2004)	—	5,666	—	5,666
Fleet Bank (terminated March 15, 2004)	—	443	—	443

	—	6,109	—	6,109
Other long-term liabilities	27,944	19,991	27,944	19,991

Total financial liabilities	$1,881,169	$1,933,062	$1,746,719	$1,822,158

(1)	These financial instruments are not actively traded and, therefore, the estimated fair market value is stated at the carrying value.

(2)	Recorded on our balance sheet at fair market value, with related changes in fair market value included in the statement of operations, and not accounted for as a hedge under SFAS No. 133.

(6)     Preferred Securities:

      We have issued the following preferred stock with liquidation preferences of $1,000 per share:

				Other
			Conversion	Features,	Number	Accrued
	Mandatory	Dividend	Price to	Rights,	Shares	Dividends at
	Redemption	Rate Per	Common	Preferences	Originally	June 30,
	Date	Annum	Stock	and Powers	Issued	2004	Total

						(Dollars in thousands)
Class M Voting Convertible Preferred Stock	April 2012	8.000%	$53.000	Voting	110,000	$43,959	$153,959
Class T Convertible Preferred Stock	April 2020	4.000%	$50.631	Non-Voting	7,541	1,281	8,822

Total					117,541	$45,240	$162,781

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Preferred security balance sheet reconciliation:

As of
June 30, 2004

(In thousands)
Preferred securities originally issued	$117,541
Accrued dividends	45,240
Unamortized issuance costs	(3,073)

$159,708

      Dividends on the Class M convertible preferred stock are compounded quarterly, accrue at 8% per annum, and are payable upon redemption or upon liquidation of RCC. The Class M convertible preferred stock is convertible into our Class A common stock at $53.00 per share subject to certain adjustments. Dividends are not payable if the shares are converted. The holders of the Class M convertible preferred stock are entitled to vote on all matters submitted to the holders of the common stock on an as-converted basis.

      In order to comply with the FCC rules regarding cross-ownership of cellular licensees within a given market, we issued 7,541 shares of Class T convertible preferred stock with a liquidation preference of $1,000 per share to Telephone & Data Systems, Inc. (“TDS”) on March 31, 2000 in exchange for 43,000 shares of Class A common stock and 105,940 shares of Class B common stock owned by TDS. TDS or RCC can convert the convertible preferred stock into the original number of shares of Class A or Class B common stock in the future if ownership by TDS of the common stock would then be permissible under FCC rules. Dividends on the Class T convertible preferred stock are cumulative, have a fixed coupon rate of 4% per annum, and are payable in April 2020. Dividends are not payable if the shares are converted. Shares of Class T convertible preferred stock are non-voting, except as otherwise required by law and as provided in the Certificate of Designation.

      The Class T convertible preferred stock is senior to the junior exchangeable preferred stock, Class M convertible preferred stock and common stock of RCC with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC. The Class M convertible preferred stock is senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC.

      The senior exchangeable preferred stock, junior exchangeable preferred stock, Class M convertible preferred stock, and Class T convertible preferred stock are redeemable at 100% of their total liquidation preference plus accumulated and unpaid dividends at their respective redemption dates.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(7)     Net Interest Expense

      Components of interest expense are as follows:

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
Interest expense on credit agreement	$4,884	$27,659
Interest expense on senior secured notes	10,314	—
Interest expense on senior notes	16,047	—
Interest expense on subordinated notes	20,641	20,641
Amortization of debt issuance costs	2,370	2,119
Write-off of debt issuance costs	12,336	—
Senior and junior preferred stock dividends	28,780	—
Effect of derivative instruments	5,552	643
Gain on redemption of senior exchangeable preferred stock	(15,276)	—
Other	1,107	—

	$86,755	$51,062

(8)     Property Exchange With AT&T Wireless (“AWE”)

      On March 1, 2004, we closed on the exchange of certain properties with AWE. Under the agreement, we transferred to AWE our operations in Oregon RSA 4, covering 226,000 POPs and including 36 cell sites and 35,091 customers as of March 1, 2004. RCC received from AWE operations in Alabama and Mississippi covering 545,000 incremental POPs and including 96 cell sites and 13,837 customers as of March 1, 2004. In addition, RCC received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 1.3 million incremental POPs. RCC also received $13.9 million in cash, of which $12.9 million was applied to reduce indebtedness under our former credit facility.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Pursuant to the agreement, we received the following properties:

			Total	Incremental
	MHz	Block	POPs	POPs

Service Areas — “Built-Out”
South Region
Dothan, AL BTA	25 MHz PCS	F & C2	224,700	155,400
Tupelo, MS BTA	30 MHz PCS	C	326,000	253,900
Columbus-Starkville, MS BTA	30 MHz PCS	B4/5 & E	151,600	136,100
Montgomery, AL BTA (Pike County Only)	10 MHz PCS	C3	29,600	—

Total Built-Out			731,900	545,400

Services Areas — “Not Built-Out”
Midwest Region
Duluth, MN	10 MHz PCS	D	414,700	64,000
Fargo, ND	10 MHz PCS	F	316,600	81,100
Grand Forks, ND	10 MHz PCS	E	194,000	49,600

			925,300	194,700
Northwest Region
Baker & Malheur counties, OR	10 MHz PCS	D	47,800	—
Bend, OR	10 MHz PCS	C5	165,000	19,800
Portland, OR (Grant, Wheeler & Harney Counties)	10 MHz PCS	D	16,400	1,500
Walla Walla, WA	10 MHz PCS	F	176,600	13,400

			405,800	34,700
South Region
Opelika, AL	10 MHz PCS	F	154,400	118,100
Albany, GA	10 MHz PCS	A5	359,000	359,000
Columbus, GA	10 MHz PCS	A5	365,900	365,900
Meridian, MS	10 MHz PCS	B5	208,200	178,400

			1,087,500	1,021,400

Total Not Built-Out			2,418,600	1,250,800

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Giving effect to the property exchange with AWE, our covered POPs increased to approximately 6.3 million:

		Oregon RSA 4	PCS @
	Covered POPs	850 MHz Licenses,	1900 MHz	Covered POPs
	Before AWE	Transferred	Licenses Received	After AWE
Region	Property Exchange	to AWE	From AWE	Property Exchange

Midwest (includes Wireless Alliance)	1,495,000	—	—	1,495,000
Northwest	934,000	(228,000)	—	706,000
Northeast	2,066,000	—	—	2,066,000
South	1,467,000	—	545,000	2,012,000

	5,962,000	(228,000)	545,000	6,279,000

      The net effect of the property exchange with AWE was a 21,254 decrease in our customers.

	Postpaid	Prepaid	Wholesale	Total

South region customers acquired	12,858	979	—	13,837
Oregon RSA 4 customers transferred	(34,867)	(180)	(44)	(35,091)

Net customer change	(22,009)	799	(44)	(21,254)

      The following table reflects our accounting for the property exchange with AWE. The purchase price allocation has been completed on a preliminary basis using the purchase method of accounting under SFAS No. 141, Business Combinations, subject to adjustment should new or additional facts about the business become known.

	Received	Transferred
	From AWE	To AWE

	(In thousands)
CURRENT ASSETS:
Cash and cash equivalents	$13,880	$(2)
Accounts receivable, net	1,704	(2,271)
Inventories	70	(176)
Other current assets	135	(1)
WORKING CAPITAL ADJUSTMENT	(1,801)	2,424
PROPERTY AND EQUIPMENT	15,762	(6,549)
LICENSES AND OTHER ASSETS
Licenses	15,842	(34,175)
Customer list	1,800	(4,488)
Goodwill	2,791	(4,940)
CURRENT LIABILITIES:
Accrued lease liabilities	—	7
Customer deposits	(73)	93
Deferred services	(35)	3

	$50,075	$(50,075)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Guarantor/ Non-Guarantor Condensed Consolidating Financial Information

      Our obligations under the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012 are senior secured obligations and are guaranteed by certain of our subsidiaries.

      We believe separate complete financial statements of every subsidiary guarantor would not provide additional material information that would be useful in assessing the financial condition of the subsidiary guarantor. However, RCC Minnesota, Inc. (“RCCM”), one of RCC’s subsidiaries guaranteeing the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, is required under Rule 3-16 of Regulation S-X under the Exchange Act to provide separate financial statements and, accordingly, such statements are included herein. Within RCCM’s financial statements, inter-company license management revenue and corporate management expense are reported separately as operating revenue and expense. Wireless Alliance, LLC is not a restricted subsidiary and is not a guarantor of the notes.

      The operations of RGI Group, Inc. (“RGI”), a guarantor subsidiary, are included in the parent company financial presentation because separate financial accounting records are not maintained for this subsidiary on a stand-alone basis, but are accounted for within the operations of the parent. RGI’s assets were approximately $7 million as of June 30, 2004, and December 31, 2003.

      We account for investment in subsidiaries using the equity method for purposes of the supplemental consolidating presentation. The principal elimination entries eliminate investments in subsidiaries and inter-company balances and transactions.

      The following condensed consolidating financial information as of the dates and for the periods indicated of Rural Cellular Corporation (the parent), its guarantor subsidiaries, and its non-guarantor subsidiaries reflects all inter-company management revenue and corporate management expense, including RCCM’s inter-company management revenue and corporate management expense, within Other Income (Expense) as inter-company charges.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Balance Sheet Information as of June 30, 2004 (Unaudited) (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$90,433	$1,414	$26	$—	$91,873
Accounts receivable, less allowance for doubtful accounts	16,621	40,145	1,714	—	58,480
Inventories	1,825	5,911	175	—	7,911
Other current assets	2,989	1,836	(77)	—	4,748

Total current assets	111,868	49,306	1,838	—	163,012

PROPERTY AND EQUIPMENT, less accumulated depreciation	59,540	181,104	11,338	—	251,982
LICENSES AND OTHER ASSETS:
Licenses	—	570,476	8,679	—	579,155
Goodwill	3,262	360,543	—	—	363,805
Customer lists	1,423	55,763	—	—	57,186
Deferred debt issuance costs, less accumulated amortization	32,654	—	—	—	32,654
Investment in consolidated subsidiaries	1,140,961	1,489	—	(1,142,450)	—
Other assets, less accumulated amortization	3,337	21,054	2,668	(20,951)	6,108

Total licenses and other assets	1,181,637	1,009,325	11,347	(1,163,401)	1,038,908

	$1,353,045	$1,239,735	$24,523	$(1,163,401)	$1,453,902

CURRENT LIABILITIES:
Accounts payable	$19,324	$16,932	$1,040	$—	$37,296
Current portion of long-term debt	80	—	—	—	80
Advance billings and customer deposits	2,288	9,486	296	—	12,070
Accrued interest	40,128	—	—	—	40,128
Other accrued expenses	31,601	46,985	36	(68,764)	9,858

Total current liabilities	93,421	73,403	1,372	(68,764)	99,432
LONG-TERM LIABILITIES	1,719,775	1,841,058	41,009	(1,867,803)	1,734,039

Total liabilities	1,813,196	1,914,461	42,381	(1,936,567)	1,833,471

REDEEMABLE PREFERRED STOCK	159,708	—	—	—	159,708
SHAREHOLDERS’ EQUITY (DEFICIT):
Class A common stock; $.01 par value; 200,000 shares authorized, 11,708 issued	117	918	—	(918)	117
Class B common stock; $.01 par value; 10,000 shares authorized, 539 issued	5	—	—	—	5
Additional paid-in capital	192,590	350	31,679	(32,028)	192,591
Accumulated earnings (deficit)	(815,250)	(675,994)	(49,537)	806,112	(734,669)
Accumulated other comprehensive income	2,679	—	—	—	2,679

Total shareholders’ equity (deficit)	(619,859)	(674,726)	(17,858)	773,166	(539,277)

	$1,353,045	$1,239,735	$24,523	$(1,163,401)	$1,453,902

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Balance Sheet Information as of December 31, 2003 (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$141,263	$1,266	$18	$—	$142,547
Accounts receivable, less allowance for doubtful accounts	19,472	36,577	1,694	—	57,743
Inventories	1,774	5,971	292	—	8,037
Other current assets	2,269	1,909	81	—	4,259
Assets of operations held for sale	—	3,189	—	—	3,189

Total current assets	164,778	48,912	2,085	—	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation	54,543	159,193	12,466	—	226,202
LICENSES AND OTHER ASSETS:
Licenses	8,656	545,948	8,679	—	563,283
Goodwill	3,262	357,534	—	—	360,796
Customer lists	1,578	62,997	—	—	64,575
Deferred debt issuance costs, less accumulated amortization	34,479	—	—	—	34,479
Long-term assets of operations held for sale	—	50,153	—	—	50,153
Investments in consolidated subsidiaries	1,165,135	1,354	—	(1,166,489)	—
Other assets, less accumulated amortization	2,864	21,063	2,819	(20,951)	5,795

Total licenses and other assets	1,215,974	1,039,049	11,498	(1,187,440)	1,079,081

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

CURRENT LIABILITIES:
Accounts payable	$28,076	$16,621	$1,111	$—	$45,808
Current portion of long-term debt	27,262	—	—	—	27,262
Advance billings and customer deposits	2,262	7,921	271	—	10,454
Accrued interest	34,084	—	—	—	34,084
Other accrued expenses	33,607	32,872	113	(55,316)	11,276
Liabilities of operations held for sale	—	756	—	—	756

Total current liabilities	125,291	58,170	1,495	(55,316)	129,640
LONG-TERM LIABILITIES	1,750,587	1,844,934	42,196	(1,872,850)	1,764,867

Total liabilities	1,875,878	1,903,104	43,691	(1,928,166)	1,894,507

REDEEMABLE PREFERRED STOCK	153,381	—	—	—	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,522 issued	115	918	—	(918)	115
Class B common stock; $.01 par value; 10,000 shares authorized, 552 issued	6	—	—	—	6
Additional paid-in capital	192,423	349	31,679	(32,028)	192,423
Accumulated earnings (deficit)	(786,724)	(657,217)	(49,321)	773,672	(719,590)
Accumulated other comprehensive income	216	—	—	—	216

Total shareholders’ equity (deficit)	(593,964)	(655,950)	(17,642)	740,726	(526,830)

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of Operations Information for the Six Months Ended June 30, 2004 (Unaudited) (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$40,807	$138,492	$4,361	$(96)	$183,564
Roaming	5,596	43,377	3,036	(3)	52,006
Equipment	2,403	8,051	407	—	10,861

Total revenue	48,806	189,920	7,804	(99)	246,431

OPERATING EXPENSES:
Network costs, excluding depreciation	8,146	39,317	1,941	(99)	49,305
Cost of equipment sales	3,335	16,672	585	—	20,592
Selling, general and administrative	15,388	45,530	2,579	—	63,497
Depreciation and amortization	7,127	27,033	1,755	—	35,915

Total operating expenses	33,996	128,552	6,860	(99)	169,309

OPERATING INCOME	14,810	61,368	944	—	77,122

OTHER INCOME (EXPENSE):
Interest expense	(86,689)	(79,621)	(1,160)	80,715	(86,755)
Interest and dividend income	81,657	4	—	(80,715)	946
Inter-company charges	(12,974)	12,974	—	—	—
Equity in subsidiaries	(18,991)	—	—	18,991	—
Other	(6)	(58)	—	—	(64)

Other expense, net	(37,003)	(66,701)	(1,160)	18,991	(85,873)

NET INCOME (LOSS) BEFORE INCOME TAXES	(22,193)	(5,333)	(216)	18,991	(8,751)

INCOME TAX PROVISION (BENEFIT)	5	13,444	—	(13,449)	—
NET INCOME (LOSS)	(22,198)	(18,777)	(216)	32,440	(8,751)

PREFERRED STOCK DIVIDEND	(6,328)	—	—	—	(6,328)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(28,526)	$(18,777)	$(216)	$32,440	$(15,079)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of Cash Flows Information for the Six Months Ended June 30, 2004 (Unaudited) (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(22,198)	$(18,777)	$(216)	$32,440	$(8,751)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	7,127	27,033	1,755	—	35,915
Loss on write-off of debt and preferred stock issuance costs	12,336	—	—	—	12,336
Gain on redemption of preferred stock	(15,276)	—	—	—	(15,276)
Adjustments of interest rate derivatives to fair market value	4,339	—	—	—	4,339
Non-cash preferred stock dividends	13,883	—	—	—	13,883
Tax adjustments	(5)	(13,444)	—	13,449	—
Other	2,825	(7)	(43)	—	2,775
Change in other operating elements:
Accounts receivable	2,851	(584)	(19)	—	2,248
Inventories	(52)	229	117	—	294
Other current assets	(719)	77	158	—	(484)
Accounts payable	(8,753)	(193)	(70)		(9,016)
Advance billings and customer deposits	26	1,426	25	—	1,477
Accrued preferred stock dividends	14,897	—	—	—	14,897
Other accrued liabilities	3,830	296	(76)	—	4,050

Net cash provided by (used in) operating activities	15,111	(3,944)	1,631	45,889	58,687

INVESTING ACTIVITIES:
Purchases of property and equipment	(11,987)	(24,141)	(431)	—	(36,559)
Proceeds from property exchange, net	(403)	13,986	—	—	13,583
Proceeds from sale of property and equipment	18	17	—	—	35
Other	4	(17)	—	—	(13)

Net cash used in investing activities	(12,368)	(10,155)	(431)	—	(22,954)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	32,834	14,247	(1,192)	(45,889)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	169	—	—	—	169
Repayments of long-term debt under the credit agreement	(525,724)	—	—	—	(525,724)
Proceeds from issuance of 8 1/4% senior secured notes	350,000	—	—	—	350,000
Proceeds from issuance of variable rate notes	160,000	—	—	—	160,000
Redemption of preferred stock	(49,385)	—	—	—	(49,385)
Payments to settle interest rate swaps	(7,645)	—	—	—	(7,645)
Payments of debt issuance costs	(13,713)	—	—	—	(13,713)
Other	(109)	—	—	—	(109)

Net cash provided by (used in) financing activities	(53,573)	14,247	(1,192)	(45,889)	(86,407)

NET (DECREASE) INCREASE IN CASH	(50,830)	148	8	—	(50,674)
CASH AND CASH EQUIVALENTS, at beginning of year	141,263	1,266	18	—	142,547

CASH AND CASH EQUIVALENTS, at end of period	$90,433	$1,414	$26	$—	$91,873

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of Operations Information for the Six Months Ended June 30, 2003 (Unaudited) (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$34,782	$132,591	$4,516	$(62)	$171,827
Roaming	6,968	52,256	1,633	(6)	60,851
Equipment	1,492	6,380	431	—	8,303

Total revenue	43,242	191,227	6,580	(68)	240,981

OPERATING EXPENSES:
Network costs, excluding depreciation	8,617	38,733	1,522	(68)	48,804
Cost of equipment sales	2,879	13,535	710	—	17,124
Selling, general and administrative	14,675	45,649	2,643	—	62,967
Depreciation and amortization	8,081	30,105	1,567	—	39,753

Total operating expenses	34,252	128,022	6,442	(68)	168,648

OPERATING INCOME	8,990	63,205	138	—	72,333

OTHER INCOME (EXPENSE):
Interest expense	(50,870)	(55,015)	(1,140)	55,963	(51,062)
Interest and dividend income	56,396	7	—	(55,963)	440
Inter-company charges	(6,408)	6,641	(233)	—	—
Equity in subsidiaries	1,247	—	—	(1,247)	—
Other	995	(7)	—	—	988

Other expense, net	1,360	(48,374)	(1,373)	(1,247)	(49,634)

NET INCOME (LOSS) BEFORE INCOME TAXES	10,350	14,831	(1,235)	(1,247)	22,699

INCOME TAX PROVISION (BENEFIT)	—	12,350	—	(12,350)	—
NET INCOME (LOSS)	10,350	2,481	(1,235)	11,103	22,699

PREFERRED STOCK DIVIDEND	(32,782)	—	—	—	(32,782)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(22,432)	$2,481	$(1,235)	$11,103	$(10,083)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of Cash Flows Information for the Six Months Ended June 30, 2003 (Unaudited) (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$10,350	$2,481	$(1,235)	$11,103	$22,699
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	8,082	30,104	1,567	—	39,753
Adjustments of interest rate derivatives to fair market value	3,736	—	—	—	3,736
Tax adjustments	—	(12,350)	—	12,350	—
Other	1,192	233	—	—	1,425
Change in other operating elements:
Accounts receivable	(4,465)	(5,192)	39	—	(9,618)
Inventories	(70)	1,444	36	—	1,410
Other current assets	(2,247)	237	(21)	—	(2,031)
Accounts payable	(1,567)	(2,860)	(194)	—	(4,621)
Advance billings and customer deposits	(530)	908	63	—	441
Other accrued liabilities	(881)	52	(142)	—	(971)

Net cash provided by operating activities	13,600	15,057	113	23,453	52,223

INVESTING ACTIVITIES:
Purchases of property and equipment	(5,229)	(12,719)	(1,809)	—	(19,757)
Proceeds from sale of property and equipment	29	166	—	—	195
Other	2	2	—	—	4

Net cash used in investing activities	(5,198)	(12,551)	(1,809)	—	(19,558)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	17,682	4,072	1,699	(23,453)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	113	—	—	—	113
Proceeds from issuance of long-term debt under the credit agreement	120,000	—	—	—	120,000
Repayments of long-term debt under the credit agreement	(16,986)	(6,500)	—	—	(23,486)
Repayment of swaption	(34,184)	—	—	—	(34,184)
Payments of debt issuance costs	(1,071)	—	—	—	(1,071)
Other	(792)	—	—	—	(792)

Net cash provided by (used in) financing activities	84,762	(2,428)	1,699	(23,453)	60,580

NET INCREASE IN CASH	93,164	78	3	—	93,245
CASH AND CASH EQUIVALENTS, at beginning of year	52,262	1,492	34	—	53,788

CASH AND CASH EQUIVALENTS, at end of period	$145,426	$1,570	$37	$—	$147,033

      Included on the following pages are the financial statements for RCC Minnesota, Inc., a wholly owned subsidiary of Rural Cellular Corporation. Rural Cellular Corporation is required to provide these financial statements under Rule 3-16 of Regulation S-X under the Exchange Act, “Financial Statements of Affiliates Whose Securities Collateralize an Issue Registered or Being Registered.” The securities of RCC Minnesota, Inc. collateralize RCC’s Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

BALANCE SHEETS

	As of

	June 30,	December 31,
	2004	2003

	(In thousands, except shares
	and per share data)
	(Unaudited)
ASSETS
LICENSES AND OTHER ASSETS:
Licenses	$468,680	$356,075
License held for sale	—	34,175
Deferred tax asset	20,756	20,756

Total licenses	489,436	411,006

Total assets	$489,436	$411,006

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Inter-company taxes payable	$32,188	$18,740
LONG-TERM LIABILITIES:
Inter-company long-term debt	441,119	396,308

Total liabilities	473,307	415,048

SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock; $0.01 par value; 200,000 shares authorized; 1,000 issued and outstanding	0	0
Additional paid-in capital	1	1
Accumulated equity (deficit)	16,128	(4,043)

Total shareholders’ equity (deficit)	16,129	(4,042)

	$489,436	$411,006

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

STATEMENTS OF OPERATIONS

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
	(Unaudited)
REVENUE:
License management revenue	$52,720	$49,439

Total revenue	52,720	49,439

OPERATING EXPENSES:
Corporate management expense	1,642	1,757
Other operating	107	69

Total operating expenses	1,749	1,826

OPERATING INCOME	50,971	47,613

OTHER EXPENSE:
Inter-company interest	17,352	16,929

NET INCOME BEFORE INCOME TAX PROVISION	33,619	30,684

INCOME TAX PROVISION	13,448	12,274

NET INCOME	$20,171	$18,410

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

STATEMENTS OF CASH FLOWS

	For the
	Six Months Ended
	June 30,

	2004	2003

	(In thousands)
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$20,171	$18,410
Adjustments to reconcile to net cash provided by operating activities:
Income taxes	13,448	12,274

Net cash provided by operating activities	33,619	30,684

INVESTING ACTIVITIES:
Acquisition of licenses	(13,801)	—
Disposition of license	34,175	—

Net cash provided by investing activities	20,374	—

FINANCING ACTIVITIES:
Net change in inter-company long-term debt	(53,993)	(30,684)

Net cash used in financing activities	(53,993)	(30,684)

NET (DECREASE) INCREASE IN CASH	—	—
CASH AND CASH EQUIVALENTS, at beginning of period	—	—

CASH AND CASH EQUIVALENTS, at end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION, INC.)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(1)     Background and Basis of Presentation:

      RCC Licenses, Inc., a wholly owned subsidiary of Rural Cellular Corporation (“RCC”), was incorporated in 1997. In July 1998, RCC Licenses, Inc. changed its name to RCC Minnesota, Inc. (“RCCM”). RCCM’s operations are subject to the applicable rules and regulations of the Federal Communications Commission (“FCC”). Since inception, this subsidiary has not engaged in any business activity other than acquiring and holding FCC licenses and conducting business activities incidental to holding and acquiring FCC licenses.

      The financial statements of RCCM are presented to comply with the requirement under Rule 3-16 of Regulation S-X to provide financial statements of affiliates whose securities collateralize registered securities if certain significance tests are met.

History of RCC Minnesota, Inc.

      The following reflects the history of RCC Licenses, Inc., founded in 1997 and renamed RCC Minnesota, Inc. in 1998:

•	October 1997, RCC assigned its cellular licenses in its Midwest region to RCC Licenses, Inc.

•	July 1998, RCC Licenses, Inc. changed its name to RCC Minnesota, Inc.

•	December 2000, RGI Group, Inc., Western Maine Cellular, Inc., RCC Holdings, Inc., and MRCC, Inc., wholly-owned subsidiaries of RCC, assigned certain licenses to RCCM. Management agreements between RCCM and RCC operating subsidiaries commenced on December 1, 2000.

•	January 2001, Star Cellular, a wholly-owned subsidiary of RCC, was acquired by RCC and assigned certain licenses to RCCM.

•	February 2001, RCCM entered into an agreement to sell its 10MHz PCS licenses in its Northwest region.

•	October 2003, RCCM acquired 1900 MHz spectrum from AT&T Wireless Services, Inc. (“AWE”) and one of its affiliates.

•	March 2004, RCCM exchanged certain wireless properties with AWE. Under the agreement, RCCM transferred to AWE its Oregon RSA 4 license. RCCM received from AWE licenses in Alabama and Mississippi. In addition, RCCM received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions.

•	May 2004, RCC Holdings, Inc., a wholly-owned subsidiary of RCC, assigned licenses in its Alabama and Mississippi markets to RCCM.

Principles of Presentation

      The financial statements include all of the accounts of RCC Minnesota, Inc., a wholly owned license-only-subsidiary of Rural Cellular Corporation.

      The financial information included herein may not necessarily be indicative of the financial position, results of operations or cash flows of RCCM in the future or what the financial position, results of operations or cash flows would have been if RCCM had been a separate, independent company during the periods presented.

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION, INC.)

NOTES TO FINANCIAL STATEMENTS —  (Continued)

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Ultimate results could differ from those estimates.

(2)     Summary of Significant Accounting Policies:

Revenue Recognition — License management revenue

      RCCM recognizes inter-company management revenue based upon agreements with RCC’s other operating subsidiaries, which have assigned all or a portion of their licenses to RCCM (see Note 1). This allocation is based on 85% of the respective subsidiary’s operating income (excluding impairment charges) relating to such assigned licenses.

Expense Recognition

      Corporate management expense. RCCM recognizes an inter-company corporate management charge from RCC reflecting a proportionate share of RCC’s operating expenses. The allocation to RCCM is based on relative revenues.

      Other operating expenses. RCCM recognizes other operating expenses, which include costs directly related to legal and FCC license renewal fees.

      License amortization expense. Prior to the adoption on January 1, 2002, of Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” RCCM amortized the carrying value of its licenses based on their estimated useful lives. Such amortization is included herein.

      Loss on license held for sale. RCCM reviews its licenses for impairment in accordance with SFAS No. 142. In analyzing potential impairment, RCCM uses projections of future cash flows from the assets. These projections are based on our views of growth rates for the related business, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. RCCM believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, RCCM’s licenses may become impaired.

      When RCCM determines that the carrying value of certain licenses may not be recoverable based upon the existence of one or more of the above impairment indicators, RCCM then measures for impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in its current business model. In connection with RCCM’s property exchange with AWE, RCCM recorded a $28.3 million non-cash loss on assets held for sale in the third quarter of 2003.

      Interest expense. In the six months ended June 30, 2004 and year ended December 31, 2003, RCCM recognized inter-company interest expense using a rate equal to the weighted average rate of RCC’s total external debt including preferred securities.

Income Tax Provision

      Income tax provision. The income and expenses of all consolidated subsidiaries are included in the consolidated Federal income tax return of Rural Cellular Corporation and Subsidiaries. For financial

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION, INC.)

NOTES TO FINANCIAL STATEMENTS —  (Continued)

reporting purposes, any tax benefit or provision generated by each consolidated subsidiary is accounted for in its separate taxes payable and deferred income tax accounts, computed as if it had filed separate Federal and State income tax returns.

      RCC uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in our tax provision in the period of change.

Licenses

      RCCM holds licenses either granted to it by the FCC, received through acquisition, or transferred to it from Rural Cellular Corporation’s other subsidiaries (See Note 1). The valuation of RCCM’s licenses reflects their original acquisition cost adjusted by subsequent impairment adjustments as determined by the application of SFAS No. 141 and SFAS No. 142.

      The valuation of licenses and related amortization are as follows (in thousands):

June 30, 2004			December 31, 2003

Gross	Accumulated	Net	Gross	Accumulated	Net
Carrying Value	Amortization	Carrying Value	Carrying Value	Amortization	Carrying Value

$505,830	$(37,150)	$468,680	$375,736	$(19,661)	$356,075

      The changes in carrying amount of licenses are as follows (in thousands):

	Six Months
	Ended	Year Ended
	June 30,	December 31,
	2004	2003

Beginning of year	$356,075	$411,368
Acquisition	13,801	7,200
Impairment of license held for sale	—	(28,318)
Transfer from RCC Holdings	98,804	—
Transfer to assets held for sale	—	(34,175)

Ending of period	$468,680	$356,075

      RCC reviews indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement and with Emerging Issues Task Force No. 02-07 (“EITF No. 02-07”), Unit of Accounting for Testing of Impairment of Indefinite-Lived Intangible Assets, licenses are tested for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors.

      RCC utilizes a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using start-up model assumptions, and accordingly

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION, INC.)

NOTES TO FINANCIAL STATEMENTS —  (Continued)

incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. RCC believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired. RCC tests RCCM’s licenses for impairment based on an allocation of the relative fair value of the reporting units using relative POPs of each licensed area.

      Following adoption of SFAS No. 142 on January 1, 2002, RCC completed a transitional impairment test for licenses and determined there was an impairment of $128.6 million, related to licenses held by RCCM. RCCM used a fair value approach, using primarily discounted cash flows, to complete the transitional impairment tests. In accordance with SFAS No. 142, the impairment charges were recorded as a cumulative change in accounting principle in our financial statements for the first quarter of 2002. No additional impairment occurred on the October 1, 2002 assessment date.

      RCC completed its annual impairment test for licenses for 2003 and did not identify any impairment of RCCM’s licenses (excluding the impairment on license held for sale — Note 3).

      Prior to the adoption of SFAS No. 142, licenses were tested for impairment under SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of (“SFAS No. 121”). SFAS No. 121 required that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and accordingly, did not result in an impairment of licenses.

Inter-Company Debt:

      RCC funds RCCM through an inter-company note. The note balance adjusts as RCCM earns revenue and recognizes expense or as licenses are acquired or sold. Interest is computed monthly and is added to the note balance. The carrying amount of the note approximates fair value as interest is adjusted on an annual basis.

(3)     License Held for Sale:

      License Held for Sale. In October 2003, RCC entered into a definitive agreement with AWE to exchange certain wireless properties. This transaction closed on March 1, 2004. Under the agreement, RCCM transferred to AWE its license in Oregon RSA 4, covering 226,000 POPs. RCCM received from AWE licenses in Alabama and Mississippi covering 732,000 total POPs. In addition, RCCM received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 1.3 million incremental POPs.

      The acquisition of licenses in the exchange was accounted for as a purchase by RCCM and the transfer of the properties by RCCM to AWE was accounted for as a sale. RCCM’s balance sheet as of December 31, 2003 reflects the license to be transferred as licenses held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The results of operations of the licenses to be transferred continue to be presented as continuing operations. In connection with this transaction, RCCM recorded a loss on licenses held for sale of $28.3 million. Upon closing, no further charge to operations was taken and RCCM received licenses from AWE with a fair value of $13.8 million. The purchase price allocation has been completed on a preliminary basis using the purchase method.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Rural Cellular Corporation and Subsidiaries
Alexandria, Minnesota

      We have audited the accompanying consolidated balance sheets of Rural Cellular Corporation and Subsidiaries (the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 4 to the consolidated financial statements, on January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Asset, and changed its method of accounting for goodwill and licenses.

      As discussed in Note 4, effective July 1, 2003, the Company adopted the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 1, 2004 (September 7, 2004 as to Note 15)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of

	December 31,	December 31,
	2003	2002

	(In thousands,
	except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$142,547	$53,788
Accounts receivable, less allowance for doubtful accounts of $3,187 and $3,096	57,743	46,442
Inventories	8,037	6,624
Other current assets	4,259	3,217
Assets of operations held for sale	3,189	—

Total current assets	215,775	110,071
PROPERTY AND EQUIPMENT, less accumulated depreciation of $198,274 and $172,629	226,202	240,536
LICENSES AND OTHER ASSETS:
Licenses, less accumulated amortization of $46,997 and $50,409	563,283	618,576
Goodwill, less accumulated amortization of $31,473 and $32,336	360,796	369,829
Customer lists, less accumulated amortization of $78,041 and $66,282	64,575	92,748
Deferred debt issuance costs, less accumulated amortization of $12,009 and $11,427	34,479	25,176
Long-term assets of operations held for sale	50,153	—
Other assets, less accumulated amortization of $1,736 and $1,432	5,795	6,042

Total licenses and other assets	1,079,081	1,112,371

	$1,521,058	$1,462,978

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$45,808	$41,633
Current portion of long-term debt	27,262	79,047
Advance billings and customer deposits	10,454	10,447
Accrued interest	34,084	18,476
Dividends payable	—	6,412
Other accrued expenses	11,276	9,552
Liabilities of operations held for sale	756	—

Total current liabilities	129,640	165,567
LONG-TERM LIABILITIES	1,764,867	1,211,026

Total liabilities	1,894,507	1,376,593
COMMITMENTS AND CONTINGENCIES (Note 10)	—	—
REDEEMABLE PREFERRED STOCK	153,381	569,500
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,522 and 11,229 issued	115	112
Class B common stock; $.01 par value; 10,000 shares authorized, 552 and 693 issued	6	7
Additional paid-in capital	192,423	192,294
Accumulated deficit	(719,590)	(669,508)
Accumulated other comprehensive income (loss)	216	(6,020)

Total shareholders’ deficit	(526,830)	(483,115)

	$1,521,058	$1,462,978

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
REVENUE:
Service	$355,038	$319,933	$310,520
Roaming	131,896	122,703	116,541
Equipment	20,455	20,442	18,627

Total revenue	507,389	463,078	445,688
OPERATING EXPENSES:
Network costs, excluding depreciation	96,069	97,200	101,509
Cost of equipment sales	37,636	29,184	28,415
Selling, general and administrative	131,761	119,185	122,387
Depreciation and amortization	76,429	82,497	112,577
Loss on assets held for sale	42,244	—	—

Total operating expenses	384,139	328,066	364,888

OPERATING INCOME	123,250	135,012	80,800

OTHER INCOME (EXPENSE):
Interest expense	(136,262)	(114,478)	(130,432)
Interest and dividend income	916	562	1,172
Other	891	66	(752)

Other expense, net	(134,455)	(113,850)	(130,012)

INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(11,205)	21,162	(49,212)
CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	—	(417,064)	1,621

NET LOSS	(11,205)	(395,902)	(47,591)
PREFERRED STOCK DIVIDEND	(38,877)	(60,556)	(54,545)

NET LOSS APPLICABLE TO COMMON SHARES	$(50,082)	$(456,458)	$(102,136)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,060	11,920	11,865

NET LOSS APPLICABLE TO COMMON SHARES BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	$(4.15)	$(3.30)	$(8.74)
CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	—	(34.99)	0.13

NET LOSS PER BASIC AND DILUTED SHARE	$(4.15)	$(38.29)	$(8.61)

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

For the Years Ended December 31, 2003, 2002 and 2001

	Class A	Class A	Class B	Class B			Accumulated	Total
	Common	Common	Common	Common	Additional		Other	Shareholders’
	Stock	Stock	Stock	Stock	Paid-In	Accumulated	Comprehensive	(Deficit)	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity	Loss

					(In thousands)
BALANCE, December 31, 2000	11,034	$110	782	$8	$190,751	$(110,914)	—	$79,955	—
Conversion of Class B common stock to Class A common stock	54	1	(54)	(1)	—	—	—	—	—
Stock issued through employee stock purchase plan	25	—	—	—	620	—	—	620	—
Stock options exercised	63	1	—	—	593	—	—	594	—
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(102,136)	—	(102,136)	$(102,136)
Cumulative effect of SFAS No. 133 at January 1, 2001	—	—	—	—	—	—	(5,526)	(5,526)	(5,526)
Current year effect of SFAS No. 133	—	—	—	—	—	—	(7,337)	(7,337)	(7,337)

Total comprehensive loss	—	—	—	—	—	—	—	—	$(114,999)

BALANCE, December 31, 2001	11,176	112	728	7	191,964	(213,050)	(12,863)	(33,830)
Conversion of Class B common stock to Class A common stock	35	0	(35)	0	—	—	—	—	—
Stock issued through employee stock purchase plan	17	0	—	0	317	—	—	317	—
Stock options exercised	1	0	—	0	13	—	—	13	—
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(456,458)	—	(456,458)	$(456,458)
Current year effect of SFAS No. 133	—	—	—	—	—	—	6,843	6,843	6,843

Total comprehensive loss	—	—	—	—	—	—			$(449,615)

BALANCE, December 31, 2002	11,229	112	693	7	192,294	(669,508)	(6,020)	(483,115)
Conversion of Class B common stock to Class A common stock	141	1	(141)	(1)	0	—	—	—
Stock issued through employee stock purchase plan	147	2	—	—	112	—	—	114
Stock options exercised	5	0	—	—	17	—	—	17
COMPONENTS OF COMPREHENSIVE LOSS
Net loss applicable to common shares	—	—	—	—	—	(50,082)	—	(50,082)	$(50,082)
Current year effect of SFAS No. 133	—	—	—	—	—	—	6,236	6,236	6,236

Total comprehensive loss									$(43,846)

BALANCE, December 31, 2003	11,522	$115	552	$6	$192,423	$(719,590)	$216	$(526,830)

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands)
OPERATING ACTIVITIES:
Net loss	$(11,205)	$(395,902)	$(47,591)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	76,429	82,497	112,577
Loss on extinguishment of debt	6,134	3,319	—
Adjustments of interest rate derivatives to fair market value	(2,225)	15,104	16,425
Loss on assets held for sale	42,244	—	—
Non-cash preferred stock dividends	13,074	—	—
Cumulative change in accounting principle	—	417,064	(1,621)
Other	4,013	3,209	1,964
Change in other operating elements:
Accounts receivable	(14,286)	(475)	849
Inventories	(1,581)	(7)	292
Other current assets	(1,076)	(809)	605
Accounts payable	4,678	6,466	(7,786)
Advance billings and customer deposits	146	1,112	1,199
Accrued preferred stock dividends	14,899	—	—
Other accrued liabilities	13,277	6,744	(1,410)

Net cash provided by operating activities	144,521	138,322	75,503

INVESTING ACTIVITIES:
Purchases of property and equipment	(53,704)	(59,835)	(45,979)
Proceeds from sale of property and equipment	624	462	—
Purchases of wireless properties, net of cash acquired	(7,200)	—	(178,566)
Proceeds from sale of other long-lived assets	—	650	48,929
Other	(174)	127	1,155

Net cash used in investing activities	(60,454)	(58,596)	(174,461)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	131	331	1,214
Proceeds from issuance of long-term debt under the credit agreement	120,000	62,550	349,250
Proceeds from issuance of 9 7/8% senior notes	325,000	—	—
Proceeds from issuance of 9 3/4% senior subordinated notes	—	300,000	—
Repayments of long-term debt under the credit agreement	(394,628)	(380,208)	(256,089)
Repayment of swaption	(34,184)	—	—
Proceeds from swaption	—	—	8,720
Proceeds from unwinding derivative agreements	2,632	—	—
Payments of debt issuance costs	(13,374)	(10,322)	(4,366)
Other	(885)	(284)	19

Net cash provided by (used in) financing activities	4,692	(27,933)	98,748

NET INCREASE (DECREASE) IN CASH	88,759	51,793	(210)
CASH AND CASH EQUIVALENTS, at beginning of year	53,788	1,995	2,205

CASH AND CASH EQUIVALENTS, at end of year	$142,547	$53,788	$1,995

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(1)     Organization and Nature of Business:

      Rural Cellular Corporation, a Minnesota corporation, and its subsidiaries (the “Company” or “RCC”), provide wireless communication services in portions of the Midwest, South, Northeast and Northwest areas of the United States. The Company operates its cellular and paging systems under licenses granted by the Federal Communications Commission (“FCC”). The Company’s operations are subject to the applicable rules and regulations of the FCC.

      At December 31, 2003, the Company had working capital of $86.1 million and a shareholders’ deficit of $(526.8) million.

      The Company’s cash requirements will increase, due to the anticipated cash resources required to upgrade its network technologies. The Company expects to meet these obligations through its existing cash, cash flow from operations, and borrowings under the Company’s credit agreement.

(2)     Strategic History:

      RCC was founded in 1991 through the combination of five partnerships holding different cellular licenses in Minnesota. Since then, it has completed the following acquisitions (the “Acquisitions”):

•	In May 1997, the Company acquired wireless operations and licenses covering portions of Maine for approximately $85.7 million.

•	In July 1998, the Company acquired wireless operations and licenses covering all of Vermont and portions of Massachusetts, New Hampshire, and New York for approximately $262.5 million.

•	In August 1998, the Company acquired wireless operations and a license in western Maine for approximately $7.5 million.

•	In February 1999, the Company acquired wireless operations and a license in South Dakota for approximately $11.9 million.

•	In April 2000, the Company acquired wireless operations and licenses covering portions of Alabama, Kansas, Mississippi, Oregon, and Washington for approximately $1.265 billion.

•	In January 2001, the Company acquired wireless operations and licenses in the Portsmouth, New Hampshire service area for approximately $194.3 million. In the acquisition, the Company also acquired an incumbent local exchange carrier (“ILEC”) business of the seller. The Company sold the ILEC business in October 2001 for approximately $35.5 million.

Accounting Treatment

      The purchase prices for the Acquisitions were allocated to the net assets based on their estimated fair values and the excess was allocated to licenses and goodwill. The Acquisitions were accounted for under the purchase method of accounting; accordingly, operating results for each acquired business have been included from the date of acquisition.

(3)     Stock Compensation Plans:

      The stock compensation plan (the “Plan”) for employees authorizes the issuance of up to 2,400,000 shares of Class A common stock in the form of stock options, stock appreciation rights, or other stock-based awards. The Plan provides that the exercise price of any option shall not be less than 85% of the fair market value of the Class A common stock as of the date of the grant (100% in the case of

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

incentive stock options). Options and other awards granted under the Plan vest and become exercisable as determined by the Board of Directors or a stock option committee.

      The stock option plan for nonemployee directors authorizes the issuance of up to 400,000 shares of Class A common stock. The plan provides that the option price shall not be less than the fair market value of the Class A common stock outstanding on the date of grant. The options vest and become exercisable one year following the date of grant and expire five years thereafter.

      Under the employee stock purchase plan, employees who satisfy certain length of service and other criteria are permitted to purchase shares of Class A common stock at 85% of the fair market value of the Class A common stock on January 1 or December 31 of each year, whichever is lower. The number of shares authorized to be issued under the plan is 750,000.

      The following table summarizes option and purchase plan activity through December 31, 2003:

	Nonemployee	Stock	Employee Stock
	Directors Plan	Compensation Plan	Purchase Plan

Remaining to be issued at December 31, 2002	179,500	331,094	39

Additional options authorized through plan amendment	—	—	400,000
Options granted	(31,500)	(338,000)	(166,329)
Options cancelled	31,500	156,194	—

Remaining to be issued at December 31, 2003	179,500	149,288	233,710

      Options outstanding for employees and nonemployees as of December 31, 2003 have exercise prices ranging between $0.76 and $79.25. Information related to stock options is as follows:

	2003		2002		2001

		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

Outstanding beginning of period	1,908,084	$17.40	1,588,734	$26.78	1,266,422	$25.80

Granted	369,500	1.23	503,550	4.43	477,006	30.68
Exercised	(5,120)	3.37	(1,450)	8.99	(70,844)	11.05
Cancelled	(187,694)	16.72	(182,750)	63.23	(83,850)	46.90

Outstanding end of period	2,084,770	$14.64	1,908,084	$17.40	1,588,734	$26.78

Exercisable, end of period	1,143,970	$18.92	1,015,784	$19.12	700,781	$18.33

Weighted average fair value of options granted		$1.09		$3.85		$24.67

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The following table summarizes certain information concerning currently outstanding and exercisable options:

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price Range	Outstanding	Life	Price	Exercisable	Price

$00.76 - $ 9.99	1,094,773	7	$4.19	407,353	$7.52
$10.00 - $19.99	452,525	4	$13.76	413,825	$13.92
$20.00 - $29.99	276,800	7	$27.07	107,360	$27.22
$30.00 - $39.99	161,322	6	$35.10	135,822	$35.59
$40.00 - $49.99	16,500	6	$43.25	13,200	$43.25
$50.00 - $59.99	10,300	6	$56.49	8,180	$56.61
$60.00 - $69.99	36,750	2	$68.25	36,750	$68.25
$70.00 - $79.25	35,800	6	$76.93	21,480	$76.93

$00.76 - $79.25	2,084,770	6	$14.64	1,143,970	$18.92

      The Company accounts for stock options under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the Company’s plans been determined consistent with Statement of Financial Accounting Standards (“SFAS”) No. 148 and SFAS No. 123, the Company’s results of operations and net loss per share would have been adjusted to the following pro forma amounts:

	Years Ended December 31,

	2003	2002	2001

	(In thousands, except for per share data)
Net loss applicable to common shares:
As reported	$(50,082)	$(456,458)	$(102,136)
Fair value compensation expense	(3,121)	(5,290)	(5,741)

Pro forma	$(53,203)	$(461,748)	$(107,877)

Net loss per basic and diluted share:
As reported	$(4.15)	$(38.29)	$(8.61)
Fair value compensation expense	(0.26)	(0.44)	(0.48)

Pro forma	$(4.41)	$(38.73)	$(9.09)

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2003, 2002, and 2001: expected volatility of 94.7%, 88.0%, and 67.7%, respectively; risk-free interest rates of 4.39%, 4.25%, and 7.25%, respectively; expected life of 10 years and no expected dividend yield. The per share weighted average fair value of options granted in 2003, 2002, and 2001 was $1.09, $3.85, and $24.67, respectively.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(4)     Summary of Significant Accounting Policies:

Principles of Consolidation

      The consolidated financial statements include the accounts of RCC and its wholly-owned subsidiaries and its majority owned joint venture, Wireless Alliance, LLC (“Wireless Alliance”). All significant inter-company balances and transactions have been eliminated.

Revenue Recognition — Service

      The Company recognizes service revenue based upon minutes of use processed and contracted fees, net of credits and adjustments for service discounts. As a result of our billing cycle cut-off times, the Company is required to make estimates for service revenue earned, but not yet billed, at the end of each month. These estimates are based primarily upon historical minutes of use processed. The Company follows this method since reasonable, dependable estimates of the revenue can be made. Actual billing cycle results and related revenue may vary from the results estimated at the end of each quarter, depending on customer usage and rate plan mix. For customers who prepay their monthly access, we match the recognition of service revenue to their corresponding usage.

      The Company receives Universal Service Fund (“USF”) revenue reflecting its eligible telecommunications carrier (“ETC”) status in certain states. How the Company recognizes support revenue depends on the level of its collection experience in each ETC qualified state. Where the Company does not have adequate experience to determine the time required for reimbursement, it recognizes revenue upon cash receipt. Where the Company does have adequate experience as to the amount and timing of the receipt of these funds, it recognizes revenue on an accrual basis. Additionally, the Company includes the pass-through fees it charges its customers to support the USF as service revenue.

Revenue Recognition — Roaming Revenue and Incollect Cost

      Roaming revenue and incollect cost information is provided to us primarily through a third party centralized clearinghouse. From the clearinghouse the Company receives monthly settlement data. The Company bases its accrual of roaming revenue and incollect expense on these clearinghouse reports. The Company follows this method since reasonably dependable estimates of roaming revenue and incollect cost can be made.

Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

      Inventories consist of cellular telephone equipment, pagers, and accessories and are stated at the lower of cost, determined using the average cost method, or market. Market value is determined using replacement cost.

Property and Equipment

      Property and equipment are recorded at cost. Additions, improvements, or major renewals are capitalized, while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful life of the asset.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The components of property and equipment and the useful lives of the Company’s assets are as follows as of December 31 (in thousands):

	2003	2002	Useful Lives

Land	$7,200	$7,204	N/A
Building and towers	87,496	93,335	15-39 Years
Equipment	275,867	255,370	2-10 Years
Phone service equipment	5,235	24,082	19-24 Months
Furniture and fixtures	25,314	22,305	3-10 Years
Assets under construction	23,364	10,869	N/A

	424,476	413,165
Less — accumulated depreciation	(198,274)	(172,629)

Property and equipment — net	$226,202	$240,536

      The Company’s network construction expenditures are recorded as assets under construction until the system or assets are placed in service and ready for their intended use, at which time the assets are transferred to the appropriate property and equipment category. During the years ended December 31, 2003, 2002 and 2001, as a component of assets under construction, the Company capitalized $1.9 million, $1.1 million, and $1.7 million, respectively, in salaries of the Company’s engineering employees. The Company capitalized interest cost in 2003 of $204,000.

      The Company determined that a reduction in the useful lives of its TDMA equipment was warranted based on the projected transition of network traffic. The following summarizes the current and expected useful lives for TDMA equipment acquired between January 1, 2002 and December 31, 2004:

Year of TDMA Equipment Acquisition	Useful Life

2002	6 years
2003	5 years
2004	4 years

      At December 31, 2003, accumulated depreciation on phone service equipment was approximately $5.2 million as compared to $15.3 million at December 31, 2002. Phone service equipment depreciation expense for the year ended December 31, 2003 was $7.5 million as compared to $15.9 million in 2002. The gross carrying value of phone service equipment disposals in 2003 was $18.8 million as compared to $21.2 million in 2002.

      Total depreciation expense for the years ended December 31, 2003, 2002, and 2001 was $56.2 million, $61.5 million, and $49.3 million, respectively.

Licenses and Other Intangible Assets

      Licenses consist of the cost of acquiring paging licenses and the value assigned to the Wireless Alliance personal communications services (“PCS”) licenses, other PCS licenses, local multipoint distribution service (“LMDS”) licenses, and cellular licenses acquired through acquisitions. Other intangibles, resulting primarily from acquisitions, include the value assigned to customer lists and goodwill. Amortization is computed using the straight-line method based on the estimated useful life of the asset. Customer lists are the only intangible asset with a definitive useful life; all others are considered to have indefinite useful lives.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The components of licenses and other intangible assets are as follows as of December 31 (in thousands):

	2003			2002

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Value	Amortization	Value	Value	Amortization	Value

Licenses	$610,280	$(46,997)	$563,283	$668,985	$(50,409)	$618,576
Other intangible assets:
Goodwill	392,269	(31,473)	360,796	402,165	(32,336)	369,829
Customer lists	142,616	(78,041)	64,575	159,030	(66,282)	92,748

Total	$1,145,165	$(156,511)	$988,654	$1,230,180	$(149,027)	$1,081,153

      Customer list, goodwill and license amortization expense for the years ended December 31, 2003, 2002 and 2001 was approximately $20.0 million, $20.6 million, and $62.8 million, respectively. Customer list amortization expense is estimated to be approximately $18.2 million for 2004 through 2006, $7.9 million in 2007 and $2.1 million in 2008. As of December 31, 2003, licenses, goodwill, and customer lists of $34.2 million, $4.9 million, and $4.5 million, respectively, net of accumulated amortization, were included within assets held for sale.

      The effect of the adoption of SFAS No. 142 on the reported net loss and basic and diluted loss per share for all periods presented in the accompanying statements of operations is as follows (in thousands, except per share amounts):

	(Before Cumulative Change
	in Accounting Principle
	and Including the Effect
	of Preferred Stock Dividends)
				(As Reported)
	For Years Ended December 31,			For Years Ended December 31,

	2003	2002	2001	2003	2002	2001

Net loss applicable to common shares	$(50,082)	$(39,394)	$(103,757)	$(50,082)	$(456,458)	$(102,136)

Add back: goodwill amortization	—	—	16,690	—	—	16,690
Add back: license amortization	—	—	26,512	—	—	26,512

Adjusted net loss applicable to common shares	$(50,082)	$(39,394)	$(60,555)	$(50,082)	$(456,458)	$(58,934)

Weighted average common shares outstanding, basic and diluted	12,060	11,920	11,865	12,060	11,920	11,865
Basic and diluted loss per share:
Net loss per basic and diluted share	$(4.15)	$(3.30)	$(8.74)	$(4.15)	$(38.29)	$(8.61)

Add back: goodwill amortization	—	—	1.41	—	—	1.41
Add back: license amortization	—	—	2.23	—	—	2.23

Adjusted loss per share (basic and diluted)	$(4.15)	$(3.30)	$(5.10)	$(4.15)	$(38.29)	$(4.97)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      The changes in carrying amount of goodwill and licenses for the year ended December 31, 2003 are as follows (in thousands):

	Licenses	Goodwill	Total

Balance as of December 31, 2002	$618,576	$369,829	$988,405
Acquisition	7,200	—	7,200
Impairment on assets held for sale	(28,318)	(4,093)	(32,411)
Reclass to assets held for sale	(34,175)	(4,940)	(39,115)

Balance as of December 31, 2003	$563,283	$360,796	$924,079

      The Company reviews goodwill and indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement, goodwill is tested for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. In analyzing goodwill for potential impairment, we use projections of future cash flows from the reporting units. These projections are based on our views of growth rates, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, goodwill may become impaired.

      Additionally, impairment tests for indefinite-lived intangible assets, consisting of FCC licenses, are required to be performed on an annual basis or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. In accordance with Emerging Issues Task Force No. 02-07 (“EITF No. 02-07”), Unit of Accounting for Testing of Impairment of Indefinite-Lived Intangible Assets, impairment tests for FCC licenses are performed on an aggregate basis. The Company utilizes a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using start-up model assumptions, and accordingly incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired.

      Following adoption of SFAS No. 142 on January 1, 2002, the Company completed a transitional impairment test for both our goodwill and licenses and determined that there were impairments of $5.0 million and $412.0 million, respectively. The Company used a fair value approach, using primarily discounted cash flows, to complete the transitional impairment tests. In accordance with SFAS No. 142, the impairment charges were recorded as a cumulative change in accounting principle in our consolidated financial statements for the first quarter of 2002. No additional impairment occurred on either the October 1, 2002 or the October 1, 2003 assessment date (excluding the impairment on assets held for sale).

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Deferred Debt Issuance Costs

      Deferred debt issuance costs relate to the credit agreement, senior notes, senior subordinated notes and certain preferred stock issuances (see Note 5). These costs are being amortized over the respective instruments’ terms. If the related debt issuance is extinguished prior to maturity, the debt issuance costs are immediately expensed.

Other Assets

      Other assets primarily consist of costs related to Wireless Alliance spectrum relocation, restricted investments and investments in unconsolidated affiliates. Restricted investments represent the Company’s investments in the stock of CoBank and are stated at cost, which approximates fair value. The restricted investments were purchased pursuant to the terms of a loan agreement and are restricted as to withdrawal. Investments in unconsolidated affiliates are accounted for using the equity method and represent the Company’s ownership interests in Cellular 2000, Inc. Cellular 2000, Inc. is an entity organized to own the Cellular 2000 trade name and the related trademark.

Income Tax Provision

      The income and expenses of all consolidated subsidiaries are included in the consolidated Federal income tax return of Rural Cellular Corporation and Subsidiaries. For financial reporting purposes, any tax benefit or provision generated by each consolidated subsidiary is accounted for in their separate taxes payable and deferred income tax accounts, computed as if they had filed separate Federal and State income tax returns.

      RCC uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in our tax provision in the period of change.

Net Loss Per Common Share

      Basic EPS is computed by dividing net loss by the weighted average number of shares outstanding during the year. Diluted EPS is computed by including dilutive common stock equivalents with the basic weighted average shares outstanding. Potential common shares of 2,084,770, 1,908,084, and 1,588,734, related to the Company’s outstanding stock options were excluded from the computation of diluted loss per share for the years ended December 31, 2003, 2002, and 2001, respectively, as inclusion of these shares would have been antidilutive.

Comprehensive Loss

      The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components. Comprehensive income (loss) reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For the Company, comprehensive loss represents net losses and the deferred gains on derivative instruments. In accordance with SFAS No. 130,

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

the Company has chosen to disclose comprehensive loss in the accompanying consolidated statement of shareholders’ (deficit) equity.

Business and Credit Concentrations

      RCC operates in one business segment, the operation of wireless communication systems in the United States. During 2003 and 2002, AT&T Wireless (“AWE”) accounted for 10.0% and 10.1% of our total revenue, respectively. During 2001, no single customer accounted for more than 10% of our total revenue.

Impairment of Long-Lived Assets

      The Company reviews long-lived assets, consisting primarily of property, plant and equipment and intangible assets with finite lives, for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In analyzing potential impairment, we use projections of future cash flows from the assets. These projections are based on our views of growth rates for the related business, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. The Company believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, long-lived assets may become impaired. In connection with the property exchange with AWE, the Company recorded a noncash loss on assets held for sale of $42.2 million (included in operating expenses) in 2003. This charge may require adjustment in future periods if the estimated fair value changes before the assets are transferred at closing.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Ultimate results could differ from those estimates.

Reclassifications

      Certain reclassifications have been made to prior years’ consolidated financial statements in order to conform to the 2003 presentation. Such reclassifications had no effect on total shareholders’ deficit, net loss applicable to common shares or net loss per share as previously reported.

      The statements of operations for prior periods presented have been reclassified to reflect billings to our customers for the USF and other regulatory fees as “Service revenue” and the related payments into the associated regulatory funds as “Selling, general and administrative expense.” Operating income for all prior periods has been unaffected. The amounts reclassified for 2002 and 2001 were $4.9 million and $4.5 million, respectively.

Recently Issued Accounting Pronouncements

Asset Retirement Obligations

      The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), effective January 1, 2003. This statement relates to the costs of closing facilities and removing assets. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

retirement obligation (“ARO”) in the period it is incurred if a reasonable estimate of fair value can be made. This cost is initially capitalized and amortized over the remaining life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as a gain or loss. For RCC, an ARO includes contractual obligations for costs associated with removing component equipment from cell sites that reside upon leased property. The adoption of SFAS No. 143 did not result in a significant impact to our operating results for the year ended December 31, 2003.

Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument with certain defined characteristics as a liability (or an asset in some circumstances). The requirements of this statement apply to an issuer’s classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We adopted SFAS No. 150 on July 1, 2003.

      Carrying values on the 11 3/8% Senior Exchangeable and 12 1/4% Junior Exchangeable Preferred securities, as a result of adopting SFAS No. 150, were reclassified into Long-Term Liabilities (see Note 5). The dividend expense related to these instruments, which was previously reported as a component of “Preferred Stock Dividend” in our statements of operations, is now classified as interest expense. For the six months ended December 31, 2003, dividends on these instruments were $28.0 million. Accrued dividends payable of $3.4 million as of December 31, 2003 are included in “Accrued Interest.” In addition, $7.3 million of unamortized stock issuance costs related to these instruments was reclassified to “Deferred Debt Issuance Costs.” SFAS No. 150 does not permit reclassification of prior year amounts to conform to the current year presentation. Based on SFAS No. 150 guidelines, our Class M and Class T Preferred Stock do not meet the characteristics of a liability and will continue to be presented between liabilities and equity on our balance sheet.

Accounting Guidance on Derivative Instruments and Hedging Activities

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies the accounting guidance on derivative instruments and hedging activities that fall within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 also amends certain other existing pronouncements to provide more uniform reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective for us on a prospective basis for contracts entered into or modified and for hedging relationships designated for fiscal periods beginning after September 30, 2003. SFAS No. 149 had no impact on our results of operations, financial position, or cash flows upon adoption.

Accounting for Stock-Based Compensation

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an Amendment of FASB Statement No. 123 (“SFAS No. 123”). SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

employee stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in annual and interim financial statements about the method of accounting used by an issuer for stock-based compensation and its effect on the issuer’s reported results (see Note 3).

Accounting for Extinguishment of Debt

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS No. 145”), which provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. We adopted SFAS No. 145 effective January 1, 2003. Accordingly, our financial statements have been revised to reflect the reclassification requirements of SFAS No. 145, requiring us to present losses on extinguishment of debt within interest expense. We have recorded within interest expense $6.1 and $3.4 million in debt extinguishments in 2003 and 2002, respectively.

Accounting for Revenue Arrangements with Multiple Deliverables

      In November 2002, EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) was issued. EITF 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables are required to be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration is to be allocated among the separate units of accounting based on their relative fair values. EITF 00-21 is applicable to agreements entered into in quarters beginning after June 15, 2003. The Company has determined that the sale of wireless services through the Company’s direct sales channels with an accompanying handset constitutes a revenue arrangement with multiple deliverables. Upon adoption of EITF 00-21, direct sales channel activation fees are now included in equipment revenue rather than service revenue in the consolidated statement of operations to the extent that the aggregate activation fee and handset proceeds received from a subscriber do not exceed the fair value of the handset sold. The Company adopted this new pronouncement effective July 1, 2003 on a prospective basis, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

Consolidation of Variable Interest Entities

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires an investor with a majority of the variable interests in a variable interest entity (“VIE”) to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A VIE is an entity in which the equity investors do not have a controlling interest, or the equity investment at risk is insufficient to finance the entity’s activities without receiving additional subordinated financial support from the other parties. For arrangements entered into with VIEs created prior to January 31, 2003, the provisions of FIN 46 are required to be adopted at the end of the first interim or annual period ending after March 15, 2004. The provisions of FIN 46 were effective immediately for all arrangements entered into with new VIEs created after January 31, 2003. The Company has reviewed its investments and other arrangements and determined that none of its investee companies are VIEs. The Company has not invested in any new VIEs created after January 31, 2003.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(5)     Long-Term Liabilities:

      The Company had the following long-term liabilities outstanding as of December 31 (in thousands):

	2003	2002

Credit agreement:
Revolver	$—	$16,142
Term Loan A (terminates 04/03/2008)	226,583	316,540
Term Loan B (terminates 10/03/2008)	124,656	185,223
Term Loan C (terminates 04/03/2009)	124,656	185,223
Term Loan D (terminates 10/03/2009)	22,634	54,766

	498,529	757,894
9 7/8% senior notes	325,000	—
9 3/4% senior subordinated notes	300,000	300,000
9 5/8% senior subordinated notes	125,000	125,000
Derivative financial instruments	6,109	12,158
11 3/8% senior exchangeable preferred stock	254,676	—
Accrued long-term dividends on 11 3/8% senior exchangeable
preferred stock	18,521	—
12 1/4% junior exchangeable preferred stock	219,911	—
Deferred tax liability	15,651	15,651
Other	1,470	323

Long-term liabilities	$1,764,867	$1,211,026

      Credit Agreement — Advances under the credit agreement bear interest at the London Interbank Offering Rate (“LIBOR”) plus an applicable margin based on our ratio of indebtedness to annualized operating cash flow as of the end of the most recently completed fiscal quarter. As of December 31, 2003, the effective rate of interest on the credit agreement, excluding the impact of hedge agreements, was 4.39%. A commitment fee not to exceed 0.50% on the unused portion of the credit agreement is payable quarterly. Borrowings under the credit agreement are secured by a pledge of substantially all the assets of RCC, excluding our 70% ownership in Wireless Alliance, LLC. At December 31, 2003, we had $60.0 million in unused capacity under the revolver. Future availability under the revolver will be determined quarterly based on our leverage ratios as described in the credit agreement, as amended.

      The credit agreement is subject to various covenants, including the ratio of senior indebtedness to annualized operating cash flow, the ratio of total indebtedness to annualized operating cash flow, and the ratio of annualized operating cash flow to interest expense. Mandatory commitment reductions are required upon any material sale of assets (see Note 14). We were in compliance with all financial covenants at December 31, 2003.

      In August 2003, January 2002, and March 2001, RCC obtained amendments of certain financial covenants in the credit agreement and waivers of certain non-financial covenants.

      9 7/8% Senior Notes — In August 2003, RCC completed the placement of $325 million principal amount of 9 7/8% senior notes due 2010. Interest is payable on February 1 and August 1 of each year, beginning on February 1, 2004. The notes will mature on February 1, 2010. RCC may redeem all or part of the notes on or after August 1, 2007. Prior to August 1, 2006, the Company may redeem up to 35% of

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of certain equity offerings.

      9 3/4% Senior Subordinated Notes — In 2002, RCC issued $300 million principal amount of 9 3/4% senior subordinated notes due 2010. Interest on the 9 3/4% senior subordinated notes is payable semi-annually on January 15 and July 15. The 9 3/4% senior subordinated notes will mature on January 15, 2010, and are redeemable, in whole or in part, at the option of RCC, at any time on or after January 16, 2006. Prior to January 15, 2005, the Company may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of certain equity offerings.

      9 5/8% Senior Subordinated Notes — In 1998, RCC issued $125 million principal amount of 9 5/8% senior subordinated notes due 2008. Interest on the senior subordinated notes is payable semi-annually on May 15 and November 15. The senior subordinated notes will mature on May 15, 2008, and are redeemable, in whole or in part, at our option, at any time on or after May 15, 2003.

      11 3/8% Senior Exchangeable Preferred Stock — Dividends on the senior exchangeable preferred stock are cumulative, are payable quarterly, and on or before May 15, 2003, were payable at our option either in cash or by the issuance of additional shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends. RCC accrues the undeclared dividends by increasing the carrying amount of the preferred stock, since the dividends are payable in cash under the mandatory redemption feature. At December 31, 2003, it had accrued an $18.5 million undeclared dividend liability with respect to its senior exchangeable preferred stock, which will be payable at the senior preferred mandatory redemption date, if not sooner declared and paid. The Company did not declare or pay the cash dividends due in cash in August or November 2003 or February 2004.

      12 1/4% Junior Exchangeable Preferred Stock — Dividends on the junior exchangeable preferred stock are cumulative, are payable quarterly, and may be paid, at the Company’s option, on any dividend payment date occurring on or before February 15, 2005, either in cash or by the issuance of additional shares of junior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

      The senior and junior exchangeable preferred stock are non-voting, except as otherwise required by law and as provided in their respective Certificates of Designation. Each Certificate of Designation provides that at any time dividends on the outstanding exchangeable preferred stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of a majority of the outstanding shares of the affected exchangeable preferred stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting 25% of the members of the Company’s Board of Directors. The voting rights will continue until such time as all dividends in arrears on the exchangeable preferred stock are paid in full (and in the case of dividends payable on the senior exchangeable preferred stock after May 15, 2003, or in the case of dividends payable on the junior exchangeable preferred stock after February 15, 2005, are paid in cash), at which time the terms of any directors elected pursuant to such voting rights will terminate. Voting rights may also be triggered by other events described in the Certificates of Designation.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      Current portion of long-term debt — The current portion of our long-term debt included the following as of December 31 (in thousands):

	As of

	2003	2002

Current portion of Credit Agreement(1)
Term Loan A (terminates 04/03/2008)	$12,360	$32,745
Term Loan B (terminates 10/03/2008)	6,800	1,400
Term Loan C (terminates 04/03/2009)	6,800	1,400
Term Loan D (terminates 10/03/2009)	1,234	414

	27,194	35,959
Financial Instruments Swaption(2)	—	30,072
Other financial instruments	—	6,326
Purchase option agreement(3)	—	6,500
Other	68	190

Total	$27,262	$79,047

(1)	In August 2003, the Company negotiated an amendment under its credit agreement, which included the postponement of mandatory amortization until June 2005. In addition to the scheduled mandatory amortization reductions, the Company is required to reduce the amount of commitment available under the credit agreement on each March 31, beginning on March 31, 2004, by an amount equal to 50% of its Excess Cash Flow, as defined in the credit agreement, for the immediately preceding fiscal year or portion thereof. The current portion of the amount outstanding under the credit agreement does not include the permanent reduction of $12.9 million, which was paid by RCC from cash received as part of the property exchange with AWE.

(2)	On May 15, 2003, the counterparty exercised the optional termination provision of the swaption, requiring RCC to pay the counterparty the negative fair market value of the swaption on May 15, 2003 of $34.2 million.

(3)	In conjunction with an acquisition, we entered into a purchase option to acquire certain cell sites in the future for $6.5 million. We exercised the option on February 28, 2003. At December 31, 2002, the option was included in current liabilities. We assumed an agreement to utilize the assets covered by the option for the period prior to exercising the option.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      Future maturities — The following table summarizes the Company’s future maturities of debt as of December 31, 2003 (in thousands).

		9 5/8% Senior	9 3/4% Senior
		Subordinated	Subordinated	9 7/8% Senior
	Credit	Notes(2)	Notes	Notes(3)
	Agreement	(due 5/15/2008)	(due 1/15/2010)	(due 2/1/2010)	Total

2004	$27,194 (1)	$—	$—	$—	$27,194
2005	46,837	—	—	—	46,837
2006	82,955	—	—	—	82,955
2007	87,321	—	—	—	87,321
2008	221,260	125,000	—	—	346,260
Thereafter	60,156	—	300,000	325,000	685,156

Total	$525,723	$125,000	$300,000	$325,000	$1,275,723

(1)	The 2004 credit agreement amortization includes the Company’s obligation of $27.2 million under the excess cash flow requirement, but does not include the permanent reduction of $12.9 million paid in March 2004 from proceeds received as part of the property exchange with AWE.

(2)	The credit agreement requires that the 9 5/8% senior subordinated notes due 2008 must be refinanced or extended beyond January 1, 2010, on or before November 15, 2007, or an event of default will occur.

(3)	The credit agreement requires that the 9 7/8% senior notes must be refinanced or extended beyond March 31, 2010, on or before July 31, 2009, or an event of default will occur.

(6)     Financial Instruments:

      The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheets and measures those instruments at fair value. The Company currently uses interest rate swaps to manage its interest rate exposure on its credit agreement. Changes in the fair values of those derivative instruments will be recorded as “Interest Expense” or other comprehensive income depending on the use of the derivative instrument and whether it qualifies for hedge accounting.

      The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company also assesses, both at inception and on an on-going basis, whether the derivatives that are used in hedging transactions are effective. Should it be determined that a derivative is not effective as a hedge, the Company would discontinue the hedge accounting prospectively. As of December 31, 2003, none of the Company’s derivatives was designated as a hedge for accounting purposes.

      For the years ended December 31, 2003, 2002 and 2001, the Company recorded a non-operating gain of $3.5 million and non-operating charges of $13.5 million and $14.8 million, respectively, related to the net impact of the change in market value of its financial instruments, the amortization of gains and losses from other comprehensive income, and proceeds received upon the termination of certain derivatives.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      RCC’s financial instruments’ notional and estimated fair market values and carrying amounts are set forth in the table below as of December 31. Fair market values are based on quoted market prices, if available.

				Estimated
		Carrying Value		Fair Market Value

	Notional	December 31,	December 31,	December 31,	December 31,
	Amount	2003	2002	2003	2002

	(Dollars in thousands)
Financial assets(1)
Interest rate flooridors:
Fleet Bank (terminated May 12, 2003)	$—	$—	$631	$—	$631

Total financial assets	$—	$—	$631	$—	$631

Financial liabilities(1)
Credit Agreement	$—	$525,723	$793,853	$524,201	$689,064
9 7/8% senior notes	—	325,000	—	344,297	—
9 5/8% senior subordinated notes	—	125,000	125,000	121,172	81,250
9 3/4% senior subordinated notes	—	300,000	300,000	288,938	195,000
11 3/8% senior exchangeable preferred stock	—	254,676	240,882	210,159	57,812
12 1/4% junior exchangeable preferred stock	—	219,911	195,035	150,639	42,908
Class M convertible preferred stock(2)	—	147,981	136,712	147,981	136,712
Class T convertible preferred stock(2)	—	8,671	8,370	8,671	8,370

	—	1,906,962	1,799,852	1,796,058	1,211,116
Derivative financial instruments Interest rate swap agreements(3):
TD Securities (terminates May 16, 2005)	84,000	5,666	9,010	5,666	9,010
PNC Bank (terminated May 16, 2003)	—	—	975	—	975
Fleet Bank (terminates March 7, 2006)	200,000	443	—	443	—
Reverse swap agreements:
Fleet Bank (terminated June 2, 2003)	—	—	1,832	—	1,832
Dresdner Bank (terminated June 2, 2003)	—	—	1,316	—	1,316
Interest rate collar agreements:
PNC Bank (terminated May 25, 2003)	—	—	966	—	966
Union Bank (terminated June 5, 2003)	—	—	1,622	—	1,622
PNC Bank (terminated June 6, 2003)	—	—	1,827	—	1,827
Union Bank (terminated June 5, 2003)	—	—	936	—	936
Swaption(4):
TD Securities (terminated May 15, 2003)	—	—	30,072	—	30,072

	284,000	6,109	48,556	6,109	48,556
Other long-term liabilities	—	19,991	323	19,991	323

Total financial liabilities	$284,000	$1,933,062	$1,848,731	$1,822,158	$1,259,995

(1)	The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, advance billing and customer deposits and other current liabilities are reasonable estimates of their fair value due to the short-term nature of these instruments.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(2)	These financial instruments are not actively traded and, therefore, the estimated fair market value is stated at the carrying value.

(3)	Recorded on the Company’s balance sheet at fair value, with related changes in fair value included in the statement of operations, and not accounted for as a hedge under SFAS No. 133.

(4)	The Company issued $125 million in subordinated debt in May 1998 that matures in May 2008. The $8.7 million value of an embedded call option within the subordinated debt was monetized in March 2001, resulting in a swaption. The swaption does not qualify for hedge accounting treatment under SFAS No. 133 and, as such, is recorded in the balance sheet at fair value with related changes in fair value included in the statement of operations. On May 15, 2003, the counterparty exercised its option to terminate the swaption, and the Company paid the counterparty $34.2 million, the fair market value at May 15, 2003.

(7)     Redeemable Preferred Stock:

      The Company has issued the following preferred stock with liquidation preferences of $1,000 per share:

				Other
			Conversion	Features,	Number	Accrued
	Mandatory	Dividend	Price to	Rights,	of Shares	Dividends at
	Redemption	Rate Per	Common	Preferences	Originally	December 31,
	Date	Annum	Stock	and Powers	Issued	2003	Total

						(Dollars in thousands)
Class M Voting Convertible Preferred Stock	April 2012	8.000%	$53.000	Voting	110,000	$37,981	$147,981
Class T Convertible Preferred Stock	April 2020	4.000%	$50.631	Non-Voting	7,541	1,130	8,671

Total					117,541	$39,111	$156,652

      Preferred security balance sheet reconciliation (in thousands):

As of
December 31, 2003

Preferred securities originally issued	$117,541
Accrued dividends	39,111
Unamortized issuance costs	(3,271)

$153,381

      Dividends on the Class M convertible preferred stock are compounded quarterly, accrue at 8% per annum, and are payable upon redemption or upon liquidation of RCC. The Class M convertible preferred stock is convertible into the Company’s Class A common stock at $53.00 per share subject to certain adjustments. Dividends are not payable if the shares are converted. The holders of the Class M convertible preferred stock are entitled to vote on all matters submitted to the holders of the common stock on an as-converted basis.

      In order to comply with the FCC rules regarding cross-ownership of cellular licensees within a given market, the Company issued 7,541 shares of Class T convertible preferred stock with a liquidation preference of $1,000 per share to Telephone & Data Systems, Inc. (“TDS”) on March 31, 2000 in exchange for 43,000 shares of Class A common stock and 105,940 shares of Class B common stock owned

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

by TDS. TDS or RCC can convert the convertible preferred stock into the original number of shares of Class A or Class B common stock in the future if ownership by TDS of the common stock would then be permissible under FCC rules. Dividends on the Class T convertible preferred stock are cumulative, have a fixed coupon rate of 4% per annum, and are payable in April 2020. Dividends are not payable if the shares are converted. Shares of Class T convertible preferred stock are non-voting, except as otherwise required by law and as provided in the Certificate of Designation.

      The Class T convertible preferred stock is senior to the junior exchangeable preferred stock, Class M convertible preferred stock and common stock of RCC with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC. The Class M convertible preferred stock is senior to the Company’s common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution of RCC.

      The senior exchangeable preferred stock, junior exchangeable preferred stock, Class M convertible preferred stock, and Class T convertible preferred stock are redeemable at 100% of their total liquidation preference plus accumulated and unpaid dividends at their respective redemption dates.

(8)     Shareholders’ (Deficit) Equity:

Authorized Shares

      The Company has 300,000,000 shares of authorized capital stock consisting of 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 90,000,000 undesignated shares.

Common Stock Rights

      Holders of Class A common stock are entitled to one vote for each share owned while holders of Class B common stock are entitled to ten votes for each share owned. Each share of Class B common stock may at any time be converted into one share of Class A common stock at the option of the holder. All issued Class B common shares may also be converted into an equivalent number of Class A common shares upon the affirmative vote of not less than 66 2/3% of the then issued Class B common shares. Further, Class B common shares are automatically converted to an equal number of Class A common shares if they are transferred to anyone who is not an affiliate of the transferring shareholder.

      RCC has shareholder rights plans for its Class A common stock and Class B common stock. The rights plans give each holder of Class A common stock the right to purchase 1/100th of a newly authorized preferred share that is essentially equivalent to one share of Class A common stock and each holder of Class B common stock the right to purchase 1/100th of a newly authorized preferred share, essentially equivalent to one share of Class B common stock. The exercise price for both the Class A rights and the Class B rights is $120 per right.

      The rights become exercisable by existing shareholders only following the acquisition by a buyer, without prior approval of the Company’s board of directors, of 15% or more of the outstanding Common Stock, Class A and Class B, or following the announcement of a tender offer for 15% of the outstanding Common Stock. If a person acquires 15% or more of the Company’s Common Stock, each right (except those held by the acquiring person) will entitle the holder to purchase shares of the Company’s Class A or Class B common stock, as appropriate, having a market value of twice the right’s exercise price, or, in effect, at a 50% discount from the then current market value. If the Company were acquired in a merger or similar transaction after a person acquires 15% of the Company’s outstanding Common Stock, without prior approval of the board of directors, each right would entitle the holder (other than the acquirer) to purchase shares of the acquiring company having a market value of twice the exercise price of the right,

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

or, in effect, at a discount of 50%. Until the acquisition by any person of 15% or more of the Company’s Common Stock, the rights can be redeemed by the board of directors for $.001 per right.

(9)     Income Taxes:

      The Company incurred losses for the years ended December 31, 2003, 2002, and 2001, respectively, and recorded no provision for income taxes.

      The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense recorded in the consolidated financial statements was as follows:

	Year Ended December 31,

	2003	2002	2001

Tax at statutory rate	(35.0)%	(35.0)%	(35.0)%
State taxes	(3.0)	(3.0)	(3.0)
Nondeductible item — amortization	2.0	—	5.0
Adjustment for valuation allowance	36.0	38.0	33.0

	0.0%	0.0%	0.0%

      The income tax effect of the items that create deferred income tax assets and liabilities are as follows (in thousands):

	December 31,

	2003	2002

Deferred income tax assets:
Operating loss carryforwards	$124,256	$93,040
Tax credit carryforwards		—
Temporary differences:
Allowance for doubtful accounts	1,267	1,036
Derivatives	1,257	18,212
Intangible assets	36,377	52,946
Other	5,191	2,317
Valuation allowance	(156,275)	(158,245)

Total deferred income tax assets	12,073	9,306
Deferred income tax liabilities:
Depreciation	(26,086)	(23,312)
Intangible assets	—	—
Other	(1,638)	(1,645)

Net deferred income tax liability	$(15,651)	$(15,651)

      As of December 31, 2003, the Company had tax operating loss carryforwards of approximately $327 million available to offset future income tax liabilities. These carryforwards expire in the years 2007 through 2023. Internal Revenue Code Section 382 contains provisions that limit the availability and timing of usage of net operating loss carryforwards in the event of certain changes in the ownership of the Company’s common stock.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities, the limitations under Internal Revenue Code Section 382 following a change in ownership and tax planning strategies in making this assessment. Based upon the assessment, management has established a valuation allowance for net deferred income tax assets currently not expected to be realized.

(10)     Commitments, Contingencies, and Related Party Transactions:

Employment Agreements

      The Company has employment agreements with certain executive officers with terms of three years. These agreements provide for payment of amounts up to three times their annual compensation if there is a termination of their employment as a result of a change in control of the Company, as defined in the agreements. The maximum contingent liability under these agreements was $7.5 million at December 31, 2003.

Related Party Transactions

      During 2003, 2002, and 2001 the Company paid $723,058, $876,023, and $902,986, respectively, related to certain operating leases with an affiliate of a shareholder. In addition, during 2003, 2002, and 2001, the Company paid $492,224, $566,610, and $478,442 to affiliates of certain shareholders for services.

Legal and Regulatory Matters

      Securities Claims. The Company and certain of its officers and directors have been named as defendants in the following action:

In re Rural Cellular Corporation Securities Litigation, Civil Action No.: 02-4893 PAM/ RLE, U.S. District Court for the District of Minnesota.

      Between December 24, 2002 and February 14, 2003, four securities class actions were commenced against the Company and three of its executive officers. On April 4, 2003, the court consolidated the four actions into the single action identified above and appointed two lead plaintiffs. The lead plaintiffs originally sought to represent a class consisting of all persons (except defendants) who purchased the Company’s common stock in the market during the time period commencing in either May 2001 or on January 6, 2002, and continuing through November 12, 2002.

      The Company received a consolidated amended complaint on July 3, 2003. The consolidated amended complaint added as defendants four directors who were members of the Company’s audit committee during the class period and Arthur Andersen LLP, the Company’s former independent auditors. The lead plaintiffs sought to represent a class consisting of all persons (except defendants and members of their families and entities in which they held interests) who purchased or otherwise obligated themselves to purchase the Company’s publicly traded equity and debt securities between May 7, 2001 and November 12, 2002. The lead plaintiffs alleged that Company’s publicly-announced financial results were false and misleading and that the Company made false and misleading statements about its operating performance and financial condition. The lead plaintiffs further alleged that, as a result, the market price of the Company’s securities was artificially inflated during the class period and investors were deceived into buying the Company’s securities at artificially inflated prices. The lead plaintiffs alleged that defendants

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

were liable under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The lead plaintiffs sought compensatory damages in an unspecified amount, plus their attorneys’ fees and costs.

      On September 2, 2003, the Company served a motion to dismiss the consolidated amended complaint as against RCC and the defendant directors, on the grounds that it failed to plead fraud with the particularity required by Rule 9(b) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, and failed to state a claim upon which relief may be granted. Arthur Andersen LLP also filed a motion to dismiss.

      By Memorandum and Order filed on January 12, 2004, the court dismissed the consolidated amended complaint without prejudice. The court held that the lead plaintiffs had failed to plead specific facts showing that the defendants knew facts, or had access to information, suggesting that RCC’s financial statements were materially false when they originally were issued. The court allowed the lead plaintiffs to file a further amended complaint within 30 days to attempt to correct the deficiencies in their pleading.

      On February 9, 2004, the lead plaintiffs filed a second consolidated amended complaint. The second consolidated amended complaint alleges essentially the same claims against the same defendants for the same alleged class periods, but includes some additional factual allegations. RCC and the defendant directors intend to move for dismissal of the second consolidated amended complaint with prejudice. A hearing date has been scheduled for April 22, 2004.

      The individual defendants have requested that the Company indemnify them and advance the costs of their defense in connection with this action. RCC’s board of directors authorized advancing the costs of defense to the executive officers and directors named as defendants in the initial complaints and appointed a committee of certain non-party directors, as required by Minnesota statute, to consider the request of the directors added as defendants in the consolidated amended complaint. The committee authorized advancing the costs of defense to the four directors who were added as defendants.

      The Company and the officer and director defendants are beneficiaries of liability insurance, which includes coverage for securities claims, subject to certain exclusions. RCC has tendered these claims to the carriers. The primary carrier has responded by raising certain issues with regard to coverage, which have not been resolved.

      Since this action is currently at a very early stage, the Company is unable to determine the potential effects of this action. It is possible that if this action is determined in a manner that is adverse to us, it could result in a material and adverse effect on the Company’s financial condition and results of operations, to the extent that any potential liability is not covered by the Company’s litigation insurance.

      Derivative Action. The following is a purported derivative action brought against all of the Company’s directors and against the Company, as a nominal defendant:

Hiene Junge v. Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, Jeffrey S. Gilbert, Marvin C. Nicolai, George M. Revering, Don C. Swenson, George W. Wikstrom, Paul J. Finnegan, and John Hunt; and Rural Cellular Corporation as nominal defendant, commenced on or about February 20, 2003 in Douglas County District Court, Alexandria, Minnesota.

      The plaintiff is one of RCC’s shareholders and claims to bring suit on behalf of RCC. No pre-lawsuit demand to investigate the allegations or bring the action was made on the board of directors. The plaintiff alleges that the directors breached their fiduciary duties to the Company’s shareholders, or abused their control, or grossly mismanaged, or wasted corporate assets, by allowing or causing RCC to improperly account for certain transactions in the Company’s financial statements during the time period from May 2001 through November 12, 2002. The plaintiff further alleges that the improper accounting eventually led to the commencement of federal securities class actions (described above) against us, which allegedly will

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

cause us to expend significant sums of money. The plaintiff seeks compensatory damages against the directors in an unspecified amount, plus his attorneys’ fees and costs.

      The plaintiff granted the defendants an indefinite extension of time to answer his complaint. Later in 2003, the plaintiff attempted to take discovery. On January 9, 2004, the Company and the director defendants served a motion to dismiss the complaint, and a motion to stay all discovery until the motion to dismiss has been decided. The grounds for the motion to dismiss are that the plaintiff failed to make pre-suit demand, that the complaint fails to plead fraud with sufficient particularity, that the alleged claims are not ripe for adjudication, and that RCC’s Amended Articles of Incorporation limit the personal liability of the director defendants and bar claims like those being asserted against them in this action. Both motions currently are being briefed. Both motions are scheduled to be heard on April 2, 2004.

      The defendant directors have requested that the Company indemnify them and advance the costs of defense in connection with the derivative action. The Company’s board of directors appointed a special counsel, as required by Minnesota statute, who considered this request and determined that the defendant directors are entitled to advance of costs of defense.

      The Company and the defendant directors are named or defined as insureds under insurance policies that include coverage for certain shareholders’ derivative claims, subject to certain exclusions. This matter has been tendered to the insurers. Although the response from the primary carrier regarding the class action does not specifically address coverage of this claim, the same issues could be raised to dispute coverage of this matter.

      Since this action is currently at a very early stage, the Company is unable to determine the potential effects of this action. It is possible that if this action is determined in a manner that is adverse to the Company, it could result in a material and adverse effect on the Company’s financial condition and results of operations, to the extent that any potential liability is not covered by the Company’s litigation insurance.

      Other Claims. The Company is involved from time to time in other routine legal matters and other claims incidental to its business. The Company believes that the resolution of such routine matters and other incidental claims, taking into account established reserves and insurance, will not have a material adverse impact on its consolidated financial position or results of operations.

      Regulatory Matters. The Company is subject to various regulatory requirements associated with its networks in the normal course of business related to E911, CALEA, and WNP. The Company currently does not meet all of the requirements imposed by regulatory agencies. In some cases, the Company has received a waiver from such requirements or is in the process of applying for a waiver. However, management does not believe such non-compliance will have a material adverse effect on the Company, although the ultimate outcome of these matters cannot be determined based on available information.

Leases

      The Company leases office space, cellular towers (including land leases on which the Company’s owned towers reside), and real estate under noncancelable operating leases. These leases typically include

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

renewal options and escalation clauses. Future minimum payments under these leases as of December 31, 2003 are as follows (in thousands):

Year	Amount

2004	$8,957
2005	7,012
2006	5,115
2007	3,685
2008	2,063
Thereafter	3,925

Total	$30,757

      Under the terms of the lease agreements, the Company also is responsible for certain operating expenses and taxes. Total rent expense of $10.6 million, $9.7 million, and $8.3 million was charged to operations for the years ended December 31, 2003, 2002, and 2001, respectively.

Purchase Commitments

      The Company has made commitments to its roaming partners and to equipment vendors to substantially complete its next generation networks by the end of 2005. Including the cost of the anticipated overlays, total capital expenditures for 2004 through 2005 are expected to range from $140 million to $180 million.

      In 2003, the Company entered into a five-year $57.0 million purchase commitment with a vendor to install GSM/ GPRS network equipment and CDMA2000 network equipment, under which, through December 31, 2003, the Company had incurred $5.1 million in equipment purchases.

Off-Balance Sheet Financings and Liabilities

      The Company does not have any off-balance sheet financing arrangements or liabilities. The Company does not have any majority-owned subsidiaries or any interests in, or relationships with, any material special-purpose entities that are not included in the consolidated financial statements.

(11)     Defined Contribution Plan:

      The Company has a defined contribution savings and profit-sharing plan for employees who meet certain age and service requirements. Under the savings portion of the plan, employees may elect to contribute a percentage of their salaries to the plan, with the Company contributing a matching percentage of the employees’ contributions. Under the profit-sharing portion of the plan, the Company contributes a percentage of employees’ salaries. Contributions charged to operations for the years ended December 31, 2003, 2002 and 2001 were $599,000, $570,000, and $728,000, respectively. The percentages the Company matches under the savings portion of the plan and contributes under the profit-sharing portion of the plan are determined annually by the Company’s Board of Directors.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

(12)     Supplemental Cash Flow Information (In thousands):

	Years Ended December 31,

	2003	2002	2001

Cash paid for:
Interest, net of amounts capitalized	$86,801	$86,775	$116,961
Noncash financing transactions:
Preferred stock dividends	$38,877	$60,556	$54,545

(13)     Quarterly Results of Operations (Unaudited):

      Certain unaudited quarterly results for 2003 and 2002 are set forth below (in thousands, except per share data):

	2003 Quarter Ended				2002 Quarter Ended

	March	June	September	December	March	June	September	December

Revenue:
Service	$80,923	$90,904	$92,530	$90,681	$75,497	$80,473	$83,224	$80,739
Roaming	29,062	31,789	37,598	33,447	26,162	33,855	35,400	27,286
Equipment	3,876	4,427	6,462	5,690	3,279	4,564	7,098	5,501

Total Revenue	$113,861	$127,120	$136,590	$129,818	$104,938	$118,892	$125,722	$113,526
Operating income	$31,101	$41,232	$7,005	$43,912	$31,425	$38,178	$38,627	$26,782
Net income (loss) before cumulative change in accounting principle	$5,708	$16,991	$(38,121)	$4,217	$(707)	$11,303	$10,236	$330
Net income (loss)	$5,708	$16,991	$(38,121)	$4,217	$(417,771)	$11,303	$10,236	$330
Net income (loss) applicable to common shares	$(10,465)	$382	$(41,140)	$1,141	$(432,312)	$(3,629)	$(5,098)	$(15,419)
Net income (loss) per share applicable to common shares before cumulative change in accounting principle	$(0.87)	$0.03	$(3.41)	$0.09	$(1.28)	$(0.30)	$(0.43)	$(1.29)
Net income (loss) per basic and diluted share	$(0.87)	$0.03	$(3.41)	$0.09	$(36.27)	$(0.30)	$(0.43)	$(1.29)

(14)     Assets and Liabilities of Operations Held for Sale

      In October 2003, the Company entered into a definitive agreement with AWE to exchange wireless properties. This transaction closed on March 1, 2004. Under the agreement, the Company transferred to AWE its operations in Oregon RSA 4, covering 226,000 POPs and including 37 cell sites and approximately 35,000 customers as of December 31, 2003. RCC received from AWE operations in Alabama and Mississippi covering 732,000 total POPs and 545,000 incremental POPs and including 96 cell sites and approximately 16,000 customers as of December 31, 2003. In addition, RCC received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 2.4 million total POPs and 1.3 million incremental POPs. RCC also received $12.9 million in cash, which will be used to pay amounts outstanding under the Company’s credit agreement.

      The acquisition of licenses in the exchange will be accounted for as a purchase by the Company and the transfer of the properties by the Company to AWE will be accounted for as a sale. The Company’s

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

consolidated balance sheet as of December 31, 2003 reflects the assets and liabilities to be transferred as assets and liabilities of operations held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The results of operations of the markets to be transferred are included in continuing operations. In connection with this transaction, RCC recorded a loss on assets held for sale of $42.2 million (included in operating expenses). This charge may require adjustment in future periods if the estimated fair value changes before the assets are transferred at closing. Assets and liabilities relating to operations held for sale (after giving effect to the loss on assets held for sale) are summarized as follows (in thousands):

December 31,
2003

CURRENT ASSETS:
Cash and cash equivalents	$2
Accounts receivable, less allowance for doubtful accounts of $146	2,983
Inventories	169
Other current assets	35

Total current assets held for sale	$3,189

PROPERTY AND EQUIPMENT, less accumulated depreciation of $5,457	$6,550
LICENSES AND OTHER ASSETS:
Licenses, net	34,175
Goodwill, net	4,940
Customer lists, net	4,488

Total licenses and other assets	43,603

Total non current assets held for sale	$50,153

ASSETS OF OPERATIONS HELD FOR SALE	$53,342

CURRENT LIABILITIES:
Accounts payable	$503
Advance billings and customer deposits	139
Property taxes	114

LIABILITIES OF OPERATIONS HELD FOR SALE	$756

(15)	Guarantor/ Non-Guarantor Consolidating Financial Information

      Our obligations under the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012 are senior secured obligations and are guaranteed by certain of our subsidiaries.

      We believe separate complete financial statements of every subsidiary guarantor would not provide additional material information that would be useful in assessing the financial condition of the subsidiary guarantor. However, RCC Minnesota, Inc. (“RCCM”), one of RCC’s subsidiaries guaranteeing the Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012, is required under Rule 3-16 of Regulation S-X under the Exchange Act to provide separate financial statements and, accordingly, such statements are included herein. Within RCCM’s financial statements, inter-company license management revenue and corporate management expense are reported separately as operating

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

revenue and expense. Wireless Alliance, LLC is not a restricted subsidiary and is not a guarantor of the notes.

      The operations of RGI Group, Inc. (“RGI”), a guarantor subsidiary, are included in the parent company financial presentation because separate financial accounting records are not maintained for this subsidiary on a stand-alone basis, but are accounted for within the operations of the parent. RGI’s assets were approximately $7 million as of December 31, 2003, 2002, and 2001, and its revenues were approximately $7 million in 2003 and 2002 and $6 million in 2001.

      We account for investment in subsidiaries using the equity method for purposes of the supplemental consolidating presentation. The principal elimination entries eliminate investments in subsidiaries and inter-company balances and transactions.

      The following consolidating financial information as of the dates and for the periods indicated of Rural Cellular Corporation (the parent), its guarantor subsidiaries, and its non-guarantor subsidiaries reflects all inter-company management revenue and corporate management expense, including RCCM’s inter-company management revenue and corporate management expense, within Other Income (Expense) as inter-company charges.

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Balance Sheet Information as of December 31, 2003 (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$141,263	$1,266	$18	$—	$142,547
Accounts receivable, less allowance for doubtful accounts	19,472	36,577	1,694	—	57,743
Inventories	1,774	5,971	292	—	8,037
Other current assets	2,269	1,909	81	—	4,259
Assets of operations held for sale	—	3,189	—	—	3,189

Total current assets	164,778	48,912	2,085	—	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation	54,543	159,193	12,466	—	226,202
LICENSES AND OTHER ASSETS:
Licenses	8,656	545,948	8,679	—	563,283
Goodwill	3,262	357,534	—	—	360,796
Customer lists	1,578	62,997	—	—	64,575
Deferred debt issuance costs, less accumulated amortization	34,479	—	—	—	34,479
Long-term assets of operations held for sale	—	50,153	—	—	50,153
Investments in consolidated subsidiaries	1,165,135	1,354	—	(1,166,489)	—
Other assets, less accumulated amortization	2,864	21,063	2,819	(20,951)	5,795

Total licenses and other assets	1,215,974	1,039,049	11,498	(1,187,440)	1,079,081

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

CURRENT LIABILITIES:
Accounts payable	$28,076	$16,621	$1,111	$—	$45,808
Current portion of long-term debt	27,262	—	—	—	27,262
Advance billings and customer deposits	2,262	7,921	271	—	10,454
Accrued interest	34,084	—	—	—	34,084
Other accrued expenses	33,607	32,872	113	(55,316)	11,276
Liabilities of operations held for sale	—	756	—	—	756

Total current liabilities	125,291	58,170	1,495	(55,316)	129,640
LONG-TERM LIABILITIES	1,750,587	1,844,934	42,196	(1,872,850)	1,764,867

Total liabilities	1,875,878	1,903,104	43,691	(1,928,166)	1,894,507

REDEEMABLE PREFERRED STOCK	153,381	—	—	—	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,522 issued	115	918	—	(918)	115
Class B common stock; $.01 par value; 10,000 shares authorized, 552 issued	6	—	—	—	6
Additional paid-in capital	192,423	349	31,679	(32,028)	192,423
Accumulated earnings (deficit)	(786,724)	(657,217)	(49,321)	773,672	(719,590)
Accumulated other comprehensive income	216	—	—	—	216

Total shareholders’ equity (deficit)	(593,964)	(655,950)	(17,642)	740,726	(526,830)

	$1,435,295	$1,247,154	$26,049	$(1,187,440)	$1,521,058

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations information for the year ended December 31, 2003 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$71,073	$275,224	$8,893	$(152)	$355,038
Roaming	15,410	112,300	4,199	(13)	131,896
Equipment	4,433	15,101	921	—	20,455

Total revenue	90,916	402,625	14,013	(165)	507,389

OPERATING EXPENSES:
Network costs, excluding depreciation	16,922	76,037	3,275	(165)	96,069
Cost of equipment sales	6,661	29,548	1,427	—	37,636
Selling, general and administrative	30,670	95,564	5,527	—	131,761
Depreciation and amortization	15,290	57,868	3,271	—	76,429
Loss on assets held for sale	—	42,244	—	—	42,244

Total operating expenses	69,543	301,261	13,500	(165)	384,139

OPERATING INCOME	21,373	101,364	513	—	123,250

OTHER INCOME (EXPENSE):
Interest expense	(135,590)	(143,975)	(2,330)	145,633	(136,262)
Interest and dividend income	146,522	25	2	(145,633)	916
Inter-company charges	(15,815)	16,297	(482)	—	—
Equity in subsidiaries	(50,972)	—	—	50,972	—
Other	998	(107)	—	—	891

Other expense, net	(54,857)	(127,760)	(2,810)	50,972	(134,455)

NET INCOME (LOSS) BEFORE INCOME TAXES	(33,484)	(26,396)	(2,297)	50,972	(11,205)

INCOME TAX PROVISION (BENEFIT)	14,308	22,279	—	(36,587)	—
NET INCOME (LOSS)	(47,792)	(48,675)	(2,297)	87,559	(11,205)

PREFERRED STOCK DIVIDEND	(38,877)	—	—	—	(38,877)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(86,669)	$(48,675)	$(2,297)	$87,559	$(50,082)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2003 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(47,792)	$(48,675)	$(2,297)	$87,559	$(11,205)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	15,290	57,868	3,271	—	76,429
Loss on write-off of debt and preferred stock issuance costs	6,134	—	—	—	6,134
Adjustments of interest rate derivatives to fair market value	(2,225)	—	—	—	(2,225)
Non-cash preferred stock dividends	13,074	—	—	—	13,074
Tax adjustments	14,308	22,279	—	(36,587)	—
Loss on assets held for sale	—	42,244	—	—	42,244
Other	3,596	401	16	—	4,013
Change in other operating elements:
Accounts receivable	(6,483)	(7,597)	(206)	—	(14,286)
Inventories	(889)	(704)	12	—	(1,581)
Other current assets	(1,249)	174	(1)	—	(1,076)
Accounts payable	4,428	248	2	—	4,678
Advance billings and customer deposits	(219)	729	(364)	—	146
Accrued preferred stock dividends	14,899	—	—	—	14,899
Other accrued liabilities	13,766	(338)	(151)	—	13,277

Net cash provided by operating activities	26,638	66,629	282	50,972	144,521

INVESTING ACTIVITIES:
Purchases of property and equipment	(17,496)	(33,625)	(2,583)	—	(53,704)
Proceeds from sale of property and equipment	121	503	—	—	624
Purchase of wireless properties	—	(7,200)	—	—	(7,200)
Other	(176)	2	—	—	(174)

Net cash used in investing activities	(17,551)	(40,320)	(2,583)	—	(60,454)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	68,722	(20,035)	2,285	(50,972)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	131	—	—	—	131
Proceeds from issuance of long-term debt under the credit agreement	120,000	—	—	—	120,000
Repayments of long-term debt under the credit agreement	(388,128)	(6,500)	—	—	(394,628)
Proceeds from issuance of 9 7/8% senior secured notes	325,000	—	—	—	325,000
Repayment of swaption	(34,184)	—	—	—	(34,184)
Proceeds from unwinding derivative hedge agreements	2,632	—	—	—	2,632
Payments of debt issuance costs	(13,374)	—	—	—	(13,374)
Other	(885)	—	—	—	(885)

Net cash provided by (used in) financing activities	79,914	(26,535)	2,285	(50,972)	4,692

NET (DECREASE) INCREASE IN CASH	89,001	(226)	(16)	—	88,759
CASH AND CASH EQUIVALENTS, at beginning of year	52,262	1,492	34	—	53,788

CASH AND CASH EQUIVALENTS, at end of year	$141,263	$1,266	$18	$—	$142,547

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Balance Sheet Information as of December 31, 2002 (In thousands, except per share data):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$52,262	$1,492	$34	$—	$53,788
Accounts receivable, less allowance for doubtful accounts	12,989	31,965	1,488	—	46,442
Inventories	885	5,435	304	—	6,624
Other current assets	1,020	2,117	80	—	3,217

Total current assets	67,156	41,009	1,906	—	110,071

PROPERTY AND EQUIPMENT, less accumulated depreciation	51,895	175,816	12,825	—	240,536
LICENSES AND OTHER ASSETS:
Licenses	8,656	601,241	8,679	—	618,576
Goodwill	3,262	366,567	—	—	369,829
Customer lists	1,888	90,860	—	—	92,748
Deferred debt issuance costs, less accumulated amortization	25,176	—	—	—	25,176
Investments in consolidated subsidiaries	1,233,721	917	—	(1,234,638)	—
Other assets, less accumulated amortization	15,052	22,125	3,118	(34,253)	6,042

Total licenses and other assets	1,287,755	1,081,710	11,797	(1,268,891)	1,112,371

	$1,406,806	$1,298,535	$26,528	$(1,268,891)	$1,462,978

CURRENT LIABILITIES:
Accounts payable	$23,648	$16,876	$1,109	$—	$41,633
Current portion of long-term debt	72,547	6,500	—	—	79,047
Advance billings and customer deposits	2,481	7,331	635	—	10,447
Accrued interest	18,476	—	—	—	18,476
Dividends payable	6,412	—	—	—	6,412
Other accrued expenses	32,030	16,836	264	(39,578)	9,552

Total current liabilities	155,594	47,543	2,008	(39,578)	165,567
LONG-TERM LIABILITIES	1,195,374	1,858,267	39,865	(1,882,480)	1,211,026

Total liabilities	1,350,968	1,905,810	41,873	(1,922,058)	1,376,593

REDEEMABLE PREFERRED STOCK	569,500	—	—	—	569,500
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,229 issued	112	918	—	(918)	112
Class B common stock; $.01 par value; 10,000 shares authorized, 693 issued	7	—	—	—	7
Additional paid-in capital	192,294	349	31,679	(32,028)	192,294
Accumulated earnings (deficit)	(700,055)	(608,542)	(47,024)	686,113	(669,508)
Accumulated other comprehensive income	(6,020)	—	—	—	(6,020)

Total shareholders’ equity (deficit)	(513,662)	(607,275)	(15,345)	653,167	(483,115)

	$1,406,806	$1,298,535	$26,528	$(1,268,891)	$1,462,978

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations Information for the Year Ended December 31, 2002 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$65,518	$245,973	$8,618	$(176)	$319,933
Roaming	19,471	99,385	3,875	(28)	122,703
Equipment	9,042	10,640	760	—	20,442

Total revenue	94,031	355,998	13,253	(204)	463,078

OPERATING EXPENSES:
Network costs, excluding depreciation	17,719	76,842	2,843	(204)	97,200
Cost of equipment sales	9,394	18,257	1,533	—	29,184
Selling, general and administrative	26,276	87,228	5,681	—	119,185
Depreciation and amortization	16,902	62,470	3,125	—	82,497

Total operating expenses	70,291	244,797	13,182	(204)	328,066

OPERATING INCOME	23,740	111,201	71	—	135,012

OTHER INCOME (EXPENSE):
Interest expense	(114,455)	(113,064)	(2,420)	115,461	(114,478)
Interest and dividend income	115,982	41	—	(115,461)	562
Inter-company charges	(18,409)	18,409	—	—	—
Equity in subsidiaries	(401,908)	—	—	401,904	(4)
Other	6	64	—	—	70

Other expense, net	(418,784)	(94,550)	(2,420)	401,904	(113,850)

NET INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(395,044)	16,651	(2,349)	401,904	21,162

INCOME TAX PROVISION (BENEFIT)	4,423	48,562	—	(52,985)	—

NET INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(399,467)	(31,911)	(2,349)	454,889	21,162

CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(367,644)	—	(49,420)	(417,064)

NET INCOME (LOSS)	(399,467)	(399,555)	(2,349)	405,469	(395,902)

PREFERRED STOCK DIVIDEND	(60,556)	—	—	—	(60,556)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(460,023)	$(399,555)	$(2,349)	$405,469	$(456,458)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2002 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(399,467)	$(399,555)	$(2,349)	$405,469	$(395,902)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	16,902	62,470	3,125	—	82,497
Loss on write-off of debt and preferred stock issuance costs	3,319	—	—	—	3,319
Adjustments of interest rate derivatives to fair market value	15,104	—	—	—	15,104
Cumulative change in accounting principle	—	367,644	—	49,420	417,064
Tax adjustments	4,423	48,562		(52,985)	—
Other	2,327	882	—	—	3,209
Change in other operating elements:
Accounts receivable	826	(562)	(739)	—	(475)
Inventories	145	52	(204)	—	(7)
Other current assets	(110)	(677)	(22)	—	(809)
Accounts payable	6,859	(477)	84	—	6,466
Advance billings and customer deposits	405	388	319	—	1,112
Other accrued liabilities	6,462	257	25	—	6,744

Net cash used in (provided by) operating activities	(342,805)	78,984	239	401,904	138,322

INVESTING ACTIVITIES:
Purchases of property and equipment	(18,495)	(39,983)	(1,357)	—	(59,835)
Proceeds from sale of property and equipment	94	357	11	—	462
Proceeds from sale of other long-lived assets	650	—	—	—	650
Other	79	48	—	—	127

Net cash used in investing activities	(17,672)	(39,578)	(1,346)	—	(58,596)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	439,583	(38,784)	1,105	(401,904)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	331	—	—	—	331
Proceeds from issuance of long-term debt under the credit agreement	62,550	—	—	—	62,550
Repayments of long-term debt under the credit agreement	(380,207)	(1)	—	—	(380,208)
Proceeds from issuance of 9 3/4 senior secured notes	300,000	—	—	—	300,000
Payments of debt issuance costs	(10,322)	—	—	—	(10,322)
Other	(283)	(1)	—	—	(284)

Net cash (used in) provided by financing activities	411,652	(38,786)	1,105	(401,904)	(27,933)

NET (DECREASE) INCREASE IN CASH	51,175	620	(2)	—	51,793
CASH AND CASH EQUIVALENTS, at beginning of year	1,087	872	36	—	1,995

CASH AND CASH EQUIVALENTS, at end of year	$52,262	$1,492	$34	$—	$53,788

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Operations Information for the Year Ended December 31, 2001 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

REVENUE:
Service	$56,568	$245,652	$8,334	$(34)	$310,520
Roaming	20,102	96,025	531	(117)	116,541
Equipment	4,721	13,595	311	—	18,627

Total revenue	81,391	355,272	9,176	(151)	445,688

OPERATING EXPENSES:
Network costs, excluding depreciation	15,561	83,087	3,094	(233)	101,509
Cost of equipment sales	5,757	21,577	1,081	—	28,415
Selling, general and administrative	27,176	89,252	5,877	82	122,387
Depreciation and amortization	14,959	93,625	3,993	—	112,577

Total operating expenses	63,453	287,541	14,045	(151)	364,888

OPERATING INCOME	17,938	67,731	(4,869)	—	80,800

OTHER INCOME (EXPENSE):
Interest expense	(132,737)	(159,997)	(3,106)	165,408	(130,432)
Interest and dividend income	166,524	56	—	(165,408)	1,172
Inter-company charges	(13,134)	13,134	—	—	—
Equity in subsidiaries	(105,766)	—	—	105,764	(2)
Other	(750)	—	—	—	(750)

Other expense, net	(85,863)	(146,807)	(3,106)	105,764	(130,012)

NET INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(67,925)	(79,076)	(7,975)	105,764	(49,212)
INCOME TAX PROVISION (BENEFIT)	2,255	18,717	—	(20,972)	—

NET INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(70,180)	(97,793)	(7,975)	126,736	(49,212)

CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	1,621	—	—	—	1,621

NET INCOME (LOSS)	(68,559)	(97,793)	(7,975)	126,736	(47,591)

PREFERRED STOCK DIVIDEND	(54,545)	—	—	—	(54,545)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(123,104)	$(97,793)	$(7,975)	$126,736	$(102,136)

RURAL CELLULAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001 — (Continued)

Statement of Cash Flows Information for the Year Ended December 31, 2001 (In thousands):

		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(68,559)	$(97,793)	$(7,975)	$126,736	$(47,591)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	14,959	93,625	3,993	—	112,577
Loss on write-off of debt and preferred stock issuance costs
Adjustments of interest rate derivatives to fair market value	16,425	—	—	—	16,425
Cumulative change in accounting principle	(1,621)	—	—	—	(1,621)
Tax adjustments	2,255	18,717	—	(20,972)	—
Other	2,047	(83)	—	—	1,964
Change in other operating elements:
Accounts receivable	(3,069)	3,596	322	—	849
Inventories	(39)	13	318	—	292
Other current assets	(121)	508	218	—	605
Accounts payable	(1,065)	(6,058)	(663)	—	(7,786)
Advance billings and customer deposits	562	565	72	—	1,199
Other accrued liabilities	253	(1,700)	37	—	(1,410)

Net cash provided by (used in) operating activities	(37,973)	11,390	(3,678)	105,764	75,503

INVESTING ACTIVITIES:
Purchases of property and equipment	(9,445)	(36,023)	(511)	—	(45,979)
Purchases of wireless properties	—	(178,566)	—	—	(178,566)
Proceeds from sale of other long-lived assets	—	48,929	—	—	48,929
Other	(823)	1,978	—	—	1,155

Net cash used in investing activities	(10,268)	(163,682)	(511)	—	(174,461)

FINANCING ACTIVITIES:
Change in parent company receivable and payable	(49,655)	151,201	4,218	(105,764)	—
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	1,214	—	—	—	1,214
Proceeds from issuance of long-term debt under the credit agreement	349,250	—	—	—	349,250
Repayments of long-term debt under the credit agreement	(256,089)	—	—	—	(256,089)
Proceeds from swaption	8,720	—	—	—	8,720
Payments of debt issuance costs	(4,366)	—	—	—	(4,366)
Other	19	—	—	—	19

Net cash provided by (used in) financing activities	49,093	151,201	4,218	(105,764)	98,748

NET (DECREASE) INCREASE IN CASH	852	(1,091)	29	—	(210)
CASH AND CASH EQUIVALENTS, at beginning of year	237	1,962	6	—	2,205

CASH AND CASH EQUIVALENTS, at end of year	$1,089	$871	$35	$—	$1,995

      Included on the following pages are the financial statements for RCC Minnesota, Inc., a wholly owned subsidiary of Rural Cellular Corporation. Rural Cellular Corporation is required to provide these financial statements under Rule 3-16 of Regulation S-X under the Exchange Act, “Financial Statements of Affiliates Whose Securities Collateralize an Issue Registered or Being Registered.” The securities of RCC Minnesota, Inc. collateralizes RCC’s Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes due 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Rural Cellular Corporation and Subsidiaries
Alexandria, Minnesota

      We have audited the accompanying balance sheets of RCC Minnesota, Inc. (“RCCM”), a wholly owned subsidiary of Rural Cellular Corporation (“RCC”), as of December 31, 2003 and 2002 and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of RCCM’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of RCCM as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 2 to the financial statements, on January 1, 2002, RCCM adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and changed its method of accounting for licenses.

      The accompanying financial statements have been prepared from the separate records maintained by Rural Cellular Corporation and may not necessarily be indicative of the conditions that would have existed or the results of operations if RCCM had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made to and from RCCM, as discussed in Note 2 to the financial statements.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

September 7, 2004

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

BALANCE SHEETS

	As of

	December 31,	December 31,
	2003	2002

	(In thousands, except shares
	and per share data)
ASSETS
LICENSES AND OTHER ASSETS:
Licenses	$356,075	$411,368
License held for sale	34,175	—
Deferred tax asset	20,756	21,827

Total assets	$411,006	$433,195

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Inter-company taxes payable	$18,740	$3,079
LONG-TERM LIABILITIES:
Inter-company long-term debt	396,308	459,257

Total liabilities	415,048	462,336

SHAREHOLDERS’ DEFICIT:
Common stock; $0.01 par value; 200,000 shares authorized; 1,000 issued and outstanding	0	0
Additional paid-in capital	1	1
Accumulated deficit	(4,043)	(29,142)

Total shareholder’s deficit	(4,042)	(29,141)

	$411,006	$433,195

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands)
REVENUE:
License management revenue	$108,349	$95,703	$84,358

Total revenue	108,349	95,703	84,358

OPERATING EXPENSES:
Corporate management expense	3,714	2,907	2,708
Other operating	280	277	119
License amortization	—	—	13,711
Loss on license held for sale	28,318	—	—

Total operating expenses	32,312	3,184	16,538

OPERATING INCOME	76,037	92,519	67,820

OTHER EXPENSE:
Inter-company interest	34,206	30,311	47,161

NET INCOME BEFORE INCOME TAXES AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	41,831	62,208	20,659

INCOME TAX PROVISION	16,732	23,907	6,763

NET INCOME BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	$25,099	38,301	13,896

CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(79,171)	—

NET INCOME (LOSS)	$25,099	$(40,870)	$13,896

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2003, 2002 and 2001

			Total
	Additional	Accumulated	Shareholders’
	Paid-In Capital	Earnings (Deficit)	Equity (Deficit)

		(In thousands)
BALANCE, December 31, 2000	$1	$(2,168)	$(2,167)
Net income	—	13,896	13,896

BALANCE, December 31, 2001	1	11,728	11,729
Net loss	—	(40,870)	(40,870)

BALANCE, December 31, 2002	1	(29,142)	(29,141)
Net income	—	25,099	25,099

BALANCE, December 31, 2003	$1	$(4,043)	$(4,042)

The accompanying notes are an integral part of these financial statements.

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

	2003	2002	2001

	(In thousands)
OPERATING ACTIVITIES:
Net income (loss)	$25,099	$(40,870)	$13,896
Adjustments to reconcile to net cash provided by operating activities:
Amortization	—	—	13,711
Cumulative change in accounting principle	—	79,171	—
Loss on assets held for sale	28,830	—	—
Income taxes	16,732	23,907	6,763
Change in other current assets	—	23	(23)

Net cash provided by operating activities	70,661	62,231	34,347

INVESTING ACTIVITIES:
Acquisition of licenses	(7,200)	—	(94,640)
Disposition of licenses	—	—	13,200

Net cash used in investing activities	(7,200)	—	(81,440)

FINANCING ACTIVITIES:
Net change in inter-company long-term debt	(63,461)	(62,231)	47,093

Net cash (used in) provided by financing activities	(63,461)	(62,231)	47,093

NET (DECREASE) INCREASE IN CASH	—	—	—
CASH AND CASH EQUIVALENTS, at beginning of year	—	—	—

CASH AND CASH EQUIVALENTS, at end of year	$—	$—	$—

RCC MINNESOTA, INC.

(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS

(1)     Background and Basis of Presentation:

      RCC Licenses, Inc., a wholly owned subsidiary of Rural Cellular Corporation (“RCC”), was incorporated in 1997. In July 1998, RCC Licenses, Inc. changed its name to RCC Minnesota, Inc. (“RCCM”). RCCM’s operations are subject to the applicable rules and regulations of the Federal Communications Commission (“FCC”). Since inception, this subsidiary has not engaged in any business activity other than acquiring and holding FCC licenses and conducting business activities incidental to holding and acquiring FCC licenses.

      The financial statements of RCCM are presented to comply with the requirement under Rule 3-16 of Regulation S-X to provide financial statements of affiliates whose securities collateralize registered securities if certain significance tests are met.

History of RCC Minnesota, Inc.

      The following reflects the history of RCC Licenses, Inc., founded in 1997 and renamed RCC Minnesota, Inc. in 1998:

•	October 1997, RCC assigned its cellular licenses in its Midwest region to RCCM.

•	July 1998, RCC Licenses, Inc. changed its name to RCC Minnesota, Inc.

•	December 2000, RGI Group, Inc., Western Maine Cellular, Inc., RCC Holdings, Inc., and MRCC, Inc., wholly-owned subsidiaries of RCC, assigned certain licenses to RCCM. Management agreements between RCCM and RCC operating subsidiaries commenced on December 1, 2000.

•	January 2001, Star Cellular, a wholly-owned subsidiary of RCC, was acquired by RCC and assigned certain licenses to RCCM.

•	February 2001, RCCM entered into an agreement to sell its 10MHz PCS licenses in its Northwest region.

•	October 2003, RCCM acquired 1900 MHz spectrum from AT&T Wireless Services, Inc. (“AWE”) and one of its affiliates.

•	March 2004, RCCM exchanged certain wireless properties with AWE. Under the agreement, RCCM transferred to AWE its Oregon RSA 4 license. RCCM received from AWE licenses in Alabama and Mississippi covering. In addition, RCCM received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions.

•	May 2004, RCC Holdings, Inc., a wholly-owned subsidiary of RCC, assigned licenses in its Alabama and Mississippi markets to RCCM.

Principles of Presentation

      The financial statements include all of the accounts of RCC Minnesota, Inc., a wholly owned license-only-subsidiary of Rural Cellular Corporation.

      The financial information included herein may not necessarily be indicative of the financial position, results of operations or cash flows of RCCM in the future or what the financial position, results of operations or cash flows would have been if RCCM had been a separate, independent company during the periods presented.

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Ultimate results could differ from those estimates.

(2)     Summary of Significant Accounting Policies:

Revenue Recognition — License management revenue

      RCCM recognizes inter-company management revenue based upon agreements with RCC’s other operating subsidiaries, which have assigned all or a portion of their licenses to RCCM (see Note 1). This allocation is based on 85% of the respective subsidiary’s operating income (excluding impairment charges) relating to such assigned licenses.

Expense Recognition

      Corporate management expense. RCCM recognizes an inter-company corporate management charge from RCC reflecting a proportionate share of RCC’s operating expenses. The allocation to RCCM is based on relative revenues.

      Other operating expense. RCCM recognizes other operating expenses, which include costs directly related to legal and FCC license renewal fees.

      License amortization expense. Prior to the adoption on January 1, 2002, of Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” RCCM amortized the carrying value of its licenses based on their estimated useful lives. Such amortization is included herein.

      Loss on license held for sale. RCCM reviews its licenses for impairment in accordance with SFAS No. 142. In analyzing potential impairment, RCCM uses projections of future cash flows from the assets. These projections are based on our views of growth rates for the related business, anticipated future economic conditions, the appropriate discount rates relative to risk, and estimates of residual values. RCCM believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If changes in growth rates, future economic conditions, discount rates, or estimates of residual values were to occur, RCCM’s licenses may become impaired.

      When RCCM determines that the carrying value of certain licenses may not be recoverable based upon the existence of one or more of the above impairment indicators, RCCM then measures for impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in its current business model. In connection with RCCM’s property exchange with AWE, RCCM recorded a $28.3 million non-cash loss on assets held for sale in the third quarter of 2003.

      Interest expense. In 2003, RCCM recognized inter-company interest expense using a rate equal to the weighted average rate of RCC’s total external debt including preferred securities. In 2002 and 2001, RCCM recognized interest expense based on the prime rate plus 1.5%.

      Income tax provision. The income and expenses of all consolidated subsidiaries are included in the consolidated Federal income tax return of Rural Cellular Corporation and Subsidiaries. For financial reporting purposes, any tax benefit or provision generated by each consolidated subsidiary is accounted for

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS — (Continued)

in their separate taxes payable and deferred income tax accounts, computed as if they had filed separate Federal and State income tax returns.

      RCC uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in our tax provision in the period of change.

Licenses

      RCCM holds licenses either granted to it by the FCC, received through acquisition, or transferred to it from Rural Cellular Corporation’s other subsidiaries (See Note 1). The valuation of RCCM’s licenses reflects their original acquisition cost adjusted by subsequent impairment adjustments as determined by the application of SFAS No. 141 and SFAS No. 142.

      The valuation of licenses and related amortization are as follows as of December 31 (in thousands):

2003			2002

Gross	Accumulated	Net	Gross	Accumulated	Net
Carrying Value	Amortization	Carrying Value	Carrying Value	Amortization	Carrying Value

$375,736	$(19,661)	$356,075	$434,441	$(23,073)	$411,368

      RCCM did not amortize licenses in 2003 and 2002.

      The effect of the adoption of SFAS No. 142 on the reported net loss and basic and diluted loss per share for all periods presented in the accompanying statements of operations is as follows (in thousands):

	(As Reported)
	For Years Ended December 31,

	2003	2002	2001

Net income (loss)	$25,099	$(40,870)	$13,896

Add back: license amortization	—	—	13,711

Adjusted net income (loss)	$25,099	$(40,870)	$27,607

      The changes in carrying amount of licenses for the year ended December 31 are as follows (in thousands):

	2003	2002

Beginning of year	$411,368	$539,958
Acquisition	7,200	—
Impairment on license held for sale	(28,318)	(128,590)
Transfer to license held for sale	(34,175)	—

Ending of year	$356,075	$411,368

      RCC reviews indefinite-lived intangible assets for impairment based on the requirements of SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with this statement and with Emerging Issues Task Force No. 02-07 (“EITF 02-07”), Unit of Accounting for Testing of Impairment of

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Indefinite-Lived Intangible Assets, licenses are tested for impairment at the reporting unit level on an annual basis as of October 1st or on an interim basis if an event occurs or circumstances change that would indicate the asset might be impaired. These events or circumstances would include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors.

      RCC utilizes a fair value approach, incorporating discounted cash flows, to complete the test. This approach determines the fair value of the FCC licenses, using start-up model assumptions, and accordingly incorporates cash flow assumptions regarding the investment in a network, the development of distribution channels, and other inputs for making the business operational. As these inputs are included in determining free cash flows of the business, the present value of the free cash flows is attributable to the licenses using assumptions of our weighted average costs of capital and the long-term rate of growth for our business. RCC believes that its estimates are consistent with assumptions that marketplace participants would use in their estimates of fair value. If any of the cash flow assumptions were to change, FCC licenses may become impaired. RCC tests RCCM’s licenses for impairment based on an allocation of the relative fair value of the reporting units based on relative POPs of each license area.

      Following adoption of SFAS No. 142 on January 1, 2002, RCC completed a transitional impairment test for licenses and determined there was an impairment of $128.6 million related to licenses held by RCCM. RCCM used a fair value approach, using primarily discounted cash flows, to complete the transitional impairment tests. In accordance with SFAS No. 142, the impairment charges were recorded as a cumulative change in accounting principle in our financial statements for the first quarter of 2002. No additional impairment occurred on the October 1, 2002 assessment date.

      RCC completed its annual impairment test for licenses for 2003 and did not identify any impairment of RCCM’s licenses (excluding the impairment on license held for sale — Note 3).

      Prior to the adoption of SFAS No. 142, licenses were tested for impairment under SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of (“SFAS No. 121”). SFAS No. 121 required that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and, accordingly, did not result in an impairment of licenses.

Inter-Company debt:

      RCC funds RCCM through an inter-company note. The note balance adjusts as RCCM earns revenue and recognizes expense or as licenses are acquired or sold. Interest is computed monthly and is added to the note balance. The carrying amount of the note approximates fair value as interest is adjusted on an annual basis.

(3)     License Held For Sale:

      License Held For Sale. In October 2003, RCC entered into a definitive agreement with AWE to exchange wireless properties. This transaction closed on March 1, 2004. Under the agreement, RCCM transferred to AWE its license in Oregon RSA 4, covering 226,000 POPs. RCCM received from AWE licenses in Alabama and Mississippi covering 732,000 total POPs. In addition, RCCM received from AWE unbuilt PCS licenses covering portions of RCC’s South, Midwest, and Northwest regions that incorporate 1.3 million incremental POPs.

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The acquisition of licenses in the exchange was accounted for as a purchase by RCCM and the transfer of the properties by RCCM to AWE was accounted for as a sale. RCCM’s balance sheet as of December 31, 2003 reflects the license to be transferred as licenses held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The results of operations of the licenses to be transferred continue to be presented as continuing operations. In connection with this transaction, RCCM recorded a loss on licenses held for sale of $28.3 million. Upon closing, no further charge to operations was taken and RCCM received licenses from AWE with a fair value of $13.8 million. The purchase price allocation has been completed on a preliminary basis using the purchase method.

(4)     Income Taxes:

      The Company’s current and deferred tax provisions are as follows (in thousands):

	Years Ended December 31,

	2003	2002	2001

Current provision
Federal	$13,703	$2,694	$—
State	1,958	385	—

Total current provision	15,661	3,079	—
Deferred provision
Federal	986	(26,333)	6,229
State	85	(2,257)	534

Total deferred provision	1,071	(28,590)	6,763

Total provision (benefit)	$16,732	$(25,511)	$6,763

      The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense recorded in the consolidated financial statements was as follows:

	Years Ended
	December 31,

	2003	2002	2001

Tax at statutory rate	35.0%	35.0%	35.0%
State taxes	5.0	3.4	1.7
Other	—	—	(4.0)

	40.0%	38.4%	32.7%

      The income tax effect of the items that create deferred income tax assets and liabilities are as follows (in thousands):

	Years Ended
	December 31,

	2003	2002

Deferred income tax assets:
Intangible assets	$20,756	$21,827

Total deferred income tax assets	$20,756	$21,827

      In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred

RCC MINNESOTA, INC.
(A WHOLLY-OWNED SUBSIDIARY OF RURAL CELLULAR CORPORATION)

NOTES TO FINANCIAL STATEMENTS — (Continued)

tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities, the limitations under Internal Revenue Code Section 382 following a change in ownership and tax planning strategies in making this assessment.

$510,000,000

Rural Cellular Corporation

Senior Secured Floating Rate Notes due 2010

8 1/4% Senior Secured Notes due 2012

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Minnesota Corporations

      Unless prohibited in a corporation’s articles or bylaws, Section 302A.521 of the Minnesota Business Corporation Act requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his or her official capacity. The general effect of Minnesota Statutes § 302A.521 is to require the Registrants incorporated in Minnesota to reimburse (or pay on behalf of) their directors and officers any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrants, except where such persons have not acted in good faith.

      The Bylaws of each Registrant incorporated in Minnesota provides for such indemnification to the maximum extent permitted by Minnesota law.

Vermont Corporations

      Under Section 8.51 of the Vermont Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the director conducted himself or herself in good faith and the director reasonably believed

(a) in the case of conduct in the director’s official capacity with the corporation, that the director’s conduct was in the corporation’s best interests and

(b) in all other cases that the director’s conduct was at least not opposed to the corporation’s best interests and in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful and the director is not finally found to have engaged in a reckless or intentional unlawful act.

      Further, unless limited by its articles of incorporation, under Section 8.52 of the Vermont Business Corporation Act, a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

      Section 8.56 of the Vermont Business Corporation Act provides that unless otherwise limited by a corporation’s articles of incorporation, an officer of the corporation who is not a director is entitled to mandatory indemnification as provided under Section 8.52, and the corporation may indemnify and advance expenses to an officer to the same extent as to a director. The Bylaws of Alexandria Indemnity Corporation, a Vermont corporation, provides that directors shall be indemnified to the extent permitted by Vermont law.

Delaware Limited Liability Companies

      Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Minnesota Limited Liability Companies

      Section 322B.699 of the Minnesota Limited Liability Company Act provides that unless otherwise prohibited or limited by the articles of organization, a member control agreement, or the bylaws, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, or other expenses incurred in connection with the proceeding, under certain conditions, including that the person must have acted in good faith, received no improper personal benefit, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The bylaws of RCC Atlantic Licenses, LLC and the operating agreement of TLA Spectrum, LLC both provide that such individuals should be indemnified to the fullest extent permitted by Minnesota law.

      RCC has purchased insurance covering the liability of its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Exhibit
Number		Document

3	.1(a)	Articles of Incorporation	[1]
3	.1(b)	Amendments to Articles of Incorporation effective March 24, 2000	[1]
3	.2(a)	Amended and Restated Bylaws	[1]
3	.2(b)	Amendment to Amended and Restated Bylaws effective March 22, 2000	[1]
3.3		Articles of Incorporation of Alexandria Indemnity Corporation	*
3.4		Bylaws of Alexandria Indemnity Corporation	*
3.5		Certificate of Formation of BMCT Equipment Company L.L.C.	*
3.6		Second Amended and Restated Limited Liability Company Agreement of BMCT Equipment Company L.L.C.	*
3.7		Certificate of Formation of Ferry Equipment Company L.L.C.	*
3.8		Amended and Restated Limited Liability Company Agreement of Ferry Equipment Company L.L.C.	*
3.9		Articles of Incorporation of RCC Atlantic, Inc.	*
3.10		Amended and Restated Bylaws of RCC Atlantic, Inc.	*
3.11		Articles of Organization of RCC Atlantic Licenses, LLC	*
3.12		Bylaws of RCC Atlantic Licenses, LLC	*
3.13		Articles of Incorporation of RCC Atlantic Long Distance, Inc.	*
3.14		Amended and Restated Bylaws of RCC Atlantic Long Distance, Inc.	*
3.15		Articles of Incorporation of RCC Holdings, Inc.	*
3.16		Bylaws of RCC Holdings, Inc.	*
3.17		Articles of Incorporation of RCC Minnesota, Inc.	*
3.18		Amended and Restated Bylaws of RCC Minnesota, Inc.	*
3.19		Articles of Incorporation of RCC Network, Inc.	*
3.20		Bylaws of RCC Network, Inc.	*
3.21		Articles of Incorporation of RCC Paging, Inc.	*
3.22		Amended and Restated Bylaws of RCC Paging, Inc.	*
3.23		Articles of Incorporation of RCC Transport, Inc.	*
3.24		Bylaws of RCC Transport, Inc.	*
3.25		Articles of Incorporation of RGI Group, Inc.	*

Exhibit
Number		Document

3.26		Amended and Restated Bylaws of RGI Group, Inc.	*
3.27		Articles of Organization of TLA Spectrum, LLC	*
3.28		Operating Agreement of TLA Spectrum, LLC	*
4	.1(a)	Indenture dated March 25, 2004, between Rural Cellular Corporation and U.S. Bank National Association, as trustee, with respect to the senior secured notes, including the forms of Senior Secured Notes.	[2]
4	.1(b)	Collateral Agreement dated as of March 25, 2004, made by Rural Cellular Corporation and each of its subsidiaries that are signatories in favor of U.S. Bank Association, as Collateral Trustee.	[2]
4	.1(c)	Registration Rights Agreement dated as of March 25, 2004 by and among Rural Cellular Corporation as Issuer, the Guarantors, and Lehman Brothers Inc., Banc of America Securities LLC and Lazard Frères & Co. LLC as the Initial Purchasers	*
4.2		Indenture dated August 1, 2003 between Rural Cellular Corporation, as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 9 7/8% Senior Notes Due 2010, including the form of 9 7/8% Senior Notes Due 2010	[3]
4.3		Indenture dated January 16, 2002 between Rural Cellular Corporation, as Issuer, and Wells Fargo Bank Minnesota, N.A., as Trustee, with respect to the 9 3/4% Senior Subordinated Notes Due 2010, including form of 9 3/4% Senior Subordinated Notes Due 2010	[4]
4.4		Indenture dated May 14, 1998 between Rural Cellular Corporation, as Issuer, and Norwest Bank Minnesota, N.A., as Trustee, with respect to the 9 5/8% Senior Subordinated Notes Due 2008, including form of 9 5/8% Senior Subordinated Notes Due 2008	[5]
4.5		Certificate of Designation of 11 3/8% Senior Exchangeable Preferred Stock	[5]
4.6		Certificate of Designation of 12 1/4% Junior Exchangeable Preferred Stock	[1]
4	.7(a)	Class A Share Rights Agreement dated April 30, 1999	[6]
4	.7(b)	Amendment to the Class A Share Rights Agreement dated March 31, 2000	[7]
4	.8(a)	Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(b)	First Amendment to Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(c)	Second Amendment to Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(d)	Registration Rights Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(e)	Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class T Convertible Preferred Stock of Rural Cellular Corporation	[8]
4	.9(a)	Preferred Stock Purchase Agreement dated April 3, 2000 among Rural Cellular Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, Boston Ventures Limited Partnership V and Toronto Dominion Investment, Inc. (collectively “Class M Investors”)	[8]
4	.9(b)	Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class M Redeemable Voting Convertible Preferred Stock of Rural Cellular Corporation	[8]
4	.9(c)	Registration Rights Agreement dated April 3, 2000 among Rural Cellular Corporation and Class M Investors	[8]
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP	*
5.2		Opinion of Moss & Barnett, A Professional Association	*

Exhibit
Number		Document

5.3		Opinion of Elizabeth L. Kohler, Esq.	*
10	.1(a)	Credit Agreement dated as of March 25, 2004 among Rural Cellular Corporation, Lehman Commercial Paper, Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent.	[2]
10	.1(b)	Guarantee and Collateral Agreement dated as of March 25, 2004 among Rural Cellular Corporation, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent.	[2]
10	.1(c)	Intercreditor Agreement, dated as of March 25, 2004, among Lehman Commercial Paper Inc., as Senior Agent and Account Agent, U.S. Bank National Association, as Indenture Trustee and Collateral Trustee, Rural Cellular Corporation, a Minnesota corporation, and the Guarantors.	[2]
10	.2(a)	Trademark and Trade Name License Agreements between Cellular 2000, Inc. and:
		(i) North Woods Cellular Partnership (ii) Northern Lights Cellular Partnership (iii) Great River Cellular Partnership (iv) Cellular Five Partnership (v) Heartland Cellular Partnership	[9]
10	.2(b)	Assignment and Assumption Agreements by and between Rural Cellular Corporation and each partnership	[9]
10.3		1995 Stock Compensation Plan, as amended to date	[10]
10	.3(a)	Form of Restricted Stock Award Agreement pursuant to 1995 Stock Compensation Plan.	[2]
10.4		Stock Option Plan for Nonemployee Directors, as amended to date	[11]
10	.5(a)	Employment Agreement with Richard P. Ekstrand effective January 22, 1999	[12]
10	.5(b)	Amendment to Employment Agreement with Richard P. Ekstrand effective January 1, 2001	[13]
10	.5(c)	Second Amendment to Employment Agreement with Richard P. Ekstrand effective July 24, 2001	[14]
10	.5(d)	Third Amendment to Employment Agreement with Richard P. Ekstrand effective August 23, 2001	[14]
10	.6(a)	Employment Agreement with Wesley E. Schultz effective January 22, 1999	[12]
10	.6(b)	Amendment to Employment Agreement with Wesley E. Schultz effective January 1, 2001	[13]
10	.6(c)	Second Amendment to Employment Agreement with Wesley E. Schultz effective July 24, 2001	[14]
10	.6(d)	Third Amendment to Employment Agreement with Wesley E. Schultz effective August 23, 2001	[14]
10	.7(a)	Employment Agreement with Ann K. Newhall effective February 6, 1999	[15]
10	.7(b)	Amendment to Employment Agreement with Ann K. Newhall effective January 1, 2001	[13]
10	.7(c)	Second Amendment to Employment Agreement with Ann K. Newhall effective July 24, 2001	[14]
10	.7(d)	Third Amendment to Employment Agreement with Ann K. Newhall effective August 23, 2001	[14]
10	.8(a)	Change of Control Agreement with David Del Zoppo effective January 2, 2001	[13]
10	.8(b)	Amendment to Change of Control Agreement with David Del Zoppo effective July 24, 2001	[14]
10	.9(a)	Key Employee Deferred Compensation Plan	[16]

Exhibit
Number		Document

10	.9(b)	Amendment to Key Employee Deferred Compensation Plan	[17]
10.10		Management Incentive Plan	[18]
**10	.11	CRM and Billing Managed Services Agreement dated February 5, 2004, between Rural Cellular Corporation and Amdocs Software Systems Limited.	[2]
**10	.12(a)	Master Purchase Agreement dated March 14, 2002 by and between Rural Cellular Corporation and Ericsson Inc.	[19]
**10	.12(b)	Addendum dated August 4, 2003 to Master Purchase Agreement	[19]
12		Statements re Computation of Ratios	*
21		Subsidiaries of Registrant	*
23.1		Consent of Deloitte & Touche LLP regarding Rural Cellular Corporation	*
23.2		Consent of Deloitte & Touche LLP regarding RCC Minnesota, Inc.	*
23.3		Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1)	*
23.4		Consent of Moss & Barnett, A Professional Association (included in Exhibit 5.2)	*
23.5		Consent of Elizabeth L. Kohler (included in Exhibit 5.3)	*
24		Powers of Attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Bolland, Finnegan, Nicolai, Revering, Swenson, and Wikstrom and Ms. Newhall (included on signature pages)	*
25		Statement of Eligibility of Trustee	*
99.1		Form of Letter of Transmittal for Senior Secured Notes	*
99.2		Form of Notice of Guaranteed Delivery for Senior Secured Notes	*
99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees for Senior Secured Notes	*
99.4		Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees for Senior Secured Notes	*
99.5		Form of Instruction from Owner of Senior Secured Notes	*

(1)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

(2)	Filed as an exhibit to Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(3)	Filed with Report on Form 10-Q for quarter ended June 30, 2003, and incorporated herein by reference

(4)	Filed as an Exhibit to Report on Form 10-K for year ended December 31, 2001, and incorporated herein by reference

(5)	Filed as an exhibit to Registration Statement on Form S-4 (SEC No. 333-57677), filed June 25, 1998, and incorporated herein by reference.

(6)	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999 and incorporated herein by reference.

(7)	Filed as an exhibit to Registration Statement on Form 8-A/ A-1 filed April 18, 2000 and incorporated herein by reference.

(8)	Filed as an exhibit to Report on Form 8-K dated April 1, 2000 and incorporated herein by reference.

(9)	Filed as an exhibit to Registration Statement on Form S-1 (SEC No. 33-80189) filed December 8, 1995 and incorporated herein by reference.

(10)	Filed with definitive Proxy Statement for 2000 Annual Meeting on April 7, 2000 and incorporated herein by reference.

(11)	Filed with definitive Proxy Statement for 2002 Annual Meeting on April 8, 2002 and incorporated herein by reference.

(12)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

(13)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.

(14)	Filed as an exhibit to Report on Form 10-Q/ A for the quarter ended September 30, 2001, and incorporated herein by reference.

(15)	Filed as an exhibit to Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.

(16)	Filed as an exhibit to Report on Form 10-Q/ A for the quarter ended June 30, 2001, and incorporated herein by reference.

(17)	Filed as an exhibit to Report on Form 10-K for year ended December 31, 2002, and incorporated herein by reference

(18)	Filed with definitive Proxy Statement for 2001 Annual Meeting on April 9, 2001, and incorporated herein by reference.

(19)	Filed as an exhibit to Report on Form 10-K/ A for the year ended December 31, 2003, and incorporated herein by reference.

*	Filed herewith.

**	Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to Registrant’s request for confidential treatment of such information under Rule 24b-2 of the Securities Exchange Act of 1934.

Item 22.	Undertakings

      The following undertakings are made by each of the undersigned registrants:

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RURAL CELLULAR CORPORATION

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

ALEXANDRIA INDEMNITY CORPORATION

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Treasurer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President and Controller

/s/ ELIZABETH L. KOHLER Elizabeth L. Kohler	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

BMCT EQUIPMENT COMPANY L.L.C.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Governor

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Governor

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Governor

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Governor

/s/ ANN K. NEWHALL Ann K. Newhall	Governor

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Governor

Signature	Title

/s/ GEORGE M. REVERING George M. Revering	Governor

/s/ DON C. SWENSON Don C. Swenson	Governor

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Governor

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

FERRY EQUIPMENT COMPANY L.L.C.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Governor

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Governor

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Governor

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Governor

/s/ ANN K. NEWHALL Ann K. Newhall	Governor

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Governor

Signature	Title

/s/ GEORGE M. REVERING George M. Revering	Governor

/s/ DON C. SWENSON Don C. Swenson	Governor

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Governor

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC ATLANTIC, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC ATLANTIC LICENSES, LLC

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and Chief Manager

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Manager (Principal Executive Officer) and Governor

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Governor

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Governor

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Governor

/s/ ANN K. NEWHALL Ann K. Newhall	Governor

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Governor

/s/ GEORGE M. REVERING George M. Revering	Governor

/s/ DON C. SWENSON Don C. Swenson	Governor

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Governor

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC ATLANTIC LONG DISTANCE, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC HOLDINGS, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC MINNESOTA, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC NETWORK, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC PAGING, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RCC TRANSPORT, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

RGI GROUP, INC.

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director

/s/ ANN K. NEWHALL Ann K. Newhall	Director

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director

/s/ GEORGE M. REVERING George M. Revering	Director

/s/ DON C. SWENSON Don C. Swenson	Director

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Director

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on the 14th day of September, 2004.

TLA SPECTRUM, LLC

By:	/s/ RICHARD P. EKSTRAND

Richard P. Ekstrand
President and C.E.O.

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, or David J. Del Zoppo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 14th day of September, 2004 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	President and Chief Executive Officer (Principal Executive Officer) and Governor

/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Governor

/s/ DAVID J. DEL ZOPPO David J. Del Zoppo	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ANTHONY J. BOLLAND Anthony J. Bolland	Governor

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Governor

/s/ ANN K. NEWHALL Ann K. Newhall	Governor

Signature	Title

/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Governor

/s/ GEORGE M. REVERING George M. Revering	Governor

/s/ DON C. SWENSON Don C. Swenson	Governor

/s/ GEORGE W. WIKSTROM George W. Wikstrom	Governor

EXHIBIT INDEX

Exhibit
Number		Document

3	.1(a)	Articles of Incorporation	[1]
3	.1(b)	Amendments to Articles of Incorporation effective March 24, 2000	[1]
3	.2(a)	Amended and Restated Bylaws	[1]
3	.2(b)	Amendment to Amended and Restated Bylaws effective March 22, 2000	[1]
3.3		Articles of Incorporation of Alexandria Indemnity Corporation	*
3.4		Bylaws of Alexandria Indemnity Corporation	*
3.5		Certificate of Formation of BMCT Equipment Company L.L.C.	*
3.6		Second Amended and Restated Limited Liability Company Agreement of BMCT Equipment Company L.L.C.	*
3.7		Certificate of Formation of Ferry Equipment Company L.L.C.	*
3.8		Amended and Restated Limited Liability Company Agreement of Ferry Equipment Company L.L.C.	*
3.9		Articles of Incorporation of RCC Atlantic, Inc.	*
3.10		Amended and Restated Bylaws of RCC Atlantic, Inc.	*
3.11		Articles of Organization of RCC Atlantic Licenses, LLC	*
3.12		Bylaws of RCC Atlantic Licenses, LLC	*
3.13		Articles of Incorporation of RCC Atlantic Long Distance, Inc.	*
3.14		Amended and Restated Bylaws of RCC Atlantic Long Distance, Inc.	*
3.15		Articles of Incorporation of RCC Holdings, Inc.	*
3.16		Bylaws of RCC Holdings, Inc.	*
3.17		Articles of Incorporation of RCC Minnesota, Inc.	*
3.18		Amended and Restated Bylaws of RCC Minnesota, Inc.	*
3.19		Articles of Incorporation of RCC Network, Inc.	*
3.20		Bylaws of RCC Network, Inc.	*
3.21		Articles of Incorporation of RCC Paging, Inc.	*
3.22		Amended and Restated Bylaws of RCC Paging, Inc.	*
3.23		Articles of Incorporation of RCC Transport, Inc.	*
3.24		Bylaws of RCC Transport, Inc.	*
3.25		Articles of Incorporation of RGI Group, Inc.	*
3.26		Amended and Restated Bylaws of RGI Group, Inc.	*
3.27		Articles of Organization of TLA Spectrum, LLC	*
3.28		Operating Agreement of TLA Spectrum, LLC	*
4	.1(a)	Indenture dated March 25, 2004, between Rural Cellular Corporation and U.S. Bank National Association, as trustee, with respect to the senior secured notes, including the forms of Senior Secured Notes.	[2]
4	.1(b)	Collateral Agreement dated as of March 25, 2004, made by Rural Cellular Corporation and each of its subsidiaries that are signatories in favor of U.S. Bank Association, as Collateral Trustee.	[2]
4	.1(c)	Registration Rights Agreement dated as of March 25, 2004 by and among Rural Cellular Corporation as Issuer, the Guarantors, and Lehman Brothers Inc., Banc of America Securities LLC and Lazard Frères & Co. LLC as the Initial Purchasers	*
4.2		Indenture dated August 1, 2003 between Rural Cellular Corporation, as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 9 7/8% Senior Notes Due 2010, including the form of 9 7/8% Senior Notes Due 2010	[3]

Exhibit
Number		Document

4.3		Indenture dated January 16, 2002 between Rural Cellular Corporation, as Issuer, and Wells Fargo Bank Minnesota, N.A., as Trustee, with respect to the 9 3/4% Senior Subordinated Notes Due 2010, including form of 9 3/4% Senior Subordinated Notes Due 2010	[4]
4.4		Indenture dated May 14, 1998 between Rural Cellular Corporation, as Issuer, and Norwest Bank Minnesota, N.A., as Trustee, with respect to the 9 5/8% Senior Subordinated Notes Due 2008, including form of 9 5/8% Senior Subordinated Notes Due 2008	[5]
4.5		Certificate of Designation of 11 3/8% Senior Exchangeable Preferred Stock	[5]
4.6		Certificate of Designation of 12 1/4% Junior Exchangeable Preferred Stock	[1]
4	.7(a)	Class A Share Rights Agreement dated April 30, 1999	[6]
4	.7(b)	Amendment to the Class A Share Rights Agreement dated March 31, 2000	[7]
4	.8(a)	Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(b)	First Amendment to Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(c)	Second Amendment to Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(d)	Registration Rights Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.	[8]
4	.8(e)	Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class T Convertible Preferred Stock of Rural Cellular Corporation	[8]
4	.9(a)	Preferred Stock Purchase Agreement dated April 3, 2000 among Rural Cellular Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, Boston Ventures Limited Partnership V and Toronto Dominion Investment, Inc. (collectively “Class M Investors”)	[8]
4	.9(b)	Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class M Redeemable Voting Convertible Preferred Stock of Rural Cellular Corporation	[8]
4	.9(c)	Registration Rights Agreement dated April 3, 2000 among Rural Cellular Corporation and Class M Investors	[8]
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP	*
5.2		Opinion of Moss & Barnett, A Professional Association	*
5.3		Opinion of Elizabeth L. Kohler, Esq.	*
10	.1(a)	Credit Agreement dated as of March 25, 2004 among Rural Cellular Corporation, Lehman Commercial Paper, Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent.	[2]
10	.1(b)	Guarantee and Collateral Agreement dated as of March 25, 2004 among Rural Cellular Corporation, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent.	[2]
10	.1(c)	Intercreditor Agreement, dated as of March 25, 2004, among Lehman Commercial Paper Inc., as Senior Agent and Account Agent, U.S. Bank National Association, as Indenture Trustee and Collateral Trustee, Rural Cellular Corporation, a Minnesota corporation, and the Guarantors.	[2]

Exhibit
Number		Document

10	.2(a)	Trademark and Trade Name License Agreements between Cellular 2000, Inc. and:
		(i) North Woods Cellular Partnership (ii) Northern Lights Cellular Partnership (iii) Great River Cellular Partnership (iv) Cellular Five Partnership (v) Heartland Cellular Partnership	[9]
10	.2(b)	Assignment and Assumption Agreements by and between Rural Cellular Corporation and each partnership	[9]
10.3		1995 Stock Compensation Plan, as amended to date	[10]
10	.3(a)	Form of Restricted Stock Award Agreement pursuant to 1995 Stock Compensation Plan.	[2]
10.4		Stock Option Plan for Nonemployee Directors, as amended to date	[11]
10	.5(a)	Employment Agreement with Richard P. Ekstrand effective January 22, 1999	[12]
10	.5(b)	Amendment to Employment Agreement with Richard P. Ekstrand effective January 1, 2001	[13]
10	.5(c)	Second Amendment to Employment Agreement with Richard P. Ekstrand effective July 24, 2001	[14]
10	.5(d)	Third Amendment to Employment Agreement with Richard P. Ekstrand effective August 23, 2001	[14]
10	.6(a)	Employment Agreement with Wesley E. Schultz effective January 22, 1999	[12]
10	.6(b)	Amendment to Employment Agreement with Wesley E. Schultz effective January 1, 2001	[13]
10	.6(c)	Second Amendment to Employment Agreement with Wesley E. Schultz effective July 24, 2001	[14]
10	.6(d)	Third Amendment to Employment Agreement with Wesley E. Schultz effective August 23, 2001	[14]
10	.7(a)	Employment Agreement with Ann K. Newhall effective February 6, 1999	[15]
10	.7(b)	Amendment to Employment Agreement with Ann K. Newhall effective January 1, 2001	[13]
10	.7(c)	Second Amendment to Employment Agreement with Ann K. Newhall effective July 24, 2001	[14]
10	.7(d)	Third Amendment to Employment Agreement with Ann K. Newhall effective August 23, 2001	[14]
10	.8(a)	Change of Control Agreement with David Del Zoppo effective January 2, 2001	[13]
10	.8(b)	Amendment to Change of Control Agreement with David Del Zoppo effective July 24, 2001	[14]
10	.9(a)	Key Employee Deferred Compensation Plan	[16]
10	.9(b)	Amendment to Key Employee Deferred Compensation Plan	[17]
10.10		Management Incentive Plan	[18]
**10	.11	CRM and Billing Managed Services Agreement dated February 5, 2004, between Rural Cellular Corporation and Amdocs Software Systems Limited.	[2]
**10	.12(a)	Master Purchase Agreement dated March 14, 2002 by and between Rural Cellular Corporation and Ericsson Inc.	[19]
**10	.12(b)	Addendum dated August 4, 2003 to Master Purchase Agreement	[19]
12		Statements re Computation of Ratios	*
21		Subsidiaries of Registrant	*
23.1		Consent of Deloitte & Touche LLP regarding Rural Cellular Corporation	*

Exhibit
Number	Document

23.2	Consent of Deloitte & Touche LLP regarding RCC Minnesota, Inc.	*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1)	*
23.4	Consent of Moss & Barnett, A Professional Association (included in Exhibit 5.2)	*
23.5	Consent of Elizabeth L. Kohler (included in Exhibit 5.3)	*
24	Powers of Attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Bolland, Finnegan, Nicolai, Revering, Swenson, and Wikstrom and Ms. Newhall (included on signature pages)	*
25	Statement of Eligibility of Trustee	*
99.1	Form of Letter of Transmittal for Senior Secured Notes	*
99.2	Form of Notice of Guaranteed Delivery for Senior Secured Notes	*
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees for Senior Secured Notes	*
99.4	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees for Senior Secured Notes	*
99.5	Form of Instruction from Owner of Senior Secured Notes	*

(1)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

(2)	Filed as an exhibit to Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference.

(3)	Filed with Report on Form 10-Q for quarter ended June 30, 2003, and incorporated herein by reference

(4)	Filed as an Exhibit to Report on Form 10-K for year ended December 31, 2001, and incorporated herein by reference

(5)	Filed as an exhibit to Registration Statement on Form S-4 (SEC No. 333-57677), filed June 25, 1998, and incorporated herein by reference.

(6)	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999 and incorporated herein by reference.

(7)	Filed as an exhibit to Registration Statement on Form 8-A/ A-1 filed April 18, 2000 and incorporated herein by reference.

(8)	Filed as an exhibit to Report on Form 8-K dated April 1, 2000 and incorporated herein by reference.

(9)	Filed as an exhibit to Registration Statement on Form S-1 (SEC No. 33-80189) filed December 8, 1995 and incorporated herein by reference.

(10)	Filed with definitive Proxy Statement for 2000 Annual Meeting on April 7, 2000 and incorporated herein by reference.

(11)	Filed with definitive Proxy Statement for 2002 Annual Meeting on April 8, 2002 and incorporated herein by reference.

(12)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

(13)	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.

(14)	Filed as an exhibit to Report on Form 10-Q/ A for the quarter ended September 30, 2001, and incorporated herein by reference.

(15)	Filed as an exhibit to Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.

(16)	Filed as an exhibit to Report on Form 10-Q/ A for the quarter ended June 30, 2001, and incorporated herein by reference.

(17)	Filed as an exhibit to Report on Form 10-K for year ended December 31, 2002, and incorporated herein by reference

(18)	Filed with definitive Proxy Statement for 2001 Annual Meeting on April 9, 2001, and incorporated herein by reference.

(19)	Filed as an exhibit to Report on Form 10-K/ A for the year ended December 31, 2003, and incorporated herein by reference.

*	Filed herewith.

**	Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to Registrant’s request for confidential treatment of such information under Rule 24b-2 of the Securities Exchange Act of 1934.